Exhibit 10.9
[EXECUTION COPY]
$212,000,000
CREDIT AGREEMENT,
dated as of October 9, 2007,
among
TIMBERLANDS II, LLC
and
WELLS TIMBERLAND ACQUISITION, LLC,
as the Borrowers,
COBANK, ACB,
as the Administrative Agent,
and
CERTAIN FINANCIAL INSTITUTIONS,
as the Lenders.

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SCHEDULES

SCHEDULE I	-	Disclosure Schedule
SCHEDULE II	-	Commitment Amount
SCHEDULE III	-	Administrative Information

EXHIBITS

EXHIBIT A	-	Form of Note
EXHIBIT B-1	-	Form of Borrowing Request
EXHIBIT B-2	-	Form of Continuation Notice
EXHIBIT C	-	Form of Assignment and Assumption
EXHIBIT D	-	Form of Closing Date Certificate
EXHIBIT E-1	-	Form of Wells Timberland Solvency Certificate
EXHIBIT E-2	-	Form of Wells Acquisition Solvency Certificate
EXHIBIT E-3	-	Form of Wells TRS Subsidiary Solvency Certificate
EXHIBIT E-4	-	Form of Wells REIT Solvency Certificate
EXHIBIT E-5	-	Form of Wells TRS Solvency Certificate
EXHIBIT F	-	Form of Compliance Certificate
EXHIBIT G	-	Form of Pledge Agreement
EXHIBIT H	-	Form of Security Agreement
EXHIBIT I	-	Form of Landlord Estoppel Certificate
EXHIBIT J-1	-	Form of Wells REIT Limited Guaranty
EXHIBIT J-2	-	Form of Wells TRS Guaranty
EXHIBIT J-3	-	Form of Wells TRS Subsidiary Guaranty
EXHIBIT K-1	-	Form of Georgia Mortgage
EXHIBIT K-2	-	Form of Alabama Mortgage
EXHIBIT L	-	Form of Opinion of New York Counsel to the Borrowers
EXHIBIT M	-	Form of Opinion of Georgia Counsel to the Borrowers
EXHIBIT N	-	Form of Opinion of Alabama Counsel to the Borrowers
EXHIBIT O	-	Form of Deposit Account Control Agreement
EXHIBIT P	-	Form of Subordinated Intercreditor Agreement
EXHIBIT Q-1	-	Form of Recognition Agreement (Fiber Supply Agreement)
EXHIBIT Q-2	-	Form of Recognition Agreement (Master Stumpage Agreement)
EXHIBIT R	-	Form of Collateral Assignment of Material Agreement
EXHIBIT S	-	Form of Wells REIT Security Agreement
EXHIBIT T	-	Form of Timber Manager Subordination Agreement

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CREDIT AGREEMENT
     CREDIT AGREEMENT, dated as of October 9, 2007, among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), and WELLS TIMBERLAND ACQUISITION, LLC, a Delaware limited liability company (“Wells Acquisition”; Wells Timberland and Wells Acquisition each a “Borrower” and collectively, the “Borrowers”), the various financial institutions as are, or may from time to time become, parties hereto (collectively, the “Lenders”), and COBANK, ACB (“CoBank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
     WHEREAS, the Borrowers’ only business is the direct or indirect ownership and operation of the Real Property (such capitalized term and all other capitalized terms used in these recitals without definition shall have the meanings provided for in Article I hereto); and
     WHEREAS, in order to fund a portion of the purchase price of the Transaction the Borrowers desire that the Lenders make Loans in an aggregate principal amount of $212,000,000; and
     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to make such Loans to the Borrowers;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     SECTION 1.1 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meaning:
     “Account Bank” is defined in Section 9.1.1.
     “Account Collateral” is defined in Section 9.5.1.
     “Adjusted Eurodollar Rate” means, for any Interest Period with respect to the Loans, the rate per annum obtained by dividing (rounded upwards to the next nearest 1/100 of 1%) (a) (i) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate as calculated by the British Bankers’ Association and obtained though a nationally recognized service such as Dow Jones Market Service (Telerate), Bloomberg Professional Service Page or Reuters, and any successor or substitute page of each such service, providing rate quotations comparable to those currently provided on each such page of each such service for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period, or (ii) in the event the rates referenced in the preceding clause (i) are not available, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the offered quotation rate to major banks in the London interbank market by the

Administrative Agent for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loans of the Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period, by (b) an amount equal to (i) one minus (ii) the Eurodollar Reserve Requirement.
     “Administrative Agent” is defined in the preamble and includes each successor Administrative Agent pursuant to Section 10.5.
     “Affiliate” of any Person means:
     (a) each of such Person’s officers, directors, joint venturers and partners; and
     (b) any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan). A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:
     (i) to vote 5% or more of the Equity Interests (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or
     (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
     “Agreement” means this Credit Agreement.
     “AgSouth” means AgSouth Farm Credit, ACA.
     “AgSouth Equity Interests” is defined in Section 11.23.
     “Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate and (b) 0.50% per annum plus the Federal Funds Effective Rate for such day. For purposes hereof:
     (i) “Federal Funds Effective Rate” means, for any day, the weighted average of the rates (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%) on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; and

     (ii) “Prime Rate” means, a variable rate of interest per annum equal, on any day, to the rate of interest published on such day in the Eastern Edition of The Wall Street Journal as the average prime lending rate for 75% of the United States’ 30 largest commercial banks, or if the Eastern Edition of The Wall Street Journal or such rate is not published on such day, such rate as last published in the Eastern Edition of The Wall Street Journal. In the event the Eastern Edition of The Wall Street Journal ceases to publish such rate or an equivalent, the term “Prime Rate” shall be determined by reference to such other regularly published prime rate based upon any averaging of such 30 banks, as Administrative Agent shall determine, or if no such published average prime rate is available, then the term “Prime Rate” shall mean a variable rate of interest per annum as determined by Administrative Agent equal to the highest of the “prime rate,” “reference rate,” “base rate” or other similar rate announced from time to time by any of JPMorgan Chase Bank, N.A. and Citibank, N.A. as selected by Administrative Agent (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank). Any change in the “Prime Rate” shall be automatic, without the necessity of notice being provided to the Borrower or any other Person.
If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the calculation thereof by the Administrative Agent shall be effective on the effective date of such change.
     “Applicable Margin” means, until delivery of the Compliance Certificate for the period ending December 31, 2007, 1.50% per annum, and thereafter (a) 1.75% per annum, if the Senior Loan to Value Ratio is equal to or greater than 55%, (b) 1.50% per annum, if the Senior Loan to Value Ratio is equal to or greater than 50% and less than 55%, (c) 1.35% per annum, if the Senior Loan to Value Ratio is equal to or greater than 40% and less than 50% and (d) 1.25% per annum, if the Senior Loan to Value Ratio is less than 40%. The Senior Loan to Value Ratio used to compute the Applicable Margin shall be the Senior Loan to Value Ratio set forth in the Compliance Certificate most recently delivered by Wells Acquisition to the Administrative Agent pursuant to clause (e) of Section 7.1.1; changes in the Applicable Margin resulting from a change in the Senior Loan to Value Ratio shall become effective upon delivery by Wells Acquisition to the Administrative Agent of a new Compliance Certificate pursuant to clause (e) of Section 7.1.1. If Wells Acquisition shall fail to deliver a Compliance Certificate with respect to a Fiscal Quarter as and when required pursuant to clause (e) of Section 7.1.1, the Applicable Margin, from and including the date it was required to deliver such Compliance Certificate to but not including the date Wells Acquisition delivers to the Administrative Agent a Compliance Certificate with respect to such Fiscal Quarter, shall conclusively be presumed to equal the highest relevant Applicable Margin set forth above. The Applicable Margin shall be automatically increased to the highest Applicable Margin set forth above during all periods of time in which any Event of Default has occurred and is continuing.

     “Approved Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Assignment and Assumption” means the Assignment and Assumption substantially in the form of Exhibit C attached hereto.
     “Authorized Officer” means, relative to any Loan Party, each Financial Officer and other officers of such Loan Party whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.2.
     “Best Management Practices” means forest management, silvicultural, planting, thinning and timber harvesting practices that are in accordance with (a) SFI-certification requirements of Sustainable Forestry Initiative, Inc. and (b) “Best Management Practices” (or similarly titled regulations or non-binding guidance) issued with respect to the management and harvesting of timberlands by Governmental Authorities in the States where the Real Property is located.
     “Borrower” and “Borrowers” is defined in the preamble.
     “Borrowing” means a borrowing of the Loans from the Lenders on the Funding Date in accordance with their Commitments.
     “Borrowing Request” means a Borrowing Request, duly executed by a Financial Officer of each Borrower, in substantially the form of Exhibit B-1 attached hereto.
     “Business Day” means (a) any day on which the Administrative Agent is open for business and is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Denver, Colorado; and (b) relative to the making, continuing, prepaying or repaying of the Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the interbank eurodollar market.
     “Cash Equivalent Investment” means, at any time:
          (a) any evidence of Indebtedness, with overnight maturities issued or guaranteed by the United States;
          (b) commercial paper, maturing not more than one day from the date of issuance and rated at least A-1 by S&P or P-1 by Moody’s, which is issued by a corporation (other than an Affiliate of any Loan Party) organized under the Laws of any state of the United States or of the District of Columbia;
          (c) any certificate of deposit or bankers acceptance or time deposit, maturing daily, which is issued by a commercial banking institution that (i) is a member of the Federal Reserve System, (ii) has a combined capital and surplus and undivided profits of not less than

$1,000,000,000 and (iii) has a credit rating of A2 or higher from Moody’s or A or higher from S&P; or
          (d) any investment in money market mutual funds having portfolio assets in excess of $5,000,000,000 that comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and are rated AAA by S&P and Aaa by Moody’s.
     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
     “Change in Law” means the occurrence, after the Funding Date, of (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any guideline or directive (whether or not having the force of Law) by any Governmental Authority.
     “CoBank” is defined in the preamble.
     “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
     “Collateral” means (a) the Equity Interests of Wells TRS Subsidiary and (b) all the other assets of the Borrowers and each other Loan Party that are subject to a Lien pursuant to any Loan Document. Without limiting the foregoing, the Collateral shall include the Senior Priority Collateral, the Senior Exclusive Collateral and the Subordinated Priority Collateral, but shall not include the Subordinated Exclusive Collateral.
     “Collateral Assignment of Material Agreement” means each Collateral Assignment of Material Agreement in substantially the form of Exhibit R attached hereto, executed by each relevant Loan Party and other Persons that are parties to the Material Agreement the subject thereof. In the discretion of the Administrative Agent, the form of the relevant Collateral Assignment of Material Agreement with respect to any particular Material Agreement may vary.
     “Collateral Disposition Proceeds” means, with respect to any of the Collateral (other than the sale of Timber in accordance with clause (m) of Section 7.1.11) sold, leased, transferred or otherwise disposed of (whether voluntarily or involuntarily, or under power of eminent domain, condemnation or otherwise), the greater of (a) the allocated cost basis of such Collateral as set forth in Item 1.1(a) (“Cost Basis of Collateral”) of the Disclosure Schedule (it being understood that, if less than the relevant tract of the Collateral as set forth in the Disclosure Schedule is so disposed of, the cost basis of such tract so disposed of shall be determined by the Administrative Agent) or (b) the result of (i) the gross cash proceeds received by any of the Borrowers or any other Loan Party with respect to such Collateral (including any cash payments received by way of a deferred payment of principal pursuant to a permitted note or installment receivable or otherwise, but only when and as received) minus (ii) (A) all reasonable and customary fees and expenses actually paid in cash by the Borrowers or any other Loan Parties in connection with such disposition which have not been paid to any Loan Party or their Affiliates and (B) all taxes actually paid or reasonably estimated by a Borrower (determined in good faith by a Financial Officer) to be payable in cash with respect to the same year with respect to any such disposition; provided, however, that if, after the payment of all taxes with respect to such disposition, the amount of estimated taxes, if any, pursuant to clause (ii) exceeded the amount actually paid in cash in respect of such disposition, the aggregate amount of such excess shall be promptly payable, pursuant to clause (b) of Section 3.1.2, as Collateral Disposition Proceeds.
     “Collateral Insurance Proceeds” means all insurance proceeds that have been paid on account of any of the Collateral.
     “Commitment” means, for each Lender, the commitment to make Loans in an aggregate principal amount not exceeding its Commitment Amount.
     “Commitment Amount” means, for each Lender, the amount set forth opposite such Lender’s name on Schedule II attached hereto.
     “Compliance Certificate” means a Compliance Certificate duly executed by a Financial Officer of Wells Acquisition, substantially in the form of Exhibit F attached hereto, together with such changes thereto as the Administrative Agent may from time to time reasonably request.
     “Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss (including by providing a Lien on its property or assets, maintaining any financial statement condition or liquidity level, or purchasing or leasing any property or services)) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The principal amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.
     “Continuation Notice” means a Continuation Notice duly executed by a Financial Officer of each Borrower, substantially in the form of Exhibit B-2 attached hereto.
     “Conveyed Minerals” means all mineral substances in, on or under the Land.
     “Debt Service Coverage Ratio” means, as of the close of any Fiscal Quarter, the ratio, computed for the Rolling Period ending as of the close of such Fiscal Quarter, of:
     (a) (i) Net Income during the Rolling Period ending as of such Fiscal Quarter end;
plus
          (ii) Interest Expense during the Rolling Period ending as of such Fiscal Quarter end;
plus

          (iii) the aggregate amount of the Interest Reserve as of such Fiscal Quarter end;
plus
          (iv) the amount properly deducted, in determining Net Income, of all income taxes (whether paid or deferred) of Wells Timberland during the Rolling Period ending as of such Fiscal Quarter end;
plus
          (v) the amount properly deducted, in determining Net Income, representing the depletion of assets of Wells Timberland during the Rolling Period ending as of such Fiscal Quarter end;
to
     (b) Interest Expense during such Rolling Period ending as of such Fiscal Quarter end.
     “Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.
     “Deposit Account Bank” means each bank or other financial institution that has entered into a Deposit Account Control Agreement.
     “Deposit Account Control Agreement” means each Deposit Account Control Agreement, substantially in the form of Exhibit O attached hereto or such other form as may be reasonably acceptable to the Administrative Agent, executed by a Deposit Account Bank, each applicable Loan Party and the Administrative Agent.
     “Discharge of the Senior Obligations” is defined in the Subordinated Intercreditor Agreement.
     “Discharge of the Subordinated Obligations” is defined in the Subordinated Intercreditor Agreement.
     “Disclosure Schedule” means the Disclosure Schedule attached as Schedule I hereto, as amended, supplemented or otherwise modified from time to time by the Borrowers with the consent of the Administrative Agent and the Required Lenders.
     “Division” means those portions of the Timberlands, whether owned or leased, which are grouped together for management purposes as tracts as described in Exhibits A and B of the Transaction Agreement.
     “Dollar” and the symbol “$” mean lawful money of the United States.
     “Eligible Assignee” means (a) a Lender, (b) an Affiliate of any Lender, (c) an Approved Fund and (d) any other Person (other than a natural Person) approved (i) by the Administrative

Agent and (ii) after the Administrative Agent has notified Wells Acquisition of the successful initial syndication of this Agreement and provided that no Event of Default has occurred and is continuing, by Wells Acquisition (such approval of Wells Acquisition not to be unreasonably withheld or delayed and shall, in any event, be deemed to have been given by Wells Acquisition if no objection is received by the Administrative Agent from Wells Acquisition within five Business Days after notice of such proposed assignment has been provided to Wells Acquisition); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Loan Parties or any of their Affiliates or Subsidiaries.
     “Enforcement Action” is defined in the Subordinated Intercreditor Agreement.
     “Environmental Laws” means all Laws relating to public health and safety and protection of the environment, threatened or endangered species, preservation or reclamation of natural resources, Release of any Hazardous Material or to health and safety matters, including CERCLA, the Surface Mining Control and Reclamation Act of 1977, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq., the Clean Air Act of 1970, 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C., §§ 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §§ 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., the Solid Waste Disposal Act, 42 U.S.C. §§ 6901 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., the Endangered Species Act of 1973, 16 U.S.C. §§ 1531 et seq., and any similar or implementing state or local Law.
     “Environmental Tests” is defined in clause (d) of Section 7.1.6.
     “Equity Interests” means, with respect to any Person, all shares of capital stock, partnership interests, membership interests in a limited liability company or other ownership in participation or equivalent interests (however designated, whether voting or non-voting) of such Person’s equity capital (including any warrants, options or other purchase rights with respect to the foregoing), whether now outstanding or issued after the Funding Date.
     “Equity Raise Account” is defined in Section 9.1.1 of the Subordinated Credit Agreement as of the date hereof.
     “Equity Raise Waterfall” is defined in Section 9.3.2 of the Subordinated Credit Agreement as of the date hereof.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     “Eurodollar Reserve Requirement” means, with respect to the Loans, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D of the F.R.S. Board) under regulations issued from time to time by the F.R.S. Board or other applicable banking regulator. Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined or (b) any category of extensions of credit or other assets which include the Loans. For the purposes of this Agreement, the Loans shall constitute Eurocurrency liabilities and shall be subject to applicable reserve requirements without the benefit of or credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on the Loans shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.
     “Event of Default” is defined in Section 8.1.
     “Excluded Taxes” means, with respect to the Administrative Agent or any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 4.6, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 4.6.
     “Expiration Time” means 2:00 p.m. (New York City time) on October 9, 2007.
     “Fee Letter” means the Fee Letter, dated the date hereof, among CoBank, Wachovia and the Borrowers.
     “Fiber Supply Agreement” means the Fiber Supply Agreement, dated as of the date hereof, among MW, MeadWestvaco Corporation and Wells TRS Subsidiary, as amended, restated or otherwise modified from time to time in accordance with clause (l) of Section 7.1.11.
     “Financial Officer” means, with respect to each Borrower, its president, chief financial officer, principal accounting officer or controller (or the president, chief financial officer, principal accounting officer or controller of the manager thereof) whose signatures and incumbency have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.2.
     “Fiscal Quarter” means any quarter of a Fiscal Year.
     “Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.
     “Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which either Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
     “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.
     “Funding Date” means the closing date of the Transaction, which date shall be a Business Day and at a time on or prior to the Expiration Time.
     “GAAP” is defined in Section 1.4.
     “Governmental Authority” means the government of the United States or any other nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guaranty” means, collectively, the Limited Guaranty substantially in the form of Exhibit J-1 attached hereto, the Guaranty substantially in the form of Exhibit J-2 attached hereto and the Guaranty substantially in the form of Exhibit J-3 attached hereto.
     “Harvest Plan” is defined in clause (c) of Section 7.1.11.
     “Hazardous Material” means (a) any “hazardous substance” as defined by CERCLA, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, (c) any petroleum product or byproduct or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.
     “Hedging Obligations” means, with respect to any Person, all liabilities of such Person under any Rate Protection Agreement.
     “Indebtedness” of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money, including all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including, without limitation, the Loans and the Permitted Subordinated Debt);
          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;
          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities;
          (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
          (e) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value (including by means of converting into, or exchanging for, Indebtedness) any Equity Interest of such Person;
          (f) the liquidation value of any preferred capital stock or similar Equity Interest of such Person or its Subsidiaries held by any Person;
          (g) all obligations and liabilities secured by any Lien on such Person’s property or assets, even though such Person shall not have assumed or become liable for the payment thereof;
          (h) all Off-Balance Sheet Obligations; and
          (i) all Contingent Liabilities of such Person in respect of any of the foregoing.
     “Indemnified Liabilities” is defined in clause (a) of Section 11.4.
     “Indemnified Parties” is defined in clause (a) of Section 11.4.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Installment Note” means the Purchase Note, dated the date hereof, executed by the Wells Installment Note Issuer and payable to the order of MW in the original principal amount of $397,979,000, evidencing the deferred portion of the purchase price to be paid to MW pursuant to the Transaction Agreement.
     “Installment Note Documents” means, collectively, the Installment Note, the Continuing Letter of Credit Reimbursement Agreement, dated as of the date hereof, between

Wachovia and the Wells Installment Note Issuer and the Pledge Agreement, dated as of the date hereof, between Wachovia and the Wells Installment Note Issuer.
     “Intellectual Property Collateral” is defined in the Security Agreement.
     “Interest Expense” means, for any period, the aggregate interest expense of Wells Timberland for such period, as determined in accordance with GAAP, including, without duplication, the portion of any capitalized lease liabilities of such Persons allocable to interest expense, all commissions, discounts and other fees charged with respect to the amortization of debt discounts and the net costs under Rate Protection Agreements, in each case paid or payable during such period.
     “Interest Period” means, relative to the Loans, the period beginning on (and including) the Funding Date and shall end on (but exclude) the day which numerically corresponds to such date one, two or three months thereafter, provided, however, that:
          (a) the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;
          (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and
          (c) if there is no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month.
The Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to the Loans.
     “Interest Reserve” is defined in clause (a) of Section 7.1.12.
     “Interest Reserve Account” is defined in clause (a) of Section 7.1.12.
     “Interest Reserve Collateral” is defined in clause (b) of Section 7.1.12.
     “Investment” means, with respect to any Person, (a) any loan, advance, other extension of credit or capital made by such Person to any other Person (excluding account receivables generated in the ordinary course of business of such Person and payable or dischargeable in accordance with customary trade terms), (b) any Contingent Liability of such Person incurred in connection with any item described in clause (a) and (c) any Equity Interest held by such Person in any other Person.
     “Land” means all the land owned and held by the Borrowers in fee simple, including the land described in Exhibit A of the Transaction Agreement and identified therein as Purchased Assets as defined in the Transaction Agreement, together with (a) all buildings, structures or other improvements thereon, (b) all Timber located thereon, (c) roads, bridges and other improvements and fixtures thereon and (d) all other privileges and heriditaments, tenements, appurtenances, easements, rights-of-way (including the Purchaser Easements (as defined in the Transaction Agreement) in respect thereof) and other rights relating, including all development, air and water rights and water stock relating to such land and any strips and gores.
     “Landlord Estoppel Certificate” means a Landlord Estoppel Certificate in substantially the form of Exhibit I attached hereto, to be executed by each landlord of each Leasehold Interest.
     “Laws” means, collectively, all statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities of any Governmental Authority (including any of the foregoing that relates to zoning and planning, building, subdivision, Environmental Laws, wildlife protection, forest practices, mining, drilling, extraction and reclamation), including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, consent decrees, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
     “Leasehold Interests” means the rights of the Borrowers as lessee with respect to the Timber Leases including all purchase options, prepaid rents and security deposits relating thereto, together with leasehold improvements with respect thereto.
     “Leaseholds” means, collectively, all real estate leased, subleased or licensed by any Borrower under the Timber Leases.
     “Lender Party” means, as the context may require, any Lender or the Administrative Agent, together with each of the respective successors, transferees and assigns.
     “Lenders” is defined in the preamble.
     “Lien” means any security interest, mortgage, pledge, hypothecation, collateral, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation, or other priority or preferential arrangement of any kind or nature whatsoever.
     “Loan” and “Loans” is defined in of Section 2.1.1.
     “Loan Documents” means, collectively, this Agreement, the Notes, the Security Agreement, the Pledge Agreement, the Guaranty, the Subordinated Intercreditor Agreement, any Rate Protection Agreement with a Lender, each Assignment and Assumption, each Deposit Account Control Agreement, each Landlord Estoppel Certificate, each Recognition Agreement, each Collateral Assignment of a Material Agreement, each Mortgage, the Wells REIT Security Agreement, the Timber Manager Subordination Agreement, the LTC Lease Support Agreement and each other agreement, instrument or document executed and delivered pursuant to or in connection with this Agreement and the other Loan Documents.
     “Loan Party” means each Borrower, Wells TRS Subsidiary, Wells REIT, Wells TRS, Wells Partnership and any other Person (other than any Lender Party) obligated under any Loan Document. Without limiting the foregoing, Wells Installment Note Issuer is not a Loan Party.

     “LTC Lease” means the Lease Agreement, dated June 25, 1956, between Gerald B. Saunders, Charlotte A. Saunders, C.V. Saunders, Ruth M. Saunders, J. Frank Alexander, Helen C. Alexander and Alexander Brothers Lumber Company, Inc. as lessors and MW (by assignment from Georgia Kraft Company), as lessee.
     “LTC Lease Disposition Proceeds” means amounts payable to the Administrative Agent pursuant to Section 2.4 of the LTC Lease Support Agreement.
     “LTC Lease Support Agreement” means the LTC Lease Support Agreement, dated as of the date hereof, among the Borrowers, MW, MeadWestvaco Corporation, the Administrative Agent and the Subordinated Administrative Agent, as amended, restated or otherwise modified from time to time.
     “Master Stumpage Agreement” means the Master Stumpage Agreement, dated as of the date hereof, among MW, MeadWestvaco Corporation, Wells Timberland and Wells TRS Subsidiary, as amended, restated or otherwise modified from time to time in accordance with clause (l) of Section 7.1.11.
     “Material Adverse Effect” means any event or series of events (whether or not related) that could reasonably be expected to have a material adverse effect on:
          (a) the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Borrowers and the other Loan Parties, taken as a whole;
          (b) the ability of either Borrower or any other Loan Party to perform or pay its Obligations in accordance with the terms hereof or of any other Loan Document;
          (c) the Administrative Agent’s (i) first priority security interest in the Senior Priority Collateral or Senior Exclusive Collateral or (ii) second priority security interest in the Subordinated Priority Collateral;
          (d) the value of the Collateral or the amount the Administrative Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral; or
          (e) the validity or enforceability of any Loan Document or the rights and remedies available to the Administrative Agent or the Lenders under any Loan Document.
     “Material Agreements” means those agreements that are material to the business or operations of either Borrower or Wells TRS Subsidiary (other than the Subordinated Debt Documents), including those agreements identified on Item 1.1(b) (“Material Agreements) of the Disclosure Schedule, as each such agreement may be amended, restated or otherwise modified from time to time in accordance with Section 7.2.10.
     “Material Governmental Approvals” is defined in clause (c) of Section 6.19.
     “Material Environmental Amount” means an amount payable by either Borrower or any other Loan Party in excess of $1,000,000 for remedial costs, compliance costs,

compensatory damages, punitive damages, fines, penalties or any combination thereof, in each case with respect to Environmental Laws.
     “Mineral Activity” is defined in clause (c) of Section 7.2.18.
     “Mineral Leases” is defined in clause (c)(ii) of Section 7.2.18.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Mortgage” means collectively, (a) with respect to the Real Property located in Georgia and owned in fee simple or leased by Wells Timberland, a deed to secure debt substantially in the form of Exhibit K-1 attached hereto, and (b) with respect to the Real Property located in Alabama and owned in fee simple or leased by Wells Timberland, a mortgage in substantially in the form of Exhibit K-2 attached hereto.
     “Multiemployer Plan” means a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “MW” means MeadWestvaco Coated Board, Inc., a Delaware corporation.
     “MW Contribution Agreement” means the Contribution Agreement, dated as of the date hereof, between MW and Wells Timberland, as amended, restated or otherwise modified from time to time in accordance with Section 7.2.10.
     “MW Supply Agreements” means, collectively, the Master Stumpage Agreement and the Fiber Supply Agreement.
     “MWV SPE Capital Note” means that certain unsecured promissory note issued by Wells Acquisition to Wells Installment Note Issuer in the original principal amount of $7,959,580.
     “Net Income” means, for any period, all amounts (exclusive of all amounts in respect of any extraordinary gains or losses) which, in accordance with GAAP, would be included as net income or net loss on the consolidated statements of income of Wells Timberland.
     “Non-Recourse” means, with respect to any Unrestricted Timber Transaction, that none of the Borrowers or Wells TRS Subsidiary (a) has made or will make any Investment with respect to such Unrestricted Timber Transaction or any Unrestricted Timber Subsidiary; (b) has any liability (including any Contingent Liability) with respect to the Indebtedness or other obligations with respect to such Unrestricted Timber Transaction or any Unrestricted Timber Subsidiary; or (c) is a party or otherwise subject to any agreement or arrangement with respect to such Unrestricted Timber Transaction or any Unrestricted Timber Subsidiary.
     “Note” and “Notes” is defined in clause (a) of Section 2.2 and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
     “Obligations” means all obligations (monetary or otherwise) of either Borrower and each other Loan Party arising under or in connection with this Agreement and each other Loan

Document, including principal, interest (including post-default interest and interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding referred to in Section 8.1.8, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), reimbursement obligations, fees, indemnities, costs and expenses (including the reasonable fees and disbursements of counsel to the Administrative Agent and each Lender required to be paid by the Borrowers) that are owing under this Agreement and the other Loan Documents, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due.
     “Off-Balance Sheet Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property or sale of assets that create obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, could be characterized as Indebtedness of such Person (without regard to accounting treatment).
     “Organizational Document” means, with respect to any Loan Party, its articles or certificate of incorporation or formation, partnership agreement, operating agreement, by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document, or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Participant” is defined in clause (d) of Section 11.10.
     “Patriot Act” is defined in clause (a) of Section 6.23.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Permitted Subordinated Debt” means, subject to all the restrictions contained in the Subordinated Intercreditor Agreement, all principal, interest and other amounts owing by the Borrowers pursuant to the Subordinated Notes and the Subordinated Credit Agreement.
     “Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, Governmental Authority or other entity, whether acting in an individual, fiduciary or other capacity.
     “Pledge Agreement” means the Pledge Agreement substantially in the form of Exhibit G attached hereto.

     “Quarterly Payment Date” means the last Business Day of each March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.
     “Rate Protection Agreement” means any interest rate cap agreement, interest rate collar agreement, floating to fixed rate swap agreement, interest rate swap agreement or similar arrangement designed to protect a Person against fluctuations in interest rates.
     “Real Property” means, collectively, (a) the Land, (b) the Leasehold Interests and (c) the Conveyed Minerals.
     “Recognition Agreement” means, collectively, the Recognition Agreement (Fiber Supply Agreement) substantially in the form of Exhibit Q-1 attached hereto and the Recognition Agreement (Master Stumpage Agreement) substantially in the form of Exhibit Q-2 attached hereto.
     “Register” is defined in clause (c) of Section 10.10.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Release” means a “release” or “threatened release” as such terms are defined in CERCLA, including any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material into the indoor or outdoor environment, including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials or pollutants or contaminants.
     “Release Parcel” is defined in clause (o) of Section 7.1.11.
     “Required Lenders” means, at the time any determination thereof is to be made, Lenders and Voting Participants holding more than 51% of the then aggregate unpaid principal amount of the Notes; provided, however, that with respect to any vote by the Lenders and Voting Participants: (a) to increase the total Commitment Amount, (b) to direct the Administrative Agent to take any actions in connection with the Subordinated Intercreditor Agreement, (c) with respect to authorizing the sale or disposition of any Collateral, (d) to direct the Administrative Agent to accelerate the Loans pursuant to Section 8.3, (e) upon the occurrence and during the continuance of any Event of Default (other than those matters requiring the consent of each affected Lender as provided in clause (b)(i) through (b)(ix) of Section 11.1 and voting on a plan of reorganization with respect to any Loan Party), the determination of Required Lenders shall be made without giving effect to the unpaid principal amount of Notes of those Lenders and Voting Participants that are also Subordinated Lenders (which Lenders and Voting Participants, who are also Subordinated Lenders, having no vote with respect to such matters).
     “Resource Conservation and Recovery Act” means collectively the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, as amended, 42 U.S.C. §§6901, et seq., as in effect from time to time.

     “Revenue Account” is defined in Section 9.1.1.
     “Revenue Waterfall” is defined in clause (a) of Section 9.3.1.
     “Rolling Period” means, as of any date of calculation, the immediately preceding four Fiscal Quarters; provided, however, that prior to the completion of the first four Fiscal Quarters following the Funding Date, the Rolling Period as of the end of any Fiscal Quarter shall be based on the actual number of full Fiscal Quarters since the Funding Date, with such results to be annualized.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Security Agreement” means the Security Agreement substantially in the form of Exhibit H attached hereto.
     “Senior Exclusive Collateral” is defined in the Subordinated Intercreditor Agreement.
     “Senior Loan to Value Ratio” means, as of the Funding Date or the close of any Fiscal Quarter thereafter, as applicable, the ratio of (a) the outstanding principal amount of the Loans to (b) the Value of the Timberlands.
     “Senior Priority Collateral” is defined in the Subordinated Intercreditor Agreement.
     “Solvent” means, when used with respect to any Person, that, as of any date of determination:
          (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such value is established and such liabilities are evaluated in accordance with Section 101(32) of the Federal Bankruptcy Code and the state Laws governing determinations of the insolvency of debtors of New York and each state where such Person is doing business or has its principal place of business;
          (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business; and
          (c) such Person will be able to pay its debts as they mature.
For purposes of this definition, (i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
     “Stated Maturity Date” means September 9, 2010.

     “Subordinated Administrative Agent” means Wachovia, in its capacity as administrative agent under the Subordinated Debt Documents, together with its successors and assigns in such capacity.
     “Subordinated Credit Agreement” means the Subordinated Credit Agreement, dated as of the date hereof, among the Borrowers, the Subordinated Administrative Agent and the Subordinated Lenders, as amended, restated or otherwise modified from time to time in accordance with Section 7.2.10.
     “Subordinated Debt Documents” means, collectively, the Subordinated Credit Agreement, each Subordinated Note and each other agreement, instrument or document entered into in connection therewith, as amended, restated or otherwise modified from time to time in accordance with Section 7.2.10.
     “Subordinated Exclusive Collateral” is defined in the Subordinated Intercreditor Agreement.
     “Subordinated Exclusive Collateral Transfer Date” is defined in the Subordinated Intercreditor Agreement.
     “Subordinated Intercreditor Agreement” means the Intercreditor Agreement substantially in the form of Exhibit P attached hereto.
     “Subordinated Lender Parties” means, collectively, the Subordinated Administrative Agent and the Subordinated Lenders.
     “Subordinated Lenders” means those lenders that are from time to time parties to the Subordinated Credit Agreement.
     “Subordinated Notes” means the promissory notes issued pursuant to the Subordinated Credit Agreement, as amended, restated or otherwise modified from time to time in accordance with Section 7.2.10.
     “Subordinated Priority Collateral” is defined in the Subordinated Intercreditor Agreement.
     “Subordination Provisions” is defined in Section 6.24.
     “Subsidiary” means, with respect to any Person:
          (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, or by one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Equity Interests (whether by proxy, agreement, operation of law or otherwise); or

          (b) any partnership, joint venture, limited liability company or other entity as to which such Person, or one or more Subsidiaries of such Person, owns (whether in the form of voting or participation in profits or capital contribution) more than a 50% Equity Interest, acts as the general partner or has power to direct or cause the direction of management and policies, or the power to elect the managing partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be.
     “Taxes” means all present or future taxes, levies, imposts, dues, duties, deductions, withholdings, assessments, fees, fines or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, and any tax or excise on rents or other tax, however described, assessed or levied by any Governmental Authority as a substitute, in whole or in part, for taxes assessed or imposed, including annual real estate and personal property taxes, tree growth taxes, timber, coal or mineral severance taxes, taxes on the value of unmined or unextracted coal, oil, gas or other minerals, or any other taxes related to mining, drilling, extracting, producing, transporting, storing or processing coal, oil, gas or other minerals, or any royalty interest therein, and all excise, privilege or license taxes that may be levied against or upon coal, oil, gas or other minerals, or the privilege of producing coal, oil, gas or other minerals, and including any ad valorem taxes assessed on coal, oil, gas and other minerals, and business and occupation taxes charged against the value of any royalty interest in coal, oil, gas or other minerals produced and any taxes in lieu thereof.
     “Timber” means any trees of any age, species or condition, whether standing, lying, growing or to be grown, alive or dead and now or hereafter at any time located on the Real Property.
     “Timber Leases” means, collectively, the leases, subleases and licenses described on Exhibit B of the Transaction Agreement, together with any replacement thereof.
     “Timber Manager” means Forest Resource Consultants, Inc., a Georgia corporation, and any other manager of the Timberland that is acceptable to the Administrative Agent.
     “Timber Manager Subordination Agreement” means the Timber Manager Subordination Agreement substantially in the form of Exhibit T attached hereto.
     “Timberlands” means, collectively, the Land and the Leasehold Interests.
     “Title Insurance Company” is defined in clause (c) of Section 5.1.18.
     “Transaction” means the acquisition by Wells Timberland of the Real Property pursuant to the Transaction Documents.
     “Transaction Agreement” means the Purchase and Sale Agreement, dated as of August 3, 2007, between Wells Acquisition and MW, as amended, restated or otherwise modified from time to time in accordance with Section 7.2.10.
     “Transaction Documents” means the Transaction Agreement, together with all schedules and exhibits thereto, and each other instrument or document executed and delivered pursuant to or in connection with the Transaction Agreement, including the following agreements: the MW Contribution Agreement, the MW Supply Agreements and the various assignment and assumption agreements and deed contemplated under the Transaction Agreement.
     “U.C.C.” means the Uniform Commercial Code as from time to time in effect in the State of New York.
     “United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.
     “Unperfected Collateral” is defined in Section 5.2.
     “Unrestricted Timber Subsidiary” means any Wholly-Owned Subsidiary acquired or organized by Wells REIT, Wells Partnership or Wells TRS for the purpose of consummating an Unrestricted Timber Transaction, provided that, (a) (i) each such direct Subsidiary of Wells REIT shall act as an intermediate holding company performing substantially the same functions as Wells Partnership, (ii) each such direct Subsidiary of Wells Partnership (other than Wells TRS) shall act as a borrower pursuant to any financing provided in connection with such Unrestricted Timber Transaction and (iii) each such direct Subsidiary of Wells TRS shall perform substantially the same functions as Wells TRS Subsidiary in connection with such Unrestricted Timber Transaction and (b) each such Subsidiary satisfies the requirements set forth in the definition of “Unrestricted Timber Transaction”.
     “Unrestricted Timber Transaction” means the purchase or acquisition of real property or leases of real property (either through the purchase of assets or the purchase of Equity Interests of any Person that owns such assets) for the purpose of harvesting Timber thereon, provided that (a) each such transaction is consummated and conducted exclusively by (i) Unrestricted Timber Subsidiaries or (ii) Wells Partnership; (b) in the case of each such transaction consummated pursuant to clause (a)(i), (i) Wells REIT, Wells Partnership and Wells TRS perform in all material respects the same functions in each such transaction as they perform with respect to the Transaction; (ii) each such Unrestricted Timber Subsidiary performs the functions specified in clause (a) of the proviso that is contained in the definition of “Unrestricted Timber Subsidiary”; (iii) each such Unrestricted Timber Subsidiary has been capitalized solely through amounts contributed by Wells REIT or funded by Persons other than a Loan Party; and (iv) neither Wells REIT, Wells Partnership nor Wells TRS shall in any respect be subject to any material restriction or obligation imposed by, or provide any additional material benefits to, the lenders providing any financing with respect to each such transaction, in each case without complying with Section 7.2.20; (c) in the case of each such transaction consummated pursuant to clause (a)(ii), 100% of the purchase price with respect to each such transaction is paid for by the issuance of Equity Interests in Wells Partnership to the seller or lessor of the relevant real property; (d) in the case of each such transaction consummated pursuant to either clause (a)(i) or (a)(ii), (i) all the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct, provided that if any such representations or warranties relate to an earlier date it shall be true and correct as of such date; (ii) all obligations in connection with each such transaction are Non-Recourse; (iii) no Default or an Event of Default has occurred or is continuing or would result from the consummation of each such transaction; (iv) each such transaction shall be consummated in accordance with applicable Laws; and (v) no

Material Adverse Effect could reasonably be expected to result from the consummation of each such transaction.
     “Value of the Timberlands” means, with respect to the Real Property, the appraised value thereof as determined prior to the Funding Date and agreed to by the Administrative Agent and annual updates thereof as provided in clause (h) of Section 7.1.11.
     “Voting Participant” is defined in clause (d) of Section 11.10.
     “Wells Acquisition” is defined in the preamble.
     “Wells Asset Management Fees” means an amount payable to Wells Manager on a monthly basis in an amount equal to 1/12 of 1.25% of the greater of (a) the cost or (b) value of Wells REIT’s assets; provided that the Wells Asset Management Fees shall be (i) set forth in the operating expense budget delivered pursuant to Section 5.1.22 and clause (q) of Section 7.1.1, (ii) approved by the Administrative Agent (or, if the Borrowers have delivered such operating expense budget as provided in clause (q) of Section 7.1.1 and the Administrative Agent has not approved the same, the amount of Wells Asset Management Fees set forth in the most recent operating budget approved by the Administrative Agent to the extent such amount does not exceed the amount set forth in the proposed operating budget) and (iii) reasonably allocated (as determined by the Administrative Agent) among the operations of the Borrowers and Wells TRS Subsidiary, on the one hand, and the other operations (including pursuant to Unrestricted Timber Transactions) of Wells REIT and its Subsidiaries (other than the Borrowers and Wells TRS Subsidiary), on the other hand.
     “Wells Capital” means Wells Capital, Inc., a Georgia corporation, the sole stockholder of Wells Manager.
     “Wells Installment Note Issuer” means MWV SPE, LLC, a Delaware limited liability company.
     “Wells Investment” means Wells Investment Securities, Inc., a Georgia corporation that is a registered broker-dealer and a direct Subsidiary of Wells Real Estate Funds, Inc., a Delaware corporation.
     “Wells Manager” means Wells Timberland Management Organization, LLC, a Georgia limited liability company.
     “Wells Operating Expenses” means all costs and expenses paid or incurred, from time to time, by Wells Manager that are related to the operations of the Borrowers or Wells TRS Subsidiary (but expressly excluding the Wells Other Operating Expenses and the Wells Asset Management Fees); provided that the Wells Operating Expenses shall be (i) set forth in the operating expense budget delivered pursuant to Section 5.1.22 and clause (q) of Section 7.1.1, (ii) approved by the Administrative Agent (or, if the Borrowers have delivered such operating expense budget as provided in clause (q) of Section 7.1.1 and the Administrative Agent has not approved the same, the amount of Wells Operating Expenses set forth in the most recent operating budget approved by the Administrative Agent to the extent such amount does not exceed the amount set forth in the proposed operating budget) and (iii) reasonably allocated (as determined by the Administrative Agent) among the operations of the Borrowers and Wells TRS Subsidiary, on the one hand, and the other operations (including pursuant to Unrestricted Timber Transactions) of Wells REIT and its Subsidiaries (other than the Borrowers and Wells TRS Subsidiary), on the other hand.
     “Wells Other Operating Expenses” means reimbursement of Wells Manager’s expenses in connection with its provision of services to Wells REIT (including related personnel, rent, utilities and information technology costs (but excluding personnel costs relating to services for which Wells Manager earns real estate disposition fees)) in an amount not to exceed the greater of (a) 2% of Wells REIT’s average invested assets or (b) 25% of Wells REIT’s net income; provided that the Wells Other Operating Expenses shall be (i) set forth in the operating expense budget delivered pursuant to Section 5.1.22 and clause (q) of Section 7.1.1, (ii) approved by the Administrative Agent (or, if the Borrowers have delivered such operating expense budget as provided in clause (q) of Section 7.1.1 and the Administrative Agent has not approved the same, the amount of Wells Other Operating Expenses set forth in the most recent operating budget approved by the Administrative Agent to the extent such amount does not exceed the amount set forth in the proposed operating budget) and (iii) reasonably allocated (as determined by the Administrative Agent) among the operations of the Borrowers and Wells TRS Subsidiary, on the one hand, and the other operations (including pursuant to Unrestricted Timber Transactions) of Wells REIT and its Subsidiaries (other than the Borrowers and Wells TRS Subsidiary), on the other hand.
     “Wells Partnership” means Wells Timberland Operating Partnership, L.P., a Delaware limited partnership.
     “Wells REIT” means Wells Timberland REIT, Inc., a Maryland corporation.
     “Wells REIT Security Agreement” means the Security Agreement substantially in the form of Exhibit S attached hereto.
     “Wells Timberland” is defined in the preamble.
     “Wells Timberland Operating Agreement” means the Timberland Operating Agreement, dated as of the date hereof, between Wells TRS Subsidiary, Wells Timberland and the Timber Manager, as amended, restated or otherwise modified from time to time in accordance with Section 7.2.10.
     “Wells TRS” means Wells Timberland TRS, Inc., a Delaware corporation.
     “Wells TRS Subsidiary” means Wells TRS Harvesting Operations, LLC, a Delaware limited liability company.
     “Wells TRS Subsidiary Account” is defined in clause (a) of Section 7.1.13.
     “Wells TRS Subsidiary Account Collateral” is defined in clause (b) of Section 7.1.13.

     SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each disclosure schedule and each other Loan Document.
     SECTION 1.3 Certain Rules of Construction. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be. The words “herein,” “hereof” and “hereunder” and other words of similar import refer, as the context may require, to the relevant agreement as a whole, including all annexes, exhibits and schedules, and not to any particular section, subsection or clause contained in such agreement, annex, exhibit or schedule. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”, and where general words are followed by a specific listing of items, the general words shall be given their widest meaning and shall not be limited by an enumeration of specific matters; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of any Governmental Authority, Persons succeeding to the relevant functions of such Governmental Authority; all references to any Law shall include any amendments and successors of the same; all references to any agreement, instrument or document shall refer to each such agreement, instrument or document as amended, restated or otherwise modified from time to time (subject to any restrictions regarding the foregoing as may be set forth in this Agreement); and the words “asset” and “property” shall have the same meaning and refer to tangible and intangible assets and properties, including cash, securities, accounts and contract rights. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived by the Required Lenders pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived by the Required Lenders. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Loan Party, such words are intended to signify that a member of management or officer or member of the board of directors of such Loan Party has actual knowledge or awareness of a particular fact or circumstance or a member of management or officer or director of such Loan Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. For purposes of computing a period of time from a specified date, the word “from” means “from and including” and the word “to” and “until” each mean “to, but excluding”. Any reference to a Loan Party that is an individual as “it” shall refer to such Loan Party in his or her individual capacity.
     SECTION 1.4 Accounting Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles (“GAAP”) as in effect from time to time.

ARTICLE II
FUNDING OF LOANS
     SECTION 2.1 Amount and Terms of Loans.
          SECTION 2.1.1 The Loans. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, on the Funding Date, one loan (each, a “Loan” and, collectively for all the Lenders, the “Loans”) to the Borrowers in a principal amount equal to such Lender’s Commitment Amount.
          SECTION 2.1.2 Notice of Borrowing. The Borrowers shall deliver to the Administrative Agent, on or prior to 11:00 a.m. (New York City time) on the Business Day preceding the Funding Date, a Borrowing Request, which Borrowing Request shall request that each Lender fund its pro rata share of such Borrowing (in an aggregate principal amount not exceeding each Lender’s Commitment Amount).
          SECTION 2.1.3 Disbursement of Funds. Subject to the terms and conditions hereof, no later than 1:00 p.m. (New York City time) on the Funding Date, each Lender will wire transfer its pro rata share of the requested Borrowing in immediately available funds of Dollars to the account specified by the Borrowers pursuant to Section 2.1.2
     SECTION 2.2 Notes.(a) (a) The Borrowers’ obligation to pay the principal of, and interest on, the Loan made to it by each Lender shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto, with blanks appropriately completed in conformity herewith (each, a “Note” and, collectively, the “Notes”).
          (b) The Note issued to each Lender pursuant to clause (a) shall (i) be executed by the Borrowers, (ii) be payable to the order of such Lender or such Lender’s assigns and be dated the Funding Date, (iii) be in the stated principal amount equal to the Loan made by such Lender on the Funding Date, (iv) be payable as provided in Section 3.1, (v) accrue interest as provided in Section 3.2 and (vi) be entitled to the benefits of this Agreement and the other Loan Documents.
          (c) Each Lender shall record in its records the amount and date of the Loan made by such Lender to the Borrowers on the Funding Date and each repayment thereof. The aggregate unpaid principal amount so recorded shall, absent manifest error, be conclusive evidence of the principal amount of the Loan owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Borrowers hereunder or under the Note to repay the principal amount of the Loan hereunder, together with interest accruing thereon.
     SECTION 2.3 Termination of Commitments. The Commitment of each Lender to make its Loan to the Borrowers shall terminate on the earlier to occur of (a) immediately following the making of such Lender’s Loan on the Funding Date pursuant to Section 2.1.1 and (b) the Expiration Time.

     SECTION 2.4 Continuation Elections. By delivering a Continuation Notice to the Administrative Agent on or before 11:00 a.m. (New York City time) on a Business Day, the Borrowers may from time to time irrevocably elect on not less than three nor more than five Business Days’ notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 be continued as Loans accruing interest at the Adjusted Eurodollar Rate (in the absence of delivery of a Continuation Notice with respect to any Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such Loan shall, on such last day, automatically continue for an Interest Period of one month); provided, however, that (a) each such continuation shall be prorated among the applicable outstanding Loans of all Lenders and (b) with respect to the Loans accruing interest at the Adjusted Eurodollar Rate that have an Interest Period ending on one particular date such Loans shall not be subject to the integral multiple requirement set forth above (it being understood that, if there are Loans with Interest Periods ending on more than one date, this clause shall only apply to those Loans with an Interest Period ending on one particular date and no other date).
ARTICLE III
PAYMENTS, INTEREST AND FEES
     SECTION 3.1 Repayments and Prepayments. The Loans shall be repaid as set forth in this Section.
          SECTION 3.1.1 Voluntary Prepayments. Prior to the Stated Maturity Date, the Borrowers may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loans; provided, however, that:
          (a) all such voluntary prepayments shall require notice on or before 11:00 a.m. (New York City time) not less than one nor more than five Business Days’ in advance of any prepayment of any Loan;
          (b) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 or, if less, the aggregate principal amount of the relevant Loans outstanding hereunder; and
          (c) all such prepayments shall be made pro rata among Loans having the same Interest Period.
          SECTION 3.1.2 Mandatory Repayments and Prepayments.
          (a) Stated Maturity Date. On the Stated Maturity Date, the Borrowers shall repay in full the then aggregate outstanding principal amount of each Loan.
          (b) Mandatory Prepayments from Certain Sources. (i) The Borrowers shall apply 100% of any Collateral Disposition Proceeds, Collateral Insurance Proceeds and LTC Lease Disposition Proceeds to prepay the outstanding principal amount of the Loans. In addition, the outstanding principal amount of the Loans shall be prepaid as and when required pursuant to the terms of the Revenue Waterfall and Equity Raise Waterfall.

   (ii) If the Subordinated Administrative Agent is exercising Enforcement Action against the Subordinated Priority Collateral at a time when an Event of Default has not occurred and is continuing, the Borrowers shall, following the Discharge of the Subordinated Obligations, prepay the Loans from the proceeds of any Subordinated Priority Collateral remaining thereafter.
          (c) Acceleration. The Borrowers shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all (or if only a portion is accelerated thereunder, such portion of) the Loans then outstanding.
     SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of Loans shall, pursuant to an appropriately delivered Borrowing Request or Continuation Notice, accrue and be payable in accordance with this Section.
          SECTION 3.2.1 Interest Rates. Subject to Sections 3.2.2 and 4.12, the Loans shall accrue interest during each Interest Period applicable thereto, from the Funding Date until paid in full, at the Adjusted Eurodollar Rate plus the Applicable Margin; provided that, the initial Borrowing may accrue interest at the Alternate Base Rate if the Borrowing Request also requests that the Loans accrue interest at the Adjusted Eurodollar Rate three Business Days thereafter.
          SECTION 3.2.2 Post-Default Rates. Subject to 4.12, upon the occurrence and during the continuation of any Event of Default, the Borrowers shall pay, but only to the extent permitted by applicable Law, interest (after as well as before judgment) on (a) the Loans at the rate otherwise in effect plus 2% per annum and (b) on all other Obligations at a rate per annum equal to the highest interest rate with respect to the Loans as in effect from time to time plus 2% per annum; provided, however, that if no Loans are outstanding such interest rate shall be based upon the Adjusted Eurodollar Rate with an Interest Period of one month.
          SECTION 3.2.3 Payment Dates. Interest accrued on each Loan shall be paid as follows:
          (a) on the Stated Maturity Date therefor;
          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;
          (c) on the last day of each applicable Interest Period and, if interest on the Loans is accruing at the Alternate Base Rate, on each Quarterly Payment Date; and
          (d) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.
Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

ARTICLE IV
YIELD PROTECTION, TAXES AND RELATED PROVISIONS
     SECTION 4.1 Eurodollar Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to Wells Acquisition and the Administrative Agent, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any Law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to accrue interest on the Loans at the Adjusted Eurodollar Rate, the obligations of the Lenders to continue to accrue interest on the Loans at the Adjusted Eurodollar Rate shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all Loans shall automatically, at the end of the then current Interest Period, continue to accrue interest as provided in Section 4.12.
     SECTION 4.2 Inability to Determine Rates. If the Administrative Agent shall have determined or been instructed by the Required Lenders that adequate means do not exist for adequately and fairly determining the cost to the Lenders of making or maintaining Loans that accrue interest at the Adjusted Eurodollar Rate or calculating the same then, upon notice from the Administrative Agent to Wells Acquisition and the Lenders, the obligations of all the Lenders to make or continue any Loans that accrue interest at the Adjusted Eurodollar Rate shall forthwith be suspended until the Administrative Agent shall notify Wells Acquisition and the Lenders that the circumstances causing such suspension no longer exist. Until such time as the Administrative Agent rescinds such notice the Loans shall accrue interest as provided in Section 4.12.
     SECTION 4.3 Increased Costs, etc. If any Change in Law shall:
          (a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Reserve Requirement);
          (b) subject any Lender to any tax whatsoever with respect to this Agreement, any Loan, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.6 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
          (c) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or any Loan;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amounts as will compensate such Lender for such additional costs incurred or reduction suffered. A certificate of such Lender delivered to Wells Acquisition (with a copy to the Administrative Agent) as to such additional amounts that are necessary to compensate such Lender as aforesaid shall, absent manifest error, be conclusive and binding on the Borrowers and shall be payable within 10 days after receipt thereof.
     SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender) as a result of any Loan not being made in accordance with a Borrowing Request, the Interest Period of any Loan not being continued in accordance with the Continuation Notice therefor or any repayment or prepayment of the principal amount of any Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1, Section 4.1, Section 4.2, Article VIII or otherwise then, upon the notice of such Lender to Wells Acquisition (with a copy to the Administrative Agent), the Borrowers shall promptly (and, in any event, within three Business Days of receipt of such notice) pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. For the purpose of calculating amounts payable to a Lender under this Section, each Lender shall be deemed to have actually funded its relevant Loan through the purchase of a deposit bearing interest at the Adjusted Eurodollar Rate in an amount equal to the amount of that Loan and having a maturity comparable to the relevant Interest Period; provided, that each Lender may fund each of its Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.
     SECTION 4.5 Increased Capital Requirements. If any Lender Party determines that any Change in Law affecting such Lender Party or any lending office of such Lender Party or such Lender Party’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender Party’s capital or on the capital of such Lender Party’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender Party or the Loans made by, such Lender Party to a level below that which such Lender Party or such Lender Party’s holding company could have achieved but for such Change in Law (taking into consideration such Lender Party’s policies and the policies of such Lender Party’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender Party such additional amounts as will compensate such Lender Party or such Lender Party’s holding company for any such reduction suffered. A certificate of a Lender Party delivered to Wells Acquisition (with a copy to the Administrative Agent) as to any such additional amounts or reduced returns shall, absent manifest error, be conclusive and binding on the Borrowers, and shall be payable within 10 days after the receipt thereof. In determining such amount, the Administrative Agent, each Lender Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.
     SECTION 4.6 Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of the Obligations shall be made free and clear of and without reduction or withholding for any Indemnified Taxes (including any Other Taxes), provided that if the Borrowers shall be required by applicable Law to deduct any Indemnified Taxes or Other Taxes from such payments, then

(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
          (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of clause (a), the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
          (c) Indemnification by the Borrowers. The Borrowers shall indemnify the Lender Party within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Lender Party and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Wells Acquisition by any Lender Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Lender Party, shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which either Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to Wells Acquisition (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by Wells Acquisition or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by either Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by either Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing, in the event that either Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Wells Acquisition and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of either Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
   (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;
   (ii) duly completed copies of Internal Revenue Service Form W-8ECI;
   (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of either Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or
   (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers to determine the withholding or deduction required to be made.
     SECTION 4.7 Payments, Interest Calculations, etc. (a) (a) Unless otherwise expressly provided, all payments by the Borrowers pursuant to or in respect of this Agreement, the Notes or any other Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made without setoff, deduction or counterclaim, not later than 11:00 a.m. (New York City time), on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to Wells Acquisition. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day and any applicable interest shall continue to accrue thereon. The Administrative Agent shall promptly remit (and, in any event, on the same Business Day as received by the Administrative Agent is so received on or prior to 11:00 a.m. (New York City time)) in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender.
          (b) All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. If a Loan is repaid on the same day it is made one day’s interest shall be charged. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (b) of the definition of the term “Interest Period”) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

          (c) The Administrative Agent is authorized to charge any account maintained by either Borrower or any other Loan Party with it for any Obligations owing to it or any of the Lender Parties.
     SECTION 4.8 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, counterclaim or otherwise) on account of any Loan (other than (a) pursuant to the terms of Sections 4.3, 4.4, 4.5, 4.6 (b) pursuant to the other express terms of this Agreement or (c) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans) in excess of its pro rata share of payments pursuant to Section 4.9 by all the Lenders, such Lender shall notify the Administrative Agent of the same and purchase for cash at face value from the other Lenders such participations in Loans made by them (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery, without interest. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar applicable Law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.
     SECTION 4.9 Setoff. Each Lender and its Affiliates shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for the Obligations) the Borrowers hereby grant to each Lender and its Affiliates a continuing security interest in, any and all balances, credits, deposits, (general or special, time or demand, provisional or final, whatever currency), accounts or moneys of the Borrowers now or thereafter maintained with such Lender or Affiliate thereof, in each case irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.5 (each Lender agreeing promptly to notify Wells REIT and the Administrative Agent after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application). The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable Law or otherwise) which such Lender may have.
     SECTION 4.10 Use of Proceeds. The Borrowers shall apply all the proceeds of the Loans to pay their purchase price obligations in connection with the Transaction. All transaction costs and expenses incurred in connection with the Transaction shall be paid by the Borrowers or MW.
     SECTION 4.11 Payment Reliance. Unless the Administrative Agent shall have received notice from either Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon at the Applicable Margin, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent.
     SECTION 4.12 Alternative Interest Rate. If, as provided in Section 4.1 or 4.2, the Loans are not accruing interest at the Adjusted Eurodollar Rate, the Loans shall accrue interest at a rate equal to Alternate Base Rate plus 0.50% per annum.
     SECTION 4.13 Replacement of Lenders. If (a) any Lender requests compensation under Section 4.3 or 4.5 or (b) any Lender (other than CoBank) fails to approve any amendment, consent or waiver under a Loan Document that requires the unanimous consent of all the Lenders and such amendment, consent or waiver is consented to by the Lenders holding not less than two-thirds of the outstanding principal amount of the Loans, then for a period of 45 days following any of the foregoing the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, consents required by, and fees to be paid pursuant to Section 11.10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
   (i) the Borrower shall have paid to the Administrative Agent the processing and recordation fee specified in Section 11.10;
   (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee;
   (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.3 or 4.5 such assignment will result in a material reduction in such compensation or payments thereafter; and
   (iv) such assignment does not conflict with applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE V
CONDITIONS PRECEDENT TO FUNDING DATE
     SECTION 5.1 Conditions. The obligations of each Lender to enter into this Agreement and make a Loan on the Funding Date shall be subject to the prior or concurrent fulfillment of each of the conditions precedent set forth in this Section to the satisfaction of each Lender.
          SECTION 5.1.1 Agreement. The Administrative Agent shall have received this Agreement duly executed by each Lender, the Administrative Agent and an Authorized Officer of each Borrower.
          SECTION 5.1.2 Resolutions, Good Standing, etc. Each Lender shall have received from each Loan Party a certificate, dated the Funding Date, of its Secretary or Assistant Secretary as to:
          (a) resolutions of its Board of Directors (or equivalent body) then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it;
          (b) each Organizational Document of each such Loan Party; and
          (c) the incumbency and signatures of each officer (including each Authorized Officer and Financial Officer) of each such Loan Party that is authorized to act with respect to each Loan Document executed by it, upon which certificate each Lender Party may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the relevant Loan Party canceling or amending such prior certificate. In addition, the Administrative Agent shall have received satisfactory good standing certificates for each jurisdiction where the Collateral is located and each other jurisdiction where the Borrowers and each other Loan Party are organized and are authorized (or should be authorized under applicable Law) to conduct business.
          SECTION 5.1.3 Delivery of Notes. Each Lender shall have received its Note in an amount equal to such Lender’s Commitment Amount, dated the Funding Date, duly completed as herein provided and duly executed and delivered by an Authorized Officer of each Borrower.
          SECTION 5.1.4 Required Consents and Approvals. All required consents and approvals shall have been obtained and be in full force and effect with respect to the transactions contemplated hereby and the Transaction from (a) all relevant Governmental Authorities and (b) any other Person whose consent or approval any Lender deems necessary or appropriate to effect the transactions contemplated hereby and by the Transaction.
          SECTION 5.1.5 Consummation of the Transaction. Each Lender shall have received evidence satisfactory to it that (a) all the conditions precedent to the consummation of the Transaction have been fully satisfied, (b) there has been no amendment, waiver or the exercise of an option (with respect to title defects, casualty loss, condemnation proceedings or similar issues) by any Borrower under the Transaction Documents from the forms thereof approved by the Administrative Agent without the prior consent of the Administrative Agent and (c) the Transaction will, contemporaneously with the funding of the Loans, be consummated in accordance with all the terms of the Transaction Documents and applicable Laws.
          SECTION 5.1.6 Opinion of Counsel. The Administrative Agent shall have received legal opinions, dated the Funding Date and addressed to the Administrative Agent and all the Lenders, from New York, Georgia and Alabama legal counsel to the Borrowers, substantially in the form of Exhibits L, M and N, respectively, attached hereto. In addition, the Administrative Agent shall have received reliance letters with respect to any opinions issued pursuant to the Transaction (other than with respect to the Subordinated Debt Documents).
          SECTION 5.1.7 Evidence of Insurance. The Administrative Agent shall have received evidence of the insurance coverage required to be maintained pursuant to Section 7.1.4, which insurance shall have been reviewed by one or more of the Administrative Agent’s risk managers and be satisfactory to the same. All such insurance shall be subject to satisfactory endorsements in favor of the Administrative Agent.
          SECTION 5.1.8 Guaranty. The Administrative Agent shall have received (a) the Limited Guaranty in substantially the form of Exhibit J-1 attached hereto, dated as of the date hereof and duly executed by an Authorized Officer of Wells REIT, (b) the Guaranty in substantially the form of Exhibit J-2 attached hereto, dated as of the date hereof and duly executed by an Authorized Officer of Wells TRS and (c) the Guaranty in substantially the form of Exhibit J-3 attached hereto, dated as of the date hereof and duly executed by an Authorized Officer of Wells TRS Subsidiary.
          SECTION 5.1.9 Pledged Property. The Administrative Agent shall have received:
          (a) the Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of Wells TRS; and
          (b) original certificates evidencing all of the issued and outstanding shares of capital stock and other Equity Interests required to be pledged pursuant to the terms of the Pledge Agreement, which certificates shall be accompanied by undated stock and other powers duly executed in blank by each relevant pledgor.
          SECTION 5.1.10 U.C.C. Search Results, etc. The Administrative Agent shall have received:
          (a) U.C.C. search reports certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the Funding Date, listing all effective U.C.C. financing statements, federal and state tax Liens, and judgment Liens which name the Borrowers, any other Loan Party or MW, as the debtor, and which are filed in each jurisdiction in which U.C.C. filings are to be made pursuant to this Agreement or the other Loan Documents, in each jurisdiction where any Loan Party has its principal place of business, maintains its books and records or owns any Real Property, and in such other jurisdictions as the Administrative Agent may reasonably request, together with copies of such financing statements; and
          (b) with respect to all the Intellectual Property Collateral, search results from the United States Patent and Trademark Office and United States Copyright Office to the extent of any patents, trademarks or copyrights form a part of the Collateral.
          SECTION 5.1.11 Security Agreements, Filings, etc. (a) (a) The Administrative Agent shall have received the Security Agreement, dated as of the date hereof, duly executed by an Authorized Officer of each Borrower and Wells TRS Subsidiary, together with:
   (i) U.C.C. financing statements naming each such Person as the debtor and the Administrative Agent as the secured party, such U.C.C. financing statements to be filed under the U.C.C. of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect (x) the first priority security interest of the Administrative Agent in the Senior Priority Collateral and Senior Exclusive Collateral and (y) the second priority security interest of the Administrative Agent in the Subordinated Priority Collateral; and
   (ii) evidence satisfactory to the Administrative Agent of the filing (or delivery for filing) of appropriate trademark, copyright and patent security supplements with the United States Patent and Trademark Office and United States Copyright Office to the extent relevant in order to perfect the first priority security interest of the Administrative Agent therein.
          (b) The Administrative Agent shall have received the Wells REIT Security Agreement, dated as of the date hereof, duly executed by an Authorized Officer of Wells REIT, together with:
   (i) U.C.C. financing statements naming Wells REIT as the debtor and the Administrative Agent as the secured party, such U.C.C. financing statements to be filed under the U.C.C. of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the second priority security interest of the Administrative Agent in the Collateral the subject thereof; and
   (ii) evidence of completion of all other actions, reasonably requested by the Administrative Agent, in order to perfect its second priority security interest in the Collateral the subject thereof.
          SECTION 5.1.12 Solvency Certificate. The Administrative Agent shall have received solvency certificates in substantially the form of Exhibits E-1, E-2, E-3, E-4 and E-5 attached hereto, duly executed by a Financial Officer of Wells Timberland, Wells Acquisition, Wells TRS Subsidiary, Wells REIT and Wells TRS, respectively, and dated the Funding Date.
          SECTION 5.1.13 Closing Date Certificate. The Administrative Agent shall have received a Closing Date Certificate in substantially the form of Exhibit D attached hereto, duly executed by a Financial Officer of each Borrower and dated Funding Date. All documents and agreements appended to such Closing Date Certificate shall be in form and substance satisfactory to the Administrative Agent and the Lenders.
          SECTION 5.1.14 Interest Reserve. The Administrative Agent shall have received evidence that the Interest Reserve has been funded as required by Section 7.1.12.
          SECTION 5.1.15 Cash Equity; MWV SPE Capital Note. (a) (a) The Administrative Agent shall have received satisfactory evidence that, after giving effect to the consummation of the Transaction and the payment of all purchase price obligations and related fees and expenses, Wells Installment Note Issuer has cash equity of not less that $3,979,790.
          (b) The MWV SPE Capital Note shall have been duly entered into, which Note shall be satisfactory to the Lenders.
          SECTION 5.1.16 Transaction Documents; Material Government Approvals. (a) (a) The Borrowers shall have delivered to each Lender a certificate, signed by a Financial Officer of each Borrower and dated the Funding Date, to the effect that attached thereto are true and correct copies of the Transaction Documents (including all schedules and annexes thereto) and each of the agreements, documents, instruments, opinions, filings, consents and approvals that have been executed, delivered, furnished or filed pursuant to the Transaction Documents (all of which shall, to the extent not provided to the Administrative Agent on or prior to August 3, 2007 in connection with the execution of the Transaction Agreement, be satisfactory to each Lender).
          (b) There shall have been delivered to the Lenders a breakdown, in reasonable detail, of all fees and expenses payable in connection with the Transaction and the transactions contemplated hereby.
          (c) The Borrowers shall have delivered to each Lender a certificate signed by a Financial Officer of each Borrower and dated the Funding Date, certifying true and copies of all the approvals of Governmental Authorities set forth on Item 6.20(c) (“Material Governmental Approvals”) of the Disclosure Schedule.
          SECTION 5.1.17 Assignment of Material Agreements; Recognition Agreements. The Administrative Agent shall have received:
          (a) with respect to each MW Supply Agreement, a duly executed Recognition Agreement that is applicable thereto; and
          (b) with respect to the Transaction Agreement, the MW Contribution Agreement, the Wells Timberland Operating Agreement, each MW Supply Agreement and each other Material Agreement, a duly executed Collateral Assignment of Material Agreement.
          SECTION 5.1.18 Mortgages, etc.
With respect to the Real Property, the Administrative Agent shall have received all of the following:

          (a) counterparts of the Mortgages, each dated as of the date hereof and duly executed by Wells Timberland;
          (b) maps or surveys of the sites of the Real Property that are the same as those described in Schedule A of the Transaction Agreement;
          (c) a mortgagee’s title insurance policy (or policies) or marked up unconditional commitment for such insurance. Each such policy shall (i) be in an amount satisfactory to the Administrative Agent; (ii) be issued at ordinary rates; (iii) insure that each Mortgage insured thereby creates a valid first priority security interest in the Real Property free and clear of all Liens, except for such Liens as are acceptable to the Administrative Agent; (iv) name the Administrative Agent for the benefit of itself and the Lenders, as the insured thereunder; (v) be in the form of ALTA Loan Policy — 1970 Form B (Amended 10/17/70 and 10/17/84) (or equivalent policies), if available; (vi) contain such endorsements and affirmative coverages as the Administrative Agent may require, including without limitation (to the extent applicable with respect to the relevant Real Property and available in the jurisdiction in which such Real Property is located), the following: variable rate endorsement; survey same as map endorsement; comprehensive endorsement; first loss, last dollar and tie-in endorsement; access coverage; separate tax parcel coverage; usury; doing business; subdivision; environmental protection lien; CLTA 119.2; and such other endorsements as the Administrative Agent shall require, including endorsements in order to provide insurance against specific risks identified by the Administrative Agent in connection with the Real Property and (vii) be issued directly by First American Title Insurance Company (the “Title Insurance Company”) and with such co-insurance and reinsurance as may be required by the Administrative Agent. The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording and similar taxes, and all related expenses, if any, have been paid;
          (d) (i) a copy of each Timber Lease, certified as true and correct by a Financial Officer of each Borrower; (ii) with respect to each such Timber Lease (other than with respect to the LTC Lease and such other Timber Leases that require the consent of the relevant landlord for each such Timber Lease to be subject to a mortgage), subject to the requirements of the Transaction Agreement a copy of each landlord estoppel in the form of Exhibit I to the Transaction Agreement duly executed by each applicable landlord; and (iii) with respect to (x) the LTC Lease, a copy of the LTC Lease Support Agreement duly executed by the relevant Persons, and (y) such other Timber Leases referred to in clause (ii), a copy of a Landlord Estoppel Certificate duly executed by the relevant landlords;
          (e) a copy of (i) all documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (c) above and (ii) all other material documents affecting the Real Property, including all building, construction, environmental and other permits, licenses, franchises, approvals, consents, authorizations and other approvals required in connection with the construction, ownership, use, occupation or operation of the Real Property;
          (f) satisfactory appraisals from American Forest Management or other nationally recognized forestry appraisal firm that is satisfactory to the Administrative Agent; and

          (g) U.C.C.-1 financing statements relating to the Real Property naming Wells Timberland as the debtor and the Administrative Agent as the secured party, such U.C.C. financing statements to be filed in the same offices where the applicable Mortgage is filed; and
          (h) satisfactory summary Harvest Plan for calendar year 2007-2008.
          SECTION 5.1.19 Subordinated Debt Documents. Each Lender shall have received:
          (a) the Subordinated Intercreditor Agreement, dated as of the date hereof, duly executed by the Administrative Agent, the Subordinated Administrative Agent and each Loan Party;
          (b) copies of the Subordinated Credit Agreement and each other Subordinated Debt Document duly executed by the parties thereto;
          (c) satisfactory evidence that the Borrowers (i) have received commitments from the Subordinated Lenders to make available not less than $160,000,000 from the Subordinated Credit Agreement and (ii) applied or will substantially contemporaneously apply all of the same to pay the purchase price obligations in connection with the Transaction; and
          (d) the Timber Manager Subordination Agreement, dated as of the date hereof, duly executed by the Timber Manager, Wells Timberland, the Administrative Agent, the Subordinated Administrative Agent and Wells TRS Subsidiary, together with copies of the Wells Timberland Operating Agreement.
          SECTION 5.1.20 Representations and Warranties True and Correct. Both before and after giving effect to the making of the Loans:
          (a) all the representations and warranties set forth in Article VI (other than those representations and warranties set forth in Sections 6.7, 6.10, 6.13 and 6.16) shall be true and correct in all respects with the same effect as if then made, provided that (i) such representations and warranties that relate solely to an earlier date shall be true and correct as of such earlier date and (ii) the inaccuracy of any of the representations and warranties set forth in Article VI (including those representations and warranties set forth in Sections 6.7, 6.10, 6.13 and 6.16) shall, subject to the terms of Section 8.1.2, result in an Event of Default;
          (b) all the representations and warranties set forth in Articles V, VI and VII of the Transaction Agreement, in the MW Contribution Agreement and the MW Supply Agreements shall be true and correct in all respects with the same effect as if then made, provided that the failure of such representations and warranties to be true and correct shall only cause this condition not to be satisfied if, as a result thereof, under the terms of the Transaction Agreement Wells Acquisition is not required to consummate the Transaction; and
          (c) no Default or Event of Default (other than under Section 8.1.2 as it relates to Sections 6.7, 6.10, 6.13, and 6.16) has occurred and is continuing or would result therefrom.

          SECTION 5.1.21 Environmental Matters. (a) Each Lender shall have received a certificate signed by a Financial Officer of each Borrower and dated the Funding Date, certifying true and correct copies of all (i) environmental reports, including Phase I or Phase II environmental assessment reports and wetlands assessments and delineations, (ii) endangered species reports, including the “Survey for Imperiled Plants and Animals on MeadWestvaco’s Mahrt Forest,” dated July 2007, and (iii) surveys of historical, cultural and ecological resources prepared in connection with the Transaction Agreement, all of the foregoing to be in form and substance satisfactory to the Lenders and their environmental consultants, if any.
          (b) Each Lender shall have received a reliance letter with respect to the Phase I environmental assessment report referred to in clause (a).
          (c) Each Lender shall have received satisfactory evidence that all environmental matters that were to be remediated prior to the Funding Date have been so remediated.
          SECTION 5.1.22 Financial Information, etc. (a) The Administrative Agent shall have received a certificate of a Financial Officer of Wells REIT attaching true and correct copies of (i) a pro forma balance sheet for Wells Timberland as of the Funding Date, (ii) pro forma financial statements for Wells Timberland, prepared on a monthly basis, for the period from the Funding Date through December 31, 2008 and (iii) a projected operating expense budget for Wells Timberland, prepared on a monthly basis, for the period from the Funding Date through December 31, 2008.
          (b) The Administrative Agent shall have received satisfactory evidence that the Borrowers have funded the operating expense account in an amount equal to 30 days of operating expenses as set forth in the operating expense budget delivered pursuant to clause (a)(iii).
          SECTION 5.1.23 Deposit Account Control Agreements, etc. The Administrative Agent shall have received a duly executed Deposit Account Control Agreement from each Deposit Account Bank with respect to the Revenue Account, the Equity Raise Account, the Interest Reserve Account, the Wells TRS Subsidiary Account and each other bank account maintained by the Borrowers and Wells TRS Subsidiary. In addition, the Administrative Agent shall have received satisfactory evidence that Wells Timberland and Wells TRS Subsidiary have directed that all amounts payable to them from their account debtors and other Persons shall be deposited either (a) (i) in the case of Wells Timberland, in the Revenue Account, or (ii) in the case of Wells TRS Subsidiary, in the Wells TRS Subsidiary Account or (b) in lock-box accounts pursuant to arrangements satisfactory to the Administrative Agent.
          SECTION 5.1.24 Borrowing Request, etc. The Administrative Agent shall have received, as herein provided, a duly completed and executed Borrowing Request.
          SECTION 5.1.25 Patriot Act. The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable

“know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.
          SECTION 5.1.26 Satisfactory Due Diligence. Each Lender Party shall have completed, to its satisfaction, a due diligence analysis with respect to the business, assets, operations, condition (financial and otherwise) and prospects of the Borrowers and their Subsidiaries, including with respect to their ability to comply with the representations and warranties and covenants contained in the Loan Documents; provided, that with respect to any due diligence with regards to title work to be conducted with respect to the Real Property the Lenders shall only be entitled to conduct the same to the extent as Wells Acquisition is permitted to conduct the same pursuant to the Transaction Agreement.
          SECTION 5.1.27 Initial Compliance Certificate. The Borrower shall have received an initial Compliance Certificate, duly executed by a Financial Officer of Wells Acquisition and dated as of the date hereof, showing a calculation of the Senior Loan to Value Ratio.
          SECTION 5.1.28 AgSouth Equity Interests. Wells Timberland shall have purchased Equity Interests in AgSouth as provided in Section 11.23.
          SECTION 5.1.29 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Loan Party shall be reasonably satisfactory in form and substance to each Lender Party and its legal counsel. In addition, the Administrative Agent shall have received all information, approvals, opinions, documents or instruments as its counsel may reasonably request.
          SECTION 5.1.30 Fees and Expenses; Interest Reserve. The Administrative Agent shall have received for its own account, and for the account of each Lender, all fees, costs and expenses due and payable pursuant to the Fee Letter and Section 10.3.
     SECTION 5.2 Perfection of Security Interest. Notwithstanding the terms of Sections 5.1.11 and 5.1.18, if the perfection of the Administrative Agent’s security interest in certain of the Real Property and other assets forming a part of the Collateral cannot be completed by the Funding Date without undue burden and expense to the Borrowers after the exercise of reasonable commercial efforts by the Borrowers to complete the same (collectively, the “Unperfected Collateral”), then the Lender Parties agree, notwithstanding the existence of the Unperfected Collateral, to fund the Loans on the Funding Date if (a) the Administrative Agent is fully perfected in the Unperfected Collateral, in accordance with the requirements of such Sections, not later than 50 days after the Funding Date and (b) without the inclusion of the Unperfected Collateral the Senior Loan to Value Ratio is not greater than 65%.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     In order to induce the Lenders to enter into this Agreement and make the Loans, the Borrowers represent and warrant as of the Funding Date, and after giving effect to the making of the Loans and the consummation of the Transaction, to each Lender as set forth in this Article.

     SECTION 6.1 Organization, etc. Each Borrower and each other Loan Party (a) (i) is a corporation or limited liability company validly organized and existing and in good standing under the Laws of the jurisdiction of its organization and (ii) is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction where the nature of its business requires such qualification; and (b) has full power and authority and holds all requisite permits, licenses, authorizations, approvals, entitlements, accreditations and privileges, from Governmental Authorities or otherwise, to (i) enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and (ii) own and hold under lease its property and to conduct its business in the ordinary course. Neither the Borrowers nor any other Loan Party are in violation of its Organizational Documents.
     SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrowers and each other Loan Party of this Agreement, each other Loan Document and each Transaction Document executed or to be executed by it, are within the Borrowers’ and each such other Loan Party’s corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, and do not:
          (a) contravene or result in a default under the Borrowers’ or any such other Loan Party’s Organizational Documents;
          (b) contravene any Law binding on the Borrowers or any such other Loan Party;
          (c) violate, conflict with, result in a breach of, or constitute (along or with notice or lapse of time or both) a default of event of default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, any agreement, document or other instrument to which it is a party;
          (d) violate, conflict with, result in a breach of, or result in the impairment, forfeiture or non-renewal of, any material permit, license, authorization, approval, entitlement, accreditation or privilege of any Governmental Authority; or
          (e) result in, or require the creation or imposition of, any Lien on the Borrowers’ or any such other Loan Party’s properties (other than the Liens in favor of the Subordinated Administrative Agent pursuant to the Subordinated Debt Documents).
     SECTION 6.3 Required Approvals. Except as duly obtained and in full force and effect prior to the Funding Date and the filing of U.C.C. financing statements and the Mortgages in the appropriate filing offices, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for:
          (a) the due execution, delivery or performance by the Borrowers or any other Loan Party of this Agreement, each other Loan Document or any Transaction Document to which it is a party;

          (b) the grant by the Borrowers or any other Loan Party of the security interests, pledges and Liens granted by the Loan Documents; or
          (c) the perfection of or the exercise by the Administrative Agent of its rights and remedies under this Agreement or any other Loan Document.
     SECTION 6.4 Validity, etc. This Agreement constitutes, and each other Loan Document and Transaction Document executed by the Borrowers and each other Loan Party will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrowers and each other relevant Loan Party enforceable in accordance with their respective terms, subject in each case to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at Law). Each of the Loan Documents which purports to create a security interest in favor of the Administrative Agent (on behalf of the Lender Parties) creates a valid first priority security interest in the Senior Priority Collateral and Senior Exclusive Collateral (subject, in the case of non-possessory security interests only, to Liens permitted by Section 7.2.3) and a valid second priority security interest in the Subordinated Priority Collateral, in each case securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Upon the filing of U.C.C. financing statements and the Mortgages in the proper filing offices, the Liens granted to the Administrative Agent pursuant to the Security Agreement, the Wells REIT Security Agreement and the Mortgages shall constitute a valid first priority perfected security interest in the Senior Priority Collateral and Senior Exclusive Collateral covered thereby and a valid second priority security interest in the Subordinated Priority Collateral covered thereby, in each case in compliance with all applicable Laws.
     SECTION 6.5 No Material Liabilities. (a) Prior to the making of the Loans (i) neither the Borrowers nor any other Loan Party (other than Wells REIT) have engaged in any activities other than those activities directly related to their organization and the transactions contemplated by the Transaction Agreement, the Loan Documents and the Subordinated Debt Documents and (ii) Wells REIT has not engaged in any activities other than those activities referred to in clause (i) and accruing the Wells Asset Management Fees, Wells Operating Expenses and Wells Other Operating Expenses (as previously disclosed to the Lenders).
          (b) The Borrowers and each other Loan Party do not have any Indebtedness other than the Indebtedness permitted by Section 7.2.2.
     SECTION 6.6 No Material Adverse Change, etc. (a) Since the date of organization of each Borrower and each other Loan Party, there has been no material adverse change in its condition (financial or otherwise), operations, assets, business, properties or prospects, taken as a whole.
          (b) No Borrower or any other Loan Party has been involved in any bankruptcy or similar proceeding, and has never entered into an agreement or received the benefit of any settlement or compromise of Indebtedness.

     SECTION 6.7 Litigation, Labor Matters, etc. (a) There are (i) no outstanding judgments against the Borrowers or any other Loan Party and (ii) no pending or, to the knowledge of the Borrowers and each other Loan Party, threatened, litigation, action, proceeding or labor controversy affecting any Loan Party or any of its respective properties, businesses, assets or revenues.
          (b) To the extent any of the Loan Parties have employees, the hours worked by and payments made to employees of the Borrowers and each other Loan Party has not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. Item 6.7(b) (“Labor Matters”) of the Disclosure Schedule sets forth, as of the Funding Date, all collective bargaining agreements, management agreements, consulting agreements and employment agreements to which the Borrowers or any other Loan Party is a party. There are no strikes, slowdowns, labor disputes, work stoppages or controversies pending, or to the knowledge of the Borrowers threatened, between the Borrowers or any other Loan Party, on the one hand, and its employees, on the other hand, other than employee grievances arising in the ordinary course of business.
     SECTION 6.8 Capitalization. As of the Funding Date, the authorized Equity Interests in the Borrowers, each other Loan Party and all other Persons in which they own any Equity Interests is set forth in Item 6.8 (“Initial Capitalization”) of the Disclosure Schedule. Except as set forth in such Disclosure Schedule, as of the Funding Date there are no (a) outstanding rights to purchase, options, warrants or similar rights pursuant to which the Borrowers, any other Loan Party or any other Persons in which they own any Equity Interests may be required to issue, sell, repurchase or redeem any of its Equity Interests or (b) voting rights agreements. The Equity Interests so specified on the Disclosure Schedule are fully paid and non-assessable and are owned by the applicable Person, directly or indirectly, free and clear of all Liens (other than Liens in favor of the Administrative Agent pursuant to the Loan Documents and the Subordinated Agent pursuant to the Subordinated Loan Documents). From and after the Funding Date neither the Borrowers nor any other Loan Party will establish or acquire any additional Equity Interests in any Person except as permitted by Section 7.2.5.
     SECTION 6.9 Compliance with Laws, etc. The Borrowers and each other Loan Party are in compliance in all material respects with all Laws applicable to each of them or their properties.
     SECTION 6.10 Properties, Permits, etc. (a) The Borrowers and each other Loan Party have, and are in material compliance with, all material permits, licenses, authorizations, approvals, entitlements, accreditations and privileges of Governmental Authorities or otherwise that are required for such Person to lawfully own, lease, manage or operate the Real Property and other property being acquired pursuant to the Transaction Agreement. Except as disclosed in Item 6.10(a) (“Property Matters”) of the Disclosure Schedule, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement, accreditation or privilege, and there is no claim that any of the foregoing is not in full force and effect.

          (b) Each of the Borrower and its Subsidiaries has (i) good, valid and marketable fee title to all of the Land and (ii) good, valid, and marketable title to the Leasehold Interests, in each case free and clear of all Liens, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except Liens permitted by Section 7.2.3.
          (c) All permits, licenses, authorizations, approvals, entitlements, accreditations and privileges required to have been issued to the Borrowers or any other Loan Party with respect to the Real Property in order to enable such property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used or is installed intended to be occupied and used have been lawfully issued and are in full force and effect, other than such permits which, if not obtained, would not have a material adverse effect on the intended use or operation of the Real Property. Except as disclosed in Item 6.10(c) (“Consents and Approvals”) of the Disclosure Schedule, all the Real Property complies in all material respects with all applicable Laws. No consent or approval of any landlord or other third party in connection with any Leasehold Interest or other leased property is necessary for the Borrowers or any other Loan Party to enter into and execute the Loan Documents or grant any Liens thereunder.
          (d) Except as disclosed in Item 6.10(d) (“Timber Operations”) of the Disclosure Schedule, no Person other than the Borrowers, Wells TRS Subsidiary and their agents and representatives has any right to conduct timbering operations on the Real Property or any right, title or interest in and to any Timber located thereon, except for Liens permitted by Section 7.2.3.
          (e) Except as disclosed in Item 6.10(e) (“Condemnation Proceedings”) of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrowers, contemplated condemnation or eminent domain proceeding affecting any of the Real Property.
          (f) Except as may be disclosed in the title insurance policies delivered pursuant to Section 5.1.18, there are no unresolved claims or disputes relating to access to any portion of the Real Property that could reasonably be expected to have a material adverse effect on the intended use of such Real Property by the Borrowers.
          (g) The representations and warranties contained in the Security Agreement, the Wells REIT Security Agreement, the Pledge Agreement, each Mortgage and each other Loan Document with respect to the Collateral are true and correct.
     SECTION 6.11 Taxes, etc. (a) The Borrowers and each other Loan Party have (i) timely filed all tax returns and reports required by Law to have been filed by it, which tax returns and reports are correct and complete in all material respects, and (ii) paid all income Taxes and other Taxes of Governmental Authorities thereby shown to be owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings which stay the enforcement of any Lien resulting from the non-payment thereof and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
          (b) No Loan Party is a party to any tax sharing agreement.

          (c) The Borrowers and each other Loan Party have made adequate provision to establish reserves for liabilities for all Taxes as are or may become payable for the period prior to or after the Funding Date. Neither the Borrowers nor any other Loan Party has knowledge of any proposed additional material tax assessment against it or its properties.
     SECTION 6.12 ERISA. Neither the Borrowers, any other Loan Party, any of their Subsidiaries or any ERISA Affiliate thereof sponsors, maintains or contributes or is required to sponsor, maintain or contribute to, any Pension Plan or Multiemployer Plan.
     SECTION 6.13 Environmental Warranties. (a) The Real Property has been and is owned, operated or leased by the Borrower and each other Loan Party in compliance with all Environmental Laws, except for such violations that, either individually or in the aggregate, could not reasonably be expected to result in a liability exceeding a Material Environmental Amount.
          (b) There have been no past (to the knowledge of the Borrowers and the other Loan Parties), and there are no pending or threatened claims, complaints, written notices or requests for information received by the Borrower or any other Loan Party with respect to any alleged violation of any Environmental Law that, either individually or in the aggregate, could reasonably be expected to result in a liability exceeding a Material Environmental Amount, or alleges criminal misconduct or injunctive relief.
          (c) There have been no Releases of Hazardous Materials at, on or under the Real Property that, either individually or in the aggregate, has, or could reasonably be expected to result in having, a liability exceeding a Material Environmental Amount.
          (d) The Borrower and each other Loan Party has been issued, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations relating to environmental matters that are necessary or desirable for their businesses and required by Environmental Laws, except where the failure to have or do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to result in a liability exceeding a Material Environmental Amount.
          (e) No property now or previously owned, operated or leased by the Borrower or any other Loan Party is listed or (to the best of their knowledge) proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.
          (f) Except as set forth in Item 6.13(f) (“Environmental Matters/Storage Tanks”) of the Disclosure Schedule, there are no above ground or underground storage tanks, active or abandoned, including petroleum storage tanks, on or under the Real Property.
          (g) None of the Borrower, any other Loan Party or any other Person (to the best of their knowledge (after due inquiry)) has transported or arranged for the transportation of any Hazardous Material to any location which is listed or (to the best of their knowledge) proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations, which may lead to claims against the Borrowers or any other Loan Party for any remedial work, damage to natural resources or personal injury (including claims under CERCLA) which, either individually or in the aggregate, could reasonably be expected to result in a liability exceeding a Material Environmental Amount.
          (h) There are no polychlorinated biphenyls, friable asbestos or other Hazardous Materials present on the Real Property that, either individually or in the aggregate, could reasonably be expected to result in a liability exceeding a Material Environmental Amount.
          (i) No conditions exist at, on or under any property now or previously owned, operated or leased by the Borrower or any other Loan Party which, with the passage of time, or the giving of notice or both, either individually or in the aggregate, could reasonably be expected to result in a liability exceeding a Material Environmental Amount.
          (j) There are no areas of the Real Property with respect to which the Borrowers or any other Loan Party has a legal obligation under the Endangered Species Act of 1973, 16 U.S.C. §§ 1531 et seq., on the Real Property, and no portion of the Real Property has been designated as a “critical habitat”, as defined in such Act.
     SECTION 6.14 Accuracy of Information. (a) All information furnished from time to time (whether prior to or after the Funding Date) by or on behalf of the Borrowers, any other Loan Party or any of their Related Parties in writing to the Administrative Agent or any Lender in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby or by the Transaction, is and will be, as the case may be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.
          (b) All information prepared by any consultant or professional advisor on behalf of the Borrowers, any other Loan Party or any of their Related Parties which was furnished to the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document has been reviewed by the Borrowers, and nothing has come to the attention of the Borrowers in the context of such review which would lead it to believe that such information (or the assumptions on which such information is based) is not true and correct in all material respects or that such information omits to state any material fact necessary to make such information not misleading in any material respect.
          (c) Insofar as any of the information described above includes assumptions, estimates, projections or opinions, the Borrowers have reviewed such matters and nothing has come to the attention of the Borrowers which would lead them to believe that such matters were not when made true and correct in all material respects or that such assumptions, estimates, projections or opinions omitted to state any material fact necessary to make such assumptions, estimates, projections or opinions not reasonable or not misleading in any material respect. All projections and estimates have been prepared in good faith on the basis of reasonable assumptions and represent the best estimate of future performance by the party supplying the same, it being agreed that projections are subject to uncertainties and contingencies and that no assurance can be given that any projection will be realized.

          (d) (i) The balance sheets and financial statements delivered to the Lenders pursuant to Section 5.1.22 and Section 7.1.1 have each been or will be, as the case may be, prepared in accordance with GAAP consistently applied and do or will, as the case may be, present fairly in all material respects the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended; provided that unaudited interim financial statements are subject to normal year-end adjustments. The pro forma balance sheet and financial statements delivered pursuant to Section 5.1.22 (A) have been prepared in good faith based on reasonable assumptions, (B) are based on the best information available to Wells Timberland after due inquiry, (C) accurately reflect all adjustments necessary to give effect to the Transaction and the Loan Documents and (D) present fairly, in all material respects, the pro forma financial position of Wells Timberland as of each relevant date.
               (ii) Except as disclosed in the financial statements referred to above or the notes thereto and for the items disclosed in the Disclosure Schedule, after giving effect to the Transaction none of the Loan Parties have, as of the Funding Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.
     SECTION 6.15 Transaction Agreement, etc. (a) All representations and warranties by the Borrowers and each other Loan Party under the Transaction Documents and the Subordinated Debt Documents are true and correct as of the Funding Date; provided, that such representations and warranties that relate solely to an earlier date shall be true and correct as of such earlier date. The Borrowers agree that, by this reference, such representations and warranties contained in the Transaction Documents and the Subordinated Debt Documents are incorporated herein, mutatis, mutandis, for the benefit of the Lenders.
          (b) No default exists and no events have occurred or conditions exist that, with notice or lapse of time or both, would constitute a default under the Transaction Agreement by any party thereto, and the Transaction Agreement is in full force and effect, and the rights, benefits and indemnities in favor of the Borrowers thereunder are not subject to any defenses, offsets or claims of any kind.
     SECTION 6.16 Absence of Default and Restrictions. (a) Neither any Borrower nor any other Loan Party is (i) in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness or (ii) in violation in any material respect of any (A) applicable Law, (B) contract, agreement, lease or other instrument to which it is a party or (C) permit, license, authorization, entitlement, accreditation or privilege of any Governmental Authority binding upon it or its property or assets. No event has occurred and no condition exists that, upon consummation of the Transaction and the making of the Loans hereunder, would constitute a Default or an Event of Default.
          (b) Neither any Borrower nor any other Loan Party (i) is a party to any contract, agreement, lease or other instrument, or subject to any other restriction, that restricts its ability to incur Indebtedness (other than this Agreement and the Subordinated Debt Documents) or (ii) has agreed or consented to exist on any of the Real Property or other Collateral, whether now or in the future, any Lien other than those Liens permitted by Section 7.2.3.

     SECTION 6.17 Margin Regulations; Bank Secrecy Act, etc. (a) Neither any Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” (as defined in F.R.S. Board Regulation U). None of the proceeds of any Loan will be used for the purpose of, or be made available by any Borrower or any other Loan Party in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying “margin stock” (as so defined) or otherwise in violation of Regulations T, U or X of the F.R.S. Board.
          (b) None of the proceeds of any Loan shall be used, directly or indirectly, in a manner that would cause the Administrative Agent or any Lender to violate the Foreign Corrupt Practices Act of 1977, the Bank Secrecy Act or any of the sanctions programs administered by the Office of the Foreign Assets Control of the United States Department of Treasury.
     SECTION 6.18 Investment Company Status. Neither any Borrower nor any other Loan Party is an “investment company” nor a “company controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended.
     SECTION 6.19 Material Agreements; Governmental Approvals. (a) The Borrowers, each other Loan Party and (to the best of their knowledge) each other party to a Material Agreement is in compliance in all material respects with all the terms contained in each Material Agreement, each Material Agreement is in full force and effect and all consents to duly assign each relevant Material Agreement (as required by Section 5.1.17) from the Borrowers and each other Loan Party to the Administrative Agent have been obtained and are in full force and effect.
          (b) Set forth on Item 6.19(b) (“Material Governmental Approvals”) of the Disclosure Schedule is a listing, as of the Funding Date, of all material licenses, permits and other approvals of Governmental Authorities (collectively, the “Material Governmental Approvals”) that is required to (i) own, operate or lease the Real Property and (ii) operate the business of the Borrowers and each other Loan Party in the ordinary course (including with respect to activities related to Timber harvesting, building, zoning, sub-division, wildlife protection, mining, drilling, extraction or reclamation). Neither the Borrowers nor any other Loan Party have failed to obtain any Material Governmental Approval and is not in violation of any Material Governmental Approval. Neither the Borrowers nor any other Loan Party have received written notice of any violation with respect to the matters the subject of this clause.
     SECTION 6.20 Solvency. The Borrowers and each other Loan Party are, and after giving effect to the Transaction and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith pursuant to the Loan Documents or otherwise will be and will continue to be, Solvent.
     SECTION 6.21 Insurance. Item 6.21 (“Insurance”) of the Disclosure Schedule sets forth a true, complete and correct description of all insurance maintained by the Borrowers and each other Loan Party as of the Funding Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid.

     SECTION 6.22 Affiliate Transactions. Except as described on Item 6.22 (“Affiliate Transactions”) of the Disclosure Schedule, as of the Funding Date no Affiliate of the Borrowers or any other Loan Party (or any of their respective family members) is a party to any transaction with any Loan Party, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or any Person in which any officer, director, or any such employee or family member has a substantial interest or is an officer, director, partner, member or trustee.
     SECTION 6.23 Patriot Act, etc. (a) Each Borrower and each other Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any official or employee of any Governmental Authority, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. No Borrower or any other Loan Party is engaged in or has engaged in any course of conduct that could reasonably be expected to subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal Law, racketeer influenced and corrupt organizations Law, civil or criminal, or other similar Laws.
          (b) Neither the Borrowers nor any other Loan Party (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such Executive Order, or is otherwise associated with any such Person in any manner that violates such Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
     SECTION 6.24 Subordinated Debt, etc. Each Borrower and each other relevant Loan Party has duly executed and delivered all of the Subordinated Debt Documents to which it is a party and each such document constitutes the legal, valid and binding obligation of each such Person, enforceable against each such Person in accordance with its terms subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforceability of creditors’ rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at Law). The Borrowers have delivered true and complete copies of the Subordinated Debt Documents to the Administrative Agent and the Lenders, together with all amendments, waivers and other changes thereto. Notwithstanding any bankruptcy, insolvency, reorganization, moratorium or similar proceeding in respect of the Borrowers or any other Loan Party, at all times (i) the provisions contained in the Subordinated Intercreditor Agreement (collectively, the “Subordination Provisions”) are enforceable against each Borrower and each other Loan Party by the

Administrative Agent and the Lenders and (ii) all Obligations, including the Obligations to pay principal of and interest on the Obligations, constitute “Senior Obligations” (as defined in the Subordinated Intercreditor Agreement), and all such Obligations will be entitled to the benefits of the Subordinated Intercreditor Agreement. Each Borrower acknowledges that the Administrative Agent and the Lenders are entering into this Agreement, and have made the Loans in reliance upon the Subordination Provisions and the representations and warranties made pursuant to this Section.
     SECTION 6.25 Separateness; Special Representations and Covenants Relating to Loan Parties.
          SECTION 6.25.1 Purpose. (a) The only business that Wells REIT conducts or will conduct will be (i) owning and holding the Equity Interests of Wells Partnership, (ii) entering into the Loan Documents and the Subordinated Debt Documents, (iii) pledging all of the Collateral that it owns as collateral for the Loans and the Subordinated Notes, (iv) entering into Unrestricted Timber Transactions and (v) transacting any and all lawful business under the laws of the state of its organization that is incident, necessary and appropriate to accomplish the foregoing and appropriate or necessary to its status as a public company.
          (b) The only business that Wells Partnership conducts or will conduct will be (i) owning and holding the Equity Interests of Wells Acquisition, (ii) entering into the Loan Documents and the Subordinated Debt Documents, (iii) pledging all of the Collateral that it owns as collateral for the Loans and the Subordinated Notes, (iv) entering into Unrestricted Timber Transactions and (v) transacting any and all lawful business under the laws of the state of its organization that is incident, necessary and appropriate to accomplish the foregoing.
          (c) The only business that Wells Acquisition conducts or will conduct will be (i) owning and holding the Equity Interests of Wells Installment Note Issuer, incidental personal property related thereto and proceeds thereof, (ii) entering into the Loan Documents and the Subordinated Debt Documents, (iii) pledging all of the Collateral that it owns as collateral for the Loans and the Subordinated Notes and (iv) transacting any and all lawful business under the laws of the state of its organization that is incident, necessary and appropriate to accomplish the foregoing.
          (d) The only business that Wells Timberland conducts or will conduct will be (i) acquiring, owning and holding the Real Property, incidental personal property related thereto and proceeds thereof, and operating and managing the Real Property including the selling and harvesting of Timber by itself any by others pursuant to Timber rights granted by Wells Timberland, (ii) entering into the Loan Documents and the Subordinated Debt Documents, (iii) pledging all of the Collateral that it owns as collateral for the Loans and the Subordinated Notes and (iv) transacting any and all lawful business under the laws of the state of its organization that is incident, necessary and appropriate to accomplish the foregoing.
          (e) The only business that Wells TRS conducts or will conduct will be (i) entering into the Loan Documents and the Subordinated Debt Documents, (ii) pledging all of the Collateral that it owns as collateral for the Loans and the Subordinated Notes, (iii) entering into Unrestricted Timber Transactions and (iv) transacting any and all lawful business under the laws of the state of its organization that is incident, necessary and appropriate to accomplish the foregoing.
          (f) The only business that Wells TRS Subsidiary conducts or will conduct will be (i) entering into the MW Supply Agreements, (ii) entering into the Loan Documents and the Subordinated Debt Documents, (iii) pledging all of the Collateral that it owns as collateral for the Loans and the Subordinated Notes and (iv) transacting any and all lawful business under the laws of the state of its organization that is incident, necessary and appropriate to accomplish the foregoing.
          SECTION 6.25.2 Financial Statements. Each Loan Party has and will have its own separate financial statement, provided, however, that each Loan Party’s assets may be included in a consolidated financial statement of its parent companies if inclusion on such a consolidated statement is required to comply with the requirements of GAAP, provided, further, that (a) such consolidated financial statement shall contain a footnote to the effect that each Loan Party’s assets are owned by such Loan Party and that the assets are being included on the financial statement of its parent solely to comply with the requirements of GAAP and (b) such assets shall be listed on such Loan Party’s own separate balance sheet.
          SECTION 6.25.3 Tax Return. Each of Wells Timberland, Wells Acquisition and Wells Partnership is and will be treated as a disregarded entity or pass-through entity for Federal income tax purposes, with all items of income, gain, loss and expense of each such Person being treated as though earned or incurred by Wells REIT (except for the 1% interest in Wells Partnership that is not owned by Wells REIT).
          SECTION 6.25.4 Separateness. Each Loan Party has, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person, shall correct any known misunderstanding regarding its status as a separate entity, shall conduct and operate its business in its own name and shall not identify itself or any of its Affiliates as a division or part of the other.
          SECTION 6.25.5 Overhead. Each Loan Party has and will allocate fairly and reasonably any overhead expenses that are shared with any other Loan Party or any Affiliate thereof, including paying for office space and services performed by any employee of an affiliate.
          SECTION 6.25.6 Liabilities and Expenses. Each Loan Party has and will pay its own liabilities and expenses out of its own funds drawn on its own bank account.
          SECTION 6.25.7 Adequate Capital. Each Loan Party has and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.
          SECTION 6.25.8 Separateness of Assets. Each Loan Party (a) has and will (i) maintain all of its bank accounts separate from any other Person, (ii) hold all of its assets in its own name and (iii) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other entity; and (b) has not and will not (i) commingle its funds or other assets with those of any other Person or (ii) participate in a cash management system with any other Person.
          SECTION 6.25.9 Guarantees. Other than as provided in the Loan Documents, the Subordinated Debt Documents and the Unrestricted Timber Transactions, no Loan Party has or will hold itself out as being responsible for the debts or obligations of any other Person, or hold out its credit as available to satisfy the obligations of any other Person.
          SECTION 6.25.10 Corporate Formalities. Each Loan Party has and will hold regular meetings, as appropriate, to conduct its business in the ordinary course, and each Loan Party has done and will do all things necessary to observe all customary organizational and operational formalities and record keeping and to preserve its existence. Each Loan Party has and will maintain all of its books and records separate from those of any other Person and will maintain separate telephone numbers, stationery, invoices and checks.
          SECTION 6.25.11 Bankruptcy.Neither the Borrowers nor any other Loan Party will file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest.
          ARTICLE VII COVENANTS
     SECTION 7.1 Affirmative Covenants. The Borrowers agree with each Lender Party that, until all the Obligations have been paid in full in cash and performed in full, the Borrowers will perform the obligations set forth in this Section.
          SECTION 7.1.1 Financial Information, Reports, Notices, etc. Each Borrower will furnish, or will cause to be furnished, to the Administrative Agent copies of the following financial statements, reports, notices and information (all of which shall be in form and scope reasonably satisfactory to the Administrative Agent):
          (a) (i) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of Wells REIT and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and cash flow of Wells REIT and its Subsidiaries for such Fiscal Quarter and (when available) for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (when available), together with comparable information adjusted to reflect any changes at the close of and for the corresponding Fiscal Quarter for the prior Fiscal Year and for the corresponding portion of the previous Fiscal Year, certified as complete and correct by a Financial Officer of Wells REIT as fairly presenting the financial position of Wells REIT and its consolidated Subsidiaries as of the date thereof and for the period then ended; and (ii) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of Wells Timberland as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and cash flow of Wells Timberland for such Fiscal Quarter and (when available) for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (when available), together with comparable information adjusted to reflect any changes at the close of and for the corresponding Fiscal Quarter for the prior Fiscal Year and for the corresponding portion of the previous Fiscal Year, certified as complete and correct by a Financial Officer of Wells Timberland as fairly presenting the financial position of Wells Timberland as of the date thereof and for the period then ended;
          (b) (i) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such Fiscal Year for Wells REIT and its Subsidiaries, including therein consolidated and consolidating balance sheets of Wells REIT and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of earnings and consolidated statements of cash flow of Wells REIT and its Subsidiaries for such Fiscal Year, in each case certified without any “going concern” or other material qualification in a manner reasonably acceptable to the Administrative Agent by Deloitte & Touche LLP or other independent public accountants acceptable to the Administrative Agent, together (A) with the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters and (B) comparable information adjusted to reflect any changes at the close of the prior Fiscal Year (when available); and (ii) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such Fiscal Year for Wells Timberland, including therein consolidated and consolidating balance sheets of Wells Timberland as of the end of such Fiscal Year and consolidated and consolidating statements of earnings and consolidated statements of cash flow of Wells Timberland for such Fiscal Year, in each case certified without any “going concern” or other material qualification in a manner reasonably acceptable to the Administrative Agent by Deloitte & Touche LLP or other independent public accountants acceptable to the Administrative Agent, together (A) with the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters and (B) comparable information adjusted to reflect any changes at the close of the prior Fiscal Year (when available);
          (c) concurrently with the delivery of the financial statements pursuant to clauses (a) and (b), a certificate from a Financial Officer of Wells REIT that, to the best of his knowledge, each Loan Party during the period covered by such financial statements has observed or performed all of its covenants and other agreements contained in this Agreement and the other Loan Documents required to be observed, performed or satisfied by it, and that such Financial Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;
          (d) concurrently with the delivery of the financial statements pursuant to clause (b):
               (i) the final management letter, if any, prepared by the independent public accountants who prepared such financial statements with respect to internal audit and financial controls of the Borrowers and their Subsidiaries; and
               (ii) a certificate of a Financial Officer of Wells Acquisition (A) setting forth the information required pursuant to the disclosure schedules of the Security Agreement, the Wells REIT Security Agreement and Pledge Agreement or confirming that there has been no change in such information since the Funding Date or the date of the most recent certificate delivered pursuant to this clause and (B) certifying that all U.C.C. financing statements (including fixture filings, as applicable), mortgages or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each Governmental Authority and other appropriate office in each jurisdiction that is necessary to protect and perfect the security interests under the Loan Documents;
          (e) as soon as available and in no event later than the date the financial statements are delivered (or are required to be delivered) pursuant to clause (a), a Compliance Certificate, executed by a Financial Officer of Wells Acquisition, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) the calculation of the Senior Loan to Value Ratio and Debt Service Coverage Ratio;
          (f) as soon as possible and in any event within three Business Days after (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Section 6.7, (ii) the commencement of any litigation, action, proceeding or labor controversy of the type described in Section 6.7, (iii) the commencement of any legal proceeding seeking injunctive relief or which may materially impair the ability of the Borrowers or any Loan Party to perform their Obligations or (iv) any change in the certified public accountants of the Borrowers, notice thereof by an Authorized Officer of any Borrower and copies of all documentation relating thereto;
          (g) as soon as possible and in any event within three Business Days after the occurrence of each Default, Event of Default or event that could reasonably be expected to result in a Material Adverse Effect, a statement of an Authorized Officer of a Borrower setting forth reasonably detailed information regarding such Default, Event of Default or event, and the action which the Borrowers have taken and proposes to take with respect thereto;
          (h) concurrently with the sending or filing thereof, copies of all (i) reports and documents which the Borrowers or any other Loan Party sends to any of its holders of Equity Interests, (ii) press releases and other statements made available by the Borrowers or any other Loan Party to the public concerning material changes or developments in it business and (iii) reports, financial statements and registration statements which the Borrowers or any other Loan Party files with the Securities and Exchange Commission or any securities exchange, except that the Borrowers shall not be required to deliver any of the foregoing which has previously been delivered hereunder;
          (i) promptly after becoming aware of any events which would give rise to a mandatory prepayment under clause (b) of Section 3.1.2, a statement of the Financial Officer of Wells Acquisition setting forth reasonably detailed information regarding the same;
          (j) all such notices and documents required to be delivered pursuant to the other Loan Documents;

          (k) promptly after the receipt thereof by the Borrowers or any other Loan Party, copies of any notice of non-payment or underpayment of Taxes or other charges by the Borrowers or any other Loan Party that is received from any relevant Governmental Authority;
          (l) concurrently with the receipt or delivery thereof, all notices or documents received or delivered by any Loan Party pursuant to the Subordinated Debt Documents (including the Equity Raise Monthly Account Statement (as defined therein) but excluding notices or documents that have been delivered pursuant to the Loan Documents);
          (m) promptly after any Borrower or any other Loan Party obtains knowledge that any statement contained in any representation or warranty in any Loan Document was not when made true and correct, a statement of an Authorized Officer of either Borrower setting forth reasonably detailed information regarding the same;
          (n) concurrently with the receipt or delivery thereof by any Borrower or any other Loan Party, all material notices, including notices of default or termination, received or delivered by any such Borrower or other Loan Party pursuant to any Material Agreement;
          (o) promptly after the assertion or occurrence thereof, notice of any proceeding, demand, investigation or claim of any Governmental Authority regarding the noncompliance by the Borrowers or any other Loan Party with any Environmental Law that could (i) reasonably be expected to result in a liability exceeding a Material Environmental Amount or (ii) cause any Real Property to be subject to any restrictions on ownership, transferability or occupancy;
          (p) as soon as available and in no event later than 10 Business Days prior to the consummation of any Unrestricted Timber Transaction (or such shorter period of time as may be acceptable to the Administrative Agent), Wells REIT shall (i) certify to the Lenders that all the terms and conditions contained in the definition of “Unrestricted Timber Transaction” have been satisfied with respect thereto, (ii) deliver to the Lenders substantially final copies of the operative documents evidencing such Unrestricted Timber Transaction and (iii) provide such other evidence, as may be reasonably requested by the Administrative Agent or any Lender, in connection therewith;
          (q) as soon as available and in no event later than 10 Business Days prior to the beginning of each calendar year, an update of the pro forma financial statements and operating expense budget delivered pursuant to Section 5.1.22 for the next following 18-month period; and
          (r) such other information respecting the condition or operations, financial or otherwise, of any Loan Party as any Lender through the Administrative Agent may from time to time reasonably request.
          SECTION 7.1.2 Compliance with Laws; Payment of Obligations.(a) Each Borrower will, and will cause each other Loan Party to, comply in all material respects with all material permits, licenses, authorizations, approvals, entitlements, accreditations and privileges of each Governmental Authority and all applicable Laws.

          (b) Each Borrower will, and will cause each other Loan Party to, pay before the same become delinquent, all (i) its Indebtedness and other obligations, including all income and other Taxes, assessments and charges imposed by Governmental Authorities upon it or upon its property, and (ii) lawful claims for labor, materials and supplies or otherwise, except for the non-payment of such other obligations, Taxes and claims that (A) are being diligently contested in good faith by appropriate proceedings which (i) suspend collection of the contested other obligation or Tax or charge and any Lien arising therefrom and (ii) for which adequate reserves in accordance with GAAP shall have been set aside on its books and (B) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. If such contest is terminated, adversely resolved or the conditions set forth in this Section are no longer met, the Borrowers and each other Loan Party shall promptly pay or discharge the contested other obligations, Taxes and claims.
          SECTION 7.1.3 Maintenance of Properties and Franchises. (a) Each Borrower will, and will cause each other Loan Party to, in the exercise of its reasonable business judgment, maintain, preserve, protect and keep its properties in good repair, working order and condition (reasonable wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.
          (b) Each Borrower will, and will cause each other Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and qualification as a foreign corporation, limited liability company or partnership in each jurisdiction where it has assets or conducts business and (ii) the permits, licenses, authorizations, approvals, entitlements, accreditations, privileges and franchises of all Governmental Authorities or otherwise necessary for the proper conduct of its business (including the ownership and the leasing of the Real Property).
          SECTION 7.1.4 Insurance. (a) Each Borrower and Wells TRS Subsidiary will, and will cause each other Loan Party to (to the extent relating to the Collateral), maintain, insurance policies and coverage with respect to its property and assets at least as expansive as set forth on Item 6.21 (“Insurance”) of the Disclosure Schedule and, in any event, to such extent and covering such risks as is customary for companies in sound financial condition in the same or similar businesses and operations and in the same or similar locations. In addition, each Borrower and Wells TRS Subsidiary will maintain, and will cause each other Loan Party to maintain (to the extent relating to the Collateral), such other additional insurance coverage in such amounts and with respect to such risks as the Administrative Agent or the Required Lenders may reasonably request from time to time. All such insurance will be provided (i) by insurers authorized by Lloyds of London to underwrite such risks, (ii) by insurers having an A.M. Best policyholders rating of not less than “A” or (iii) by such other insurers as the Administrative Agent may approve.
          (b) All premiums on insurance policies required under this Section will be paid by the Borrowers. All insurance policies relating to any loss or damage sustained in respect of any item constituting a part of the Collateral will contain a loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Administrative Agent. All insurance policies relating to general liability, umbrella and excess insurance coverages will contain an additional insured endorsement, in form and substance satisfactory to the Administrative Agent, in favor of the Administrative Agent. All such insurance policies will provide that:
               (i) neither the Borrowers, any other Loan Party, nor any Lender will be a coinsurer thereunder; and
               (ii) such insurance will not be affected by any unintentional act or negligence or representation or warranty on the part of the Borrowers, any other Loan Party or other owner of the policy or the property described in such policy.
All such insurance policies will provide that the insurer will, simultaneously with the delivery to either Borrower or any other Loan Party of any notice of a material event under such policy, deliver to the Administrative Agent a copy of such notice. All such insurance policies and loss payable clauses will provide that they may not be canceled, amended or terminated unless the Administrative Agent is given at least the same number of days’ notice that the insurance company which issued such policies is required to give the Borrowers or any other Loan Party, but in no event less than 30 days’ prior written notice.
          (c) The Borrowers will provide to the Administrative Agent and to its insurance consultant (or any agent, officer or employee of the Administrative Agent) such other information relating to its insurance coverage as may be reasonably requested by the Administrative Agent. The insurance consultant (through its officers or employees) shall have the right to visit the Borrowers’ and the other Loan Parties’ offices, upon reasonable prior notice during usual business hours, to inspect the insurance policies provided for herein. The reasonable fees, costs and expenses of the insurance consultant shall be paid for by the Borrowers.
          (d) If any Borrower or other Loan Party fails to maintain any of the policies of insurance required by this Section the Administrative Agent may (but shall not be required), at the sole cost and expense of the Borrowers, obtain and maintain such policies of insurance, pay the related premiums and take such other action as it deems reasonably advisable. All costs related to the foregoing shall be charged to the Borrowers’ loan account. Notwithstanding the foregoing, the Administrative Agent shall have no liability with respect to the cost, scope, amount or other terms with respect to the insurance purchased by it pursuant to this provision.
          (e) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the sole right, in the name of the Lenders and each other Loan Party, to file claims under any insurance policies with respect to which the Administrative Agent is the loss payee, to receive receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
          (f) The Borrowers will furnish to the Administrative Agent at least annually and at such other times as the Administrative Agent shall request, a certificate of insurance and other evidence as to the insurance required to be maintained pursuant to this Section.

          SECTION 7.1.5 Books and Records; Inspections; Annual Meeting. (a) (a) Each Borrower will, and will cause each other Loan Party to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions. The Borrowers will maintain, and will cause each other Loan Party to maintain, at all times books and records pertaining to the Collateral in such detail, form, and scope as the Administrative Agent shall reasonably require.
          (b) Each Borrower and Wells TRS Subsidiary will, and will cause each other Loan Party to (to the extent relating to the transactions contemplated by the Loan Documents), permit the Administrative Agent and each Lender or any of their respective representatives (including outside auditors), at reasonable times and intervals and with reasonable prior notice unless a Default or Event of Default has occurred and is continuing, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrowers hereby authorize such independent public accountant to discuss the Borrowers’ financial matters with each Lender or its representatives whether or not any representative of the Borrowers are present) and to examine (and, at the expense of the Borrowers, copy extracts from) and conduct audits of any of its account receivables, other assets and books or other corporate records (including computer records).
          (c) At least once each Fiscal Year at a time reasonably requested by the Administrative Agent and, if any Default or Event of Default has occurred and is continuing, more frequently as may be requested by the Administrative Agent or the Required Lenders, the Borrowers shall host a meeting of the Lenders to discuss their financial condition and results of operations (including its financial reports and related material delivered with respect to such Fiscal Year). Such meeting shall be held at a mutually convenient location as agreed to by the Administrative Agent and the Lenders.
          (d) The Borrowers will pay all the reasonable fees and expenses of the Administrative Agent and each Lender in the exercise of their rights pursuant to this Section, including the reasonable fees and expenses of independent public accountants and other professionals retained by the Administrative Agent and the Lenders; provided that, notwithstanding the foregoing, (i) if no Default or Event of Default has occurred and is continuing, the Borrower shall not be required to reimburse the Administrative Agent for such fees and expenses in connection with more than one audit and one visit per calendar year, (ii) the Borrowers shall promptly provide to the Administrative Agent after the completion thereof certified copies of all separate audits conducted by the Subordinated Administrative Agent and (iii) unless a Default or an Event of Default has occurred and is continuing, the Borrower shall not be required to reimburse the Lenders for any such fees and expenses.
          SECTION 7.1.6 Environmental Covenants.(a) (a) Each Borrower will, and will cause each other Loan Party, lessees and other Persons occupying any of the Real Property or their other properties to:
               (i) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where the failure to do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to result in a liability exceeding a Material Environmental Amount;
               (ii) take all such actions as are necessary and appropriate so that no liability with respect to the Environmental Laws may arise which, either individually or in the aggregate, could reasonably be expected to result in a liability exceeding a Material Environmental Amount;
               (iii) promptly notify the Administrative Agent and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of the Real Property or compliance with Environmental Laws, and shall cure and have dismissed with prejudice to the reasonable satisfaction of the Administrative Agent any actions and proceedings relating to compliance with or liability pursuant to Environmental Laws which, either individually or in the aggregate, could reasonably be expected to result in a liability exceeding a Material Environmental Amount; and
               (iv) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section.
          (b) Prior to acquiring any ownership or leasehold interest in any real property after the Funding Date that could give rise to the Borrowers or Wells TRS Subsidiary being found subject to potential liability under any Environmental Law, the Borrowers will (i) obtain a written report by a reputable independent environmental consultant reasonably acceptable to the Administrative Agent (an “Environmental Consultant”) as to its assessment of the presence or potential presence of significant levels of any Hazardous Material on, in, under or about such property, or of other conditions that could give rise to a potentially significant liability to the Borrowers or Wells TRS Subsidiary under violations of any Environmental Law relating to such transaction, and notify the Administrative Agent of such potential transaction, and (ii) afford the Administrative Agent a reasonable opportunity to review, to discuss such report with the Environmental Consultant who prepared it and a knowledgeable representative of the Borrowers. The Administrative Agent shall have the right, but shall not have any duty, to obtain, review, or discuss any such report.
          (c) If any Default or Event of Default has occurred and is continuing or if the Administrative Agent or any Lender has formed a reasonable belief that material violations of Environmental Laws may exist or Hazardous Materials may be present on the Real Property in amounts or under circumstances which could reasonably be expected to result in a liability exceeding a Material Environmental Amount, then, at the Administrative Agent’s request, the Borrowers shall perform, or use commercially reasonable efforts to cause to be performed by any other responsible party, tests, including subsurface testing, soil and groundwater testing, and other tests which may physically invade the Real Property pursuant to a scope of work proposed by the Borrowers and approved by the Administrative Agent (the “Environmental Tests”), as the Administrative Agent, in its reasonable discretion, determines is necessary to (i) investigate the condition of the Real Property, (ii) protect the security interest created under the Mortgages and the other Loan Documents and (iii) determine compliance in all material respects with all Environmental Laws, the provisions of the Loan Documents and other matters relating thereto.

The Borrowers shall provide true and accurate copies of the results of the Environmental Tests to the Administrative Agent and the Lenders upon receipt of the results. In the event that (i) the Borrowers fail to promptly initiate the Environmental Tests requested by the Administrative Agent, (ii) the Borrowers fail to provide to the Administrative Agent and the Lenders with the results of such Environmental Tests within 60 days of the request therefor or such additional time as the Administrative Agent shall agree in its sole discretion or (iii) the Administrative Agent or the Required Lenders are not reasonably satisfied with the results of such Environmental Tests, then the Administrative Agent may undertake to perform or cause to be performed, at the Borrower’s expense, such Environmental Tests for the account of the Borrowers.
          (d) The Borrowers and Wells TRS Subsidiary shall, in accordance with prudent industry practice, from time to time perform any remediation, reclamation or similar action required under any applicable Environmental Law, any such actions with respect to the Real Property to include, but not be limited to, the investigation of the condition of the Real Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Real Property. Each plan of remediation shall be subject to the prior review of the Administrative Agent. All such work shall be performed by one or more Environmental Consultants. The Borrowers shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall (i) be in accordance with the remediation plan approved by an appropriate Governmental Authority and all applicable Environmental Laws and (ii) be performed in a good, safe and workmanlike manner so as to minimize, to the extent practicable, any impact on the business conducted at or the value of the Real Property. The Borrowers shall pay all costs actually incurred in connection with such investigatory and remedial activities, including all power and utility costs, and any and all Taxes or fees that may be applicable to such activities. The Borrowers shall promptly provide to the Administrative Agent and the Lenders copies of testing reports and results generated in connection with such activities. Promptly upon completion of such investigation and remediation, the Borrowers shall permanently close all monitoring wells and test holes in compliance with applicable Laws, remove all associated equipment and restore the Real Property to the maximum extent practicable, which shall include, without limitation, the repair of any surface damage. Within 30 days of demand therefor, the Borrowers shall provide the Administrative Agent with a bond, letter of credit or similar financial assurance reasonably satisfactory to the Administrative Agent evidencing that the necessary funds are available to perform the obligations established by this clause, unless a bond or similar financial assurance at least in the amount required by the Administrative Agent is in full force and effect and is available and is in fact used by the relevant Governmental Authority to pay such obligations.
          (e) The Administrative Agent, whether or not the Administrative Agent has acquired possession or title to the Real Property, shall have the right to undertake any and all actions to remediate the Real Property which the Borrowers shall fail to perform or cause to be performed in accordance with the requirements of this clause.
          SECTION 7.1.7 As to Intellectual Property Collateral. (a) Each Borrower will, and will cause Wells TRS Subsidiary to, take all actions necessary to ensure that no Intellectual Property Collateral lapses, becomes abandoned, dedicated to the public, invalid, unenforceable or subject to any adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court), unless the Borrowers shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Administrative Agent) that any of such Intellectual Property Collateral is of negligible economic value to the Borrowers or Wells TRS Subsidiary or (ii) have a valid business purpose (exercised in the ordinary course of business that is consistent with past practice).
          (b) In no event shall any Borrower, Wells TRS Subsidiary or any of their agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent, and upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s first priority security interest in such Intellectual Property Collateral and the goodwill and general intangibles of the Borrowers and each of their Loan Parties relating thereto or represented thereby.
          (c) Each Borrower and Wells TRS Subsidiary will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under clause (a)).
          SECTION 7.1.8 Payment of Taxes and Claims; Deposits for Taxes and Insurance Premiums. (a) Each Borrower will, and will cause each other Loan Party to, comply in all material respects with all material permits, licenses, authorizations, approvals, entitlements, accreditations and privileges of each Governmental Authority and all applicable Laws that are, in each case, binding on any of them, the Real Property or their other property or assets.
          (b) Each Borrower will, and will cause each other Loan Party to, pay before the same become delinquent, all (i) its Indebtedness and other obligations and (ii) lawful claims for labor, materials and supplies or otherwise, except for the non-payment of such claims that (A) are being diligently contested in good faith by appropriate proceedings which (i) suspend collection of the contested Indebtedness or claim and any Lien arising therefrom and (ii) for which adequate reserves in accordance with GAAP shall have been set aside on its books and (B) could not reasonably be expected to result in, either individually or in the aggregate, a material liability to any of them. If such contest is terminated, adversely resolved or the conditions set forth in this Section are no longer met, the Borrowers and each other Loan Party shall promptly pay or discharge the contested Indebtedness and claims.

          (c) Each Borrower will, and will cause each other Loan Party to, file all Federal and other material tax returns required to be filed in any jurisdiction and pay all Taxes imposed or levied upon the Collateral or on the interests created by any Mortgage or with respect to the filing of any Mortgage, or on the Lien and other interests created by any Mortgage, to the extent such Taxes have become due and payable and before they have become delinquent, and upon request of the Administrative Agent the Borrowers will, and will cause each other Loan Party to, deliver receipts therefor or other evidence of payment satisfactory to the Administrative Agent. The Borrowers and the other Loan Parties may, at the their own expense, in good faith and by appropriate proceedings diligently contest any such Taxes and, in the event of any such contest, may permit the Taxes so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that during such period the Borrowers shall be in compliance with this Agreement and that adequate reserves for such Taxes shall have been set aside on their books in accordance with GAAP.
          (d) Each Borrower shall deliver to Lender not less than once per year, and more often at the request of the Administrative Agent, a certification by the Borrowers that all Taxes which are due and payable for such year have been paid in full.
          (e) In the event of the passage, after the Funding Date, of any Law that deducts from the value of the Collateral any Tax or changes the taxation of mortgages, deeds of trust and/or security agreements, or the manner of the collection of any such Taxes, in each case which has the effect of imposing any additional payment or expense against any of the Collateral or upon the Administrative Agent or any Lender, the Borrowers shall pay such Tax or promptly reimburse the Administrative Agent or such Lender for its or their payment.
          SECTION 7.1.9 Further Assurances; Additional Collateral. (a) Each Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds to secure debt and other documents), which may be required under any applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to comply with the terms of this Agreement and the other Loan Documents, including causing the Senior Priority Collateral and the Senior Exclusive Collateral to be subject to a first priority security interest in favor of the Administrative Agent (subject, in the case of non-possessory security interests, to the Liens permitted by Section 7.2.3) and causing the Subordinated Priority Collateral to be subject to a second priority security interest in favor of the Administrative Agent, in each case securing all the Obligations, all at the expense of the Borrowers. The Borrowers also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Loan Documents.
          (b) If any property or asset is acquired or leased by any Borrower or Wells TRS Subsidiary after the Funding Date, the Borrowers will notify the Administrative Agent promptly thereof (except such notice shall not be required if the Administrative Agent has a valid first priority perfected security interest in such property or asset comprising the Senior Priority Collateral or the Senior Exclusive Collateral and a valid second priority security interest in such property or asset comprising the Subordinated Priority Collateral, in each case by virtue of any actions previously taken by or on behalf of the Administrative Agent), and will cause such property or asset to be subjected to a first priority security interest in favor of the Administrative Agent (subject, in the case of non-possessory security interests, to the Liens permitted by Section 7.2.3), in the case of such property or asset comprising the Senior Priority Collateral or the Senior Exclusive Collateral, and a valid second priority security interest in such property or asset comprising the Subordinated Priority Collateral, and will take, and cause Wells TRS Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens (including the actions described in Section 7.1.9 and clause (a) and obtaining Landlord Estoppel Certificates with respect to assets located on leased Real Property).
          SECTION 7.1.10 Exercise of Rights under Transaction Documents. Each Borrower will, and will cause each other Loan Party to, enforce in their reasonable business judgment all of their material rights under each Transaction Document, including, without limitation, all material indemnification rights thereunder, and pursue all material remedies that are available to the Loan Parties with diligence and in good faith in connection with the enforcement of any such rights.
          SECTION 7.1.11 Timber Affirmative Covenants.
          (a) Management. The Timberland shall be operated in accordance with (i) industry standards for their highest and best use as timberlands, having due regard to soil conditions, stand arrangements and other factors relevant to the conduct of sound silvicultural and harvesting practices and (ii) Best Management Practices.
          (b) The Wells Timberland Operating Agreement shall remain in full force and effect and there shall be no default, breach or violation existing thereunder by any party thereto and no event shall occur (other than payments due but not yet delinquent) that would entitle either party thereto to terminate such Agreement. The Wells Timberland Operating Agreement shall not be modified in any respect except as provided in clause (b) of Section 7.2.10, and the Loan Parties shall not enter into any agreement relating to the management or operation of the Timberland with any Person (other than Wells Manager), without the express consent of the Administrative Agent. If at any time the Administrative Agent consents to the appointment of a new manager, such new manager and the Loan Parties shall, as a condition of the Administrative Agent’s consent, execute an agreement in substantially the form of the Timber Manager Subordination Agreement.
          (c) Annual Operating Plan. On or before each anniversary of the Funding Date (or such later date as the Administrative Agent may approve in its sole discretion), Wells Timberland will submit to the Lenders an annual plan of operations for forest management, silviculture, planting, thinning and Timber harvesting (the “Harvest Plan”) for the Timberland (which shall be prepared on a per Division basis), for the following year, which shall be prepared or reviewed by the Timber Manager, the Administrative Agent and the Administrative Agent’s consultant (if any). The Harvest Plan shall identify by a GIS based system of identification that corresponds to the legal descriptions of the Timberland attached to the Mortgage, the land area of each Division to be harvested, so that the Administrative Agent can verify that the Timberland is being harvested in an orderly and efficient manner. Also, each Harvest Plan shall be accompanied by a certification by a Financial Officer of Wells Timberland that Wells Timberland can meet the performance requirements of the MW Supply Agreements on a current and prospective basis during the period covered by such Harvest Plan. Wells Timberland shall promptly notify the Administrative Agent of any material changes in the Harvest Plan, which changes shall be subject to approval by the Administrative Agent.
          (d) Timber Harvesting and Forest Management Operations. If no Default or Event of Default has occurred and is continuing, Wells Timberland may cut and remove Timber from the Timberland subject to satisfaction of the following conditions:
               (i) All cutting, logging and removal of Timber shall be in accordance with Best Management Practices.
               (ii) All cutting operations of Timber shall be conducted in such a manner as to realize in accordance with industry standards the greatest return from the Timber, to effect suitable utilization of the Timberland, to assure the early and complete regeneration of stands of desirable Timber and to maximize development of Timber, both as to growth and quality. All standing Timber shall be cut as close to the ground as practicable in order to leave the lowest stump, with jump-butting to be used when necessary. All desirable Timber that is not at the time being harvested, including young trees, shall be protected against unnecessary injury from felling, skidding and hauling. All measures reasonably practicable shall be used in cutting operations to prevent soil erosion including the proper location of skidways and roads.
               (iii) Any intermediate harvesting of Timber shall be carried out in accordance with industry standards to produce the maximum growth on the maximum number of stems, consistent with the production in accordance with industry standards in order to maximize the greatest quantity and quality of merchantable Timber, and all harvesting shall be carried on in a manner calculated to realize in accordance with industry standards the maximum investment value in the Timberland.
               (iv) Wells Timberland shall keep and maintain at its offices adequate and accurate books and records of all Timber cut and removed from the Timberland and the payments received therefrom. Wells Timberland shall furnish a record of cuttings and payments to the Administrative Agent in a form and at such times as the Administrative Agent may specify from time to time, but not less frequently than 45 days after each calendar quarter (with a comprehensive year-end summary with the fourth calendar quarter report). All such reports shall include (A) independent information for each Division; (B) the total net volume of logs scaled by species for each product type; (C) the number of acres of the Timberland and in each Division on which cutting in the form of clear cutting, seed tree, shelterwood, cover story removal and commercial thinning was conducted (with the number of acres for each such form of cutting being separately stated and the location of the acreage for each such form of cutting being identified according to the descriptions of Divisions used in the Harvest Plan); (D) the number of acres of the Timberland in which Timber was lost or destroyed (with the number of acres lost or destroyed by each cause being separately stated and the location of the acreage lost or destroyed by each cause being identified); (E) a description of all improvements made on the Timberland (including, but not limited to, all buildings and capitalized forest roads and all pre-commercial thinning) and the acres affected by each such improvement (with the location of such improvements and acres being identified according to said descriptions); (F) a description of silviculture operations, site preparation and replanting (with the number of acres affected, the location and the type of product replanted); and (G) such other information as the Administrative Agent may reasonably specify from time to time with respect to the management of and activities on the Timberland. No later than 45 days after the end of each calendar year (or such later date as the Administrative Agent may approve in its sole discretion), Wells Timberland shall provide a summary report of cuttings and payments for the preceding calendar year, including all information on each quarterly report that was delivered for the preceding calendar year and a comparison of the respective period’s cutting compared with the Harvest Plan for such period and the requirements of the MW Supply Agreements. Wells Timberland shall also furnish with each such periodic report, unless previously provided, maps satisfactory to the Administrative Agent, showing the location of the Divisions on which the cutting, loss or destruction, site preparing and replanting and improvements reported on by Wells Timberland occurred or were made. Each such quarterly report shall be certified true and correct by a Financial Officer of Wells Timberland and the Timber Manager, including a certification that Wells Timberland and the Timberland are in compliance with the Harvest Plan and the requirements of this Section.
               (v) The Administrative Agent will have the right to inspect the Timberland, scaling practices, scaling slips and summaries, at any reasonable time and upon prior notice. Additionally, the Administrative Agent may, at its option, appoint a third party consulting forester of its choice to perform loan monitoring services, including conducting property inspections, monitoring of Timber harvesting, audit of Wells Timberland’s current cruise and inventory data, Timber volumes, Timber management plans and other services deemed reasonably necessary by the Administrative Agent so as to monitor compliance by the Loan Parties with the requirements of this Agreement or any of the other Loan Documents. Each Borrower agrees to pay all reasonable fees and expenses charged by such consulting foresters for such inspections and services.
               (vi) Wells Timberland shall comply in all material respects with all Laws concerning the harvesting of Timber and operation of a tree farm with respect to the Timberland.
               (vii) The remainder of any Timber cut for pine sawtimber or hardwood sawtimber not utilized through generally accepted sawmilling processes and normally referred to as topwood may be utilized as pulpwood at Wells Timberland’s discretion.
               (viii) The cutting restrictions contained in this Section shall not apply to Timber cut for the purpose of salvaging Timber from loss due to oil, gas or mineral operations, insect infestation, fire or, with the prior approval of the Administrative Agent, for the purpose of carrying out sound forestry practices.
               (ix) The words “year(s)” and “cutting period(s)” as used in this Agreement shall mean the period from January 1 to December 31.
               (x) If during any cutting period there is damage to the Timber on the Timberland by trespass, unauthorized cutting, mining, drilling, right-of-way clearing,

condemnation, fire, disease, insects, storm or other hazards, Wells Timberland shall promptly cut Timber or take such other reasonable and prompt measures as may be necessary to protect Timber from further damage in accordance with good forestry practices.
               (xi) Wells Timberland will promptly notify the Administrative Agent of any damage to the Timberland affecting more than 500 acres.
               (xii) All reasonable measures shall be taken by Wells Timberland to insure proper regeneration of the Timber on the Timberland in order to maximize the development of the Timber, both as to growth and quality. Any clear-cut area and each area without adequate seed source shall be site-prepared and replanted within 12 months of such cutting (or such later date as the Administrative Agent may approve in its sole discretion) with desirable species using the most superior-type seedlings available and in any event, using then-current sound forestry practices. In other areas when regeneration is not accomplished by natural means within a reasonable time, Wells Timberland shall institute and maintain a planting program designed adequately to reforest such land. Notwithstanding the foregoing, Wells Timberland shall not be required to take any actions pursuant to this subclause which is not required by the terms of any Timber Lease in which it is the lessee.
               (xiii) Prior to the commencement by Wells Timberland of any harvesting, mining or similar activities near any boundary line of the Timberland, Wells Timberland shall have said boundaries marked in order to prevent unauthorized harvesting from occurring. In the event adjoining landowners are conducting timber harvesting, mining or similar activities on their property near any boundary line of the Timberland, Wells Timberland will cause the boundary lines to be clearly marked to prevent unauthorized cutting. Wells Timberland shall cause the Timberland to be inspected periodically for the purpose of preventing the unauthorized cutting of Timber.
               (xiv) Wells Timberland shall maintain at all times in accordance with sound silvicultural practices all reasonable and effective measures to prevent the development of and to control the spread of disease and insect infestation on the Timberland, including, the shifting of logging operations, to the extent economically feasible, to remove diseased or insect-infested Timber and other Timber threatened with disease or insect infestation and all such other accepted forest sanitation and control measures as are necessary to prevent the development and spread of disease and insect infestation.
          (e) Salvage. To the extent economically feasible, all Timber that is dead, diseased, fallen or otherwise damaged by casualty or as a result of insect infestation, shall be salvaged and harvested in accordance with sound silvicultural practices.
          (f) Fire Protection. All measures shall be taken which are reasonably necessary to protect the Timberland from loss by fire, which measures shall be at least equal to fire-control practices generally followed on timber producing property in the same general area, including the adoption of suitable prevention and control measures, the maintenance of adequate firefighting equipment, the maintenance of fire lanes where needed, the use of fire patrols, proper disposal of slash and full cooperation with Governmental Authorities on matters of fire prevention and control. Wells Timberland shall maintain membership in forest protective associations where any of the Timberland fall within a forest protective district under the jurisdiction of any such association, and shall pay as due any forest patrol assessments of any state forester or of such forest protective association.
          (g) Maintenance of Roads. The existing system of roads and roadways shall be maintained in such manner as to permit access of mobile firefighting equipment to substantially all parts of the Timberland.
          (h) Annual Appraisals. If requested by the Administrative Agent in the exercise of its reasonable commercial judgment (which request, unless an Event of Default has occurred and is continuing, shall not be made more than once in any period of 12 consecutive months), within 60 days thereafter (or such later date as the Administrative Agent may approve in its sole discretion) Wells Timberland shall deliver to the Lenders an appraisal of the entire Timberland, which appraisal shall assign independent values to each Division and any Timber Lease. Each such appraisal shall be done by American Forest Management or other nationally recognized forestry appraisal firm that is acceptable to the Administrative Agent, and the appraisal, as well as the scope thereof and the methods and assumptions included therein (including any “extraordinary assumptions” or “hypothetical conditions” (each as defined by the Uniform Standards of Professional Appraisal Practice), must be acceptable in form and substance to the Administrative Agent.
          (i) Inventory Updates. In connection with any appraisals conducted pursuant to clause (h), Wells Timberland shall, if requested by the Administrative Agent, deliver to the Lenders an updated Timberland inventory report that is reasonably acceptable to the Administrative Agent. Such updated Timberland inventory report shall, among other things, reflect volumes removed, destroyed or miscalculated pursuant to the records and/or knowledge of Wells Timberland and/or the Timber Manager, plus the then applicable added growth of the Timber volumes since the latest of either (i) the date of the last inventory report or (ii) Wells Timberland’s last proprietary internal inventory system volume estimate.
          (j) Cruise or Appraisal with Event of Default. If any Default or Event of Default has occurred and is continuing, the Administrative Agent may require that Wells Timberland furnish to the Administrative Agent, at the expense of the Borrowers, a Timber cruise and/or appraisal of all or any portion of the Timberland. Any such cruise or appraisal shall be in form and substance, prepared by a third party professional, and with methods and assumptions, acceptable to the Administrative Agent.
          (k) Notice of Appraisal or Cruise. Wells Timberland shall promptly provide to the Lenders a copy of any appraisal or cruise related to the Timberland.
          (l) MW Supply Contracts. Wells Timberland shall not consent to any amendment, supplement, waiver or other modification, termination or assignment of the MW Supply Agreements without the prior consent of the Administrative Agent, and shall furnish the Administrative Agent all information available to Wells Timberland, as well as any additional information reasonably requested by the Administrative Agent, with respect thereto.

          (m) Timber Sale and Release. If no Event of Default has occurred and is continuing or would result from the taking of any actions pursuant to this clause, permission is hereby granted by the Lenders to Wells Timberland to cut, or allow others to cut, Timber from the Timberland in accordance with the current Harvest Plan previously approved by the Administrative Agent and on the terms and conditions set forth in this Agreement, including, without limitation, clause (d), and so as not to result in a violation of Section 7.2.4. If no Event of Default has occurred and is continuing, the Lien of the Mortgage (and the related security interests under the U.C.C.) against any cut or severed Timber (but not the proceeds thereof, it being the intent hereof that the Administrative Agent’s Lien, on behalf of the Lenders, and security interest continue in the proceeds) shall be released, without any action by any of Wells Timberland, the Administrative Agent or the Lenders, upon the sooner of: (i) receipt by Wells Timberland of full payment therefor and deposit of such amounts in the Revenue Account, or (ii) its removal from the Timberland and after weight or volume is established and payment therefore assured in a manner reasonably acceptable to the Administrative Agent. The Borrowers shall pay to the Administrative Agent all reasonable fees, costs and expenses incurred by the Administrative Agent in connection with any such partial releases including, without limitation, legal, appraisal and accounting fees incurred by the Administrative Agent and all other expense, and recording and title insurance and title expenses.
          (n) Partial Release Provisions. If no Default or Event of Default has occurred and is continuing or would result from the taking of any actions pursuant to this clause, the Administrative Agent agrees to provide Wells Timberland with partial releases of the Mortgage with respect to the Timberland sold or otherwise disposed of (the portions of the Timberland subject to such partial release being, the “Release Parcel”), subject to the following terms and conditions:
               (i) All proceeds of the Release Parcel have been applied as provided in clause (b) of Section 9.3.
               (ii) The proposed release of the Release Parcel does not adversely affect the Administrative Agent’s security interest on any of the other Collateral.
               (iii) The proposed release of the Release Parcel does not, in the Administrative Agent’s judgment, impair in any material respect (in the determination of the Administrative Agent) the access to, or value, income producing ability, marketability or operational efficiency of, the remaining Timberland.
               (iv) At the Administrative Agent’s request, the Borrowers shall cause the applicable Title Insurance Company which issued the Administrative Agent’s title insurance policy in connection with the Mortgage relating to the Release Parcel to issue an endorsement to such title insurance policy which is in form and substance satisfactory to the Administrative Agent with respect to the Release Parcel.
               (v) All reasonable out of pocket fees, costs and expenses actually incurred by the Administrative Agent in connection with the consideration of any request for a partial release of the Release Parcel (including, without limitation, legal, appraisal and accounting fees and expenses, and all recording, title insurance premiums and title expenses)

shall be borne solely by the Borrowers. In addition, in connection with each request for a partial release of a Release Parcel under this clause, the Administrative Agent shall be entitled to receive payment of a reasonable administration fee for each Release Parcel so released.
          (o) Leases. With respect to all Timberland that Wells Timberland is the lessor (including the Mineral Leases), Wells Timberland shall (i) enforce such leases in a diligent, commercially reasonable and professional manner and (ii) furnish to the Administrative Agent annually (together with the year-end summary report delivered pursuant to clause (d)(iv)), and upon request of the Administrative Agent any other time, a rent roll certified by a Financial Officer of Wells Timberland, which lists the expiration date, the rental and when paid through, whether any default exists thereto and any other information reasonably requested by the Administrative Agent. Wells Timberland shall not enter into any lease, as lessor, affecting any portion of the Timberlands without the prior consent of the Administrative Agent, provided that the Administrative Agent and Wells Timberland shall work together to establish forms and parameters for routine leases so as to avoid the necessity of review of individual routine leases by the Administrative Agent (it being agreed that lease transactions documented utilizing such forms that are approved by the Administrative Agent shall not require the consent of the Administrative Agent to enter into the same).
          (p) Estoppel Certificates as to Loans. Each Borrower, within five Business Days after request by the Administrative Agent, shall furnish the Lenders from time to time with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Loans, (ii) the unpaid principal amount of the Loans, (iii) the rate of interest on the Loans, (iv) the date through which all installments of interest, commitment fees and/or principal have been paid, (v) any offsets or defenses to the payment of the Obligations, if any and (vi) such other information as shall be reasonably requested by the Administrative Agent.
          (q) Estoppel Certificates as to Third-Parties. Wells Timberland, upon request by the Administrative Agent, will use commercially reasonable efforts to obtain and furnish (within 30 days after request therefor and, if no Default or Event of Default has occurred and is continuing, not more frequently than once in any period of 12 consecutive months with respect to each relevant Person) statements from purchasers of Timber or lessees under coal leases and oil and gas leases, as to the amount of timber purchased or coal, oil or gas extracted, as the case may be, and the amounts paid therefrom to Wells Timberland during the preceding 12 months.
          (r) Timber Leases, Generally. In addition to making payment of all rent, Tax and other payments and charges required to be made by Wells Timberland as tenant under and pursuant to the provisions of each Timber Lease, Wells Timberland covenants that it will:
               (i) diligently and timely perform and observe all of the terms, conditions and covenants of each such Timber Lease that are required to be performed and observed by Wells Timberland, to the end that all things shall be done which are necessary to keep unimpaired Wells Timberland rights under each such Timber Lease, and Wells Timberland agrees that no release or forbearance of any of its obligations under any Timber Lease shall release Wells Timberland from any of its obligations under this Agreement or any other Loan Agreement with regard to the same;

               (ii) promptly notify the Administrative Agent of any default by any Person in the performance and observance of any of the terms, conditions or covenants to be performed or observed under each such Timber Lease;
               (iii) promptly notify the Administrative Agent of the giving of any notice under each such Timber Lease of any default of Wells Timberland in the observance of any terms, covenants or conditions of each such Timber Lease, and promptly deliver to the Administrative Agent a true copy of each such notice; and
               (iv) not surrender the leasehold estate that is the subject of each such Timber Lease nor cause or permit the termination or cancellation of any such Timber Lease except at the stated end of the lease term or enter into any agreement (whether oral or written) modifying, supplementing or amending any such Timber Lease, in each case without the prior consent of the Administrative Agent.
          (s) Timber Leases, Corrective Action. The Administrative Agent shall have the right (but shall not be obligated) to take any action that the Administrative Agent deems necessary or desirable to prevent or to cure any default by Wells Timberland in the performance of or compliance with any of Wells Timberland’s obligations under any Timber Lease. Upon receipt by the Administrative Agent of any notice of a default by Wells Timberland under a Timber Lease, the Administrative Agent may take any action it deems reasonably appropriate in order to cure such default even though the existence of such default or the nature thereof may be questioned or denied by Wells Timberland. Wells Timberland hereby expressly grants to the Administrative Agent, and agrees that the Administrative Agent shall have, the absolute and immediate right to enter in and upon the Timberland or any part thereof to such extent and as often as the Administrative Agent, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by Wells Timberland under any Timber Lease. The Administrative Agent may pay and expend such sums of money as the Administrative Agent deems reasonably necessary for any such purpose, and each Borrower hereby agrees to pay to the Administrative Agent, promptly upon demand, all such sums so paid and expended by the Administrative Agent.
          (t) Timber Leases, Further Security. As further security for the repayment of the Indebtedness secured hereby and for the performance of the covenants contained herein and in each Timber Lease, Wells Timberland hereby assigns to the Administrative Agent, for the benefit of the Lender Parties, all of its rights, privileges and prerogatives as lessee under each Timber Lease to terminate, cancel, modify, change, supplement, alter or amend each such Timber Lease, and any such termination, cancellation, modification, change, supplement, alteration or amendment of any Timber Lease without the prior consent by the Administrative Agent shall be void and of no force and effect; provided, however, that so long as no Event of Default has occurred and is continuing, the Administrative Agent shall have no right to terminate, cancel, modify, change, supplement, alter or amend any such Timber Lease. Wells Timberland represents and warrants that it has delivered to the Administrative Agent a true and accurate copy of each Timber Lease, together with all amendments thereto if any.
          (u) Timber Lease, No Merger. Unless the Administrative Agent shall otherwise expressly consent, the fee title to the land leased under any Timber Lease and the leasehold estate therein held by Wells Timberland shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in the lessor or in the lessee under the Timber Lease, or in a third party by purchase or otherwise.
          (v) Timber Lease, Certificates of Estoppel. Wells Timberland shall, from time to time, use its best efforts to obtain from the lessor under any Timber Leases such certificates of estoppel with respect to compliance by the Wells Timberland with the terms of the Timber Lease as may be requested by the Administrative Agent.
          SECTION 7.1.12 Interest Reserve Account.(a) (a) On the Funding Date the Borrowers shall deposit in an account (the “Interest Reserve Account”) in the name of Wells Timberland and for the benefit of the Administrative Agent, as secured party for the benefit of the Lender Parties, the sum representing approximately two months interest on the Loans, as specified by the Administrative Agent (said funds, together with any interest thereon, the “Interest Reserve”). The Interest Reserve Account shall be under the sole dominion, control and direction of the Administrative Agent, and neither Wells Timberland nor any other Loan Party shall have any rights to control over the use of, or any right to withdraw any amount from, the Interest Reserve Account, and Wells Timberland and each other Loan Party acknowledge that the bank where the Interest Reserve Account is maintained shall comply only with instructions originated by the Administrative Agent without further consent by any of Wells Timberland or other Loan Parties. Notwithstanding the foregoing, funds of Wells Timberland which are deposited in the Interest Reserve Account may at the direction of Wells Timberland, if no Default or Event of Default has occurred and is continuing, be invested by the Administrative Agent in one or more Cash Equivalent Investments; provided, that under no circumstances shall the Lender Parties be liable for any losses that may be incurred by the Borrowers in the making of any such Cash Equivalent Investments. The Borrowers shall be required to maintain an Interest Reserve representing approximately six months interest on the Loans (as determined by the Administrative Agent), which shall be funded from the Revenue Waterfall and the Equity Raise Waterfall; provided, however, that a Default shall not result hereunder if such six months’ Interest Reserve is not maintained as a result of insufficient funds being available from the Revenue Waterfall or Equity Raise Waterfall, as the case may be (it being understood that, notwithstanding the foregoing, compliance with the Debt Service Coverage Ratio is a separate and independent covenant that the Borrowers are required to comply with as herein provided). If at any time the Borrowers fail to pay accrued interest on the Loans when due, the Administrative Agent may in its sole discretion, without notice to or any consent by the Borrowers, apply amounts on deposit in the Interest Reserve Account to pay such interest, and the Borrowers, subject to the terms of the Revenue Waterfall and the Equity Raise Waterfall, shall be required to deposit into the Interest Reserve Account an amount so that, in the determination of the Administrative Agent, approximately six months of accrued interest on the Loans is on deposit therein. All interest which accrues on the Interest Reserve shall be taxable to the Borrowers, and shall be retained in the Interest Reserve Account until the Interest Reserve is fully funded, at which time amounts in the Interest Reserve exceeding six months of interest on the Loans (as determined by the Administrative Agent) shall be transferred to the Revenue Account and applied as provided in Section 9.3.
          (b) To secure the full and punctual payment and performance of all the Obligations, Wells Timberland hereby grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a first priority continuing security interest in and to all of Wells Timberland’s right, title and interest in, to and under the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Interest Reserve Collateral”):
               (i) the Interest Reserve Account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Interest Reserve Account, including, without limitation, all deposits or wire transfers made to the Interest Reserve Account, and any and all Interest Reserve Collateral;
               (ii) any and all amounts on deposit in the Interest Reserve Account that are invested in Cash Equivalent Investments;
               (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and
               (iv) to the extent not covered by clauses (a), (b) or (c), all “proceeds” (as defined under the U.C.C.) of any or all of the foregoing.
The Administrative Agent and the bank where the Interest Reserve Account is maintained, as agent for the Administrative Agent, shall have with respect to the foregoing collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the U.C.C., as if such rights and remedies were fully set forth herein.
          (c) In addition to the rights and remedies provided in Article VIII and elsewhere herein, if any Event of Default has occurred and is continuing, the Administrative Agent shall have all rights and remedies pertaining to the Interest Reserve Collateral as are provided for in any of the Loan Documents, the U.C.C. and other applicable Law. Without limiting the foregoing, upon and at all times after the occurrence and during the continuance of any Event of Default, the Administrative Agent in its sole and absolute discretion, may use the Interest Reserve Collateral (or any portion thereof) for any purpose, including but not limited to any combination of the following: (i) payment of any of the Obligations, in such order as the Administrative Agent may determine in its sole discretion; provided, that such application of funds shall not cure or be deemed to cure any Default but shall reduce the Obligations to the extent of any such repayment; and (ii) reimbursement of the Administrative Agent or any Lender for any losses or expenses (including, without limitation, reasonable legal fees) suffered or incurred as a result of such Event of Default.
          (d) Wells Timberland and each other Loan Party hereby irrevocably constitute and appoint the Administrative Agent (and its agents and designees) as such Person’s true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, to execute, acknowledge and deliver at any time any instruments and to exercise and enforce every right, power, remedy, option and privilege of Wells Timberland with respect to the Interest Reserve Collateral, and do in the name, place and stead of Wells Timberland, all such acts, things and deeds for and on behalf of and in the name of Wells Timberland, which Wells Timberland is required to do hereunder or under the other Loan Documents, or which the Account Bank or the

Administrative Agent (or its agents or designees) may deem necessary or desirable, to more fully vest the in the Administrative Agent (or its agents or designees) the rights and remedies provided for in this Section. The foregoing powers of attorney are irrevocable and coupled with an interest. Such authority in favor of the Administrative Agent (and its agents and designees) pursuant to this Section shall include the right to (i) take control in any manner of any item of payment in respect of the Interest Reserve Collateral or otherwise received in or for deposit in the Interest Reserve Account, (ii) endorse Wells Timberland’s name upon any item of payment constituting Interest Reserve Collateral or otherwise received by the Administrative Agent (or its agents or designees) or any Lender and deposit the same in Interest Reserve Account, and (iii) sign Wells Timberland’s name on any verification of account receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Wells Timberland hereby releases the Administrative Agent (or its agents or designees) and the Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of any such Person’s or any Lender’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.
          SECTION 7.1.13 Wells TRS Subsidiary Account.(a) (a) The Borrowers, Wells TRS Subsidiary and each other Loan Party acknowledge and confirm that, on or before the date hereof and pursuant to the terms of this Agreement, Wells TRS Subsidiary has established and will maintain an account for the benefit of the Administrative Agent, as first priority secured party for the benefit of the Lender Parties, and the Subordinated Administrative Agent, as second priority secured party for the benefit of the Subordinated Lender Parties, to serve as the “Wells TRS Subsidiary Account” (said account, and any account replacing the same in accordance with this Agreement, the “Wells TRS Subsidiary Account”). The Wells TRS Subsidiary Account shall be under the sole dominion, control and direction of the Administrative Agent, and neither Wells TRS Subsidiary nor any other Loan Party shall have any rights to control over the use of, or any right to withdraw any amount from, the Wells TRS Subsidiary Account, and Wells TRS Subsidiary and each other Loan Party acknowledge that the bank where the Wells TRS Subsidiary Account is maintained shall comply only with instructions originated by the Administrative Agent without further consent by any of Wells TRS Subsidiary or other Loan Parties. Notwithstanding the foregoing, funds of Wells TRS Subsidiary which are deposited in the Wells TRS Subsidiary Account may at the direction of Wells TRS Subsidiary, if no Default or Event of Default has occurred and is continuing, be invested by the Administrative Agent in one or more Cash Equivalent Investments; provided, that under no circumstances shall the Lender Parties or the Subordinated Lender Parties be liable for any losses that may be incurred by Wells TRS Subsidiary in the making of any such Cash Equivalent Investments.
          (b) To secure the full and punctual payment and performance of all the Obligations, Wells TRS Subsidiary hereby grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a first priority continuing security interest in and to all of Wells TRS Subsidiary’s right, title and interest in, to and under the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Wells TRS Subsidiary Account Collateral”):

               (i) The Wells TRS Subsidiary Account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Wells TRS Subsidiary Account, including, without limitation, all deposits or wire transfers made to the Wells TRS Subsidiary Account, and any and all Wells TRS Subsidiary Account Collateral;
               (ii) any and all amounts on deposit in the Wells TRS Subsidiary Account that are invested in Cash Equivalent Investments;
               (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and
               (iv) to the extent not covered by clauses (a), (b) or (c), all “proceeds” (as defined under the U.C.C.) of any or all of the foregoing.
The Administrative Agent and the bank where the Wells TRS Subsidiary Account is maintained, as agent for the Administrative Agent, shall have with respect to the foregoing collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the U.C.C., as if such rights and remedies were fully set forth herein.
          (c) In addition to the rights and remedies provided in Article VIII and elsewhere herein, if any Event of Default has occurred and is continuing, the Administrative Agent shall have all rights and remedies pertaining to the Wells TRS Subsidiary Account Collateral as are provided for in any of the Loan Documents, the U.C.C. and other applicable Law. Without limiting the foregoing, upon and at all times after the occurrence and during the continuance of any Event of Default, the Administrative Agent in its sole and absolute discretion, may use the Wells TRS Subsidiary Account Collateral (or any portion thereof) for any purpose, including but not limited to any combination of the following: (i) payment of any of the Obligations, in such order as the Administrative Agent may determine in its sole discretion; provided, that such application of funds shall not cure or be deemed to cure any Default but shall reduce the Obligations to the extent of any such repayment; and (ii) reimbursement of the Administrative Agent or any Lender for any losses or expenses (including, without limitation, reasonable legal fees) suffered or incurred as a result of such Event of Default.
          (d) Wells TRS Subsidiary and each other Loan Party hereby irrevocably constitute and appoint the Administrative Agent (and its agents and designees) as such Person’s true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, to execute, acknowledge and deliver at any time any instruments and to exercise and enforce every right, power, remedy, option and privilege of Wells TRS Subsidiary with respect to the Wells TRS Subsidiary Account Collateral, and do in the name, place and stead of Wells TRS Subsidiary, all such acts, things and deeds for and on behalf of and in the name of Wells TRS Subsidiary, which Wells TRS Subsidiary is required to do hereunder or under the other Loan Documents, or which the Account Bank or the Administrative Agent (or its agents or designees) may deem necessary or desirable, to more fully vest the in the Administrative Agent (or its agents or designees) the rights and remedies provided for in this Section. The foregoing powers of attorney are irrevocable and coupled with an interest. Such authority in favor of the Administrative Agent (and its agents and designees) pursuant to this Section shall include the right to (i) take control in any manner of any item of payment in respect of the Wells TRS Subsidiary Account Collateral or otherwise received in or for deposit in the Wells TRS Subsidiary Account, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of account receivables or other proceeds of Wells TRS Subsidiary Collateral are sent or received, (iii) endorse Wells TRS Subsidiary’s name upon any items of payment in respect of account receivables or constituting Wells TRS Subsidiary Collateral or otherwise received by the Administrative Agent (or its agents or designees) or any Lender and deposit the same in Wells TRS Subsidiary Account, (iv) endorse Wells TRS Subsidiary’s name upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any account receivable or any goods pertaining thereto or any other Wells TRS Subsidiary Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (e) sign Wells TRS Subsidiary’s name on any verification of account receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Wells TRS Subsidiary hereby releases the Administrative Agent (or its agents or designees) and the Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of any such Person’s or any Lender’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.
          SECTION 7.1.14 Post-Closing Items. (a) To the extent not delivered on or prior to the Funding Date, the Borrowers shall exercise their commercially reasonable best efforts to deliver, not later than 90 days after the Funding Date, Landlord Estoppel Certificates duly executed by each applicable landlord with respect to each Timber Lease.
          (b) Not later than 90 days after the Funding Date, the Borrowers shall deliver a Harvest Plan for calendar year 2007-2008 that is reasonably satisfactory to the Administrative Agent and the Required Lenders.
          (c) Not later than 10 days after the Funding Date, the Borrowers shall have entered into, with a Lender or other Person reasonably satisfactory to the Administrative Agent, a satisfactory Rate Protection Agreement providing for an interest rate cap with an aggregate notional principal amount equal to (i) 100% of the aggregate principal amount of the Loans for the period ending on the one year anniversary of the Funding Date and (ii) 50% of the aggregate principal amount of the Loans for the period from the first anniversary of the Funding Date until the third anniversary of the Funding Date. All Rate Protection Agreements shall be unsecured unless the counterparty is a Lender, in which case the obligations under each such Rate Protection Agreement shall be secured pro rata with all the other Obligations hereunder.
          (d) The Borrowers shall exercise their commercially reasonable best efforts to obtain as soon as possible after the Funding Date a sustainable forestry initiative certification.
     SECTION 7.2 Negative Covenants. The Borrowers agree with each Lender Party that, until all the Obligations have been paid in full in cash and performed in full, the Borrowers will perform the obligations set forth in this Section.

          SECTION 7.2.1 Business Activities. The Borrowers will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those business activities described in Section 6.25.1 and in the first recital.
          SECTION 7.2.2 Indebtedness. No Borrower will, or will permit any other Loan Party to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:
          (a) Indebtedness in respect of the Loans;
          (b) Indebtedness incurred under the Subordinated Credit Agreement;
          (c) Indebtedness incurred under the MWV SPE Capital Note; and
          (d) Contingent Liabilities of Wells REIT, Wells Partnership and Wells TRS, in the form of limited recourse guarantees that are substantially the same as the Guarantees to which they are a party pursuant to this Agreement, in each case with respect to Indebtedness incurred pursuant to any Unrestricted Timber Transaction pursuant to clause (a)(i) of the definition thereof.
          SECTION 7.2.3 Liens. No Borrower will, or will permit any other Loan Party to, create, incur, assume or suffer to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, except:
          (a) Liens securing payment of the Obligations and granted pursuant to any Loan Document in favor of the Administrative Agent;
          (b) subject to the terms of the Subordinated Intercreditor Agreement, Liens securing the Subordinated Permitted Debt pursuant to the Subordinated Debt Documents;
          (c) with respect to the Real Property, Liens listed as exceptions on Schedule B of the title insurance with respect thereto that have been approved by the Administrative Agent;
          (d) Liens for taxes, assessments or other charges or levies of any Governmental Authority not at the time delinquent or being diligently contested in good faith by appropriate proceedings which suspends enforcement of such Liens and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
          (e) easements, rights of way and similar restrictions that (i) arise in the ordinary course of business of Wells Timberland, (ii) are not in a substantial amount and (iii) do not in any respect materially impair the value or usefulness of the Real Property; and
          (f) judgment Liens which do not result in an Event of Default under Section 8.1.6;
In addition, the Borrowers shall not permit there to be a Lien on any of their Equity Interests (other than, subject to the terms of the Subordinated Intercreditor Agreement, Liens securing the Subordinated Permitted Debt pursuant to the Subordinated Debt Documents).

          SECTION 7.2.4 Financial Condition. The Borrowers will not permit the Debt Service Coverage Ratio (beginning with the Fiscal Quarter ending March 31, 2008), for the Rolling Period ending on each date set forth below, to be less than the ratio set forth opposite each such date:

Minimum Debt Service
Date	Coverage Ratio
March 31, 2008	1.50:1.00
June 30, 2008	1.50:1.00
September 30, 2008	1.50:1.00
December 31, 2008	1.50:1.00
March 31, 2009	1.60:1.00
June 30, 2009	1.60:1.00
September 30, 2009	1.60:1.00
December 31, 2009	1.60:1.00
March 31, 2010 and each Fiscal Quarter end thereafter	1.70:1.00
          SECTION 7.2.5 Investments; Change in Capital Structure. (a) No Borrower will, or will permit any other Loan Party to, make, incur, assume or suffer to exist (or agree to do any of the foregoing) any Investment in any other Person, except (i) Investments by the Borrowers and the other Loan Parties permitted by Section 6.8 comprising the Equity Interests of the Persons identified therein, (ii) Investments by Wells REIT, Wells Partnership and Wells TRS in Unrestricted Timber Subsidiaries in connection with Unrestricted Timber Transactions, (iii) Investments evidenced by the MWE SPE Capital Note, (iv) Investments in the AgSouth Equity Interests as provided in Section 11.23 and (v) that Wells Timberland may become a Wholly-Owned Subsidiary of Wells Acquisition.
          (b) No Borrower will, or will permit any other Loan Party to, make any change in its capital structure or ownership, including entering into any partnership, joint venture or similar relationship, except as provided in the preceding clause (a).
          SECTION 7.2.6 Restricted Payments; Payments on Permitted Subordinated Debt. (a) No Borrower will, or will permit any other Loan Party to (notwithstanding the terms of any Organizational Document or any other agreement or instrument), (i) declare, pay or make on any of its Equity Interests (or any warrants, options or other rights with respect thereto) any dividend, distribution or other payment, whether on account of the purchase, redemption, sinking or analogous fund, retirement, defeasance of any Equity Interests and whether in cash, property or obligations (other than dividends or distributions payable solely in its Equity Interests, warrants to purchase its Equity Interests or split-ups or reclassifications of its Equity Interests into additional or other shares of its Equity Interests), or apply, or permit any other Loan Party to apply, any of its funds, property or assets to the purchase, redemption, sinking or analogous fund or other retirement of, any such Equity Interests (or any options, warrants or other rights with respect thereto); or (ii) make any payment, loan, advance, contribution or other transfer of funds or property to any holder of its Equity Interests; provided, however, that (x) any Subsidiary of Wells TRS Subsidiary or Wells Timberland may make dividends, distributions and other payments to each of them and (y) if no

Default or Event of Default has occurred and is continuing or would result from the taking of any actions pursuant to this clause, (A) Wells TRS Subsidiary may make dividends and distributions and other payments to Wells TRS, (B) Wells Timberland may make intercompany loans, dividends and distributions and other payments to Wells Acquisition, (C) Wells TRS may make dividends, distributions and other payments to Wells Partnership, (D) Wells Acquisition may make dividends, distributions and other payments to Wells Partnership and (E) Wells Partnership may make dividends, distributions and other payments to Wells REIT, in each case from the amounts available therefore pursuant to clauses (a)(ii), (a)(vii) and (a)(viii) of Section 9.3 and clauses (a)(ii), (a)(vii), and (a)(viii) of Section 9.3 of the Subordinated Credit Agreement if such amounts are promptly applied to the payment of the relevant obligations specified in such sections.
          (b) No Borrower will, or will permit any other Loan Party to, directly or indirectly, voluntarily purchase, redeem, retire, defease or prepay (whether by a sinking fund or otherwise) any principal of, premium, if any, interest, fees or other amount payable in respect of the Permitted Subordinated Debt, except, if no Default or Event of Default has occurred and is continuing and subject to the terms of the Subordinated Intercreditor Agreement, payments from the amounts available therefore pursuant to clause (a)(viii) of Section 9.3 or clause (a)(viii) of Section 9.3 of the Subordinated Credit Agreement.
          SECTION 7.2.7 Take or Pay Contracts. No Borrower will, or will permit any other Loan Party to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrowers or any other Loan Party regardless of whether such materials, supplies, other property or services are delivered or furnished to it.
          SECTION 7.2.8 Mergers, Asset Acquisitions, etc. No Borrower will, or will permit any other Loan Party to (or agree to do), liquidate or dissolve, consolidate or amalgamate with, or merge into or with, any other Person, or establish, purchase, lease or otherwise acquire (in each case in one transaction or series of transactions) all or any part of the assets or Equity Interests of any Person (or of any division thereof), other than (a) the consummation of the Transaction, (b) Investments by the Borrowers and the other Loan Parties permitted by Section 6.8 comprising the Equity Interests of Persons referred to therein, (c) transactions permitted by Section 7.2.5, (d) and the acquisition of assets that (i) are to be utilized in the ordinary course of the business of the Borrowers accordance with Section 7.2.1 and (ii) are from the amounts paid to the Borrowers pursuant to clause (a)(viii) of Section 9.3 and (e) subject to the other terms of this Agreement the purchase or lease of real property pursuant to an Unrestricted Timber Transaction
          SECTION 7.2.9 Asset Dispositions, etc. No Borrower will, or will permit any other Loan Party to, sell, transfer, lease, contribute or otherwise convey or dispose of (in each case in one transaction or series of transactions), or grant options, warrants or other rights with respect to (in each case in one transaction or series of related transactions, whether voluntary or involuntary), all or any part of its assets or property, except:
          (a) for the sale of Timber in accordance with the conditions of clause (m) of Section 7.1.11;

          (b) the sale of Land, provided, that (i) such sales are conducted pursuant to and in accordance with the applicable restrictions contained in the Master Stumpage Agreement without giving effect to any waivers with respect to such restrictions that have not been approved by the Required Lenders and (ii) all the related Collateral Disposition Proceeds are deposited in the Revenue Account and are applied to prepay the Loans as provided in clause (b) of Section 3.1.2 and clause (b) of Section 9.3;
          (c) in the ordinary course of business the sale or disposition of worn-out or obsolete equipment; and
          (d) pursuant to any Unrestricted Timber Transaction, each relevant Unrestricted Timber Subsidiary may do any of the foregoing in accordance with the terms of the relevant Unrestricted Timber Transaction.
          SECTION 7.2.10 Modification of Certain Agreements. (a) Subject to clause (b) and other applicable terms, no Borrower will, or will permit any other Loan Party to, consent to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any of their Organizational Documents or any Transaction Document which in any case:
               (i) is contrary to the terms of this Agreement or any other Loan Document;
               (ii) could reasonably be expected to be adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or their ability to enforce the same;
               (iii) results in the imposition or expansion in any material respect of any restriction or burden on the Borrowers or any other Loan Party;
               (iv) reduces in any material respect any rights or benefits of the Borrowers or any other Loan Party; or
               (v) could reasonably be expected to result in a Material Adverse Effect.
          (b) No Borrower will, or will permit any other Loan Party to, consent to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, (i) the MW Contribution Agreement or the Wells Timberland Operating Agreement or (ii) the MW Supply Agreements in a manner contrary to clause (l) of Section 7.1.11.
          (c) No Borrower will, or will permit any other Loan Party to, consent to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, the Subordinated Debt Documents that is contrary to the terms of the Subordinated Intercreditor Agreement.
          SECTION 7.2.11 Transactions with Related Parties. Except for the Transactions Documents, the MWV SPE Capital Note and the other Material Agreements listed on Item 1.1(b) (“Material Agreements”) of the Disclosure Schedule, no Borrower will, or will permit any other Loan Party to, enter into, or cause, suffer or permit to exist any arrangement or contract with, any of its Related Parties unless such arrangement or contract:
          (a) is not otherwise prohibited by this Agreement or the other Loan Documents;
          (b) (i) is in the ordinary course of business of the Borrowers, (ii) is on fair and reasonable terms and (iii) is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of a Borrower or any other Loan Party with a Person which is not one of its Related Parties;
          (c) is for the payment of fees and compensation paid to, and customary indemnities and reimbursements provided on behalf of, officers, directors, employees and agents of the Borrowers or any other Loan Party.
          SECTION 7.2.12 Negative Pledges, Restrictive Agreements, etc. No Borrower will, or will permit any other Loan Party to, enter into any agreement (excluding this Agreement, any other Loan Document and the Subordinated Debt Documents) prohibiting or restricting:
          (a) their ability to comply with and perform their Obligations;
          (b) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, provided that, with respect to each Unrestricted Timber Transaction, Wells REIT, Wells Partnership and Wells TRS may be subject to any of such restrictions solely as it relates to each such Unrestricted Timber Transaction;
          (c) the ability of the Borrowers or any other Loan Party to amend or otherwise modify this Agreement or any other Loan Document; or
          (d) the ability of any Subsidiary of a Borrower (other than Wells Installment Note Issuer) or Wells TRS Subsidiary to make any payments, directly or indirectly, to the Borrowers or Wells TRS Subsidiary by way of dividends, distributions, return on equity, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment or transfer any property or asset, directly or indirectly, to the Borrowers or Wells TRS Subsidiary.
          SECTION 7.2.13 Management Fees, Expenses, etc. No Borrower will, or will permit any other Loan Party to:
          (a) pay management, advisory, consulting, director or other similar fees, other than:

               (i) fees payable (A) to the Administrative Agent, the Lenders or any of their Affiliates and (B) pursuant to the Subordinated Debt Documents (as disclosed to the Lenders prior to the Funding Date) as in effect on the date hereof;
               (ii) fees payable to non-Affiliate consultants engaged on arm’s-length basis as approved by the Board of Directors of the applicable Borrower or any other Loan Party;
               (iii) director fees and reimbursement of out-of-pocket expenses incurred in connection with attending Board of Director meetings, in an aggregate amount not to exceed $150,000 in any Fiscal Year; or
               (iv) the Wells Asset Management Fees.
          (b) reimburse employees or any Affiliates for any expenses unless the same is incurred in the ordinary course of business of the Borrowers and each other Loan Party and is reasonable.
          SECTION 7.2.14 Limitation on Sale and Leaseback Transactions. No Borrower will, or will permit any other Loan Party to, enter into any arrangement with any Person whereby in a substantially contemporaneous transaction the Borrowers or any of their Loan Parties sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.
          SECTION 7.2.15 Fiscal Year End, etc. No Borrower will, or will permit any other Loan Party to, change their Fiscal Year. In addition, except as required by GAAP neither the Borrowers nor any other Loan Party shall make any significant change in its accounting treatment or reporting practices.
          SECTION 7.2.16 ERISA. Neither the Borrowers, any of the other Loan Parties nor any Affiliate thereof shall establish any Pension Plan or Multiemployer Plan, or shall enter into any arrangements that could be expected to require the Borrowers, any other Loan Party or any Affiliate thereof to contribute to any Pension Plan or Multiemployer Plan. Neither the Borrowers nor any other Loan Party shall have any ERISA Affiliates and shall not be an ERISA Affiliate of any other Person.
          SECTION 7.2.17 Deposit Account Control Agreements. The Borrowers will not, and will not permit Wells TRS Subsidiary to, have any bank account unless the same is subject to a Deposit Account Control Agreement with a Deposit Account Bank.
          SECTION 7.2.18 Timber Negative Covenants.
          (a) Timber Sale, Harvesting and Stumpage Agreements. Other than the MW Supply Agreements, without the prior approval of the Administrative Agent, the Borrowers shall not enter into, and the Timberland shall not be subject to, any contracts or agreements (whether written or oral) for the cutting, sale, removal or disposition of Timber which have: (i) a term (including renewal options but excluding extensions for weather) of more than one year, (ii) a sale price of less than then current fair market value or (iii) terms and conditions inconsistent with the then current approved Harvest Plan or the requirements of this Agreement.

          (b) Restrictions on Grazing and Use of Fire. Wells Timberland shall not permit the grazing of livestock on the Timberland except with the consent of the Administrative Agent, provided, that, in no event shall the grazing of the livestock be injurious to forest regeneration, soils or forest growth. The application of fire in a controlled manner for the benefit of Timber production (“prescribed burning”) shall not be utilized in the management of the Timberland unless (i) local fire protection agencies are notified and all fire protection and other applicable Laws are followed, (ii) appropriate equipment and trained personnel are available and utilized, (iii) fire is applied only when weather conditions are favorable and (iv) the prescribed burning area is isolated from other areas by appropriate natural or manmade fire breaks.
          (c) Coal, Oil, Gas and Other Minerals. Wells Timberland shall not hold and shall not permit any other Person to hold for Wells Timberland’s benefit or as Wells Timberland’s agent, whether directly or indirectly, any permit or license which permits the exploration, extraction, mining, processing, production, storage, transportation or handling of any coal, oil, gas or any other mineral (collectively, “Mineral Activity”) with respect to the Timberlands.
               (i) Except as permitted hereby, Wells Timberland shall not undertake or operate or cause or permit to be undertaken or operated for its benefit or by its agent, or under any lease of the Real Property, whether directly or indirectly, any Mineral Activity.
               (ii) Any Mineral Activity on the Timberland, with respect to minerals owned by Wells Timberland, if any, shall be carried out by third party (not Affiliates of any Borrower or any other Loan Party) tenants under bona fide leases (collectively, “Mineral Leases”) which, to the extent not in existence on the date of this Agreement, shall be in form and substance reasonably acceptable to the Administrative Agent and shall contain covenants by the tenant to comply with all applicable Laws, including without limitation, Environmental Laws, and an agreement by the tenant to indemnify, defend and hold harmless the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns against any loss, claims or damage, including legal fees, arising from any breach of its Mineral Lease or liability arising from such tenant’s activity or presence on the Timberland (including as a result of a violation of any Environmental Laws).
               (iii) Wells Timberland shall (A) reasonably inspect and monitor the activities of all tenants under the Mineral Leases, if any, to assure compliance in all material respects with the terms and conditions of the Mineral Leases, (B) enforce the material terms and conditions of the Mineral Leases and cause the tenants thereunder to comply with all material terms and conditions of the Mineral Leases and (C) assure that all Mineral Activity complies in all material respects with all Environmental Laws in the manner set forth in Section 7.1.6. Wells Timberland shall furnish to the Administrative Agent, promptly following a request therefor, copies of its records with regard to the compliance by tenants with all material terms and conditions of the Mineral Leases.
               (iv) Any Mineral Activity on the Timberlands permitted hereunder shall not be undertaken or permitted by Wells Timberland, except in such manner that none of the Administrative Agent or the Lenders shall be liable in any event for any of such activities under applicable Environmental Laws, including claims based upon the existence of any

Hazardous Material, non-hazardous wastes, discoloration or degradation of any water or streams, interference with the bed of any stream or the natural flow thereof, reclamation or revegetation. Wells Timberland shall assure that all reclamation and revegetation of the Timberland that is conducted as a result of any Mineral Lease be timely completed in accordance with applicable Environmental Laws, other Laws and applicable Best Management Practices.
               (v) Without limiting Section 7.1.6, in connection with the Mineral Activity, the Borrowers shall, to the extent required by applicable Environmental Laws, clean up, or cause to be cleaned up, any Hazardous Material or nonhazardous waste materials held, released, spilled, abandoned or placed upon the Timberland or released into the environment by Wells Timberland, any lessees, contractors, subcontractors, suppliers, employees, agents, or by anyone for whom Wells Timberland or any lessees are responsible, at its own expense.
               (vi) Wells Timberland shall use commercially reasonable efforts (A) to cause all Mineral Activity to be conducted with due regard for the present and future value of both the Timberland as Timber producing coal mining and oil and gas properties, particularly with respect to the support of overlying coal seams and prevention of slips, slides, squeezes and other distortions of said seams; (B) all Mineral Activity be conducted in material compliance with all Environmental Laws and other Laws; (C) to require that any Mineral Activity complies with all material conditions, covenants and limitations contained in any of the instruments under which Wells Timberland holds title to the Timberland or where Wells Timberland owns minerals without ownership of the surface overlying said minerals; and (D) to cause its tenants to obtain rights from the then surface owners with respect to such Mineral Activities.
               (vii) The Administrative Agent shall have the right (subject to the proviso of the last sentence of clause (d) of Section 7.1.5), but not the duty, at any and all reasonable times to enter upon the Timberland for the purposes of inspecting the Mineral Activities being conducted thereon, including the financial records, royalty summaries, mining reports, weighing devices and maps related thereto. Wells Timberland shall keep, or use commercially reasonable efforts to cause its tenants to keep, adequate and accurate records of all depths of mining and drilling, maps of the locations of all Mineral Activities, both above and below ground, quantities of minerals extracted and amounts shipped, and all payments payable and received with respect to all minerals and Mineral Leases. Wells Timberland agrees that it will promptly furnish the Administrative Agent, without cost to the Administrative Agent, the results of all core drilling and other exploratory openings and tests made for coal, oil, gas or other minerals upon the Timberland, including the results of any analytical test made to determine the quality, type or characteristics thereof, upon request.
               (viii) Without limiting Section 11.4, the Borrowers shall indemnify and hold harmless the Administrative Agent and the Lenders and their respective officers, directors and employees and their respective successors, from and against all fines, penalties, actions, suits, legal proceedings and all costs and expenses associated therewith (including legal fees) arising out of or in any way connected with any failure of any Borrower to perform its obligations under this Section.
          SECTION 7.2.19 Fundamental Change as to Wells Installment Note Issuer. No Loan Party will seek, vote in favor of any act, or give a consent required or requested to (a) liquidate, wind up or dissolve, in whole or in part Wells Installment Note Issuer; (b) consolidate or merge Wells Installment Note Issuer with or into any other Person, nor sell, convey, transfer or lease Wells Installment Note Issuer’s assets substantially as an entirety to any Person nor permit any Person to consolidate or merge with or into Wells Installment Note Issuer, nor permit any Person to sell, convey, transfer or lease its assets substantially as an entirety to Wells Installment Note Issuer; or (c) amend any provisions of Wells Installment Note Issuer’s organizational documents, whether directly or indirectly, through one or more agreements or intermediaries. Each Loan Party will cause Wells Installment Note Issuer to comply with the terms of its organizational documents as in effect on the date hereof. Notwithstanding the foregoing, Wells Installment Note Issuer shall be permitted to transfer the Equity Interests in Wells Timberland to Wells Acquisition after the one year anniversary of the Funding Date.
          SECTION 7.2.20 Unrestricted Timber Transactions. The Loan Parties shall not consummate any Unrestricted Timber Transaction unless (a) the certification required to be delivered pursuant to clause (p) of Section 7.1.1 has been timely delivered as therein provided and (b) no Lender Party has objected to the accuracy of any statement contained in such certification (it being agreed that if any Lender Party fails to object to such certification, on or prior to 10 Business Days after the delivery thereof, such Lender Party shall be deemed to have accepted such certification). If any Lender Party reasonably objects to such certification, the relevant Unrestricted Timber Transaction shall not be consummated until the Loan Parties provide reasonably satisfactory evidence as to the accuracy of the statements contained in such certification. Without limiting the foregoing, if, in connection with any Unrestricted Timber Transaction that is consummated pursuant to clause (a)(i) of the definition thereof, Wells REIT, Wells Partnership or Wells TRS are subject in any respect to any material restriction or obligation imposed by, or provide any material benefit to, any of the lenders providing financing in connection with such Unrestricted Timber Transaction, then such Persons shall be subject to similar restrictions or obligations, or provide similar benefits, to the Lender Parties pursuant to the Loan Documents (which additional restrictions, obligations and benefits shall be evidenced by amendments to the relevant Loan Documents within five Business Days after the Administrative Agent makes a request therefore).
          SECTION 7.2.21 Transfer of Funds. Wells Timberland and Wells TRS Subsidiary shall not fail to cause their account debtors and other Persons owing money to them to deposit the same into either (a) (i) in the case of Wells Timberland, in the Revenue Account, or (ii) in the case of Wells TRS Subsidiary, in the Wells TRS Subsidiary Account, or (b) in lock-box accounts pursuant to arrangements satisfactory to the Administrative Agent. In addition Wells TRS Subsidiary shall not fail to pay into the Revenue Account, as and when due, all amounts owing by it to Wells Timberland pursuant to the Master Stumpage Agreement or otherwise.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
     SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section shall constitute an “Event of Default”.

          SECTION 8.1.1 Non-Payment of Obligations. Either Borrower or any other Loan Party shall default in the payment or prepayment when due of any (a) principal or (b) interest on a Loan or (c) any fee, indemnity or other monetary Obligation hereunder or under any other Loan Document, provided that the failure to make any such payments pursuant to clause (b) or (c) shall not result in an Event of Default unless such failure is not cured within two Business Days after the occurrence thereof.
          SECTION 8.1.2 Breach of Representations and Warranties. Any representation or warranty of either Borrower or any other Loan Party made or deemed to be made hereunder, in any other Loan Document or any other writing or certificate furnished by or on behalf of either Borrower or any other Loan Party to any Lender Party in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V), is or shall be incorrect in any respect when made (or in any material respect if such representation or warranty is not by its terms already qualified as to materiality).
          SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. Either Borrower or any other Loan Party shall default in the due performance and observance of any of its obligations under Sections 4.10, 5.2, 6.25 and 7.1.1 (subject to a three Business Day grace period, except with respect to clause (g) of Section 7.1.1, for which there shall be no grace period), clause (a) of Section 7.1.2 (with respect to the Borrowers’ existence), 7.1.4, 7.1.5, 7.1.8, 7.1.9 (with respect to maintaining the Administrative Agent’s first priority security interest in the Senior Priority Collateral and Senior Exclusive Collateral and second priority security interest in the Subordinated Priority Collateral), 7.1.12, 7.1.13, 7.1.14 or 7.2.
          SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. Either Borrower or any other Loan Party shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than items covered by Sections 8.1.1 or 8.1.3), and such default shall continue unremedied for a period of 30 days after the earlier of (a) any officer of the Borrowers or any other Loan Party having knowledge thereof or (b) notice thereof having been given to any Borrower or other Loan Party.
          SECTION 8.1.5 Default on Other Obligations. (a) Any “Event of Default” shall occur, whether on account of the non-payment of any amount, the failure to comply with any covenant or representation or warranty or otherwise on account of any Permitted Subordinated Debt or pursuant to any Subordinated Debt Document and the Subordinated Administrative Agent shall notify the Administrative Agent pursuant to clause (a)(i)(A) of Section 6 of the Subordinated Intercreditor Agreement of its intention to commence Enforcement Action against all or any part of the Senior Priority Collateral.
          (b) Any event of default shall occur under any agreement, document or instrument in which any Borrower or any other Loan Party is a party (other than the Subordinated Debt Documents), or their property or assets are bound, which involves a claim or liability of $500,000 or more.
          SECTION 8.1.6 Judgments. Any money judgment, writs or warrants of attachment, executions or similar processes involving any aggregate amount (to the extent not paid or fully covered by insurance maintained in accordance with the requirements of this

Agreement and as to which the relevant insurance company has acknowledged coverage) in excess of $250,000 shall be rendered against either Borrower, any other Loan Party or any of the respective properties and either (a) enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, bond or otherwise, shall not be in effect.
          SECTION 8.1.7 Installment Note Default. Any default or event of default under any Installment Note Document shall have occurred.
          SECTION 8.1.8 Bankruptcy, Insolvency, etc. Either Borrower or any other Loan Party shall:
          (a) generally fail to pay debts as they become due, or admit in writing its inability to pay debts as they become due;
          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for either Borrower or any other Loan Party or any property of any thereof, or make a general assignment for the benefit of creditors;
          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for either Borrower or any other Loan Party or for any part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days;
          (d) permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency Laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against either Borrower or any other Loan Party; provided, however, that if not commenced by either Borrower or any such other Loan Party such proceeding shall be consented to or acquiesced in by either Borrower or any such other Loan Party, or shall result in the entry of an order for relief or shall remain for 30 days undismissed; or
          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.
          SECTION 8.1.9 Impairment of Loan Documents, Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrowers or any other Loan Party that is a party thereto; either Borrower, any other Loan Party, any Governmental Authority or any other Person shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any security interest in favor of the Administrative Agent for the benefit of the Lender Parties securing (or required to secure) any Obligation shall, in whole or in part, cease to be (a) a perfected first priority security interest in the Senior Priority Collateral or Senior Exclusive Collateral or (b) a perfected second priority security interest in the Subordinated Priority Collateral, subject to the Liens permitted by Section 7.2.3.

          SECTION 8.1.10 Non-Payment of Taxes. Either Borrower or any other Loan Party shall have failed to pay when due any Taxes or other charges of any Governmental Authority in excess of $250,000, except any such Taxes or other charges which are being diligently contested by it in good faith by appropriate proceedings which stay the enforcement of any Lien resulting from the non-payment thereof and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
          SECTION 8.1.11 Impairment of Material Agreements. Any Material Agreement shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of either Borrower or any other Loan Party that is a party thereto; or there shall be any event of default under any Material Agreement.
          SECTION 8.1.12 Impairment of Business. (a) Either Borrower or any other Loan Party shall be prohibited or otherwise materially restrained, for a period of 10 or more consecutive days, from conducting all or any material part of its business in the ordinary course in accordance with past practice, as a result of (i) any casualty, strike, lockout, labor dispute, embargo, condemnation, order of any Governmental Authority or act of God, (ii) one or more licenses, permits, accreditations or authorizations of either Borrower or any other Loan Party being suspended, limited or terminated or (iii) any other reason.
          (b) The indictment or threatened indictment of either Borrower or any other Loan Party under any criminal statute, or the commencement or threatened commencement of a criminal or civil proceedings against either Borrower or any other Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any portion of the property of such Person.
          SECTION 8.1.13 Subordinated Debt Documents. (a) The Subordination Provisions shall fail to be enforceable by the Administrative Agent or any Lender which has not effectively waived the benefits thereof; (b) any Borrower, any other Loan Party, any of their Related Parties or any holder of Permitted Subordinated Debt shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions or the other terms contained in the Subordinated Intercreditor Agreement; (ii) that any of the Subordination Provisions or the other terms contained in the Subordinated Intercreditor Agreement exist for the benefit of the Administrative Agent and the Lenders; or (iii) that all payments realized from the liquidation of the Real Property or any other Collateral shall be subject to the Subordination Provisions or the other terms contained in the Subordinated Intercreditor Agreement; or (c) any of the Subordination Provisions or the other terms contained in the Subordinated Intercreditor Agreement shall (except in accordance with their terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligations of any holder of Permitted Subordinated Debt.
          SECTION 8.1.14 Bankruptcy Claims. Either Borrower or any other Loan Party shall be subject to a claim arising out of any proceeding of the type referred to in Section 8.1.8 to which MW or any of its Affiliates shall be subject.

          SECTION 8.1.15 MWV SPE Capital Note. Any demand shall be made for payment by the Wells Installment Note Issuer under the MWV SPE Capital Note.
          SECTION 8.1.16 Material Adverse Effect. There shall have occurred any event described in clause (a), (c), (d) or (e) of the definition “Material Adverse Effect”.
     SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.8 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically become immediately due and payable, without notice or demand.
     SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.8) shall occur and be continuing for any reason, whether voluntary or involuntary, the Administrative Agent, may, and upon the direction of the Required Lenders, shall, by notice to Wells Acquisition declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and the Commitments (if not theretofore terminated) to be terminated, whereupon (without further notice, demand or presentment) the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall become immediately due and payable and the Commitments shall terminate.
     SECTION 8.4 Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the U.C.C. Without limiting the generality of the foregoing, the Administrative Agent without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Law or referred to below) to or upon any Borrower, any other Loan Party or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrowers, which right or equity is hereby waived or released. The Borrowers and each other Loan Party further agree, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrowers’ premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender Parties hereunder, including without limitation attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required or permitted by any provision of Law, including without limitation Section 9-615(a)(3) of the UCC, need the Administrative Agent account for the surplus, if any, to the Borrowers. If any notice of a proposed sale or other disposition of Collateral shall be required by Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Borrowers shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Article III) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent to collect such deficiency. The rights, powers and remedies of the Administrative Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which the Administrative Agent or the Lenders may have against the Borrowers pursuant to this Agreement or the other Loan Documents, or existing at Law or in equity or otherwise.
     SECTION 8.5 Foreclosure on Collateral. If any Event of Default shall occur and be continuing, the Administrative Agent shall have, in addition to all rights and remedies provided for in the U.C.C. and applicable Law, all such rights (including the right of foreclosure) with respect to the Collateral as provided in the Pledge Agreement, the Security Agreement, the Wells REIT Security Agreement, the Mortgages and each other Loan Document.
     SECTION 8.6 Appointment of Administrative Agent as Attorney-in-Fact. The Borrowers hereby constitute and appoint the Administrative Agent as the Borrowers’ attorney-in-fact with full authority in the place and stead of the Borrowers and in the name of the Borrowers, from time to time in the Administrative Agent’s discretion while any Event of Default is continuing, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement and any other Loan Document, including to: (a) ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) enforce the obligations of obligors of account receivables or other Person obligated on the Collateral and enforce the rights of the Borrowers with respect to such obligations and to any property that secures such obligations; (c) file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of or to preserve the value of any of the Collateral or otherwise to enforce the rights of the Administrative Agent and the Lenders with respect to any of the Collateral; (d) pay or discharge Taxes or Liens levied or placed upon or threatened against the Collateral in amounts necessary to discharge the same as determined by the Administrative Agent in its sole discretion (all of such payments made by the Administrative Agent shall become Obligations, due and payable immediately without demand); (e) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with the account receivables, chattel paper or general intangibles and other documents relating to the Collateral; (f) take any act required of the Borrowers under this Agreement or any other Loan Document; and (g) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Borrowers’ expense, at any time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral. The Borrowers hereby ratify and approve all acts of the Administrative Agent made or taken pursuant to this Section, agrees to cooperate with the exercise by the Administrative Agent in the exercise of its rights pursuant to this Section and shall not, either directly or indirectly, take or fail to take any action which could impair, in any respect, any action taken by the Administrative Agent pursuant to this Section. The appointment pursuant to this Section of the Administrative Agent as the Borrowers’ attorney and the Administrative Agent’s rights and powers are coupled with an interest and are irrevocable, so long as any of the Commitments hereunder shall be in effect and until payment in full in cash of all Obligations.
     SECTION 8.7 Payments Upon Acceleration. After the occurrence of an Event of Default and the acceleration of the Obligations pursuant to Section 8.2 or 8.3, the Administrative Agent shall apply all payments in respect of the Obligations and all proceeds of Collateral to the Obligations in the following order:
          (a) first, to pay Obligations in respect of any fees, expenses or indemnities then due to the Administrative Agent (including, without limitation, fees and expenses referred to in Sections 11.3 or 11.4), whether or not the same is allowed in any bankruptcy or insolvency proceeding of any Loan Party;
          (b) second, to pay Obligations in respect of any fees, expenses or indemnities then due to the Lenders, whether or not the same is allowed in any bankruptcy or insolvency proceeding of any Loan Party;
          (c) third, to pay interest due in respect of the Loans, whether or not the same is allowed in any bankruptcy or insolvency proceeding of any Loan Party;
          (d) fourth, to pay the principal outstanding with respect to the Loans;
          (e) fifth, to pay all other Obligations; and
          (f) sixth, to pay who may be lawfully entitled thereto.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order of each category and shall only be applied to the next succeeding category after all amounts in the preceding category have been paid in full in cash and (ii) amounts owing to each relevant Lender Party in clauses (b) through (e) shall be allocated to the payment of the relevant Obligations ratably, based on the proportion of each Lender Party’s interest in the aggregate outstanding Obligations described in each such relevant clause.
ARTICLE IX
REVENUE ACCOUNT
     SECTION 9.1 Establishment of Revenue Account.
          SECTION 9.1.1 Revenue Account. The Borrowers and each other Loan Party acknowledge and confirm that, on or before the date hereof and pursuant to the terms of this Agreement, Wells Timberland has established and will maintain an account for the benefit of the Administrative Agent, as first priority secured party for the benefit of the Lender Parties, and the Subordinated Administrative Agent, as second priority secured party for the benefit of the Subordinated Lender Parties, to serve as the “Revenue Account” (said account, and any account replacing the same in accordance with this Agreement, the “Revenue Account”; the depositary institution in which the Revenue Account is maintained, the “Account Bank”). The Revenue Account shall be under the sole dominion and control of the Administrative Agent, and neither Wells Timberland nor any other Loan Party shall have any rights to control or direct the investment or payment of funds therein other than the right of Wells Timberland to direct the investments in Cash Equivalent Investments so long as no Default or Event of Default has occurred and is continuing. The Administrative Agent reserves the right, from time to time in its sole discretion, to change the Account Bank.
          SECTION 9.1.2 Account Name. The Revenue Account shall be in the name of Wells Timberland, in favor of the Administrative Agent, as first priority secured party, and the Subordinated Administrative Agent, as second priority secured party; provided, that if the Administrative Agent is replaced, the Account Bank, at the departing Administrative Agent’s request, shall change the name of the secured party with respect to the Revenue Account to the name of the replacement Administrative Agent.
          SECTION 9.1.3 Characterization of Account. The Revenue Account is and shall be a “deposit account” as such term is defined in Section 9—102(a)(29) of the U.C.C.. Neither Wells Timberland nor any other Loan Party shall be entitled to exercise any rights, other than the right of Wells Timberland to direct the making of Cash Equivalent Investments from amounts on deposit in the Revenue Account so long as no Default or Event of Default has occurred and is continuing, and that the Account Bank shall treat only the Administrative Agent as entitled to exercise any and all other rights with respect to the Revenue Account. All securities or other property underlying any financial assets credited to the Revenue Account (other than cash) shall be registered in the name of the Account Bank, indorsed to the Account Bank or in blank or credited to another securities account maintained in the name of the Account Bank and in no case will any financial asset credited to the Revenue Account be registered in the name of Wells Timberland or any other Loan Party, payable to the order of Wells Timberland or any other Loan Party or specially indorsed to Wells Timberland or any other Loan Party.
          SECTION 9.1.4 Investments. Sums on deposit in the Revenue Account shall not be invested except in Cash Equivalent Investments. Unless a Default or Event of Default has occurred and is continuing, Wells Timberland shall have the right to direct the Administrative Agent to invest sums on deposit in the Revenue Account in Cash Equivalent Investments; provided, that under no circumstances shall the Lender Parties or the Subordinated Lender Parties be liable for any losses that may be incurred by Wells Timberland in the making of any such Cash Equivalent Investments. Wells Timberland hereby irrevocably authorizes and directs the Account Bank to apply any income earned from Cash Equivalent Investments to the Revenue Account. Wells Timberland shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Cash Equivalent Investments. The Revenue Account shall be assigned the federal tax identification number of Wells Timberland. Any interest, dividends or other earnings from amounts on deposit in the Revenue Account shall be added to the balance in the Revenue Account and allocated and/or disbursed in accordance with the terms hereof.
     SECTION 9.2 Deposit of Revenues into the Revenue Account. Wells Timberland shall cause and direct all amounts that are payable to it, including under the Master Stumpage Agreement from the harvesting of Timber, constituting lease revenues, constituting Collateral Disposition Proceeds, constituting Collateral Insurance Proceeds, constituting payments under the LTC Lease Support Agreement (including the LTC Lease Disposition Proceeds) and all other revenues from the ownership and operation of the Collateral to be deposited directly in the form received into the Revenue Account. Wells Timberland represents, warrants and covenants that except for Interest Reserve Account and the Wells TRS Subsidiary Account, there are no other accounts into which revenues from the ownership and operation of the Collateral are deposited. So long as any Obligations shall be outstanding, neither Wells Timberland nor any other Loan Party shall open any other accounts for the deposit of revenues from the ownership and operation of the Collateral.
     SECTION 9.3 Payment of Funds From Accounts.(a) To the extent funds, other than Collateral Disposition Proceeds, Collateral Insurance Proceeds or LTC Lease Disposition Proceeds, are deposited in the Revenue Account, except as otherwise provided pursuant to Section 8.6 and subject to the Subordinated Intercreditor Agreement (which Section and agreement shall govern how the Loans are repaid if the Lenders are exercising their remedies during the continuance of any Event of Default), the Administrative Agent shall, at least once each calendar month and more frequently as it may determine in its sole discretion, authorize the withdrawal of amounts on deposit in the Revenue Account to make payments in the following order of priority, provided that no payment shall be made under any clause below until all payments then required to be made under all prior clauses shall have been fully paid (the “Revenue Waterfall”):
               (i) to the payment of Obligations in respect of fees, expenses and indemnities then due and owing to the Administrative Agent and the Lenders, including, without limitation, the fees and expenses referred to in Sections 11.3 and 11.4 (it being agreed that no amounts shall be paid to the Lenders pursuant to this clause until all amounts then due and owing to the Administrative Agent pursuant to this clause have been paid);
               (ii) to the payment of Wells Operating Expenses then due and owing;
               (iii) to the payment of (x) accrued and unpaid interest on the Loans and (y) amounts due to a Lender under any Rate Protection Agreement with a Borrower, in each case then due and owing;
               (iv) to the deposit in the Interest Reserve in an amount necessary to satisfy the requirements of Section 7.1.12;
               (v) to make mandatory prepayments on the outstanding principal amount of the Loans, in an amount sufficient to reduce the Senior Loan to Value Ratio to 40%, together with interest on the principal amount so prepaid as provided in clause (b) of Section 3.2.3;

               (vi) to make prepayments on the outstanding principal amount of the Subordinated Notes and other amounts owing under the Subordinated Debt Documents (including payment of the “Exit Fee” (as defined in the Subordinated Credit Agreement on the date hereof)), until the Subordinated Notes and other amounts owing under the Subordinated Debt Documents are paid in full;
               (vii) to the payment of (A) Wells Asset Management Fees or (B) Wells Other Operating Expenses then due and owing; and
               (viii) to fund (A) the acquisition of assets by the Borrowers pursuant to clause (d) of Section 7.2.8 or (B) dividends, distributions, other payments and loans pursuant to clause (a)(y)(A)-(E) of Section 7.2.6.
Notwithstanding anything to the contrary herein, no payments shall be made under clauses (ii), (vi), (vii) and (viii) above (A) unless (I) Wells Acquisition has delivered to the Administrative Agent a duly completed and executed Compliance Certificate for the most recent Fiscal Quarter for which the same is required to be delivered pursuant to clause (e) of Section 7.1.1 and (II) the Administrative Agent has confirmed to Wells Acquisition that, in its reasonable and good faith determination, the calculations contained therein are satisfactory (which confirmation the Administrative Agent agrees to provide not later than five Business Days after the delivery of each such Compliance Certificate (it being agreed that the failure of the Administrative Agent to fail to provide such confirmation shall constitute its acceptance of each Compliance Certificate)) and (B) no Default or Event of Default has occurred and, is continuing. In addition and without restricting the foregoing, any payments from the Revenue Waterfall to the payment of the Subordinated Notes shall be subject to the terms of the Subordinated Intercreditor Agreement. Notwithstanding the preceding sentence or any of the terms of this Section, if any Event of Default has occurred and is continuing under Section 8.1.1, or 8.1.8, or the Administrative Agent or the Lenders are exercising any of their remedies under Article VIII all amounts from the Revenue Waterfall from and thereafter shall be applied, first, to the payment of the Obligations, and, second, after the Discharge of the Senior Obligations but provided that the Subordinated Exclusive Collateral Transfer Date has not occurred, to the payment of the Subordinated Obligations (it being agreed that if, the Subordinated Exclusive Collateral Transfer Date has occurred, the security interest of the Subordinated Administrative Agent and the Subordinated Lenders in the Account Collateral and other Senior Priority Collateral shall terminate (as provided in the Subordinated Intercreditor Agreement) and such Persons).
          (b) To the extent funds constituting Collateral Disposition Proceeds, Collateral Insurance Proceeds or LTC Lease Disposition Proceeds are on deposit in the Revenue Account, the Administrative Agent shall apply 100% of the same to make mandatory prepayments on the outstanding principal amount of the Loans pursuant to clause (b) of Section 3.1.2.
          (c) The Administrative Agent agrees that it shall make all payments pursuant to clauses (a)(iii) and (a)(v) so as to avoid the incurrence of liabilities by the Borrowers under Section 4.4; provided that (i) in connection with the foregoing the Administrative Agent is authorized to delay making such payments until such time as it determines in its sole discretion that no such liabilities would result (it being agreed that no amounts retained by the

Administrative Agent for such purpose shall be available or applied to the payment of any other amounts to be paid pursuant to the Revenue Waterfall under any circumstances) and (ii) if any Event of Default has occurred and is continuing the Administrative Agent may apply amounts available pursuant to clauses (a)(iii) and (a)(v) at its sole discretion without regard to the incurrence by the Borrowers of liabilities under Section 4.4.
     SECTION 9.4 Sole Dominion and Control. Wells Timberland and the other Loan Parties acknowledge and agree that the Revenue Account is subject to the sole dominion, control and direction of the Administrative Agent (and its authorized agents or designees), subject to the terms hereof and the Deposit Account Control Agreement. Notwithstanding anything set forth herein to the contrary, none of Wells Timberland, any other Loan Party nor any other Person, through or under any of Wells Timberland or any other Loan Party, shall have any control over the use of, or any right to withdraw any amount from, the Revenue Account, and Wells Timberland and each other Loan Party acknowledge that the Account Bank shall comply with all instructions originated by the Administrative Agent without further consent by any of Wells Timberland or other Loan Parties. Wells Timberland and each other Loan Party acknowledge and agree that the Account Bank shall comply with the instructions of the Administrative Agent with respect to the Revenue Account without the further consent of Wells Timberland or any other Loan Party.
     SECTION 9.5 Pledge of Revenue Account.
          SECTION 9.5.1 Security for Obligations. To secure the full and punctual payment and performance of all the Obligations, Wells Timberland hereby grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a first priority continuing security interest in and to all of Wells Timberland’s right, title and interest in, to and under the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Account Collateral”):
          (a) the Revenue Account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Revenue Account, including, without limitation, all deposits or wire transfers made to the Revenue Account, and any and all Account Collateral;
          (b) any and all amounts on deposit in the Revenue Account that are invested in Cash Equivalent Investments;
          (c) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and
          (d) to the extent not covered by clauses (a), (b) or (c), all “proceeds” (as defined under the U.C.C.) of any or all of the foregoing.
The Administrative Agent and the Account Bank, as agent for the Administrative Agent, shall have with respect to the foregoing collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the U.C.C., as if such rights and remedies were fully set forth herein.

          SECTION 9.5.2 Rights on Default. Upon the occurrence and during the continuance of any Event of Default the Administrative Agent may exercise any and all rights and remedies with respect to the Account Collateral under the Loan Documents, the U.C.C. and other applicable Laws, including liquidating the same and applying all proceeds therefrom to the payment of the Obligations as set forth in Section 8.6.
          SECTION 9.5.3 Financing Statement; Further Assurances. Wells Timberland and each other Loan Party agree that at any time and from time to time, at the expense of the Borrowers, Wells Timberland and each other Loan Party will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Administrative Agent or any Lender may reasonably request, in order to perfect and protect any security interest granted in the Account Collateral or purported to be granted or to enable the Administrative Agent or any Lender to exercise and enforce its rights and remedies hereunder with respect to any Account Collateral. In the event of any change in name, identity or structure of any of Wells Timberland or as otherwise reasonable requested by the Administrative Agent from time to time, each such Person, at its sole cost and expense, shall promptly notify the Administrative Agent and take all actions reasonably requested by the Administrative Agent in order to maintain its first priority perfected security interest in the Account Collateral.
     SECTION 9.6 Administrative Agent Appointed Attorney-In-Fact. Wells Timberland and each other Loan Party hereby irrevocably constitute and appoint the Administrative Agent (and its agents and designees) as such Person’s true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, to execute, acknowledge and deliver at any time any instruments and to exercise and enforce every right, power, remedy, option and privilege of Wells Timberland with respect to the Account Collateral, and do in the name, place and stead of Wells Timberland, all such acts, things and deeds for and on behalf of and in the name of Wells Timberland, which Wells Timberland is required to do hereunder or under the other Loan Documents, or which the Account Bank or the Administrative Agent (or its agents or designees) may deem necessary or desirable, to more fully vest the in the Administrative Agent (or its agents or designees) the rights and remedies provided for in this Section. The foregoing powers of attorney are irrevocable and coupled with an interest. Such authority in favor of the Administrative Agent (and its agents and designees) pursuant to this Section shall include the right to (a) take control in any manner of any item of payment in respect of the Account Collateral or otherwise received in or for deposit in the Revenue Account, (b) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of account receivables or other proceeds of Collateral are sent or received, (c) endorse Wells Timberland’s name upon any items of payment in respect of account receivables or constituting Collateral or otherwise received by the Administrative Agent (or its agents or designees) or any Lender and deposit the same in Revenue Account, (d) endorse Wells Timberland’s name upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any account receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (e) sign Wells Timberland’s name on any verification of account receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Wells Timberland hereby releases the Administrative Agent (or its agents or designees) and the Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of any such Person’s or any Lender’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.
ARTICLE X
THE ADMINISTRATIVE AGENT
     SECTION 10.1 Appointment; Lender Indemnification. (a) Each Lender hereby irrevocably appoints CoBank to act on its behalf as Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. In performing its duties hereunder the Administrative Agent is acting solely on behalf of itself and the Lenders, and shall not have any fiduciary, trust or similar relationship with the Borrowers or any other Loan Party. Without limiting the foregoing, the parties agree that the duties of the Administrative Agent shall be mechanical and administrative in nature. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions
          (b) (i) Without limiting clause (b) of Section 10.4, each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document, including reasonable attorneys’ fees, and as to which the Administrative Agent is not reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted solely from the gross negligence or willful misconduct of the Administrative Agent.
          (ii) The Administrative Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the determination of the Administrative Agent, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.
     SECTION 10.2 Exculpation. (a) Neither the Administrative Agent, nor any of its directors, officers, employees, agents, Affiliates or Related Parties thereof, shall be liable to any

Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except as determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from its or his own willful misconduct or gross negligence. Under no circumstances shall the Administrative Agent, or any of its directors, officers, employees, agents, Affiliates or Related Parties thereof, be responsible for, or incur any liability with respect to: (i) any representations or warranties or statements made by the Borrowers or any other Loan Party in connection with any Loan Document; (ii) the effectiveness, enforceability, validity or due execution of any Loan Document; (iii) the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents; (iv) the validity, genuineness, enforceability, existence, value or sufficiency of, or taking any action with respect to the care, protection or preservation of, any Collateral; (v) the performance or observance by the Borrowers or any other Loan Party of any covenants or agreements contained in the Loan Documents; (vi) the contents of any certificate, report or document delivered pursuant to any Loan Document; (vii) the satisfaction of any conditions (including any conditions set forth in Article V) set forth in the Loan Documents; (viii) the existence of any Default or Event of Default; or (ix) the financial condition of the Borrowers or any other Loan Party;
          (b) The Administrative Agent (i) is not required to make any inquiry respecting the performance by the Borrowers or any other Loan Party of its obligations hereunder or under any other Loan Document (other than to confirm receipt of items expressly required to be delivered to the Administrative Agent), and any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action; (ii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates; (iii) shall not be deemed to have knowledge of the existence of any Default or Event of Default unless it has received written notice from an Authorized Officer that specifically refers to and describes the same; (iv) shall not be subject to any fiduciary or other implied duties, regardless of whether any Default or Event of Default has occurred and is continuing; and (v) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other percentage of the Lenders as shall be expressly provided for herein), provided that the Administrative Agent shall not, in any event, be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law.
          (c) The Administrative Agent shall not in any event be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.1).
     SECTION 10.3 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     SECTION 10.4 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise any and all of its rights under the Loan Documents by or through any of its directors, officers, employees, agents, Affiliates or Related Parties thereof, and the exculpatory provisions of this Article shall apply to each such Person or when acting on behalf of the Administrative Agent.
     SECTION 10.5 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be an insurance company or a bank with an office in the United States, or an Affiliate of any such insurance company or bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) the Required Lenders shall thereafter perform all the duties of the retiring Administrative Agent under the Loan Documents, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring (or retired) Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.3 and Section 10.4 shall continue in effect, for the benefit of such retiring Administrative Agent and its directors, officers, employees, agents, Affiliates or Related Parties thereof, in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     SECTION 10.6 Rights as a Lender. CoBank shall have the same rights and powers with respect to the Loans made by it or any of its Affiliates as any other Lender, and may exercise such rights and powers to the same extent as if it were not the Administrative Agent. CoBank and each of its Affiliates may accept deposits from, lend money to, act as a financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. CoBank shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as Administrative Agent.
     SECTION 10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any other Lender Party or any of their Related Parties, and based on such Lender’s review of the financial information of the Borrowers and each of their Subsidiaries and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents, and to extend its Commitments. Each Lender also acknowledges that it will, independently and without reliance upon the any other Lender Party or any of their Related Parties, and based on other documents, information and investigations as it from time to time shall deem appropriate, continue to make its own decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.
     SECTION 10.8 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request given to the Administrative Agent by the Borrowers and required to be delivered to the Lenders pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrowers). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrowers for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.
     SECTION 10.9 Certain Collateral Matters. (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.
          (b) Each Lender agrees that none of them shall have any right individually to seek to realize upon the Collateral, it being agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Lender Parties and the Administrative Agent pursuant to the terms of the Loan Documents.
          (c) Each Lender irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any security interest or Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full in cash of all Loans and all other Obligations (other than unasserted contingent indemnification Obligations) payable under this Agreement and the other Loan Documents, (ii)

constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder, (iii) constituting property in which the Borrowers or any other Loan Party owned no interest at the time the security interest and/or Lien was granted, (iv) constituting property leased to the Borrowers or any other Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrowers or any other Loan Party to be, renewed or extended, or (v) if approved by the Required Lenders or, if required by Section 10.1, each Lender, if applicable. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of collateral pursuant to this Section.
          (d) The Administrative Agent may from time to time make disbursements and advances that, in its sole discretion, it deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral, to enhance the likelihood or maximize the amount of the Obligations that are repaid by the Loan Party or pay any other amount chargeable to the Loan Party hereunder. All such amounts disbursed or advanced by the Administrative Agent shall be Obligations that are secured by the Collateral and be repayable by the Borrowers on demand.
ARTICLE XI
MISCELLANEOUS PROVISIONS
     SECTION 11.1 Waivers, Amendments, etc.(a) Except for actions expressly permitted to be taken by the Administrative Agent pursuant to the terms of the Loan Documents, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by the Borrowers or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, the Borrowers and the Required Lenders. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the Lenders shall only require the written consent of the Required Lenders.
          (b) Notwithstanding clause (a), no amendment, modification, termination or waiver of this Agreement or any other Loan Document shall, unless in writing and signed by the Administrative Agent, each Lender and each Voting Participant directly affected thereby: (i) increase the Commitment Amount of any affected Lender or Voting Participant; (ii) reduce the principal of, or rate of interest on, any Loan of any affected Lender or Voting Participant; (iii) extend the due date for, or reduce the amount of, any scheduled payment or prepayment under clause (a) or (b) of Section 3.1.2 of principal on any Loan of any affected Lender or Voting Participant; (iv) extend the due date for, or reduce the amount of, any payment of interest (other than any waiver of any increase in the interest rate pursuant to Section 3.2.2) as to any affected Lender or Voting Participant; (v) alter Section 2.1 or 2.3 or 8.3; (vi) release any material part of the Collateral unless Section 9.3 has been complied with (which action shall be deemed to affect all the Lenders); (vii) release any Loan Party from its guarantee obligations under any Loan Document except as specifically provided for in the Loan Documents (which action shall be deemed to affect all the Lenders); (viii) alter in any manner the pro rata sharing of payments required hereunder (which action shall be deemed to affect all the Lenders and Voting Participants); (ix) amend or waive this Section or the definition of the “Required Lenders”

insofar as such definition affects the substance of this Section, or any other provision specifying the number or percentage of Lenders and Voting Participants required to take any action under any Loan Document (which action shall be deemed to affect all the Lenders and Voting Participants); or (x) increase the Commitment Amount (which action shall be deemed to affect all the Lenders and Voting Participants). Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of the Administrative Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by the Administrative Agent, in addition to Lenders required hereinabove to take such action.
          (c) No failure or delay on the part of any Lender Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrowers in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Lender Party shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. The remedies provided in this Agreement are cumulative, and not exclusive of remedies provided by Law.
     SECTION 11.2 Notices. (a) Except in the case of notices and communications expressly permitted to be given by telephone and as provided in clause (b), all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, and addressed to such party at its address or telecopy number set forth on Schedule III hereto, in an Assignment and Assumption or at such other address or telecopy number as may be designated by such party in a notice to the other parties given in accordance with this Section. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b), shall be effective as provided therein.
          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     SECTION 11.3 Payment of Costs and Expenses. (a) Subject to the proviso of the last sentence of clause (d) of Section 7.1.5, the Borrowers agree to pay all reasonable fees and out-of-pocket expenses of the Administrative Agent, its directors, officers, employees, agents, Affiliates and their Related Parties (including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to the Administrative Agent and accountants, appraisers, investment bankers, environmental advisors, management consultants and other consultants, if any, who may be retained by the Administrative Agent) that are actually incurred in connection with:
               (i) the syndication of the credit facilities provided for herein;
               (ii) the negotiation, preparation, execution, delivery and administration of this Agreement and each other Loan Document (including with respect to due diligence matters, the preparation of additional Loan Documents, the review and preparation of agreements, instruments or documents pursuant to Section 7.1.9), and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, and the Administrative Agent’s consideration of their rights and remedies hereunder or in connection herewith from time to time whether or not the transactions contemplated hereby or thereby are consummated;
               (iii) the filing, recording, refiling or rerecording of the Loan Documents and any other security instruments executed in connection with the transactions contemplated hereby;
               (iv) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document;
               (v) sums paid or incurred to pay any amount or take any action required by the Borrowers or any other Loan Party under the Loan Documents that the Borrowers or any such Loan Party fail to pay or take; and
               (vi) costs of appraisals, field exams, inspections and verification of the Collateral, including, without limitation, travel, lodging, meals and other charges, including the costs, fees and expenses of independent auditors and appraisers.
          (b) The Borrowers further agree to reimburse each Lender Party upon demand for all out-of-pocket expenses (including, without limitation, the fees and out-of-pocket expenses of legal counsel and consultants to each Lender Party who may be retained by each such Lender Party) actually incurred by each Lender Party in connection with (i) the consideration of their rights and remedies hereunder in connection with any current or prospective Default or Event of Default; (ii) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations; (iii) the enforcement or protection of its rights in connection with this Agreement or any other Loan Document; and (iv) any litigation, dispute, suit or proceeding relating to this Agreement or any Loan Document.

          (c) To the extent that the Borrowers for any reason fail to pay any amount required under clause (a) or (b) to be paid by it to the Administrative Agent (or any director, officer, employee, agent, Affiliate or Related Party thereof), each Lender severally agrees to pay to the Administrative Agent (or any such director, officer, employee, agent, Affiliate or Related Party thereof), such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or payment is sought) of such unpaid amount. The obligations of the Lenders under this clause are several and not joint.
          (d) All amounts due under this Section shall be payable promptly and, in any event, not later than 10 days after demand therefor.
     SECTION 11.4 Indemnification by the Borrowers.(a) The Borrowers agree, at their sole cost and expense, to indemnify, exonerate and hold each Lender Party and each of their respective directors, officers, employees, agents, Affiliates and Related Parties (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages and out-of-pocket expenses (in each case whether asserted by any third party or the Borrowers or any of its Affiliates and irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including, without limitation, the fees and out-of-pocket expenses of the Indemnified Parties (including the fees and out-of-pocket expenses of legal counsel and consultants to the Indemnified Parties who may be retained by the Indemnified Parties) (collectively, the “Indemnified Liabilities”), that arise out of or relate to:
               (i) the negotiation, preparation, execution, delivery or performance of the terms of, or consummation of the transactions contemplated by, this Agreement, any other Loan Document or any other agreement or instrument contemplated thereby (including any action brought by or on behalf of the Borrowers or any other Loan Party as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);
               (ii) any Loan and any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;
               (iii) any Environmental Laws;
               (iv) any presence, release, or threat of Release of Hazardous Materials, at, upon, under or within the Real Property;
               (v) the falsity in any material respect of any of the representations made in Section 6.13, whether or not caused by the Borrowers;
               (vi) the failure of the Borrowers to duly perform the covenants, obligations or actions set forth in Section 7.1.6, including with respect to: (A) the imposition by any Governmental Authority of any lien upon the Real Property, (B) remediation of the Real Property or any other land or water contaminated by Hazardous Materials which were generated on or migrated from the Real Property, (C) liability for personal injury or property damage or damage to the environment, (D) any diminution in the value of the Real Property and (E) claims, costs, liabilities and damages arising under any Environmental Law, or any other claims, liabilities or costs which may be incurred by or asserted against Indemnified Parties directly or indirectly resulting from the presence of any Hazardous Material in, on, under or affecting the Real Property;
               (vii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory;
except for any such Indemnified Liabilities arising from the relevant Indemnified Party’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law. Such indemnification shall be available regardless whether the relevant Indemnified Party is found to have acted with comparative, contributory or sole negligence. Under no circumstances shall any Indemnified Party be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
          (b) The Borrowers further agree that Lender Parties and their respective directors, officers, employees, agents, Affiliates and Related Parties shall not assume any liability or obligation for loss, damage, fines, penalties, claims or duty to remediate or dispose of wastes or Hazardous Substances on or relating to Real Property as a result of any conveyance of title to the Real Property to any of the Lender Parties or otherwise or as a result of any inspections or any other actions made or taken by and Lender Party on the Real Property, except to the extent that any of the foregoing matters are attributable to actions or omissions by such Lender Party or its agents constituting fraud, gross negligence or willful misconduct. The Borrowers agree to remain fully liable under the indemnification contained in this Section.
          (c) Promptly following completion of any actions imposed upon the Borrowers by any order, judgment or other final resolution of a matter indemnified under this Agreement, or completion of any other remediation requirement under any applicable Environmental Laws, the Borrowers shall certify to the Administrative Agent and the Lenders that all such required actions have been completed. The Administrative Agent or any Lender, at its option, may require the Borrowers, at the Borrowers’ expense, to obtain and deliver to the Administrative Agent and the Lenders an environmental report in form and substance reasonably acceptable to Administrative Agent from a consultant reasonably acceptable to the Administrative Agent confirming that all such actions have been completed in accordance with any such order, judgment or resolution or other legal or remediation requirements, and that the Real Property is in compliance in all material respects with applicable Environmental Laws. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under clause (a) to be paid by it to the Administrative Agent (or any director, officer, employee, agent, Affiliate or Related Party thereof), each Lender severally agrees to pay to the Administrative Agent (or any director, officer, employee, agent, Affiliate or Related Party thereof), such Lender’s pro rata share (determined as of the time that the applicable unreimbursed indemnity payment is sought) of such unpaid amount. The obligations of the Lenders under this clause are several and not joint and shall survive the termination of this Agreement.

          (d) Each Loan Party also agrees that, without the prior consent of the Administrative Agent (not to be unreasonably withheld), neither it nor any of its Affiliates will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions hereof (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes a full and unconditional written release of each Indemnified Party from all liability arising out of such claim, action or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.
     SECTION 11.5 Survival. The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4 and under any other provision specifically providing for indemnification or reimbursement of fees, costs and expenses incurred by any of the Lender Parties in connection with this Agreement and the other Loan Documents, and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. All covenants, agreements, representations and warranties made by each Loan Party in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loan, regardless of any investigation made by any Lender Party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder.
     SECTION 11.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 11.7 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.
     SECTION 11.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof have been executed on behalf of the Borrowers, the Administrative Agent and each initial Lender and the same shall have been received by, and released to, the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrowers and each Lender. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 11.9 Governing Law; Entire Agreement. THIS AGREEMENT SHALL EACH BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement and each other Loan Document constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 11.10 Assignments and Participations.
          (a) Successors and Assigns Generally. The provisions of this Agreement and each other Loan Document shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder or any other Loan Document without the prior written consent of the Administrative Agent and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b), (ii) by way of participation in accordance with the provisions of clause (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:
               (i) Minimum Amounts. (A) Except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
                    (B) In any case not described in clause (b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Wells REIT otherwise consents (such consent of Wells REIT not to be unreasonably withheld or delayed); provided, however, that if a Lender is assigning less than all of its Loans and Commitments it must, after giving effect to each such assignment, maintain not less than $5,000,000 in principal amount of Loans and Commitments unless otherwise agreed to by the Administrative Agent and Wells REIT (such consent of Wells REIT not to be required if any Event of Default has occurred and is continuing at the time of such proposed assignment);

               (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
               (iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) and, in addition, (A) the consent of the Administrative Agent shall be required unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund and (B) the consent of Wells Acquisition (such consent not to be unreasonably withheld or delayed and shall, in any event, be deemed to have been given by Wells Acquisition if no objection is received by the Administrative Agent from Wells Acquisition within five Business Days after notice of such proposed assignment has been provided to Wells Acquisition) shall be required unless (x) any Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) such assignment is necessary, in the judgment of the Administrative Agent, to ensure the successful syndication of this Agreement.
               (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire.
               (v) No Assignment to Borrowers. No such assignment shall be made to the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries.
               (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d).
          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at an office specified from time to time a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the

Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
               Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification which decreases the amount of principal of, or the rate at which interest is payable on such Loans (except in connection with a waiver of applicability of any post-default increase in interest rates), extends any scheduled principal payment date or date fixed for the payment of interest on such Loans, or extends the Commitment of such Lender in a manner that affects such Participant.
               Notwithstanding the preceding paragraph, any Participant that is a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as amended, that (i) has purchased a participation in a minimum amount of $10,000,000, (ii) has been designated as a voting participant (each a “Voting Participant”) in a notice (which notice shall include, with respect to such voting participant, the information that would be included by a prospective Lender in an Assignment and Assumption Agreement) sent by the relevant Lender to the Administrative Agent and (iii) receives, prior to becoming a Voting Participant, the consent of the Administrative Agent and Wells Acquisition (each such consent to be required only to the extent and under the circumstances it would be required if such Voting Participant was to become a Lender pursuant to an assignment in accordance with clause (b)), shall be entitled to vote, and the voting rights of the selling Lender shall be correspondingly reduced, on a Dollar-for-Dollar basis, as if such Voting Participant was a Lender, on all matters subject to a vote by the Lenders.
     Subject to clause (e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, provided such Participant agrees to be subject to Section 4.5 as though it were a Lender.

          (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.6 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.6 as though it were a Lender.
          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
     SECTION 11.11 Press Releases and Related Matters. The Borrowers agree that neither it nor any other Loan Party will issue any press release or other public disclosure using the name of CoBank or its Affiliates (other than the filing of the Loan Documents with the Securities and Exchange Commission) without the prior consent of CoBank. The Borrowers consent to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. The Administrative Agent and each such Lender shall provide a draft of any such tombstone or similar advertising material to the Borrowers for review and reasonable comment prior to the publication thereof. In addition, the Administrative Agent reserves the right to provide to industry trade organizations customary information for inclusion in league table measurements.
     SECTION 11.12 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY

SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
     SECTION 11.13 Waiver of Jury Trial, etc. THE LENDER PARTIES AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THIS AGREEMENT.
     SECTION 11.14 Waiver of Consequential Damages, etc. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND EACH OTHER LOAN PARTY SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH LENDER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, ANY LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, ANY CREDIT EXTENSION OR THE USE OF THE PROCEEDS THEREOF. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 11.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     SECTION 11.16 Protection of Interests. Without limiting any of the other provisions hereof and whether or not the Administrative Agent or any Lender acquires legal possession and title to the Real Property, if the Administrative Agent becomes aware of any matter for which the Borrowers may have liability in accordance with the other provisions of this Agreement, whether or not a claim is asserted against any Lender Party, the Administrative Agent shall have the right to take any action available to the Administrative Agent under applicable Law, and the Borrowers hereby grant to the Administrative Agent and its respective agents, attorneys, employees, consultants, contractors and assigns, an irrevocable license and authorization for access to the Real Property and to conduct any such actions that the Administrative Agent deems reasonably appropriate in connection therewith. The Borrowers shall pay promptly following demand by the Administrative Agent all costs and expenses in connection with such investigatory and remedial activities. The foregoing license and authorization is intended to be a means of protection of the Administrative Agent’s or the Lenders’ security interest in the Real Property and not as participation in the management of the Borrowers or the Real Property.
     SECTION 11.17 Confidentiality. Each Lender Party agrees to keep confidential the Information (as defined below), except that each Lender Party shall be permitted to disclose Information (a) to its Affiliates and to its and its Affiliates’ Related Parties, (b) to the extent requested by any Governmental Authority, (c) to the extent otherwise required by applicable Laws or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or in any suit, action or proceeding relating to the enforcement of its rights hereunder or under any other Loan Document, (e) to any other party hereto, (f) subject to any agreement containing provisions substantially the same as set forth in this Section, to (i) any prospective or actual Assignee Lender or Participant or (ii) any prospective or actual counterparty (or its advisors) to any Rate Protection Agreement relating to the Borrowers, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Lender Party on a nonconfidential basis from a source other than the Borrowers, any other Loan Party or any other Subsidiaries.
For purposes of this Section, “Information” means all information that is received from any Loan Party relating to any Loan Party or any of their respective businesses other than any such information that is available to any Lender Party on a nonconfidential basis prior to its disclosure by a Loan Party and which is, in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. Each Lender Party shall be considered to have complied with its obligations under this Section if it exercises the same degree of care to maintain the confidentiality of the Information as such Person would accord its own confidential information.

Notwithstanding anything herein to the contrary, “Information” shall not include, and each Lender Party and its Affiliates and Related Parties may disclose to any and all Persons, without limitation of any kind, (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (b) all materials of any kind (including opinions or other tax analyses) that are provided to any of the Persons referred to above relating to such tax treatment or facts.
     SECTION 11.18 Patriot Act Information. Each Lender Party hereby notifies the Borrowers and each other Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers or any other Loan Party, which information includes the name and address of the Borrowers and each such other Loan Party and other information that will allow each Lender Party to identify the Borrowers and each other Loan Party in accordance with the Patriot Act. The Borrowers and each other Loan Party shall, and shall cause each other Loan Party to, provide such information and take such actions as are reasonably requested by any Lender Party in order to assist such Lender Party in maintaining compliance with the Patriot Act.
     SECTION 11.19 Joint and Several Liability. In consideration of the financial accommodations being provided by the Lender Parties, each of the Borrowers agree to be jointly and severally liable, not merely as a surety but also as a co-debtor, with respect to the payment and performance of all the Loans and other Obligations under this Agreement and the other Loan Documents. Without limiting the foregoing, if any Borrower fails to make any payment of, or perform with respect to, any of the Obligations, the other Borrower agrees to make such payment and complete such performance requirement in accordance with the terms hereof and the other Loan Documents.
     SECTION 11.20 Intercreditor Lien Releases. Upon the Subordinated Exclusive Collateral Transfer Date all terms in this Agreement contemplating a Lien by the Subordinated Agent on the Collateral shall be read as if such terms did not exist.
     SECTION 11.21 Waiver of Farm Credit Rights. THE BORROWERS ACKNOWLEDGE AND AGREE THAT, TOGETHER WITH LEGAL COUNSEL, THEY HAVE REVIEWED ALL RIGHTS THAT THEY MAY OTHERWISE BE ENTITLED TO WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS UNDER THE STATUTES AND REGULATIONS OF THE FARM CREDIT ADMINISTRATION AS SPECIFIED AT 12 CFR § 617.7000 ET. SEQ., AND THAT THEY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY AND ALL SUCH RIGHTS.
     SECTION 11.22 No Voluntary Bankruptcy Filing. The Lender Parties agree, with respect to the Wells Note Installment Issuer, not to take any action of a nature referred to in clause (c) or (d) of Section 8.1.8.

     SECTION 11.23 Purchase of AgSouth Equity Interests. Wells Timberland agrees to purchase Equity Interests in AgSouth (the “AgSouth Equity Interests”) as AgSouth may require in accordance with its bylaws and capital plan and that are applicable to borrowers generally. In connection with the foregoing, Wells Timberland hereby acknowledges receipt, prior to the execution of this Agreement, of: (a) AgSouth’s bylaws; (b) a written description of the terms and conditions under which the AgSouth Equity Interests are issued; and (c) the most recent annual financial report, and if more current, the latest quarterly financial report of AgSouth. Wells Timberland acknowledges and agrees that it shall not receive any patronage with respect to the AgSouth Equity Interests purchased by it.
     SECTION 11.24 Funding Date Assignments. On the Funding Date, AgSouth will assign all of its Loans to AgFirst Farm Credit, ACA and CoBank. Accordingly, Schedule II contains the Commitment Amount both before and after giving effect to such assignments and Schedule III contains the administrative information of such assignees and not AgSouth.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

TIMBERLANDS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:	/s/ Jess E. Jarratt
Name: Jess E. Jarratt
Title: President

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:	/s/ Jess E. Jarratt
Name: Jess E. Jarratt
Title: President

COBANK, ACB, as Administrative Agent

By:	/s/ Michael Tousignant
Name: Michael Tousignant Title: VP

LENDERS:

AGSOUTH FARM CREDIT, ACA

By:	/s/ Pat Calhoun
Name: Pat Calhoun
Title: Sr. Vice President
Credit Agreement
Signature Page

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Steve W. Whitcomb
Name: Steve W. Whitcomb Title: Director

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Theodore W. Cox
Name: Theodore W. Cox Title: Executive Director

By:	/s/ Rebecca O. Morrow
Name: Rebecca O. Morrow Title: Executive Director
Credit Agreement
Signature Page

SCHEDULE I
DISCLOSURE SCHEDULE

ITEM 1.1(a)	Cost Basis of Collateral
ITEM 1.1(b)	Material Agreements
ITEM 6.7(b)	Labor Matters
ITEM 6.8	Initial Capitalization
ITEM 6.10(a)	Property Matters
ITEM 6.10(c)	Consents and Approvals
ITEM 6.10(d)	Timber Operations
ITEM 6.10(e)	Condemnation Proceedings
ITEM 6.13(f)	Environmental Matters/Storage Tanks
ITEM 6.19(b)	Material Governmental Approvals
ITEM 6.21	Insurance
ITEM 6.22	Affiliate Transactions

SCHEDULE II
COMMITMENT AMOUNT

Lender	Commitment Amount
AgSouth Farm Credit, ACA	$162,000,000
Wachovia Bank, National Association	$30,000,000
Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A. “Rabobank Nederland”, New York Branch	$20,000,000
COMMITMENT AMOUNT AFTER GIVING
EFFECT TO THE FUNDING DATE ASSIGNMENTS

Lender	Commitment Amount
CoBank, ACB	$104,400,000
AgFirst Farm Credit, ACA	$57,600,000
Wachovia Bank, National Association	$30,000,000
Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A. “Rabobank Nederland”, New York Branch	$20,000,000

SCHEDULE III
ADMINISTRATIVE INFORMATION
Borrowers
Timberlands II, LLC and Wells Timberland Acquisition, LLC
c/o Wells REIT, Inc.
6200 The Corners Parkway
Norcross, GA 30092-3365
Attention: Don Warden
Facsimile No.: (770) 243-8367
Administrative Agent
CoBank, ACB
5550 South Quebec Street
Greenwood Village, Colorado 80111
Attention: Syndications Coordinator, Corporate Finance Division
Facsimile No.: (303) 694-5830
With a copy to (in the case of any notice
pursuant to clause (g) of Section 7.1.1):
Sutherland Asbill & Brennan LLP
1114 Avenue of the Americas
40th Floor
New York, New York 10036
Attention: Jeffrey L. Dunetz, Esq.
Facsimile No.: (212) 389-5099
Lenders
CoBank, ACB
5550 South Quebec Street
Greenwood Village, Colorado 80111
Attention: Syndications Coordinator, Corporate Finance Division
Facsimile No.: (303) 694-5830
AgFirst Farm Credit, ACA
1401 Hampton Street
Columbia, South Carolina 29201
Attention: Tom Stallworth
Facsimile No.: (803) 254-4219
Wachovia Bank, National Association
301 South College Street, NC0174
Charlotte, North Carolina 28288-01741
Attention: Roger Shreero, Structured Asset Finance
Facsimile No.: (704) 715-0065

Coöperatieve Centrale Raiffeisen-Boerenleenbank,
  B.A. “Rabobank Nederland”, New York Branch
10 Exchange Place
16th Floor
Jersey City, New Jersey 07302-3913
Attention: Corporate Services Dept.
Facsimile No.: 201-499-5326
Credit Agreement
Signature Page

EXHIBIT A
NOTE

$	[Date]
     FOR VALUE RECEIVED, the undersigned, Timberlands II, LLC, a Delaware limited liability company, and Wells Timberland Acquisition, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), unconditionally jointly and severally promise to pay to the order of                     (the “Lender”) the principal sum of                     ($                    ) or, if less, the aggregate unpaid principal amount of all the Loans made by the Lender pursuant to that certain Credit Agreement, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto, and CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, payable as set forth in the Credit Agreement, with a final payment (in the amount necessary to pay in full this Note) due and payable on the Stated Maturity Date. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.
     The Borrower also promises to pay interest on the unpaid principal amount of this Note from time to time outstanding from the date hereof until paid in full, at the rates per annum and on the dates specified in the Credit Agreement.
     Payments of both principal and interest are to be made without set-off or counterclaim in Dollars in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.
     This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be or shall automatically become immediately due and payable.
     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

TIMBERLANDS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt Title: President

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt Title: President

EXHIBIT B-1
BORROWING REQUEST
CoBank, ACB
      as Administrative Agent
5550 South Quebec Street
Greenwood Village, Colorado 80111
Attention: Syndications Coordinator, Corporate Finance Division
TIMBERLANDS II, LLC and
WELLS TIMBERLAND ACQUISITION, LLC
Ladies and Gentlemen:
     This Borrowing Request is delivered to you pursuant to Section 5.1.24 of the Credit Agreement, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Timberlands II, LLC, a Delaware limited liability company, Wells Timberland Acquisition, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various lending institutions as are, or may from time to time become, parties thereto (collectively, the “Lenders”) and, CoBank, ACB as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.
     The Borrowers hereby request that Loans be made in the aggregate principal amount of $                     on October 9, 2007, which Loans will accrue interest at the Alternate Base Rate. The Borrowers hereby request, effective three Business Days after the Funding Date, the Loans accrue interest at the Adjusted Eurodollar Rate and have an Interest Period of [one] [two] [three] month(s).
     The Borrowers hereby acknowledge that each of the delivery of this Borrowing Request and the acceptance by the Borrowers of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrowers that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.1.20 of the Credit Agreement are true and correct.
     The Borrowers agree that if prior to the time of the Borrowing requested hereby any matter certified to herein by them will not be true and correct at such time as if then made, they will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Lender shall have received written notice to the contrary from the Borrowers, each matter certified to herein shall be deemed once again to be certified as true and correct as of the Funding Date as if then made.
     Please wire transfer the proceeds of the Loans as we have specified to you in writing.

     The Borrowers have caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by their duly Authorized Officers this 9th day of October, 2007.

TIMBERLANDS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt Title: President

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt Title: President
Borrowing Request
Signature Page

EXHIBIT B-2
CONTINUATION NOTICE
CoBank, ACB
     as Administrative Agent
5550 South Quebec Street
Greenwood Village, Colorado 80111
Attention: Syndications Coordinator, Corporate Finance Division
TIMBERLANDS II, LLC and
WELLS TIMBERLAND ACQUISITION, LLC
Ladies and Gentlemen:
     This Continuation Notice is delivered to you pursuant to Section 2.4 of the Credit Agreement, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Timberlands II, LLC, a Delaware limited liability company, Wells Timberland Acquisition, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various lending institutions as are, or may from time to time become, parties thereto (collectively, the “Lenders”) and, CoBank, ACB as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.
     The Borrowers hereby request that on                     ,                     , (a) $                     of the presently outstanding principal amount of the Loans, (b) with Interest Periods ending on                     , ___, be continued as (c) Loans having an Interest Period of [one] [two] [three] month(s).
The Borrowers hereby:
     (a) certify and warrant that no Default or Event of Default has occurred and is continuing; and
     (b) agree that if prior to the time of such continuation any matter certified to herein by them will not be true and correct at such time as if then made, they will immediately so notify the Administrative Agent.
     Except to the extent, if any, that prior to the time of the continuation requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrowers, each matter certified to herein shall be deemed to be certified at the date of such continuation as if then made.

     The Borrowers have caused this Continuation Notice to be executed and delivered, and the certification and warranties contained herein to be made, by their Authorized Officers this 9th day of October, 2007.

TIMBERLANDS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt Title: President

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt Title: President
Continuation Notice
Signature Page

EXHIBIT C
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Name of Assignor] (the “Assignor”) and [Name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor:

2.	Assignee: [and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrowers: Timberlands II, LLC, a Delaware limited liability company (“Wells Timberland”), and Wells Timberland Acquisition, LLC (“Wells Acquisition”), a Delaware limited liability company.

4.	Administrative Agent: CoBank, ACB.

5.	Credit Agreement: The $212,000,000 Credit Agreement, dated as of October 9, 2007, among the Borrowers, the lenders party thereto (collectively, the “Lenders”) and the Administrative Agent.

6.	Assigned Interest:

Aggregate Amount of	Amount of Loans	Percentage Assigned of
Loans for all Lenders	Assigned*	Loans[1]
$	$	%
$	$	%
[7.	Trade Date: ___][2]
     Effective Date:                      ___, 20___[TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[1]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

[2]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Name:
Title:

[Consented to and]3 Accepted:

COBANK, ACB, as Administrative Agent

By:
Name:
Title:

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:
Name:
Title:

[3]	To be added only if the consent of the Administrative Agent or Wells Acquisition is required by the terms of the Credit Agreement.
Assignment and Assumption
Signature Page

ANNEX 1
STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION
Section 1. Representations and Warranties.
     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.1.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 2. Payments.
     [From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.] [From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]
Section 3. General Provisions.
     This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and shall be construed and enforced in accordance with, the Laws of the State of New York.

EXHIBIT D
CLOSING DATE CERTIFICATE
TIMBERLANDS II, LLC and
WELLS TIMBERLAND ACQUISITION, LLC
     This Closing Date Certificate (this “Certificate”) is delivered pursuant to Section 5.1.13 of the Credit Agreement, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Timberlands II, LLC, a Delaware limited liability company, Wells Timberland Acquisition, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various financial institutions as are, or may from time to time become, parties hereto (collectively, the “Lenders”), and CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings ascribed thereto in the Credit Agreement.
     The undersigned, each a duly elected and acting Financial Officer of a Borrower, hereby certifies, represents and warrants for and on behalf of the Borrower in which it is a Financial Officer, as of the date of the Funding Date, as follows:
     1. Authority. Such Financial Officer is authorized and empowered to execute and deliver this Certificate for and on behalf of the Borrower in which it is acting as a Financial Officer.
     2. Funds Flow Memorandum. A funds flow memorandum with respect to all payments to be made on the Funding Date is attached at Annex I hereto.
     3. Transaction Documents. Attached at Annex II hereto are true and correct copies of the Transaction Documents that are required to be delivered pursuant to clause (a) of Section 5.1.16 of the Credit Agreement.
     4. Material Governmental Approvals. Attached at Annex III hereto are true and correct copies of the Material Governmental Approvals that are required to be delivered pursuant to clause (c) of Section 5.1.16 of the Credit Agreement.
     5. Material Agreements. Attached at Annex IV hereto are true and correct copies of the Material Agreements (other than the Transaction Documents) that are required to be delivered pursuant to Section 1.1 and clause (b) of Section 5.1.17 of the Credit Agreement.
     6. Timber Leases. Attached at Annex V hereto are true and correct copies of the Timber Leases that are required to be delivered pursuant to clause (d) of Section 5.1.18 of the Credit Agreement.
     7. Appraisal. Attached at Annex VI hereto is a true and correct copy of the initial appraisal of the Real Property conducted by American Forestry Management that is required to be delivered pursuant to clause (f) of Section 5.1.18 of the Credit Agreement.

     8. Harvest Plan. Attached at Annex VII hereto is a true and correct copy of the summary Harvest Plan for calendar year 2007 that is required to be delivered pursuant to clause (h) of Section 5.1.18 of the Credit Agreement.
     9. Subordinated Debt Documents. Attached at Annex VIII hereto are true and correct copies of the Subordinated Debt Documents that are required to be delivered pursuant to clause (b) of Section 5.1.19 of the Credit Agreement.
     10. Wells Installment Note Issuer. The Wells Installment Note Issuer has cash equity of $3,979,790. Attached at Annex IX hereto are true and correct copies of the MWV SPE Capital Note that is required to be delivered pursuant to of clause (b) of Section 5.1.15 of the Credit Agreement.
     11. Wells Timberland Operating Agreement. Attached at Annex X hereto is a true and correct copy of the Wells Timberland Operating Agreement that is being assigned to the Administrative Agent pursuant to clause (b) of Section 5.1.17 of the Credit Agreement.
     12. Environmental Reports. Attached at Annex XI hereto are true and correct copies of the Phase I and Phase II Environmental Reports and other environmental studies that are required to be delivered pursuant to clause (a) of Section 5.1.21 of the Credit Agreement.
     13. Pro Forma Balance Sheet. Attached at Annex XII hereto are true and correct copies of the pro forma balance sheet for Wells Timberland that is required to be delivered pursuant to of clause (a) of Section 5.1.22 of the Credit Agreement.
     14. Pro Forma Financial Statements. Attached at Annex XIII hereto are true and correct copies of the pro forma financial statements for Wells Timberland that is required to be delivered pursuant to of clause (b) of Section 5.1.22 of the Credit Agreement.
     15. Projected Operating Expense Budget. Attached at Annex XIV hereto are true and correct copies of the projected operating expense budget for Wells Timberland that is required to be delivered pursuant to of clause (c) of Section 5.1.22 of the Credit Agreement.
     16. Operating Expense Account. The Operating Expense Account had been funded in an amount equal to $375,000, which equals 30 days of operating expenses as set forth in the Operating Expense Budget delivered pursuant to Item 15.
     17. Interest Reserve. The amount on deposit in the Interest Reserve is $2,381,467.
     18. Representations and Warranties; No Default. All the statements set forth in Section 5.1.20 are true and correct.
     19. Satisfaction of Conditions Precedent. All of the conditions precedent set forth in Article V of the Credit Agreement that are required to be performed or satisfied by any Loan Party as a condition to the Funding Date have been satisfied in full in accordance with the terms thereof.

     This Certificate is delivered by the undersigned in his or her capacity as a Financial Officer of a Borrower and not in his or her personal capacity.

     IN WITNESS WHEREOF, the undersigned has executed this certificate in his aforesaid capacity this 9th day of October, 2007.

TIMBERLANDS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt Title: President

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt Title: President
Closing Date Certificate
Signature Page

Annex I
Funds Flow Memorandum

Annex II
Transaction Documents

Annex III
Material Governmental Approvals
None.

Annex IV
Material Agreements

Annex V
Timber Leases

Annex VI
Appraisal

Annex VII
Summary Harvest Plan

Annex VIII
Subordinated Debt Documents

Annex IX
MWV SPE Capital Note

Annex X
Wells Timberland Operating Agreement

Annex XI
Environmental Reports

Annex XII
Pro Forma Balance Sheet

Annex XIII
Pro Forma Financial Statements

Annex XIV
Projected Operating Expense Budget

EXHIBIT E-1
SOLVENCY CERTIFICATE
TIMBERLANDS II, LLC
     This Solvency Certificate (this “Certificate”) is delivered to CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”), pursuant to Section 5.1.12 of the Credit Agreement, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Timberlands II, LLC, a Delaware limited liability company (“Wells Timberland”), Wells Timberland Acquisition, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various financial institutions as are, or may from time to time become, parties hereto (collectively, the “Lenders”), and the Administrative Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings ascribed thereto in the Credit Agreement.
     The undersigned hereby certifies to the Administrative Agent and each Lender, in good faith and to the best of his knowledge and belief, as follows:
     1. The undersigned is the duly qualified and acting Financial Officer of Wells Timberland. The undersigned, together with other officers of Wells Timberland, acted on behalf of Wells Timberland in connection with the transactions contemplated by the Credit Agreement and the other Loan Documents.
     2. I have carefully reviewed the contents of this Certificate and have conferred with legal counsel of Wells Timberland for the purpose of discussing the meaning of its contents.
     Based upon the foregoing, I have concluded, in good faith and to the best of my knowledge and belief, that as of the date hereof and after giving effect to all the transactions contemplated by the Credit Agreement and the other Loan Documents, as follows:
     (a) Wells Timberland is Solvent; and
     (b) Neither Wells Timberland nor any other Loan Party has incurred any obligation under the Credit Agreement or any other Loan Document or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of Wells Timberland or any other Loan Party.
     I understand that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate and that the delivery of this Certificate is a material inducement for the Administrative Agent and the Lenders to enter into the Credit Agreement and consummate the transactions contemplated thereby, and the undersigned hereby consents to such reliance.
     I am delivering this Certificate in my capacity as an officer of Wells Timberland and not in my personal capacity.

     I represent the foregoing information to be, in good faith and to the best of my knowledge and belief, true and correct and have executed this Certificate this 9th day of October, 2007.

TIMBERLANDS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt
Title: President
Solvency Certificate – Wells Timberland
Signature Page

EXHIBIT E-2
SOLVENCY CERTIFICATE
WELLS TIMBERLAND ACQUISITION, LLC
     This Solvency Certificate (this “Certificate”) is delivered to CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”), pursuant to Section 5.1.12 of the Credit Agreement, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Wells Timberland Acquisition, LLC, a Delaware limited liability company (“Timberland Acquisition”), Timberlands II, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various financial institutions as are, or may from time to time become, parties hereto (collectively, the “Lenders”), and the Administrative Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings ascribed thereto in the Credit Agreement.
     The undersigned hereby certifies to the Administrative Agent and each Lender, in good faith and to the best of his knowledge and belief, as follows:
     1. The undersigned is the duly qualified and acting Financial Officer of Timberland Acquisition. The undersigned, together with other officers of Timberland Acquisition, acted on behalf of Timberland Acquisition in connection with the transactions contemplated by the Credit Agreement and the other Loan Documents.
     2. I have carefully reviewed the contents of this Certificate and have conferred with legal counsel of Timberland Acquisition for the purpose of discussing the meaning of its contents.
     Based upon the foregoing, I have concluded, in good faith and to the best of my knowledge and belief, that as of the date hereof and after giving effect to all the transactions contemplated by the Credit Agreement and the other Loan Documents, as follows:
     (a) Timberland Acquisition is Solvent; and
     (b) Neither Timberland Acquisition nor any other Loan Party has incurred any obligation under the Credit Agreement or any other Loan Document or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of Timberland Acquisition or any other Loan Party.
     I understand that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate and that the delivery of this Certificate is a material inducement for the Administrative Agent and the Lenders to enter into the Credit Agreement and consummate the transactions contemplated thereby, and the undersigned hereby consents to such reliance.
     I am delivering this Certificate in my capacity as an officer of Timberland Acquisition and not in my personal capacity.

     I represent the foregoing information to be, in good faith and to the best of my knowledge and belief, true and correct and have executed this Certificate this 9th day of October, 2007.

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt
Title: President
Solvency Certificate — Wells acquisition
Signature Page

EXHIBIT E-3
SOLVENCY CERTIFICATE
WELLS TRS HARVESTING OPERATIONS, LLC
     This Solvency Certificate (this “Certificate”) is delivered to CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”), pursuant to Section 5.1.12 of the Credit Agreement, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Wells Timberland Acquisition, LLC, a Delaware limited liability company, Timberlands II, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various financial institutions as are, or may from time to time become, parties hereto (collectively, the “Lenders”), and the Administrative Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings ascribed thereto in the Credit Agreement.
     The undersigned hereby certifies to the Administrative Agent and each Lender, in good faith and to the best of his knowledge and belief, as follows:
     1. The undersigned is the duly qualified and acting Financial Officer Wells TRS Harvesting Operations, LLC, a Delaware limited liability company (“Wells TRS Subsidiary”). The undersigned, together with other officers of Wells TRS Subsidiary, acted on behalf of Wells TRS Subsidiary in connection with the transactions contemplated by the Credit Agreement and the other Loan Documents.
     2. I have carefully reviewed the contents of this Certificate and have conferred with legal counsel of Wells TRS Subsidiary for the purpose of discussing the meaning of its contents.
     Based upon the foregoing, I have concluded, in good faith and to the best of my knowledge and belief, that as of the date hereof and after giving effect to all the transactions contemplated by the Credit Agreement and the other Loan Documents, as follows:
     (a) Wells TRS Subsidiary is Solvent; and
     (b) Neither Wells TRS Subsidiary nor any other Loan Party has incurred any obligation under the Credit Agreement or any other Loan Document or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of Wells TRS Subsidiary or any other Loan Party.
     I understand that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate and that the delivery of this Certificate is a material inducement for the Administrative Agent and the Lenders to enter into the Credit Agreement and consummate the transactions contemplated thereby, and the undersigned hereby consents to such reliance.
     I am delivering this Certificate in my capacity as an officer of Wells TRS Subsidiary and not in my personal capacity.

     I represent the foregoing information to be, in good faith and to the best of my knowledge and belief, true and correct and have executed this Certificate this 9th day of October, 2007.

WELLS TRS HARVESTING OPERATIONS, LLC

By:	FOREST RESOURCE CONSULTANTS, INC., as Manager

By:

Name: David Foil
Title: President
Solvency Certificate — Wells Trs subsidiary
Signature Page

EXHIBIT E-4
SOLVENCY CERTIFICATE
WELLS TIMBERLAND REIT, INC.
     This Solvency Certificate (this “Certificate”) is delivered to CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”), pursuant to Section 5.1.12 of the Credit Agreement, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Wells Timberland Acquisition, LLC, a Delaware limited liability company, Timberlands II, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various financial institutions as are, or may from time to time become, parties hereto (collectively, the “Lenders”), and the Administrative Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings ascribed thereto in the Credit Agreement.
     The undersigned hereby certifies to the Administrative Agent and each Lender, in good faith and to the best of his knowledge and belief, as follows:
     1. The undersigned is the duly qualified and acting Financial Officer of Wells Timberland REIT, Inc., a Maryland corporation (“Wells REIT”). The undersigned, together with other officers of Wells REIT, acted on behalf of Wells REIT in connection with the transactions contemplated by the Credit Agreement and the other Loan Documents.
     2. I have carefully reviewed the contents of this Certificate and have conferred with legal counsel of Wells REIT for the purpose of discussing the meaning of its contents.
     Based upon the foregoing, I have concluded, in good faith and to the best of my knowledge and belief, that as of the date hereof and after giving effect to all the transactions contemplated by the Credit Agreement and the other Loan Documents, as follows:
     (a) Wells REIT is Solvent; and
     (b) Neither Wells REIT nor any other Loan Party has incurred any obligation under the Credit Agreement or any other Loan Document or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of Wells REIT or any other Loan Party.
     I understand that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate and that the delivery of this Certificate is a material inducement for the Administrative Agent and the Lenders to enter into the Credit Agreement and consummate the transactions contemplated thereby, and the undersigned hereby consents to such reliance.
     I am delivering this Certificate in my capacity as an officer of Wells REIT and not in my personal capacity.

     I represent the foregoing information to be, in good faith and to the best of my knowledge and belief, true and correct and have executed this Certificate this 9th day of October, 2007.

WELLS TIMBERLAND REIT, INC.
By:
	Name:	Randall D. Fretz
	Title:	Senior Vice President

Solvency Certificate — Wells REIT
Signature Page

EXHIBIT E-5
SOLVENCY CERTIFICATE
WELLS TIMBERLAND TRS, INC.
     This Solvency Certificate (this “Certificate”) is delivered to CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”), pursuant to Section 5.1.12 of the Credit Agreement, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Wells Timberland Acquisition, LLC, a Delaware limited liability company, Timberlands II, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various financial institutions as are, or may from time to time become, parties hereto (collectively, the “Lenders”), and the Administrative Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings ascribed thereto in the Credit Agreement.
     The undersigned hereby certifies to the Administrative Agent and each Lender, in good faith and to the best of his knowledge and belief, as follows:
     1. The undersigned is the duly qualified and acting Financial Officer Wells Timberland TRS, Inc, a Delaware corporation (“Wells TRS”). The undersigned, together with other officers of Wells TRS, acted on behalf of Wells TRS in connection with the transactions contemplated by the Credit Agreement and the other Loan Documents.
     2. I have carefully reviewed the contents of this Certificate and have conferred with legal counsel of Wells TRS for the purpose of discussing the meaning of its contents.
     Based upon the foregoing, I have concluded, in good faith and to the best of my knowledge and belief, that as of the date hereof and after giving effect to all the transactions contemplated by the Credit Agreement and the other Loan Documents, as follows:
          (a) Wells TRS is Solvent; and
          (b) Neither Wells TRS nor any other Loan Party has incurred any obligation under the Credit Agreement or any other Loan Document or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of Wells TRS or any other Loan Party.
     I understand that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate and that the delivery of this Certificate is a material inducement for the Administrative Agent and the Lenders to enter into the Credit Agreement and consummate the transactions contemplated thereby, and the undersigned hereby consents to such reliance.
     I am delivering this Certificate in my capacity as an officer of Wells TRS and not in my personal capacity.

     I represent the foregoing information to be, in good faith and to the best of my knowledge and belief, true and correct and have executed this Certificate this 9th day of October, 2007.

WELLS TIMBERLAND TRS, INC.

By:

Name: Randall D. Fretz
Title: Senior Vice President
Solvency Certificate — Wells TRS
Signature Page

EXHIBIT F
COMPLIANCE CERTIFICATE
TIMBERLANDS II, LLC and
WELLS TIMBERLAND ACQUISITION, LLC
     This Compliance Certificate is delivered pursuant to Section [5.1.27] [clause (e) of Section 7.1.1] of the Credit Agreement, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Wells Timberland Acquisition, LLC, a Delaware limited liability company (“Well Acquisition”), Timberlands II, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various financial institutions as are, or may from time to time become, parties hereto (collectively, the “Lenders”), and CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings ascribed thereto in the Credit Agreement.
     Well Acquisition hereby certifies and warrants that as of October 9, 20071 (the “Computation Date”) (a) no Default or Event of Default had occurred and was continuing and (b) that:
     (1) Senior Loan to Value Ratio. The Senior Loan to Value Ratio was 55%, as computed on Attachment 1 hereto.
     (2) Debt Service Coverage Ratio. The Debt Service Coverage Ratio was N/A%, as computed on Attachment 2 hereto. The minimum Debt Service Coverage Ratio required pursuant to Section 7.2.4 of the Credit Agreement on the Computation Date is N/A% and, accordingly, the aforementioned requirements of such Section have [not] been satisfied.

[1]	The last day of the most recently completed Fiscal Quarter.

     IN WITNESS WHEREOF, Well Acquisition has caused this Certificate to be executed and delivered by its Financial Officer on this 9th day of October.

WELLS TIMBERLAND ACQUISITION, LLC
By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:
	Name:	Jess E. Jarratt
	Title:	President

Compliance Certificate
Signature Page

ATTACHMENT 1
SENIOR LOAN TO VALUE RATIO

A.	Outstanding Principal Amount of the Loans.	$

B.	Value of the Timberlands.	$

C.	Senior Loan to Value Ratio:

	The ratio of Item A to Item B.	%

ATTACHMENT 2
DEBT SERVICE COVERAGE RATIO

A.	(1)	Net Income.	$

	(2)	Interest Expense.	$

	(3)	Interest Reserve.	$

	(4)	Taxes.	$

	(5)	Depletion.	$

	(6)	The sum of Items A(1) through A(5)	$

B.		Interest Expense.	$

C.		Debt Service Coverage Ratio:

		The ratio of Item A(6) to Item B.	%

EXHIBIT G
PLEDGE AGREEMENT
     PLEDGE AGREEMENT, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), made by WELLS TIMBERLAND TRS, INC., a Delaware corporation (“Wells TRS”), WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company (“Wells TRS Subsidiary”), and each Additional Grantor (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided for in Article I) that may from time to time become a party hereto (Wells TRS, Wells TRS Subsidiary and such Additional Grantors are collectively referred to as the “Grantors” and individually as a “Grantor”), in favor of COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lenders.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Timberlands II, LLC, a Delaware limited liability company, and Wells Timberland Acquisition, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various lending institutions as are, or may from time to time become, parties thereto (collectively, the “Lenders”), and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrowers;
     WHEREAS, as a condition precedent to the occurrence of the Funding Date, each Grantor is required to execute and deliver this Agreement; and
     WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans to the Borrowers pursuant to the Credit Agreement, each Grantor agrees, with the Administrative Agent for its benefit and the benefit of each other Lender Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Additional Grantors” is defined in clause (b) of Section 7.2.
     “Administrative Agent” is defined in the preamble.

     “Agreement” is defined in the preamble.
     “Borrower” and “Borrowers” is defined in the preamble.
     “Collateral” is defined in Section 2.1.
     “Credit Agreement” is defined in the first recital.
     “Grantor” and “Grantors” are defined in the preamble.
     “Lenders” are defined in the first recital.
     “LLC Agreement” is defined in clause (c)(A) of Section 2.1.
     “Partnership Agreement” is defined in clause (c)(A) of Section 2.1.
     “Pledge Agreement Supplement” is defined in clause (b) of Section 7.2.
     “Pledged Equity Interests” means all Pledged Shares, Pledged Partnership Interests and Pledged Membership Interests.
     “Pledged Membership Interests” is defined in clause (c) of Section 2.1.
     “Pledged Partnership Interests” is defined in clause (c) of Section 2.1.
     “Pledged Shares” means the shares of capital stock of any Securities Issuer in the amounts and percentages listed on Item A of Schedule I hereto, as such Schedule may be amended or supplemented from time to time.
     “Proceeds” has the meaning provided for in the U.C.C. and includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (c) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, the Collateral, and (d) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of the Collateral and all rights arising out of Collateral.
     “Secured Obligations” is defined in Section 2.2.
     “Securities Act” is defined in Section 6.2.
     “Securities Issuer” means any Person listed on Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) that has issued or may issue a Pledged Equity Interest.

     “U.C.C.” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, by reason of applicable Law, the validity or perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to such matters “U.C.C.” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.
     SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.
ARTICLE II
PLEDGE
     SECTION 2.1 Grant of Security Interest. Each Grantor hereby pledges, hypothecates, collaterally assigns, charges, mortgages and pledges to the Administrative Agent, for its benefit and the ratable benefit of each of the Lenders, and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each of the Lenders, a security interest in, all of such Grantor’s right, title and interest in and to the following, whether now or hereafter existing or acquired (collectively, the “Collateral”):
          (a) all issued and outstanding shares of capital stock of each Securities Issuer identified in Item B of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) and all additional shares of capital stock of Subsidiaries of the Borrowers from time to time acquired by such Grantor in any manner, the certificates representing such shares of capital stock and all options, warrants and other rights to acquire additional shares of capital stock of each Securities Issuer and Subsidiary of the Loan Parties;
          (b) (i) All Equity Interests in each Securities Issuer which is a limited liability company identified in Item C of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) and all additional Equity Interests in the same acquired from time to time by such Grantor, and (ii) all Equity Interests in each Securities Issuer which is a partnership identified in Item D of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) and all additional interests in the same acquired from time to time by such Grantor, including, in each case, (A) all rights (but not obligations) of each applicable Grantor as a member or partner thereof, as the case may be, pursuant to the applicable limited liability company agreement or other related Organizational Document (collectively, the “LLC Agreement”), partnership agreement or other related Organizational Document (collectively, the “Partnership Agreement”) or otherwise, and all rights to receive distributions, cash, instruments and other property and assets from time to time received, receivable, or otherwise distributed thereunder, (B) all claims of each Grantor for damages arising out of or for breach of or default under the applicable LLC Agreement or Partnership Agreement, as the case may be, (C) the right of each applicable Grantor to terminate the applicable LLC Agreement or Partnership Agreement, as the case may be, to perform and exercise consensual or voting rights thereunder, and to compel performance and otherwise exercise all remedies thereunder, (D) all rights of each applicable Grantor, whether as a member or partner thereof, as the case may be, or otherwise, to all property and assets of the Securities Issuer (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, choses in action, or otherwise) and (E) certificates or instruments evidencing an ownership, partnership or membership interest in the applicable Securities Issuer or its assets (such certificates or instruments being referred to herein, in the case of membership interests, as the “Pledged Membership Interests” and, in the case of partnership interests, as the “Pledged Partnership Interests”), together with all options, warrants and other rights to acquire additional Pledged Membership Interests and Pledged Partnership Interests;
          (c) all dividends, distributions, interest and other payments and rights with respect to any of the items listed in clauses (a), (b) and (c) above; and
          (d) all Proceeds of any and all of the foregoing Collateral.
     Notwithstanding the foregoing, under no circumstances shall the Collateral include the Equity Interests or LLC Agreement of Timberlands II.
     SECTION 2.2 Security for Obligations. This Agreement secures the payment in full in cash of all the Obligations, including all amounts payable by each Borrower and each other Loan Party under or in connection with the Credit Agreement, the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses, indemnities or otherwise and whether now or hereafter existing (all of such obligations being the “Secured Obligations”).
     SECTION 2.3 Delivery of Collateral. All Pledged Equity Interests shall be evidenced by a physical certificate. All such certificates and all other certificates or instruments representing or evidencing any Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.
     SECTION 2.4 Voting Rights; Dividends, Distributions and Payments. (a) In the event that any dividend or distribution is to be paid on any Pledged Equity Interest at a time when an Event of Default has not occurred and is continuing, such dividend, distribution or payment may, subject to the terms of the Credit Agreement, be paid directly to each Grantor. In addition, prior to the occurrence of any Event of Default and receipt by any relevant Grantor of a notice described in clause (b)(ii), such Grantor may exercise its voting and other consensual rights with respect to the Pledged Equity Interests, provided that the same is exercised in a manner not inconsistent with the terms of this Agreement or any other Loan Document. Notwithstanding the foregoing, all distributions in the form of additional Equity Interests shall be paid and delivered to the Administrative Agent and held as additional Collateral hereunder.
          (b) Each Grantor agrees that if any Event of Default shall have occurred and be continuing:

               (i) such Grantor shall, promptly upon receipt thereof and without any request therefor by the Administrative Agent, deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all dividends, distributions, interest, principal, other cash payments and Proceeds of the Collateral, all of which shall be held by the Administrative Agent as additional Collateral for use in accordance with Section 6.4; and
               (ii) after the Administrative Agent has notified such Grantor of the Administrative Agent’s intention to exercise its voting power under this clause:
                    (A) the Administrative Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Pledged Equity Interests or other Equity Interests constituting Collateral, and such Grantor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Equity Interests and such other Collateral; and
                    (B) such Grantor shall promptly deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.
          (c) All dividends, distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by any Grantor but which such Grantor is then obligated to deliver to the Administrative Agent shall, until delivery to the Administrative Agent, be held by each Grantor separate and apart from such Grantor’s other property in trust for the Administrative Agent.
     SECTION 2.5 Continuing Security Interest; Transfer of Notes. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full in cash of all Secured Obligations (on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent) and the irrevocable termination of all the Commitments, at which time the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Grantors. In the event that any part of the Collateral is sold in connection with a sale permitted under the Credit Agreement (other than a sale to a Grantor) the security interest granted herein shall terminate with respect to such Collateral and all rights therein shall revert to the applicable Grantor or Grantors. Upon any such termination, the Administrative Agent will, at each Grantor’s sole expense, deliver to such Grantor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Equity Interests, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination or release.
     SECTION 2.6 Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:
          (a) any lack of validity, legality or enforceability of any Loan Document;

          (b) the failure of any Lender Party:
               (i) to assert any claim or demand or to enforce any right or remedy against any Grantor, any other Loan Party or any other Person under the provisions of any Loan Document or otherwise; or
               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligation of any Grantor or any other Loan Party;
          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Obligation of any Grantor or any other Loan Party, including any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any other Loan Party or otherwise;
          (d) any reduction, limitation, impairment or termination of any Secured Obligation of any Grantor or any other Loan Party for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation of any Grantor, any other Loan Party or otherwise;
          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document;
          (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or
          (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, any other Loan Party, any surety or any guarantor, including as a result of any proceeding of the nature referred to in Section 8.1.8 of the Credit Agreement.
     SECTION 2.7 Grantors Remain Liable. Anything herein to the contrary notwithstanding:
          (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of such Grantor’s duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;
          (b) each Grantor will comply in all material respects with all Laws relating to the ownership and operation of the Collateral, including, without limitation, all registration requirements under applicable Laws, and shall pay when due all taxes, fees and assessments imposed on or with respect to the Collateral, except to the extent the validity thereof is (A) being diligently contested in good faith by appropriate proceedings which (i) suspend the collection thereof and any Lien therefrom and (ii) for which adequate reserves in accordance with GAAP have been set aside by the Grantors, and (B) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;
          (c) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of such Grantor’s duties or obligations under such Grantor’s Organizational Documents or any contract or agreement included in the Collateral; and
          (d) neither the Administrative Agent nor any other Lender Party shall have any obligation or liability under any Organizational Document or any contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Lender Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     SECTION 2.8 Waiver of Subrogation. Each Grantor hereby irrevocably waives to the extent permitted by applicable Law and until such time as the Secured Obligations shall have been paid in full in cash (on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent) and all the Commitments have irrevocably terminated, any claim or other rights which such Grantor may now or hereafter acquire against each Borrower or any other Loan Party that arises from the existence, payment, performance or enforcement of such Grantor’s obligations under this Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of any Lender Party against each Borrower or any other Loan Party or any collateral which any Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract or Law. If any amount shall be paid to any Grantor in violation of the preceding sentence, such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied against the Secured Obligations, whether matured or unmatured. Each Grantor acknowledges that such Grantor will receive direct and indirect benefits for the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each Grantor represents and warrants unto each Lender Party, as of the date such Grantor becomes a party to this Agreement, the making of the Loans and each pledge and delivery by such Grantor to the Administrative Agent of any Collateral, as set forth in this Article.
     SECTION 3.1 Ownership, No Liens, etc. Such Grantor has pledged to the Administrative Agent, for its benefit and the benefit of each other Lender Party, all the Pledged Equity Interests that is required to pledge pursuant to the Credit Agreement. Such Grantor is the legal and beneficial owner of, and has good and marketable title to (and has full corporate, partnership or limited liability company right and authority to pledge and assign) the Collateral, free and clear of all Liens, except for this security interest granted pursuant hereto in favor of the Administrative Agent for the benefit of the Lender Parties. All of the Pledge Equity Interests

have been duly authorized, validly issued and are fully paid and non-assessable, and have not been issued or transferred in violation of any securities or other applicable Law. Except as permitted by the Credit Agreement, there are no existing options, warrants, calls, purchase rights, commitments or obligations with respect to the Pledged Equity Interests.
     SECTION 3.2 Valid Security Interest. The delivery of any Pledged Equity Interests forming a part of the Collateral to the Administrative Agent is effective to create a valid, perfected, first priority security interest therein and all Proceeds thereof, securing the Secured Obligations, in favor of the Administrative Agent for the ratable benefit of the Lender Parties. No filing or other action will be necessary to perfect or protect such security interest.
     SECTION 3.3 As to Pledged Shares. In the case of any Pledged Shares constituting Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding capital stock of each Securities Issuer thereof. The Grantors have no Subsidiaries other than the Securities Issuers and Timberlands II.
     SECTION 3.4 As to Pledged Membership Interests and Pledged Partnership Interests, etc.
          (a) In the case of any Pledged Membership Interests and Pledged Partnership Interests constituting a part of the Collateral, all of such Pledged Equity Interests are certificated, duly authorized and validly issued, fully paid and non-assessable, and constitute all of the issued and outstanding partnership interests and membership interests held by such Grantor in the applicable Securities Issuer.
          (b) Each LLC Agreement and Partnership Agreement to which the Grantor is a party, true and complete copies of which have been furnished to the Administrative Agent, has been duly authorized, executed, and delivered by such Grantor, has not been amended or otherwise modified except as permitted by the Credit Agreement, is in full force and effect, and is binding upon and enforceable against such Grantor in accordance with its terms. There exists no material default (or other default that could reasonably be expected to impair the interests or rights of the Administrative Agent) under any such LLC Agreement or Partnership Agreement by such Grantor.
          (c) Each such LLC Agreement and Partnership Agreement, as the case may be, expressly provides that the Pledged Membership Interests or Pledged Partnership Interests, as the case may be, are “securities” governed by Article 8 of the U.C.C. and are required to be in certificated form.
          (d) Such Grantor’s Equity Interests in each Securities Issuer is set forth in Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time).
          (e) Such Grantor had and continues to have the power and legal capacity to execute and carry out the provisions of all such LLC Agreements and Partnership Agreements, as the case may be, to which such Grantor is a party.

          (f) The state of organization of each Securities Issuer of any Pledged Membership Interests and Pledged Partnership Interests constituting a part of the Collateral is as set forth in Item C or Item D of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time).
     SECTION 3.5 Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required either for (a) the pledge by such Grantor of any Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor or (b) the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except, with respect to the Pledged Equity Interests, as may be required in connection with a disposition of such Pledged Equity Interests by Laws affecting the offering and sale of securities generally.
     SECTION 3.6 Due Execution, Validity, etc. Such Grantor has full corporate, partnership or limited liability company power and authority, and holds all requisite licenses, permits and other approvals of Governmental Authorities, to enter into and perform such Grantor’s obligations under this Agreement. The execution, delivery and performance by such Grantor of this Agreement does not contravene or result in a default under such Grantor’s Organizational Documents or contravene or result in a default under any contractual restriction, Lien or Law binding on such Grantor. This Agreement has been duly authorized by such Grantor, has been duly executed and delivered by or on behalf of such Grantor and constitutes the legal, valid and binding obligation of such Grantor enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
ARTICLE IV
COVENANTS
     SECTION 4.1 Protect Collateral; Further Assurances, etc. No Grantor will create or suffer to exist any Lien on the Collateral (except a Lien in favor of the Administrative Agent). Each Grantor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons (other than the Administrative Agent). Each Grantor agrees that at any time, and from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Except as permitted by the Credit Agreement, no Grantor will permit any Securities Issuer to own any Equity Interest unless the same is immediately delivered in pledge to the Administrative Agent hereunder.
     SECTION 4.2 Powers, etc. Each Grantor agrees that all Pledged Equity Interests delivered by such Grantor pursuant to this Agreement will be accompanied by duly executed undated blank powers, or other equivalent instruments of transfer reasonably acceptable to the

Administrative Agent. Each Grantor will, from time to time upon the reasonable request of the Administrative Agent, promptly deliver to the Administrative Agent such powers, instruments, and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to the Collateral and will, from time to time upon the request of the Administrative Agent during the continuance of any Event of Default, promptly transfer any Pledged Equity Interests or other Equity Interests constituting Collateral into the name of any nominee designated by the Administrative Agent.
     SECTION 4.3 Continuous Pledge. Subject to Section 2.4, each Grantor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Equity Interests constituting Collateral, all dividends and distributions with respect thereto and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to such Grantor in respect of any Collateral.
     SECTION 4.4 LLC Agreements, Partnership Agreements and Organizational Documents. (a) Each Grantor shall at such Grantor’s own expense:
               (i) perform and observe in all material respects all the terms and provisions of each LLC Agreement, Partnership Agreement or other Organizational Document relating to the Collateral, as the case may be, to which such Grantor is a party and each other contract and agreement included in all the Collateral to be performed or observed by such Grantor, maintain such LLC Agreement, Partnership Agreement or other Organizational Document relating to the Collateral, as the case may be, and each such other contract and agreement in full force and effect, in such Grantor’s reasonable business judgment, enforce such LLC Agreement, Partnership Agreement or other Organizational Document relating to the Collateral, as the case may be, and each such other contract and agreement in accordance with its terms, and, upon the occurrence and during the continuance of any Event of Default, take all such action to such end as may from time to time be requested by the Administrative Agent; and
               (ii) from time to time (A) furnish to the Administrative Agent such information regarding the Collateral as the Administrative Agent may reasonably request, and (B) upon the occurrence and during the continuance of any Event of Default, upon the request of the Administrative Agent, make to any other party to such LLC Agreement, Partnership Agreement or other Organizational Document relating to the Collateral, as the case may be, such requests for information and for action as such Grantor is entitled to make thereunder.
          (b) No Grantor shall consent to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any LLC Agreement, Partnership Agreement or other Organizational Document except as permitted under Section 7.2.10 of the Credit Agreement.
     SECTION 4.5 Additional Covenants. Each Grantor agrees that, until all the Secured Obligations have been paid in full in cash on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and all Commitments shall have irrevocably terminated, it will comply with all the terms and provisions of the Credit Agreement and the other Loan Documents that are applicable to it.

ARTICLE V
THE ADMINISTRATIVE AGENT
     SECTION 5.1 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as such Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in such Grantor’s own name, for the purpose of carrying out the terms of this Agreement, to take, upon the occurrence and during the continuance of any Event of Default, any and all actions and execute any and all documents and instruments that may, in the judgment of the Administrative Agent, be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, after the occurrence and during the continuance of any Event of Default, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
          (a) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or in respect of any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under or in respect of any Collateral whenever payable;
          (b) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;
          (c) execute, in connection with any sale or other disposition provided for in Section 6.1, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
          (d) (i) direct any Person liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) ask or demand for, collect, and receive payment of and give receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) receive, collect, sign and indorse any drafts or other instruments, documents and chattel paper in connection in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (vii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Lender Parties’

security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.
     SECTION 5.2 Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor.
     SECTION 5.3 Access and Examination. In order to give effect to the intent of this Agreement, the Administrative Agent may at all reasonable times have access to, examine, audit, make extracts from and inspect each Grantor’s records, files and books of account and the Collateral, and may discuss each Grantor’s affairs with such Grantor’s officers and management. Each Grantor will deliver to the Administrative Agent promptly following its request therefor any instrument necessary for the Administrative Agent to obtain records from any service bureau maintaining records for such Grantor. The Administrative Agent may, at expense of the Grantors, use each Grantor’s personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing the security interest granted hereunder.
     SECTION 5.4 Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the U.C.C. or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, nor shall any such Person be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (including (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Equity Interests, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, and (b) the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any loss, damage, depreciation or other diminution in the value of any of the Collateral, except in respect of any damages attributable solely to any such Person’s gross negligence or willful misconduct as determined in a final non-appealable judgment of a court of competent jurisdiction.
ARTICLE VI
REMEDIES
     SECTION 6.1 Remedies. If any Event of Default shall have occurred and be continuing the Administrative Agent may:

          (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (including, without limitation, as provided in Section 5.1 and clause (b) of Section 2.4), all the rights and remedies of a secured party on default under the U.C.C. and also may, without demand of performance or other demand, presentment, obtaining a final judgment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), sell, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least 10 days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchase or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Section, any Lender Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Lender Party from any Grantor as a credit against the purchase price, and such Lender Party may upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor;
          (b) exercise any and all rights and remedies of each Grantor under or in connection with the Collateral, including the right to sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under this Agreement or any other Loan Document and the Assigned Agreements or otherwise in respect of the Collateral, including any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, any Collateral; and
          (c) enforce compliance with, and take any and all actions with respect to, each LLC Agreement, Partnership Agreement or other Organizational Document, as the case may be, to the fullest extent as though the Administrative Agent were the absolute owner of the Pledged

Membership Interests, Pledged Partnership Interests, Pledged Shares and other Collateral, including the right to receive all distributions and other payments that are made pursuant to such LLC Agreement , Partnership Agreement or other Organizational Document, as the case may be.
     SECTION 6.2 Securities Laws. If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, each Grantor agrees that, upon request of the Administrative Agent, such Grantor will, at its own expense:
          (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by Law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;
          (b) use its best efforts to qualify the Collateral under the state securities or “Blue Sky” Laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;
          (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and
          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law.
Each Grantor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent or the Lenders by reason of the failure by such Grantor to perform any of the covenants contained in this Section and, consequently, to the extent permitted under applicable Law, agrees that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Administrative Agent) of the Collateral on the date the Administrative Agent shall demand compliance with this Section.
     SECTION 6.3 Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to any Grantor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
     SECTION 6.4 Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 11.3 of the Credit Agreement and Section 6.5) in whole or in part by the Administrative Agent for the ratable benefit of the Lender Parties against all or any part of the Secured Obligations in accordance with Section 8.6 of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full in cash of all the Secured Obligations (on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent), and the irrevocable termination of all the Commitments, shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.
     SECTION 6.5 Indemnity and Expenses. Each Grantor agrees to jointly and severally indemnify and hold harmless the Administrative Agent and its directors, officers, employees, agents, Affiliates and their Related Parties from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from any such Person’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with (a) the administration of this Agreement, (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder or (d) the failure by any Grantor to perform or observe any of the provisions hereof.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     SECTION 7.1 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 1.3 and Article X thereof.
     SECTION 7.2 Amendments, etc.; Additional Grantors; Successors and Assigns.

          (a) No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and the percentage of the Lenders as required by Section 11.1 of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
          (b) Upon the execution and delivery by any Person of a pledge agreement supplement in substantially the form of Exhibit A hereto (each a “Pledge Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and refer to such Additional Collateral Grantor and (ii) the disclosure schedule attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through VI attached hereto, as appropriate, and the Administrative Agent may attach such supplemental disclosure schedules to such Schedules, and each reference to such Schedules shall refer to such Schedules as amended or supplemented by such supplemental disclosure schedules.
          (c) This Agreement shall be binding upon each Grantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party and their respective successors and assigns; provided, however, that no Grantor may assign such Grantor’s obligations hereunder without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to the provisions of Section 11.10 of the Credit Agreement.
     SECTION 7.3 Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in, and subject to the terms of, Section 11.2 of the Credit Agreement. All notices to each Grantor shall be sent care of Wells Timberland at the address set forth in the Credit Agreement and all notices to the Administrative Agent shall be sent as provided in the Credit Agreement.
     SECTION 7.4 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
     SECTION 7.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 7.6 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.

     SECTION 7.7 Waivers. Each Grantor hereby waives any right, to the extent permitted by applicable Law, to receive prior notice of a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Administrative Agent to take possession, exercise control over or dispose of any item of Collateral, where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable Law, or of the time, place or terms of sale in connection with the exercise of the Administrative Agent’s rights hereunder. Each Grantor waives, to the extent permitted by applicable Law, any bonds, security or sureties required by the Administrative Agent with respect to any of the Collateral. Without limiting the foregoing, each Grantor agrees that such Grantor will not invoke, claim or assert any benefit of applicable Law, or take or attempt to take any action that could reasonably be expected to have the effect of delaying, impeding or preventing the Administrative Agent from exercising any of its rights or remedies with respect to the Collateral as herein provided.
     SECTION 7.8 Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
     SECTION 7.9 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR GRANTOR SHALL BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND LENDER PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUIT LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH GRANTOR MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH

LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO SUCH GRANTOR OR SUCH GRANTOR’S PROPERTY, SUCH GRANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF SUCH GRANTOR’S OBLIGATIONS UNDER THIS AGREEMENT.
     SECTION 7.10 Waiver of Jury Trial, etc. EACH LENDER PARTY AND GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS SUCH GRANTOR MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR GRANTOR. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT SUCH GRANTOR HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS AGREEMENT.
     SECTION 7.11 Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO GRANTOR SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH LENDER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY INSTRUMENT CONTEMPLATED HEREBY.
     SECTION 7.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

WELLS TIMBERLAND TRS, INC.
By:
	Name:	Randall D. Fretz
	Title:	Senior Vice President

WELLS TRS HARVESTING OPERATIONS, LLC
By:	FOREST RESOURCE CONSULTANTS, INC., as Manager

By:
Name: David Foil
Title: President
ACKNOWLEDGED AND ACCEPTED:

COBANK, ACB,
as Administrative Agent

By:
Name:
Title:
Pledge Agreement
Signature Page

SCHEDULE I
to
Pledge Agreement
Item B. Pledged Shares

Authorized
	Securities	Shares	Outstanding	% of Shares	Certificate
Grantor	Issuer	Interests	Shares	Pledged	No.

Item C. Pledged Membership Interests

Membership
	State of		No. of	Interests %
	Organization	Securities	Membership	of Interests
Grantor	of Grantor	Issuer	Interests	Pledged	Certificate No.
Wells Timberland TRS, Inc.	Delaware	Wells TRS Harvesting Operations, LLC	1,000	100%	01
Item D. Pledged Partnership Interests

			Type of	Partnership
	State of		Pledged	% of Pledge
	Organization	Securities	Partnership	Partnership	Certificate
Grantor	of Grantor	Issuer	Interests	Interest	No.

EXHIBIT A
to
Pledge Agreement
FORM OF PLEDGE AGREEMENT SUPPLEMENT
[Date]
CoBank, ACB,
     as Administrative Agent
5550 South Quebec Street
Greenwood Village, Colorado 80111
Attention: Syndications Coordinator, Corporate Finance Division
TIMBERLANDS II, LLC and
WELLS TIMBERLAND ACQUISITION, LLC
Ladies and Gentlemen:
     Reference is made to the Pledge Agreement, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Pledge Agreement”), made by Wells Timberland TRS, Inc., a Delaware corporation (“Wells TRS”), Wells TRS Harvesting Operations, LLC, a Delaware limited liability company (“Wells TRS Subsidiary”), and each other Person (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided for in Article I) that may from time to time become a party thereto (Wells TRS, Wells TRS Subsidiary and such other Persons that become Additional Grantors are collectively referred to as the “Grantors” and individually as a “Grantor”), in favor of CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lender Parties.
     The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Pledge Agreement as if the undersigned were an original party thereto and agrees that each reference in the Pledge Agreement to a “Grantor” shall also mean and refer to the undersigned.
     The undersigned hereby collaterally assigns, mortgages and pledges to the Administrative Agent for its benefit and the ratable benefit of the Lenders, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Lenders, as collateral for the Secured Obligations, a pledge and assignment of, and a security interest in, all of the right, title and interest of the undersigned in and to the undersigned’s Collateral, whether now owned or hereafter acquired, subject to all of the terms and provisions of the Pledge Agreement, as if such

Collateral of the undersigned had been subject to the Pledge Agreement on the date of its original execution.
     The undersigned has attached hereto a supplement to Schedule I to the Pledge Agreement, and the undersigned hereby certifies that such supplement is accurate and complete as of the date first above written.
Exhibit A-2

     The undersigned hereby makes each representation and warranty set forth in Article III of the Pledge Agreement as to itself and as to the undersigned’s Collateral to the same extent as each other Grantor, and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Pledge Agreement to the same extent as all the other Grantors.
     This letter shall be governed by and construed in accordance with the Laws of the State of New York.

Very truly yours, [NAME OF ADDITIONAL GRANTOR]
By:	___________________________
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

COBANK, ACB,
as Administrative Agent

By:
Name:
Title:

EXHIBIT H
SECURITY AGREEMENT
     SECURITY AGREEMENT, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), made by TIMBERLANDS II, LLC, a Delaware limited liability company, WELLS TIMBERLAND ACQUISITION, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company (“Wells TRS Subsidiary”), and each Additional Grantor (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided for in Article I) that may from time to time become a party hereto (the Borrowers, Wells TRS Subsidiary and the Additional Grantors are collectively referred to as the “Grantors” and individually as a “Grantor”), in favor of COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lenders.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the various lending institutions as are, or may from time to time become, parties thereto (collectively, the “Lenders”), and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrowers;
     WHEREAS, as a condition precedent to the occurrence of the Funding Date, each Grantor is required to execute and deliver this Agreement; and
     WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans to the Borrowers pursuant to the Credit Agreement, each Grantor agrees, with the Administrative Agent for its benefit and the benefit of the other of the Lenders, as follows:
ARTICLE I
DEFINITIONS
     The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Additional Grantors” is defined in clause (b) of Section 7.2.
     “Administrative Agent” is defined in the preamble.
     “Agreement” is defined in the preamble.
     “Assigned Agreements” is defined in clause (p) of Section 2.1.

     “Borrowers” is defined in the preamble.
     “Collateral” is defined in Section 2.1.
     “Collateral Account” is defined in clause (a) of Section 4.15.
     “Computer Hardware and Software Collateral” means (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (b) all software programs (including both source code, object code and all related applications and data files) designed for use on the computers and electronic data processing hardware described in clause (a); (c) all licenses and leases of software programs; (d) all firmware associated therewith; (e) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the clauses (a) through (c); and (f) all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.
     “Copyright Collateral” means all copyrights of each Grantor (including Community designs, copyrights in software and databases and all Mask Works (as defined under 12 U.S.C. 901 of the U.S. Copyright Act)), whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of such Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of IV attached hereto (as such Schedule may be amended or supplemented from time to time), and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule IV attached hereto (as such Schedule may be amended or supplemented from time to time), the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.
     “Credit Agreement” is defined in the first recital.
     “Deposit Account” has the meaning provided for in the U.C.C. and includes, without limitation, each lock-box account, concentration account and other collateral accounts maintained by each Grantor, together with all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts) maintained with a bank (including, without limitation, those accounts identified on Item I of Schedule I attached hereto, as such Schedule may be amended or supplemented from time to time).
     “Equipment” has the meaning provided for in the U.C.C. and includes, without limitation, all Equipment wherever located and whether or not affixed to any real property,

including all accessories, additions, attachments, improvements, substitutions and replacements thereto and therefor.
     “General Intangible” has the meaning provided for in the U.C.C. and includes, without limitation, all Material Agreements, all Intellectual Property Collateral, all rights under or evidenced by choses in action or causes of action, all judgments, tax refund claims, claims against carriers and shippers, claims under liens and insurance policies, all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to any of the foregoing, and all other intangible personal property of every kind and nature, and all accessions, additions, improvements, modifications and upgrades to, replacements of and substitutions for the foregoing.
     “Grantor” and “Grantors” are defined in the preamble.
     “Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.
     “Inventory” has the meaning provided for in the U.C.C. and includes, without limitation, all goods manufactured, acquired or held for sale or lease, all raw materials, component materials, work-in-progress and finished goods, all supplies, goods and other items and materials used or consumed in the manufacture, production, packaging, shipping, selling, leasing or furnishing of such inventory or otherwise in the operation of the business or each Grantor, all goods in which each Grantor now or at any time hereafter has any interest or right of any kind, and all goods that have been returned to or repossessed by or on behalf of each Grantor, in each case whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of any Grantor or all accessions thereto, products thereof and documents therefor.
     “Investment Accounts” means, collectively, the Collateral Account, Commodities Accounts, Deposit Account and Securities Accounts.
     “Lenders” are defined in the first recital.
     “Patent Collateral” means (a) all letters patent and applications for letters patent throughout the world (including all patent applications in preparation for filing anywhere in the world), including each patent and patent application referred to in Item A of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time); (b) all patent licenses, including each patent license referred to in Item B of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time); (c) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b) above; and (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time), and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time), and all rights corresponding thereto throughout the world.
     “Proceeds” has the meaning provided for in the U.C.C. and includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (c) any claim of any Grantor against third parties for past, present or future infringement of any Intellectual Property Collateral, (d) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, the Collateral, and (e) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of the Collateral.
     “Receivables Collateral” means all Collateral relating to the right of payment for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights evidenced by any Account, Document, Instrument, Chattel Paper, General Intangible or Investment Property.
     “Secured Obligations” is defined in Section 2.2.
     “Securities Account” means all “securities accounts” as defined in Article 8 of the U.C.C. and shall include, without limitation, all the accounts identified on Item 5 of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time).
     “Security Agreement Supplement” is defined in clause (b) of Section 7.2.
     “Supporting Obligation” means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property, including, without limitation, all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such Accounts, Chattel Paper, Documents, Instruments, including Goods represented by the sale or lease of delivery which gave rise to any of the foregoing, returned or repossessed merchandise and rights of stoppage in transit, replevin, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party.
     “Trademark” is defined in the definition “Trademark Collateral”.
     “Trademark Collateral” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, certification marks, collective marks, logos, internet domain names, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Schedule III attached hereto (as such Schedule may be amended or supplemented from time to time); (b) all Trademark licenses, including each Trademark license referred to in Item B of Schedule III attached hereto (as such Schedule may be amended or supplemented from time to time); (c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b) above; (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b) above; and (e) all proceeds of, and rights associated with, the foregoing, including any claim by each Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item B of Schedule III attached hereto (as such Schedule may be amended or supplemented from time to time), or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.
     “Trade Secret” is defined in the definition “Trade Secrets Collateral”.
     “Trade Secrets Collateral” means common law and statutory trade secrets and all other confidential or proprietary information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form (including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses), including each Trade Secret license referred to in Schedule V attached hereto (as such Schedule may be amended or supplemented from time to time), and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.
     “U.C.C.” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, by reason of applicable Law, the validity or perfection or the effect of validity or perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to such matters “U.C.C.” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.
     SECTION 1.1. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     SECTION 1.2. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings. Without limiting the foregoing the following terms are used herein as defined in the U.C.C.: Account, Authenticate, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodities Accounts, Control, Documents, Electronic Chattel Paper, Entitlement Holder, Entitlement Orders, Fixtures, Goods,

Instruments, Investment Property, Letter-of-Credit Right, Money, Payment Intangibles, Security Entitlements, Uncertificated Securities and Tangible Chattel Paper.
ARTICLE II
SECURITY INTEREST
     SECTION 2.1. Grant of Security Interest. Each Grantor hereby pledges, hypothecates, collaterally assigns, charges, mortgages and pledges to the Administrative Agent for its benefit and the ratable benefit of each of the Lender Parties, and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each of the Lender Parties, a security interest in, all of its right, title and interest in and to the following, whether now or hereafter existing or acquired (collectively, the “Collateral”):
          (a) all Equipment in all of its forms of such Grantor;
          (b) all Inventory in all of its forms of such Grantor;
          (c) all Accounts in all of its forms of such Grantor;
          (d) all Intellectual Property Collateral in all of its forms of such Grantor;
          (e) all General Intangibles in all of its forms of such Grantor;
          (f) all Investment Property in all of its forms of such Grantor;
          (g) all Deposit Accounts in all of its forms of such Grantor;
          (h) all Chattel Paper in all of its forms of such Grantor;
          (i) all Commercial Tort Claims in all of its forms of such Grantor;
          (j) all Goods in all of its forms of such Grantor;
          (k) all Instruments in all of its forms of such Grantor;
          (l) all Payment Intangibles in all of its forms of such Grantor;
          (m) all Documents in all of its forms of such Grantor;
          (n) all Supporting Obligations in all of its forms of such Grantor;
          (o) all Letter-of-Credit Rights in all of its forms of such Grantor;
          (p) all of such Grantor’s right, title and interest in and to all of its Material Agreements (including the Material Agreements specified in Schedule VI attached hereto), and each Rate Protection Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”), including (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements; (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements; (iii) all claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements; and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;
          (q) all Fixtures in all of its forms of such Grantor;
          (r) the Reserve Account, all amounts therein and all other Account Collateral;
          (s) the Interest Reserve Account and the Interest Reserve Collateral;
          (t) the Wells TRS Subsidiary Account and the Wells TRS Subsidiary Account Collateral;
          (u) the Subordinated Priority Collateral;
          (v) all of such Grantor’s other property and rights of every kind and description and interests therein, including all moneys, securities and other property, now or hereafter held or received by, or in transit to, the Administrative Agent or any Lender from or for such Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;
          (w) all of such Grantor’s books, records, documents, instruments, electronic databases, computer records, ledger cards, customer lists, manuals, files, correspondence, tapes, drafts and related data processing software, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any and all of the foregoing Collateral; and
          (x) all Proceeds of any and all of the foregoing Collateral;
provided, however, that any agreement to which any Grantor is a party shall be excluded from the security interest granted by such Grantor under this Section to the extent that the assignment thereof or the creation of a security interest therein would constitute a breach of the terms of such agreement, or would permit any party to such agreement to terminate such agreement, in each case as such agreement is in effect on the date of this Agreement or the date on which such agreement is first entered into by the applicable Grantor; provided, further, however, that (i) any of the agreements excluded in accordance with the foregoing provision shall cease to be so excluded if, at such time, (A) the prohibition of assignment or creation of a security interest in such agreement is no longer in effect, or is rendered ineffective as a matter of law, or (B) the applicable Grantor has obtained all of the consents of the other parties to such agreement necessary for the assignment of, or creation of a security interest in, such agreement and (ii) with respect to any Material Agreement referred to in clause (p), such Grantor shall use its commercially reasonable best efforts to obtain any such necessary consent.
     SECTION 2.2. Security for Obligations. This Agreement secures the prompt payment in full in cash of all Obligations, including all amounts payable by the Borrowers and each other Loan Party under or in connection with the Credit Agreement, the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses, indemnities or otherwise and whether now or hereafter existing (all of such obligations being the “Secured Obligations”).
     SECTION 2.3. Continuing Security Interest; Transfer of Notes. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full in cash of all Secured Obligations (on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent) and the irrevocable termination of all the Commitments, at which time the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Grantors. In the event that any part of the Collateral is sold in connection with a sale permitted under the Credit Agreement (other than a sale to a Grantor) the security interest granted herein shall terminate with respect to such Collateral and all rights therein shall revert to the applicable Grantor or Grantors. Upon any such termination or release, the Administrative Agent will, at each Grantor’s sole expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination or release.
     SECTION 2.4. Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:
          (a) any lack of validity, legality or enforceability of any Loan Document;
          (b) the failure of any Lender Party:
(i) to assert any claim or demand or to enforce any right or remedy against any Grantor, any other Loan Party or any other Person under the provisions of any Loan Document or otherwise; or
(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligation of any Grantor or of any other Loan Party;
          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation, including any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any other Loan Party or otherwise;
          (d) any reduction, limitation, impairment or termination of any Secured Obligation of any Grantor or of any other Loan Party for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation of any Grantor or of any other Loan Party or otherwise;
          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document;

          (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or
          (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, any other Loan Party, any surety or any guarantor or otherwise, including as a result of any proceeding of the nature referred to in Section 8.1.8 of the Credit Agreement.
     SECTION 2.5. Grantors Remain Liable. Anything herein to the contrary notwithstanding:
          (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral (including the Assigned Agreements) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;
          (b) each Grantor will comply in all material respects with all material Laws relating to the ownership and operation of the Collateral, including, without limitation, all registration requirements under applicable material Laws, and shall pay when due all taxes, fees and assessments imposed on or with respect to the Collateral, except to the extent the validity thereof is (A) being diligently contested in good faith by appropriate proceedings which (i) suspend the collection thereof and any Lien therefrom and (ii) for which adequate reserves in accordance with GAAP have been set aside by such Grantor, and (B) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;
          (c) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any contracts or agreements included in the Collateral; and
          (d) neither the Administrative Agent nor any other Lender Party shall have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Lender Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     SECTION 2.6. Waiver of Subrogation. Each Grantor hereby irrevocably waives to the extent permitted by applicable Law and until such time as the Secured Obligations shall have been paid in full in cash (on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent) and all the Commitments have irrevocably terminated, any claim or other rights which it may now or hereafter acquire against the Borrowers or any other Loan Party that arises from the existence, payment, performance or enforcement of such Grantor’s obligations under this Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of any Lender Party against the Borrowers or any other Loan Party or any collateral which any Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract or Law. If any amount shall be paid to any Grantor in violation of the preceding sentence, such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied against the Secured Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits for the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each Grantor represents and warrants unto each Lender Party, as of the date it becomes a party to this Agreement, as set forth in this Article.
     SECTION 3.1. Location of Grantors; Collateral, etc. Item E of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies for such Grantor the state in which it is organized and the relevant organizational identification number (or states that one does not exist). All of the Equipment, Inventory (other than Inventory that is in-transit to a location specified in Item B of Schedule I attached hereto on a vehicle owned or leased by a Grantor) and Fixtures of such Grantor are located at the places specified in Item A, Item B and Item H, respectively, of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time). The principal place of business and chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Collateral, and the original copies of each Assigned Agreement and all originals of all Instruments and Tangible Chattel Paper, are located at the places specified in Item C of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time). Except as set forth in Item D of Schedule I attached hereto such Grantor has no trade names and has not been known by any legal name different from the one set forth on the signature page hereto. Except as notified by such Grantor to the Administrative Agent, such Grantor is not a party to any one or more Federal, state or local government contracts.
     SECTION 3.2. Ownership, No Liens, etc. Such Grantor owns its portion of the Collateral free and clear of any Lien, except for the security interest created by this Agreement and except as otherwise permitted by Section 7.2.3 of the Credit Agreement. Except as disclosed in Item F of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time) or from time to time to the Administrative Agent, none of the Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor, located on any leased property or subject to the Control of any Person, other than the Administrative Agent or such Grantor.
     SECTION 3.3. Receivables Collateral and Assigned Agreements. (a) All Receivables Collateral (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable Law.

          (b) Such Grantor has delivered to the Administrative Agent exclusive Control of all intangible Chattel Paper and possession of all originals of all Instruments and Tangible Chattel Paper currently owned or held by such Grantor (duly endorsed in blank in favor of the Administrative Agent), and true and correct copies of each Assigned Agreement.
     SECTION 3.4. Intellectual Property Collateral. With respect to any Intellectual Property Collateral that is material to the operations of any Grantor:
          (a) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is valid and enforceable;
          (b) such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including recordations of all of its interests in (i) the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world and (ii) the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world;
          (c) in the case of any such Intellectual Property Collateral that is owned by such Grantor, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party;
          (d) in the case of any such Intellectual Property Collateral that is licensed by such Grantor, such Grantor is in compliance with all the material terms of such license; and
          (e) such Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of such Intellectual Property Collateral in full force and effect throughout the world.
Such Grantor owns directly or is entitled to use by license or otherwise, all patents, trademarks, trade secrets, copyrights, licenses, technology, know-how, processes and other intellectual property that is necessary for the proper conduct of such Grantor’s business.
     SECTION 3.5. Assigned Agreements. The Assigned Agreements of such Grantor, true and complete copies of which have been furnished to the Administrative Agent, have been duly authorized, executed and delivered by such Grantor and (to the best knowledge of such Grantor) each other party thereto, are in full force and effect and are binding upon and enforceable against such Grantor and (to the best knowledge of such Grantor) each other party thereto, in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditor’s right generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). To the knowledge of such Grantor, there exists no default under any Assigned Agreement by any party thereto. With respect to each Assigned Agreement a duly executed Collateral Assignment of Material Agreement as provided in the Credit Agreement has been delivered to the Administrative Agent with respect thereto.
     SECTION 3.6. Commercial Tort Claims. Except for matters disclosed in Item G of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) no Grantor owns any Commercial Tort Claims. The Administrative Agent has a perfected first priority security interest in such Commercial Tort Claims.
     SECTION 3.7. Investment Accounts. Item I of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies each Deposit Account of each Grantor, Item J of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies each Securities Account of each Grantor and Item K of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies each Commodities Account of each Grantor. Each Grantor is the sole Entitlement Holder of each such Investment Account, such Grantor has not consented or has knowledge that any Person, other than the Administrative Agent, has Control over any interest in any such Investment Account, and the Administrative Agent has exclusive Control over each such Investment Account.
     SECTION 3.8. Inventory. All Inventory is, and will be, of good and merchantable quality, free from any material defects. Such Inventory is not, and will not be, subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts such Grantor’s or Administrative Agent’s ability to manufacture and/or sell such Inventory. The completion and manufacturing process of such Inventory by a Person other than such Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject. Such Grantor does not sell any Inventory to any customer on approval or on any other basis that entitles the customer to return, or which may obligate the Debtor to repurchase, such Inventory.
     SECTION 3.9. Letter of Credit Rights. Item L of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies all letters of credit to which such Grantor has rights. Such Grantor has obtained the consent of each issuer of each such letter of credit to the assignment of the proceeds thereof to the Administrative Agent. The Administrative Agent has exclusive Control over the Letter-of-Credit Rights related to such letters of credit.
     SECTION 3.10. Valid Security Interest. Upon (a) the filing of U.C.C. financing statements in the U.C.C. filing offices of each jurisdiction referred to in Item E of Schedule I attached hereto that names each Grantor as “Debtor” and the Administrative Agent as “Secured Party” and adequately describes the Collateral; (b) the filing of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as the case may be, with respect to all Intellectual Property Collateral; (c) consent of each applicable issuer with respect to Letter of Credit Rights and (d) execution of a control agreement establishing the Administrative Agent’s Control with respect to each Investment Account, the security interest granted pursuant to this Agreement creates a valid, first priority perfected security interest in the Collateral (other than the Subordinated Priority Collateral) and a valid second priority perfected security interest in the Subordinated Priority Collateral, in each case together with all Proceeds thereof, subject to no other Liens other than Liens permitted under Section 7.2.3 of the Credit Agreement, securing the payment of the Secured Obligations.
     SECTION 3.11. Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either for (a)

the grant by such Grantor of the security interest granted hereby or for the execution, delivery and performance of this Agreement by such Grantor or (b) the perfection of or the exercise by the Administrative Agent of its rights and remedies hereunder (other than the taking of those actions referred to in Section 3.10).
     SECTION 3.12. Due Execution, Validity, Etc. Such Grantor has full power and authority, and holds all requisite licenses, permits and other approvals of Governmental Authorities, to enter into and perform its obligations under this Agreement. The execution, delivery and performance by such Grantor of this Agreement does not contravene or result in a default under such Grantor’s Organizational Documents or contravene or result in a default under any contractual restriction, Lien or Law binding on such Grantor. This Agreement has been duly authorized by such Grantor, has been duly executed and delivered on behalf of such Grantor and constitutes the legal, valid and binding obligation of such Grantor enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
ARTICLE IV
COVENANTS
     Each Grantor covenants and agrees that, until all the Secured Obligations have been paid in full in cash (on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent) and all the Commitments have been irrevocably terminated, such Grantor will, perform the obligations set forth in this Section.
     SECTION 4.1. Equipment and Inventory. Each Grantor hereby agrees that it shall:
          (a) keep all of its Equipment, Inventory (other than Inventory sold in the ordinary course of business or that is in-transit to a location specified in Item A or Item B of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) on a vehicle owned or leased by a Grantor) and the Documents evidencing the same at the places therefor specified in Item C of Schedule I attached hereto to (as such Schedule may be amended or supplemented from time to time) unless such Grantor has given at least 30 days’ prior notice to the Administrative Agent of another location, and all action, if any, necessary to maintain in accordance with the terms hereof the Administrative Agent’s perfected first priority security interest therein shall have been taken with respect to such Equipment, Inventory and Documents;
          (b) comply with the covenants contained in Section 7.1.3 of the Credit Agreement relating to the maintenance of its properties;
          (c) comply with the covenants contained in clause (b) of Section 7.1.2 of the Credit Agreement regarding the payment of taxes and other charges of Governmental Authorities; and

          (d) not deliver any Document evidencing any Equipment or Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Administrative Agent.
     SECTION 4.2. Receivables Collateral and General Intangibles. (a) Each Grantor shall keep its principal place of business, chief executive office and the office where it keeps its records concerning the Receivables Collateral and all originals of the Assigned Agreements Instruments and Tangible Chattel Paper, at the places specified in Section 3.1 unless such Grantor has given at least 30 days’ prior notice to the Administrative Agent and all actions, if any, necessary to maintain the Administrative Agent’s perfected first priority security interest shall have been taken with respect to such Collateral; not change its name or state of organization unless such Grantor has given at least 30 days’ prior notice to the Administrative Agent and all actions, if any, necessary to maintain the Administrative Agent’s perfected first priority security interest (or, in the case of the Subordinated Priority Collateral, a second priority security interest) shall have been taken with respect to all of the Collateral; hold and preserve such records, Assigned Agreements, Instruments and Chattel Paper; and permit representatives of the Administrative Agent at any time during normal business hours, upon reasonable notice, to inspect and make abstracts of the same.
          (b) Each Grantor shall diligently endeavor to collect its Receivables Collateral and all amounts owing to it thereunder in the ordinary course of its business consistent with past practices and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balances thereof, provided that during the continuance of any Event of Default such Grantor shall, at the request of the Administrative Agent, take such action as the Administrative Agent may deem necessary or advisable to enforce such collection. No Pledgor shall, except to the extent done in the ordinary course of its business consistent with past practices and in accordance with sound business judgment (i) grant any extension of the time for payment of any Receivables Collateral, (ii) compromise or settle any Receivables Collateral for less than the full amount thereof, (iii) release, in whole or in part, any Person or property liable for the payment of any Receivables Collateral, or (iv) allow any credit or discount on any Receivables Collateral; provided that during the continuance of any Event of Default each Grantor shall comply with any limitations on the foregoing actions or specified by the Administrative Agent to such Grantor. In no event shall any Grantor amend, modify, terminate or waive any provision of any Receivables Collateral in a manner which could reasonably be expected to have a material adverse effect on such Receivables Collateral. Each Grantor will use its best efforts to keep in full force and effect any Supporting Obligation relating to any Receivables Collateral.
     SECTION 4.3. Investment Property. Each Grantor will take any and all actions necessary to (a) cause the Administrative Agent to obtain exclusive Control of any Investment Property owned by such Grantor in a manner acceptable to the Administrative Agent and (b) obtain from any issuers of such Investment Property and such other Persons, for the benefit of the Administrative Agent, written confirmation of the Administrative Agent’s Control over such Investment Property upon terms and conditions acceptable to the Administrative Agent. For purposes of this Section, the Administrative Agent shall have exclusive Control of Investment Property if (i) such Investment Property consists of Certificated Securities and such Grantor delivers such Certificated Securities to the Administrative Agent (with appropriate endorsements if such Certificated Securities are in registered form); (ii) such Investment Property consists of Uncertificated Securities and the issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, that it will comply with instructions originated by the Administrative Agent without further consent by such Grantor; and (iii) such Investment Property consists of Security Entitlements and either (A) the Administrative Agent becomes the Entitlement Holder thereof or (B) the appropriate Securities Intermediary agrees, pursuant to documentation in form and substance satisfactory to Administrative Agent, that it will comply with Entitlement Orders originated by the Administrative Agent without further consent by such Grantor.
     SECTION 4.4. Intellectual Property Collateral. (a) No Grantor shall, unless such Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Administrative Agent) that any of the Patent Collateral is of negligible economic value to such Grantor or (ii) have a valid business purpose (exercised in the ordinary course of business that is consistent with past practice) to do otherwise, do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable.
          (b) No Grantor shall, and no Grantor shall permit any of its licensees to, unless such Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Administrative Agent) that any of the Trademark Collateral is of negligible economic value to such Grantor or (ii) have a valid business purpose (exercised in the ordinary course of business that is consistent with past practice) to do otherwise:
(A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use;
(B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral;
(C) fail to employ all of the Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration; or
(D) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable.
          (c) No Grantor shall, unless such Grantor shall either reasonably and in good faith determine (and notice of such determination shall have been delivered to the Administrative Agent) that any of the Copyright Collateral or any of the Trade Secrets Collateral is of negligible economic value to such Grantor or have a valid business purpose (exercised in the ordinary course of business that is consistent with past practice) to do otherwise, do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

          (d) Each Grantor shall notify the Administrative Agent immediately if it knows that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.
          (e) In no event shall any Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it gives prior notice thereof to the Administrative Agent and, if requested by the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent first priority security interest in such Intellectual Property Collateral.
          (f) Each Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).
     SECTION 4.5. Assigned Agreements. Each Grantor shall at its expense, with respect to all Assigned Agreements, comply with the covenants contained in clause (n) of Section 7.1.1 and Section 7.2.10 of the Credit Agreement. Without the prior consent of the Administrative Agent, no Grantor shall waive, settle, release or discharge any Person with respect to any of its obligations under any Assigned Agreement (other than upon due completion of such obligations by such Person).
     SECTION 4.6. Bailees, Warehouses and Leased Premises. No Collateral shall at any time be in the possession or control of any warehouse, bailee or any of any Grantor’s agents or processors, or located on any leased premises, without the Administrative Agent’s prior consent and unless the Administrative Agent has received warehouse receipts or bailee lien waivers satisfactory to the Administrative Agent prior to the commencement of such possession or control. Each Grantor shall, upon the request of the Administrative Agent, notify any such warehouse, bailee, agent, processor or lessor of the Administrative Agent’s first priority security interest in the Collateral and shall instruct such Person to hold all such Collateral for the Administrative Agent’s account subject to the Administrative Agent’s instructions given during the continuance of any Event of Default.

     SECTION 4.7. Chattel Paper and Instruments. Each Grantor will deliver to the Administrative Agent all Tangible Chattel Paper and Instruments duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent. Each Grantor will provide the Administrative Agent with exclusive Control over all Electronic Chattel Paper by having the Administrative Agent identified as the assignee of the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the U.C.C. Each Grantor will also deliver to the Administrative Agent all security agreements securing any Chattel Paper and Instruments and execute U.C.C. financing statement amendments assigning to the Administrative Agent any U.C.C. financing statements filed by such Grantor in connection with such security agreements. Each Grantor will mark conspicuously all Chattel Paper and Instruments with a legend, in form and substance reasonably satisfactory to the Administrative Agent, indicating that such Chattel Paper and Instruments are subject to the Liens created hereunder.
     SECTION 4.8. Letters of Credit. Each Grantor will deliver to the Administrative Agent all letters of credit in which it is the beneficiary thereof, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent. Each Grantor will take any and all actions necessary (or reasonably requested by the Administrative Agent), from time to time, to cause the Administrative Agent to obtain exclusive Control of any Letter-of-Credit Rights owned by such Grantor in a manner reasonably acceptable to the Administrative Agent.
     SECTION 4.9. Commercial Tort Claims. Each Grantor shall advise the Administrative Agent promptly upon such Grantor becoming aware, after the date hereof, that it owns any Commercial Tort Claims. With respect to any such Commercial Tort Claims, such Grantor will execute and deliver such documents as the Administrative Agent deems necessary to create, perfect and protect the Administrative Agent’s first priority security interest in such Commercial Tort Claim.
     SECTION 4.10. Collateral Generally. (a) The Administrative Agent may, at any time following the occurrence and during the continuance of any Event of Default, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any Indebtedness thereunder or evidenced thereby. Upon request of the Administrative Agent after the occurrence and during the continuance of any Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.
          (b) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent is authorized to endorse, in the name of each Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

     SECTION 4.11. Insurance. Each Grantor will maintain or cause to be maintained insurance as provided in Section 7.1.4 of the Credit Agreement. All proceeds of insurance maintained by each Grantor so covering the Collateral shall be applied to the payment of the Secured Obligations under the circumstances provided for in the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent and attorney-in-fact for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the Proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by Section 7.1.4 of the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this Section including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.
     SECTION 4.12. Investment Accounts. Each Grantor will take any and all actions necessary to cause the Administrative Agent to obtain exclusive Control of all Investment Accounts owned by such Grantor in a manner acceptable to the Administrative Agent. No Grantor shall close or terminate any Investment Account without the prior consent of the Administrative Agent and unless a successor or replacement account has been established with the consent of the Administrative Agent and is subject to a control agreement reasonably satisfactory to the Administrative Agent.
     SECTION 4.13. Transfers and Other Liens. No Grantor shall (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement, or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest created by this Agreement and except those permitted by Section 7.2.3 of the Credit Agreement.
     SECTION 4.14. Further Assurances, etc. Each Grantor agrees that, from time to time at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will:
          (a) mark conspicuously each asset forming a part of the Collateral with a legend, in form and substance reasonably satisfactory to the Administrative Agent, indicating that such Collateral is subject to the security interest granted hereby;

          (b) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby;
          (c) furnish to the Administrative Agent, from time to time at the Administrative Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail;
          (d) if requested by the Administrative Agent, each Grantor which owns or leases Equipment which is subject to a certificate of title statute that requires notation of a lien thereon to perfect a security interest therein shall deliver to the Administrative Agent all original certificates of title for such Equipment, shall take all necessary steps to cause the Administrative Agent’s security interest be perfected in accordance with such statute and deliver to the Administrative Agent a schedule in reasonable detail describing such Equipment, registration number, license number and all other information required to comply with such statute; provided, however, that until the Administrative Agent makes such a request under this clause, the parties hereto acknowledge that the security interest of the Administrative Agent in such Collateral has not been perfected and all the representations and warranties, covenants and Events of Default contained herein and in the other Loan Documents which would otherwise be violated shall be deemed modified to reflect the foregoing and not be violated; and
          (e) if requested by the Administrative Agent, execute and deliver confirmatory written instruments, and obtain any consents, waivers or agreements, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby, but any such Grantor’s failure to do so shall not affect or limit the security interest granted hereby or the Administrative Agent’s other rights in and to the Collateral.
     With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Administrative Agent to Authenticate and to file one or more U.C.C. financing or continuation statements, and amendments thereto, and make filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), in each case for the purpose of perfecting, confining, continuing, enforcing or protecting the security interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party. A carbon, photographic, telecopied or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law.
     SECTION 4.15. Collateral Account.(a) (a) Upon notice by the Administrative Agent to any Grantor pursuant to this Section following the occurrence and during the continuance of any

Event of Default, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Administrative Agent for deposit to a deposit account (the “Collateral Account”) of such Grantor maintained by or on behalf of the Administrative Agent, and until such Proceeds are so deposited they shall be held in trust for the benefit of the Administrative Agent and shall not be commingled with the other assets of such Grantor.
          (b) The Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations, subject to and in accordance with the terms of the Credit Agreement. Subject to the rights of the Administrative Agent, each Grantor shall have the right on each Business Day, with respect to and to the extent of collected funds in the Collateral Account, to require the Administrative Agent to purchase any Cash Equivalent Investment, provided that, in the case of Certificated Securities, the Administrative Agent will retain possession thereof as Collateral and, in the case of other Investment Property, the Administrative Agent will take such actions, including registration of such Investment Property in its name, as it shall determine is necessary to perfect its security interest therein.
     SECTION 4.16. Notice of Material Adverse Effect. Each Grantor shall promptly notify the Administrative Agent, after obtaining knowledge thereof, of any event that could reasonably be expected to have a material adverse effect on any value of the Collateral, the ability of such Grantor or the Administrative Agent to dispose of the Collateral or the rights or remedies of the Administrative Agent in relation thereto.
     SECTION 4.17. General Intangibles. Each Grantor shall use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Administrative Agent to exercise remedies hereunder and under the other Loan Documents with respect to any of such Grantor’s rights under any General Intangibles, including such Grantor’s rights as a licensee of any Intellectual Property Collateral.
     SECTION 4.18. Additional Covenants. Each Grantor agrees that, until all the Secured Obligations have been paid in full in cash on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and all Commitments shall have irrevocably terminated, it will comply with all the terms and provisions of the Credit Agreement and the other Loan Documents that are applicable to it.
ARTICLE V
THE ADMINISTRATIVE AGENT
     SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take, upon the occurrence and during the continuance of any Event of Default, any and all actions and execute any and all documents and instruments that may, in the judgment of the Administrative Agent, be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, after the occurrence and during the continuance of any Event of

Default each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
          (a) (i) demand payment of its Receivables Collateral; (ii) enforce payments of its Receivables Collateral by legal proceedings or otherwise; (iii) exercise all of its rights and remedies with respect to proceedings brought to collect its Receivables Collateral; (iv) sell or assign its Receivables Collateral upon such terms, for such amount and at such times as the Administrative Agent deems advisable; (v) settle, adjust, compromise, extend or renew any of its Receivables Collateral; (vi) discharge and release any of its Receivables Collateral; (vii) prepare, file and sign such Grantor’s name on any proof of claim in bankruptcy or other similar document against any Loan Party of any of its Receivables Collateral; (viii) notify the post office authorities to change the address for delivery of the such Grantor’s mail to an address designated by the Administrative Agent, and open and dispose of all mail addressed to such Grantor; and (ix) endorse such Grantor’s name upon any Chattel Paper, Document, Instrument, invoice, or similar document or agreement relating to any Receivables Collateral or any goods pertaining thereto;
          (b) in the case of any Intellectual Property Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Lender Parties’ security interest in such Intellectual Property Collateral and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
          (c) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or in respect of any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under or in respect of any Collateral whenever payable;
          (d) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
          (e) execute, in connection with any sale or other disposition provided for in Section 6.1, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
          (f) (i) direct any Person liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) ask or demand for, collect, and receive payment of and give receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (vii) notify, or require any Grantor to notify, Account Debtors to make all payments directly to the Administrative Agent and change the post office box number or other address to which the Account Debtors make payments; (viii) assign any Intellectual Property Collateral (along with the goodwill of the business to which any such Intellectual Property Collateral pertains), throughout the world for such terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (ix) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Lender Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.
     SECTION 5.2. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor.
     SECTION 5.3. Access and Examination. In order to give effect to the intent of this Agreement the Administrative Agent may at all reasonable times upon reasonable advance notice (if no Default or an Event of Default has occurred and is continuing) have access to, examine, audit, make extracts from and inspect each Grantor’s records, files and books of account and the Collateral, and may discuss each Grantor’s affairs with such Grantor’s officers and management. Each Grantor will deliver to the Administrative Agent promptly following its request therefor any instrument necessary for the Administrative Agent to obtain records from any service bureau maintaining records for such Grantor. The Administrative Agent may, at expense of the Grantors, use each Grantor’s personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing the security interest granted hereunder. The Administrative Agent shall have the right, at any time, in each Grantor’s name to verify the validity, amount or any other matter relating to the Receivables Collateral; provided that the Administrative Agent shall not communicate with any account obligors of the Grantors unless an Event of Default has occurred and is continuing.
     SECTION 5.4. Administrative Agent Has No Duty. (a) The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the U.C.C. or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the

Collateral or for any delay in doing so, nor shall any such Person be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (including the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any loss, damages, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise, except in respect of any damages attributable solely to any such Person’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.
          (b) Each Grantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Administrative Agent to take any steps to perfect the security interest granted hereunder or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of its Obligations.
ARTICLE VI
REMEDIES
     SECTION 6.1. Remedies. If any Event of Default shall have occurred and be continuing:
          (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (including, without limitation, as provided in Section 5.1), all the rights and remedies of a secured party on default under the U.C.C. and also may:
               (i) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon the request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at its premises or another place designated by the Administrative Agent (whether or not the U.C.C. applies to the affected Collateral);
               (ii) without demand of performance or other demand, presentment, obtaining a final judgment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Law, 10 days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchase or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Section, any Lender Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Lender Party from any Grantor as a credit against the purchase price, and such Lender Party may upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor;
               (iii) with respect to the Intellectual Property, on demand, to cause the security interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then existing licensing arrangements to the extent that waivers cannot be obtained);
               (iv) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located and occupy (without the requirement to pay rent) the same until the Secured Obligations are paid in full in cash (on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent) and all the Commitments have been irrevocably terminated; and
               (v) to notify any or all depository institutions with which any Investment Accounts are maintained to remit and transfer all monies, securities and other property on deposit in such Investment Accounts or deposited or received for deposit thereafter to the Administrative Agent, for deposit in the Collateral Account or such other accounts as may be designated by the Administrative Agent, for application to the Secured Obligations as provided herein.
          (b) Without limiting clause (a), the Administrative Agent may exercise any and all rights and remedies of each Grantor under or in connection with the Collateral, including the right to sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under this Agreement or any other Loan Document and the Assigned Agreements or otherwise in respect of the Collateral, including any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, any Collateral.
     SECTION 6.2. Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held, to the extent permitted under applicable Law, by the Administrative Agent as additional collateral security for all or any part of the Secured Obligations, and/or then or at any time thereafter shall be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 11.3 of the Credit Agreement and Section 6.3) in whole or in part by the Administrative Agent for the ratable benefit of the Lender Parties against all or any part of the Secured Obligations in accordance with Section 8.6 of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full in cash of all the Secured Obligations (on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent), and the irrevocable termination of all the Commitments, shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.
     SECTION 6.3. Indemnity and Expenses. Each Grantor agrees to jointly and severally indemnify and hold harmless the Administrative Agent and its directors, officers, employees, agents, Affiliates and their Related Parties from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from any such Person’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Each Grantor will promptly following demand pay to the Administrative Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with (a) the administration of this Agreement, (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Administrative Agent or the other Lender Parties hereunder or (d) the failure by any Grantor to perform or observe any of the provisions hereof.
     SECTION 6.4. Grant of License. Each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property Collateral now owned or licensed or hereafter acquired or licensed by such Grantor, wherever the same may be located throughout the world, for such terms, on such conditions and in such manner as the Administrative Agent shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that no such license or sublicense is granted in the case of any such Collateral if such license or sublicense would be prohibited by, or give rise to a right to terminate any contract governing such Collateral. The use of such license or sublicense by the Administrative Agent shall be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the

Administrative Agent in accordance herewith shall be binding upon each applicable Grantor notwithstanding any subsequent cure of an Event of Default.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     SECTION 7.1. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 1.3 and Article XI thereof.
     SECTION 7.2. Amendments, etc.; Additional Grantors; Successors and Assigns. (a) No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and the percentage of the Lenders as required by Section 11.1 of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
          (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and refer to such Additional Grantor and (ii) the disclosure schedule attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through VI attached hereto, as appropriate, and the Administrative Agent may attach such supplemental disclosure schedules to such Schedules, and each reference to such Schedules shall refer to such Schedules as supplemented by such supplemental disclosure schedules.
          (c) This Agreement shall be binding upon each Grantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party and their respective successors and assigns; provided, however, that no Grantor may assign its obligations hereunder without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to the provisions of Section 10.10 of the Credit Agreement.
     SECTION 7.3. Protection of Collateral. The Administrative Agent may from time to time, at its option and at the expense of the Grantors, perform any act which any Grantor agrees hereunder to perform and which such Grantor shall fail to perform after being requested to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default), and the Administrative Agent may from time to time take any other action which the Administrative Agent deems necessary or appropriate for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in, and subject to the terms of, Section 11.2 of the Credit Agreement. All notices to each Grantor shall be sent care of the Borrowers at its address set forth in the Credit Agreement and all notices to the Administrative Agent shall be sent as provided in the Credit Agreement.
     SECTION 7.5. Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
     SECTION 7.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 7.7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     SECTION 7.8. Waivers. Each Grantor hereby waives any right, to the extent permitted by applicable Law, to receive prior notice of a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Administrative Agent to take possession, exercise control over or dispose of any item of Collateral, where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable Law, or of the time, place or terms of sale in connection with the exercise of the Administrative Agent’s rights hereunder. Each Grantor waives, to the extent permitted by applicable Law, any bonds, security or sureties required by the Administrative Agent with respect to any of the Collateral. Without limiting the foregoing, each Grantor agrees that it will not invoke, claim or assert any benefit of applicable Law, or take or attempt to take any action that could reasonably be expected to have the effect of delaying, impeding or preventing the Administrative Agent from exercising any of its rights or remedies with respect to the Collateral as herein provided. Each Grantor also consents that the Administrative Agent, in connection with the enforcement of the Administrative Agent’s rights and remedies under this Agreement, may enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court.
     SECTION 7.9. Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 7.10. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF, ANY LENDER PARTY OR GRANTOR SHALL BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND LENDER PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GRANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.
     SECTION 7.11. Waiver of Jury Trial. EACH LENDER PARTY AND GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR ANY GRANTOR. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS AGREEMENT.
     SECTION 7.12. Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO GRANTOR SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH LENDER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED

TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY INSTRUMENT CONTEMPLATED HEREBY.
     SECTION 7.13. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date and year first above written.

TIMBERLANDS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT
ORGANIZATION, LLC, as Manager

By:
Name: Jess E. Jarratt
Title: President

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT
ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt
Title: President

WELLS TRS HARVESTING OPERATIONS, LLC

By:	FOREST RESOURCE CONSULTANTS, INC.,
as Manager

By:
Name: David Foil
Title: President
ACKNOWLEDGED AND ACCEPTED:
COBANK, ACB, as Administrative
Agent

By:
Name:
Title:
Security Agreement
Signature Page

SCHEDULE I
to
Security Agreement
Item A. Location of Equipment

Grantor Mailing Address	County	State

Item B. Location of Inventory

Grantor Mailing Address	County	State

Item C. Principal Place of Business/Chief Executive Office

Grantor Mailing Address	County	State

Item D. Trade Names

Grantor	Trade Name

Item E. State of Organization and Identification Number

Grantor	State of Organization	Identification Number

Item F. Bailments

Grantor	Bailee	Address

Item G. Commercial Tort Claims

Grantor	Description of Commercial Tort Claim

Item H. Location of Fixtures

Grantor Mailing Address	County	State

Item I. Deposit Accounts

Grantor	Bank Mailing Address	Account Name and Number

Item J. Securities Accounts

Grantor	Bank Mailing Address	Account Name and Number

Item K. Commodities Accounts

Grantor	Bank Mailing Address	Account Name and Number

Item L. Letters of Credit

Grantor	Bank Mailing Address	Account Name and Number

Schedule I-2

SCHEDULE II
to
Security Agreement
Item A. Patents
Issued Patents

Grantor	Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

Grantor	Country	Serial No.	Filing Date	Inventor(s)	Title

Patent Applications in Preparation

Expected
Grantor	Country	Serial No.	Filing Date	Inventor(s)	Title

Item B. Patent Licenses

Country or				Effective	Expiration
Territory	Licensor	Licensee	Date	Date	Date	Matter

SCHEDULE III
to
Security Agreement
Item A. Trademarks
Registered Trademarks

Grantor	Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Grantor	Country	Trademark	Serial No.	Filing Date

Trademark Applications in Preparation

				Expected	Products/
Grantor	Country	Trademark	Docket No.	Filing Date	Services

Item B. Trademark Licenses

Country or				Effective	Expiration
Territory	Trademark	Licensor	Licensee	Date	Date

SCHEDULE IV
to
Security Agreement
Item A. Copyrights
Registered Copyrights

Grantor	Country	Registration No.	Registration Date	Author(s)	Title

Copyrights Pending Registration Applications

Grantor	Country	Series No.	Filing Date	Author(s)	Title

Copyright Registration Applications in Preparation

Expected
Grantor	Country	Docket No.	Filing Date	Author(s)	Title

Item B. Copyright Licenses

	Country or			Effective	Expiration	Subject
Grantor	Territory	Licensor	Licensee	Date	Date	Matter

SCHEDULE V
to
Security Agreement
Trade Secrets

	Country or			Effective	Expiration	Subject
Grantor	Territory	Licensor	Licensee	Date	Date	Matter

SCHEDULE VI
to
Security Agreement
Assigned Agreements
1.	Fiber Supply Agreement

2.	Master Stumpage Agreement

3.	Transaction Agreement

4.	Contribution Agreement

5.	Wells Timber Operating Agreement

EXHIBIT A
to
Security Agreement
FORM OF SECURITY AGREEMENT SUPPLEMENT
[Date]
CoBank, ACB,
          as Administrative Agent
5550 South Quebec Street
Greenwood Village, Colorado 80111
Attention: Syndications Coordinator, Corporate Finance Division
TIMBERLANDS II, LLC and
WELLS TIMBERLAND ACQUISITION, LLC
Ladies and Gentlemen:
     Reference is made to the Security Agreement, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”), made by Timberlands II, LLC., a Delaware limited liability company (“Timberlands II”), Wells Timberland Acquisition, LLC, a Delaware limited liability company (“Wells Timberland”), Wells TRS Harvesting Operations, LLC, a Delaware limited liability company (“Wells TRS Subsidiary”), and each other Person (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided for in Article I) that is may from time to time become a party thereto (Timberlands II, Wells Timberland, Wells TRS Subsidiary and such other Persons that become Additional Grantors are collectively referred to as the “Grantors” and individually as a “Grantor”), in favor of CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lender Parties.
     The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Security Agreement as if it were an original party thereto and agrees that each reference in the Security Agreement to a “Grantor” shall also mean and refer to the undersigned.
     The undersigned hereby collaterally assigns, mortgages and pledges to the Administrative Agent, for its benefit and the ratable benefit of the Lender Parties, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Lender Parties, as collateral for the Secured Obligations, a pledge and assignment of, and a security interest in, all of the right, title and interest of the undersigned in and to its Collateral, whether now owned or hereafter acquired, subject to all of the terms and provisions of the Security Agreement, as if such

Collateral of the undersigned had been subject to the Security Agreement on the date of its original execution.
     The undersigned has attached hereto supplements to Schedules I through VI to the Security Agreement, and the undersigned hereby certifies that such supplements are accurate and complete as of the date first above written.

Exhibit A-2

     The undersigned hereby makes each representation and warranty set forth in Article III of the Security Agreement as to itself and as to its Collateral to the same extent as each other Grantor and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as all the other Grantors.
     This letter shall be governed by and construed in accordance with the Laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:
ACKNOWLEDGED AND ACCEPTED:
COBANK, ACB, as Administrative
Agent

By:
Name:
Title:

Exhibit A-3

EXHIBIT I
LANDLORD ESTOPPEL CERTIFICATE
     The undersigned Lessor hereby certifies to Timberlands II, LLC, a Delaware limited liability company (“Assignee”) and CoBank, ACB, as Administrative Agent (in such capacity, and together with its successors and assigns, “Senior Administrative Agent”) for certain lenders and Wachovia Bank, National Association, as administrative agent for certain subordinated lenders (in such capacity, and together with its successors and assigns, the “Subordinated Administrative Agent”) that:
     (i)                                          (“Lessor”) is the current lessor under that certain                                          dated as of                     ,                       [describe lease and all amendments and assignments] (the “Lease”) with Timberlands II, LLC, whereby Lessor sold and conveyed to Lessee the timber of every kind and species then lying, standing or growing on the lands herewith described and leased to Lessee that certain real property owned by Lessor in                      County,                      (the “Leased Premises”).
     (ii) Timberlands II, LLC is the present lessee under the Lease (“Lessee”);
     (ii) Lessor is the fee simple owner of the Leased Premises;
     (iii) Attached hereto as Exhibit A is a true, correct and complete copy of the Lease (including all amendments thereto) in effect by and between Lessor and Lessee;
     (iv) The Lease is in full force and effect in accordance with its terms, and has not been modified or amended except as set forth in Exhibit A;
     (v) The present term of the Lease expires on                      and is subject to                      renewal options each of (___) years in duration;
     (vi) As of the dated indicated below, the current [monthly/annual rent] and other sums due to Lessor under the Lease is $                    , and all current [monthly/annual rent] has been paid to Lessor through and including the rental payment due                     , 2007;
     (vii) The current address for delivery of rental payments to Lessor is as follows:

, and

the current address for delivery of any written notice to Lessor required under the Lease is as follows ( if different from the above address from rental payments):

;

     (viii) Neither Lessee nor Lessor is in default under the Lease, nor has any event occurred which by the passage of time (subject to any notice provisions in the Lease) would result in a default by either Lessee or Lessor under the Lease;
     (ix) Lessor consents to Assignee mortgaging its interest in the Lease from and after the date Lessee assigns such Lease to Assignee, including the execution and delivery by Assignee of leasehold mortgages or security deeds to Senior Administrative Agent and Subordinated Administrative Agent (together with their respective successors and assigns, and any other holder of a mortgage thereon, individually and collectively, “Mortgagee”), and to any transfer of Assignee’s interest in the Lease to any Mortgagee or incident to a foreclosure of any such mortgage, with any Mortgagee to be liable under the Lease for matters arising from and after the date of such Mortgagee’s acquisition of such interest;
     (x) Lessor shall provide notice of any default under the Lease to Mortgagee and afford Mortgagee a reasonable time to cure same. Any default which is impossible for Mortgagee to cure (such as bankruptcy of Assignee) shall be waived as long as Mortgagee diligently proceeds to obtain possession of the Leased Premises and cures all other continuing defaults. However, if the Lease shall terminate for any reason (other than a termination as a result of the failure of Mortgagee to cure any default reasonably capable of being cured by Mortgagee as provided above), Lessor agrees upon Mortgagee’s request to enter into a new lease with Mortgagee as of the date of the termination on the same terms and priority as the Lease and for the remainder of the term;
     (xi) Lessor agrees that amendments of the Lease made without Mortgagee’s consent will not be binding on Mortgagee;
     (xii) Notwithstanding the foregoing provisions of this Landlord Estoppel Certificate, Subordinated Administrative Agent shall have no rights under this Landlord Estoppel Certificate unless and until Senior Administrative Agent gives written notice to Lessor that the financing secured by the mortgage granted to Senior Administrative Agent has terminated; and

     (xiii) Lessor has the power and right to execute this Landlord Estoppel Certificate without obtaining the consent or approval of any other person or entity. The party executing this Landlord Estoppel Certificate on behalf of Lessor is duly authorized to act for and on behalf of Lessor.
Lessor acknowledges that Timberlands II, LLC, its members, successors and/or assigns, will rely on this Landlord Estoppel Certificate in connection with Timberlands II, LLC’s acquisition of the rights under the Lease from the Lessee and mortgaging its interest in the Lease in favor of Mortgagee and that Lessor will be estopped from raising any claim or term with respect to the Lease which is contrary to the certifications made by Lessor herein.
Lessor further acknowledges that Senior Administrative Agent and Subordinated Administrative Agent and the respective lenders for whom they are agents and their respective successors and/or assigns will rely on this Landlord Estoppel Certificate in connection with certain financings and that Lessor will be estopped from raising any claim or term with respect to the Lease which is contrary to the certifications made by Lessor herein.

LESSOR:

By:

Name:

Title:

Date: October 9, 2007

EXHIBIT J-1
LIMITED GUARANTY
     LIMITED GUARANTY, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, this “Guaranty”), made by WELLS TIMBERLAND REIT, INC., a Delaware corporation (the “Guarantor”), in favor of COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lender Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Timberlands II, LLC, a Delaware limited liability company, Wells Timberland Acquisition, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various lending institutions as are, or may from time to time become, parties thereto (collectively, the “Lenders”), and the Administrative Agent, the Lenders have extended Commitments (capitalized terms not otherwise defined herein, and all other capitalized terms not otherwise defined herein, to have the meanings provided for in Article I) to make Loans to the Borrowers; and
     WHEREAS, as a condition precedent to the Funding Date, the Guarantor is required to execute and deliver this Guaranty; and
     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty and will receive direct and indirect benefits by reason of the availability of such Commitments and the making of the Loans to the Borrowers by the Lenders;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans to the Borrowers pursuant to the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for its benefit and the benefit of each other Lender Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “Bankruptcy Code” is defined as Title 11 of the United States Code.
     “Borrower” and “Borrowers” are defined in the first recital.
     “Credit Agreement” is defined in the first recital.

     “Guaranteed Obligations” is defined in Section 2.1.
     “Guarantor” is defined in the preamble.
     “Guaranty” is defined in the preamble.
     “Insolvency or Liquidation Proceeding” has the meaning provided for in the Intercreditor Agreement.
     "Lenders” is defined in the first recital.
     “Protective Advances” has the meaning provided for in the Intercreditor Agreement.
     SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE II
GUARANTY
     SECTION 2.1 Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment to the Administrative Agent (for the benefit of the Lender Parties) of all losses, costs, expenses, and damages incurred or suffered by any of the Lender Parties as a result of, or arising in connection with, any of the following (collectively, the “Guaranteed Obligations”):
          (a) any fraud or intentional misrepresentation or omission by any Loan Party or any Loan Party’s Affiliates, partners, members, officers, directors, shareholders or principals in connection with (i) the performance of any of the conditions to the Lenders making the Loans; (ii) any inducements to the Lenders to make the Loans; (iii) the execution and delivery of the Loan Documents; (iv) any certificates, representations or warranties given in connection with the Loans; or (v) any Loan Party’s performance of the Obligations;
          (b) any breach of any Loan Party’s obligations under Sections 6.25 or 7.2.19 of the Credit Agreement;
          (c) any Lien on the Collateral not permitted by Section 7.2.3 of the Credit Agreement or by any Loan Party incurring Indebtedness not permitted by Section 7.2.2 of the Credit Agreement;
          (d) the sale, transfer, lease, contribution, conveyance or other disposition by any Loan Party of any Collateral other than as permitted by Section 7.2.9 of the Credit Agreement;
          (e) the replacement cost of any property removed by any Loan Party from the Real Property without the consent of the Administrative Agent after an Event of Default has occurred and is continuing;

          (f) any intentional acts or omissions by any Loan Party that result in waste (including economic and non-physical waste) of all or any part of the Collateral;
          (g) all Protective Advances made by the Administrative Agent or any Lender pursuant to the provisions of the Loan Documents;
          (h) the occurrence of any Insolvency or Liquidation Proceeding in which one or more Loan Parties has acted in concert with, colluded or conspired with any other Person, to cause the occurrence of any such Insolvency or Liquidation Proceeding;
          (i) any amendment, supplement, waiver or other modification, termination or assignment of any MW Supply Agreement not permitted by clause (l) of Section 7.1.11 of the Credit Agreement;
          (j) the failure (i) of any Loan Party to deposit or cause to be deposited any payments in the Revenue Account as required by Section 9.2 of the Credit Agreement and any payments in the Equity Raise Account as required by Section 9.2 of the Subordinated Credit Agreement, (ii) of any amounts on deposit in the Revenue Account to be applied in accordance with the Revenue Waterfall (except as approved by the Administrative Agent or the Required Lenders) or (iii) of any amounts on deposit in the Equity Raise Account to be applied in accordance with the Equity Raise Waterfall (except as approved by the Subordinated Administrative Agent or the requisite Subordinated Lenders thereunder);
          (k) the forfeiture or threatened forfeiture of the Collateral to any Governmental Authority pursuant to the Racketeer Influenced and Corrupt Organizations Act or similar Law;
          (l) any breach of Section 6.23 of the Credit Agreement;
          (m) any payments in violation of Section 7.2.6 of the Credit Agreement;
          (n) any action by any Loan Party or any of their Affiliates, partners, members, officers, directors, shareholders or principals takes action to frustrate, hinder or delay the Administrative Agent’s or any Lender’s exercise of its remedies, it being understood that the foregoing shall not include any reasonable action taken by a Loan Party in good faith to either contest the existence of any Default or an Event of Default or dispute the meaning or construction of a contractual term of any Loan Document; and
          (o) the willful misconduct of any Loan Party.
     This Guaranty constitutes a guaranty of payment when due and not merely of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrowers, any other Loan Party or any Collateral before or as a condition to the obligations of the Guarantor hereunder. Notwithstanding the foregoing, the obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render the Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any provisions of applicable state Law.
     SECTION 2.2 Acceleration of Guaranty. The Guarantor agrees that, if any Event of Default under Section 8.1.8 of the Credit Agreement shall occur or the Loans are declared due and payable, the Guarantor will, automatically and without the requirement that any demand for payment be made, pay to the Lender Parties forthwith the full amount of the Guaranteed Obligations that are then due and payable.
     SECTION 2.3 Guaranty Absolute. This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all the Guaranteed Obligations have been indefeasibly paid in full in cash and all Commitments shall have irrevocably terminated. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
          (a) any lack of validity, legality or enforceability of any Loan Document or any other agreement or instrument relating to any thereof;
          (b) the failure of any Lender Party:
               (i) to assert any claim or demand or to enforce any right or remedy against the Borrowers, any other Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or
               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;
          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from any Loan Document;
          (d) any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
          (e) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrowers or any other Loan Party against any Lender Party;
          (f) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise; or

          (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrowers, any other Loan Party or the Guarantor, including as a result of any proceeding of the nature referred to in Section 8.1.8 of the Credit Agreement.
     SECTION 2.4 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of the Borrowers, any other Loan Party or otherwise, all as though such payment had not been made.
     SECTION 2.5 Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that any Lender Party protect, secure, perfect or insure any Lien on any property or exhaust any right or take any action against the Borrowers, any other Loan Party or any other Person (including any other guarantor of the Guaranteed Obligations) or any collateral securing the Guaranteed Obligations.
     SECTION 2.6 Waiver of Subrogation. The Guarantor hereby irrevocably waives to the extent permitted by applicable Law and until such time as the Guaranteed Obligations shall have been paid in full in cash and the Commitments have irrevocably terminated, any claim or other rights which it may now or hereafter acquire against the Borrowers or any other Loan Party that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of any Lender Party against the Borrowers or any other Loan Party or any collateral which any Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract or Law. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent on behalf of the Lender Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
     SECTION 2.7 Payments Free of Taxes. All payments made by the Guarantor hereunder shall be free and clear of all Taxes.
ARTICLE III
REPRESENTATIONS AND COVENANTS
     SECTION 3.1 Representations and Warranties. The Guarantor hereby represents and warrants, as of the date it becomes a party to this Guaranty, to the Administrative Agent as set forth below:

          (a) the Guarantor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has full power and authority, and holds all requisite licenses, permits and other approvals of Governmental Authorities, to enter into this Guaranty and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby;
          (b) the execution and delivery by the Guarantor of this Guaranty and the other Loan Documents to which it is a party and the consummation by the Guarantor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action of the Guarantor. This Guaranty and such other Loan Documents to which the Guarantor is a party have each been duly executed and delivered by the Guarantor and each constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar Laws at the time in effect affecting the rights of creditors generally and subject to the effects of general principles of equity (regardless of whether considered in a proceeding in law or equity); and
          (c) the execution and delivery of this Guaranty and the other Loan Documents to which the Guarantor is a party and the consummation by the Guarantor of the transactions contemplated hereby do not (i) contravene or result in a default under the Guarantor’s Organizational Documents, (ii) contravene or result in a default under any material contractual restriction or Law binding on the Guarantor, (iii) require any filings, consents or authorizations which have not been duly obtained or (iv) result in the creation or imposition of any Lien on the Guarantor’s properties (other than on behalf of the Administrative Agent).
     SECTION 3.2 Additional Covenants. The Guarantor agrees that, until all the Guaranteed Obligations have been paid in full in cash on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and all Commitments shall have irrevocably terminated, it will comply with all the terms and provisions of the Credit Agreement and the other Loan Documents that are applicable to it.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 1.3 and Article X thereof.
     SECTION 4.2 Amendments, etc.; Successors and Assigns.
          (a) No amendment to or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and the percentage of the Lenders as required by Section 10.1 of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

          (b) This Agreement shall be binding upon the Guarantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party and their respective successors and assigns; provided, however, that the Guarantor may not assign its obligations hereunder without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) its Loans to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of Section 11.10 and Article X of the Credit Agreement.
     SECTION 4.3 Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in, and subject to the terms of, Section 11.2 of the Credit Agreement. All notices to the Guarantor shall be sent care of the Borrowers at their address set forth in the Credit Agreement and all notices to the Administrative Agent shall be sent as provided in the Credit Agreement.
     SECTION 4.4 No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Administrative Agent and each other Lender Party shall have all remedies available at law or equity, including without limitation, the remedy of specific performance for any breach of any provision hereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.
     SECTION 4.5 Right to Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each other Lender Party are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or any such Lender Party, as the case may be, to or for the credit or the account of the Guarantor against any and all of the Guaranteed Obligations now or hereafter existing under this Guaranty, irrespective of whether the Administrative Agent or any such Lender Party shall have made any demand under this Guaranty. Each Lender Party agrees promptly to notify the Guarantor, the Borrowers and the Administrative Agent after any such set-off and application made by the Administrative Agent or any such Lender Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Lender Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or any of the other Lender Parties may have.
     SECTION 4.6 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provisions in any other jurisdiction.

     SECTION 4.7 Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.
     SECTION 4.8 Governing Law; Entire Agreement. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
     SECTION 4.9 Waiver of Jury Trial. THE GUARANTOR AND EACH LENDER PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS GUARANTY.
     SECTION 4.10 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF, ANY LENDER PARTY OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH LENDER PARTY AND THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT,

ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
     SECTION 4.11 Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH LENDER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR ANY INSTRUMENT CONTEMPLATED HEREBY.
     SECTION 4.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date and year first above written.

WELLS TIMBERLAND REIT, INC.
By:
	Name:	Randall D. Fretz
Title: Senior Vice President

Acknowledged and Accepted:
COBANK, ACB,
as Administrative Agent

By:

Name:
Title:

wells reit Limited Guaranty Signature Page

EXHIBIT J-2
GUARANTY
     GUARANTY, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, this “Guaranty”), made by WELLS TIMBERLAND TRS, INC., a Delaware corporation (the “Guarantor”), in favor of COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lender Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Timberlands II, LLC, a Delaware limited liability company, Wells Timberland Acquisition, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various lending institutions as are, or may from time to time become, parties thereto (collectively, the “Lenders”), and the Administrative Agent, the Lenders have extended Commitments (capitalized terms not otherwise defined herein, and all other capitalized terms not otherwise defined herein, to have the meanings provided for in Article I) to make Loans to the Borrowers; and
     WHEREAS, as a condition precedent to the Funding Date, the Guarantor is required to execute and deliver this Guaranty; and
     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty and will receive direct and indirect benefits by reason of the availability of such Commitments and the making of the Loans to the Borrowers by the Lenders;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans to the Borrowers pursuant to the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for its benefit and the benefit of each other Lender Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “Bankruptcy Code” is defined as Title 11 of the United States Code.
     “Borrower” and “Borrowers” is defined in the first recital.
     “Credit Agreement” is defined in the first recital.

     “Guaranteed Obligations” is defined in Section 2.1.
     “Guarantor” is defined in the preamble.
     “Guaranty” is defined in the preamble.
     "Lenders” is defined in the first recital.
     SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE II
GUARANTY
     SECTION 2.1 Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a)), of the following (collectively, the “Guaranteed Obligations”):
          (a) all Obligations of the Borrowers and each other Loan Party to each Lender Party now or hereafter existing under the Credit Agreement and each other Loan Document (including this Guaranty), whether for principal, interest, fees, expenses or otherwise; and
          (b) any and all costs and expenses (including reasonable fees and expenses of legal counsel) incurred by each Lender Party in enforcing any of its rights under this Guaranty.
     This Guaranty constitutes a guaranty of payment when due and not merely of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower, any other Loan Party or any Collateral before or as a condition to the obligations of the Guarantor hereunder. Notwithstanding the foregoing, the only recourse that the Administrative Agent and the other Lender Parties may have against the Guarantor pursuant to this Guaranty is to foreclose upon the Equity Interests of Wells TRS Subsidiary that have been pledged by the Guarantor to the Administrative Agent pursuant to the terms of the Pledge Agreement.
     SECTION 2.2 Acceleration of Guaranty. The Guarantor agrees that, if any Event of Default under Section 8.1.8 of the Credit Agreement shall occur or the Loans are declared due and payable, the Guarantor will, automatically and without the requirement that any demand for payment be made, pay to the Lender Parties forthwith the full amount of the Guaranteed Obligations that are then due and payable.
     SECTION 2.3 Guaranty Absolute. This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all the Guaranteed Obligations have been indefeasibly paid in full in cash and all Commitments shall have irrevocably terminated. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
          (a) any lack of validity, legality or enforceability of any Loan Document or any other agreement or instrument relating to any thereof;
          (b) the failure of any Lender Party:
               (i) to assert any claim or demand or to enforce any right or remedy against the Borrowers, any other Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or
               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;
          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from any Loan Document;
          (d) any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
          (e) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrowers or any other Loan Party against any Lender Party;
          (f) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise; or
          (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrowers, any other Loan Party or the Guarantor, including as a result of any proceeding of the nature referred to in Section 8.1.8 of the Credit Agreement.
     SECTION 2.4 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of the Borrowers, any other Loan Party or otherwise, all as though such payment had not been made.

     SECTION 2.5 Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that any Lender Party protect, secure, perfect or insure any Lien on any property or exhaust any right or take any action against the Borrowers, any other Loan Party or any other Person (including any other guarantor of the Guaranteed Obligations) or any collateral securing the Guaranteed Obligations.
     SECTION 2.6 Waiver of Subrogation. The Guarantor hereby irrevocably waives to the extent permitted by applicable Law and until such time as the Guaranteed Obligations shall have been paid in full in cash and the Commitments have irrevocably terminated, any claim or other rights which it may now or hereafter acquire against the Borrowers or any other Loan Party that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of any Lender Party against the Borrowers or any other Loan Party or any collateral which any Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract or Law. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent on behalf of the Lender Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
     SECTION 2.7 Payments Free of Taxes. All payments made by the Guarantor hereunder shall be free and clear of all Taxes.
ARTICLE III
REPRESENTATIONS AND COVENANTS
     SECTION 3.1 Representations and Warranties. The Guarantor hereby represents and warrants, as of the date it becomes a party to this Guaranty, to the Administrative Agent as set forth below:
          (a) the Guarantor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has full power and authority, and holds all requisite licenses, permits and other approvals of Governmental Authorities, to enter into this Guaranty and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby;
          (b) the execution and delivery by the Guarantor of this Guaranty and the other Loan Documents to which it is a party and the consummation by the Guarantor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action of the Guarantor. This Guaranty and such other Loan Documents to which the Guarantor is a party have each been duly executed and delivered by the Guarantor and each constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar Laws at the time in effect affecting the rights of creditors generally and subject to the effects of general principles of equity (regardless of whether considered in a proceeding in law or equity); and
          (c) the execution and delivery of this Guaranty and the other Loan Documents to which the Guarantor is a party and the consummation by the Guarantor of the transactions contemplated hereby do not (i) contravene or result in a default under the Guarantor’s Organizational Documents, (ii) contravene or result in a default under any material contractual restriction or Law binding on the Guarantor, (iii) require any filings, consents or authorizations which have not been duly obtained or (iv) result in the creation or imposition of any Lien on the Guarantor’s properties (other than on behalf of the Administrative Agent).
     SECTION 3.2 Additional Covenants. The Guarantor agrees that, until all the Guaranteed Obligations have been paid in full in cash on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and all Commitments shall have irrevocably terminated, it will comply with all the terms and provisions of the Credit Agreement and the other Loan Documents that are applicable to it.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 1.3 and Article X thereof.
     SECTION 4.2 Amendments, etc.; Successors and Assigns.
          (a) No amendment to or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and the percentage of the Lenders as required by Section 10.1 of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
          (b) This Agreement shall be binding upon the Guarantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party and their respective successors and assigns; provided, however, that the Guarantor may not assign its obligations hereunder without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) its Loans to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of Section 11.10 and Article X of the Credit Agreement.
     SECTION 4.3 Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in, and subject to the terms of, Section 11.2 of the Credit Agreement. All notices to the Guarantor shall be sent care of the Borrowers at their address set forth in the Credit Agreement and all notices to the Administrative Agent shall be sent as provided in the Credit Agreement.
     SECTION 4.4 No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Administrative Agent and each other Lender Party shall have all remedies available at law or equity, including without limitation, the remedy of specific performance for any breach of any provision hereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.
     SECTION 4.5 Right to Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each other Lender Party are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or any such Lender Party, as the case may be, to or for the credit or the account of the Guarantor against any and all of the Guaranteed Obligations now or hereafter existing under this Guaranty, irrespective of whether the Administrative Agent or any such Lender Party shall have made any demand under this Guaranty. Each Lender Party agrees promptly to notify the Guarantor, the Borrowers and the Administrative Agent after any such set-off and application made by the Administrative Agent or any such Lender Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Lender Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or any of the other Lender Parties may have.
     SECTION 4.6 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provisions in any other jurisdiction.
     SECTION 4.7 Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.
     SECTION 4.8 Governing Law; Entire Agreement. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 4.9 Waiver of Jury Trial. THE GUARANTOR AND LENDER PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS GUARANTY.
     SECTION 4.10 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF, ANY LENDER PARTY OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH LENDER PARTY AND GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
     SECTION 4.11 Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH LENDER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR ANY INSTRUMENT CONTEMPLATED HEREBY.

     SECTION 4.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date and year first above written.

WELLS TIMBERLAND TRS, INC.
By:
	Name:	Randall D. Fretz
	Title:	Senior Vice President

Acknowledged and Accepted:

COBANK, ACB, as Administrative Agent
By:
Name:
Title:

WELLS TRS Guaranty Signature Page

EXHIBIT J-3
GUARANTY
     GUARANTY, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, this “Guaranty”), made by WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company(the “Guarantor”), in favor of COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lender Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Timberlands II, LLC, a Delaware limited liability company, Wells Timberland Acquisition, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various lending institutions as are, or may from time to time become, parties thereto (collectively, the “Lenders”), and the Administrative Agent, the Lenders have extended Commitments (capitalized terms not otherwise defined herein, and all other capitalized terms not otherwise defined herein, to have the meanings provided for in Article I) to make Loans to the Borrowers; and
     WHEREAS, as a condition precedent to the Funding Date, the Guarantor is required to execute and deliver this Guaranty; and
     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty and will receive direct and indirect benefits by reason of the availability of such Commitments and the making of the Loans to the Borrowers by the Lenders;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans to the Borrowers pursuant to the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for its benefit and the benefit of each other Lender Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “Bankruptcy Code” is defined as Title 11 of the United States Code.
     “Borrower” and “Borrowers” is defined in the first recital.
     “Credit Agreement” is defined in the first recital.

     “Guaranteed Obligations” is defined in Section 2.1.
     “Guarantor” is defined in the preamble.
     “Guaranty” is defined in the preamble.
     “Lenders” is defined in the first recital.
     SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE II
GUARANTY
     SECTION 2.1 Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a)), of the following (collectively, the “Guaranteed Obligations”):
          (a) all Obligations of the Borrowers and each other Loan Party to each Lender Party now or hereafter existing under the Credit Agreement and each other Loan Document (including this Guaranty), whether for principal, interest, fees, expenses or otherwise; and
          (b) any and all costs and expenses (including reasonable fees and expenses of legal counsel) incurred by each Lender Party in enforcing any of its rights under this Guaranty.
     This Guaranty constitutes a guaranty of payment when due and not merely of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower, any other Loan Party or any Collateral before or as a condition to the obligations of the Guarantor hereunder. Notwithstanding the foregoing, the obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render the Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any provisions of applicable state Law.
     SECTION 2.2 Acceleration of Guaranty. The Guarantor agrees that, if any Event of Default under Section 8.1.8 of the Credit Agreement shall occur or the Loans are declared due and payable, the Guarantor will, automatically and without the requirement that any demand for payment be made, pay to the Lender Parties forthwith the full amount of the Guaranteed Obligations that are then due and payable.
     SECTION 2.3 Guaranty Absolute. This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all the Guaranteed Obligations have been indefeasibly paid in full in cash and all Commitments shall have irrevocably terminated. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
          (a) any lack of validity, legality or enforceability of any Loan Document or any other agreement or instrument relating to any thereof;
          (b) the failure of any Lender Party:
               (i) to assert any claim or demand or to enforce any right or remedy against the Borrowers, any other Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or
               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;
          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from any Loan Document;
          (d) any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
          (e) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrowers or any other Loan Party against any Lender Party;
          (f) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise; or
          (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrowers, any other Loan Party or the Guarantor, including as a result of any proceeding of the nature referred to in Section 8.1.8 of the Credit Agreement.
     SECTION 2.4 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of the Borrowers, any other Loan Party or otherwise, all as though such payment had not been made.

     SECTION 2.5 Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that any Lender Party protect, secure, perfect or insure any Lien on any property or exhaust any right or take any action against the Borrowers, any other Loan Party or any other Person (including any other guarantor of the Guaranteed Obligations) or any collateral securing the Guaranteed Obligations.
     SECTION 2.6 Waiver of Subrogation. The Guarantor hereby irrevocably waives to the extent permitted by applicable Law and until such time as the Guaranteed Obligations shall have been paid in full in cash and the Commitments have irrevocably terminated, any claim or other rights which it may now or hereafter acquire against the Borrowers or any other Loan Party that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of any Lender Party against the Borrowers or any other Loan Party or any collateral which any Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract or Law. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent on behalf of the Lender Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
     SECTION 2.7 Payments Free of Taxes. All payments made by the Guarantor hereunder shall be free and clear of all Taxes.
ARTICLE III
REPRESENTATIONS AND COVENANTS
     SECTION 3.1 Representations and Warranties. The Guarantor hereby represents and warrants, as of the date it becomes a party to this Guaranty, to the Administrative Agent as set forth below:
          (a) the Guarantor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has full power and authority, and holds all requisite licenses, permits and other approvals of Governmental Authorities, to enter into this Guaranty and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby;
          (b) the execution and delivery by the Guarantor of this Guaranty and the other Loan Documents to which it is a party and the consummation by the Guarantor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action of the Guarantor. This Guaranty and such other Loan Documents to which the Guarantor is a party have each been duly executed and delivered by the Guarantor and each constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar Laws at the time in effect affecting the rights of creditors generally and subject to the effects of general principles of equity (regardless of whether considered in a proceeding in law or equity); and
          (c) the execution and delivery of this Guaranty and the other Loan Documents to which the Guarantor is a party and the consummation by the Guarantor of the transactions contemplated hereby do not (i) contravene or result in a default under the Guarantor’s Organizational Documents, (ii) contravene or result in a default under any material contractual restriction or Law binding on the Guarantor, (iii) require any filings, consents or authorizations which have not been duly obtained or (iv) result in the creation or imposition of any Lien on the Guarantor’s properties (other than on behalf of the Administrative Agent).
     SECTION 3.2 Additional Covenants. The Guarantor agrees that, until all the Guaranteed Obligations have been paid in full in cash on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and all Commitments shall have irrevocably terminated, it will comply with all the terms and provisions of the Credit Agreement and the other Loan Documents that are applicable to it.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 1.3 and Article X thereof.
     SECTION 4.2 Amendments, etc.; Successors and Assigns.
          (a) No amendment to or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and the percentage of the Lenders as required by Section 10.1 of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
          (b) This Agreement shall be binding upon the Guarantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party and their respective successors and assigns; provided, however, that the Guarantor may not assign its obligations hereunder without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) its Loans to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of Section 11.10 and Article X of the Credit Agreement.
     SECTION 4.3 Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in, and subject to the terms of, Section 11.2 of the Credit Agreement. All notices to the Guarantor shall be sent care of the Borrowers at their address set forth in the Credit Agreement and all notices to the Administrative Agent shall be sent as provided in the Credit Agreement.
     SECTION 4.4 No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Administrative Agent and each other Lender Party shall have all remedies available at law or equity, including without limitation, the remedy of specific performance for any breach of any provision hereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.
     SECTION 4.5 Right to Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each other Lender Party are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or any such Lender Party, as the case may be, to or for the credit or the account of the Guarantor against any and all of the Guaranteed Obligations now or hereafter existing under this Guaranty, irrespective of whether the Administrative Agent or any such Lender Party shall have made any demand under this Guaranty. Each Lender Party agrees promptly to notify the Guarantor, the Borrowers and the Administrative Agent after any such set-off and application made by the Administrative Agent or any such Lender Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Lender Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or any of the other Lender Parties may have.
     SECTION 4.6 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provisions in any other jurisdiction.
     SECTION 4.7 Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.
     SECTION 4.8 Governing Law; Entire Agreement. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 4.9 Waiver of Jury Trial. THE GUARANTOR AND LENDER PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS GUARANTY.
     SECTION 4.10 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF, ANY LENDER PARTY OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH LENDER PARTY AND GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
     SECTION 4.11 Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH LENDER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR ANY INSTRUMENT CONTEMPLATED HEREBY.

     SECTION 4.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date and year first above written.

WELLS TRS HARVESTING OPERATIONS,
LLC

By:	FOREST RESOURCE CONSULTANTS,
	INC.,	as Manager

By:

Name: David Foil
Title: President
Acknowledged and Accepted:

COBANK, ACB,
as Administrative Agent

By:

Name:
Title:

WELLS TRS SUBSIDIARY Guaranty Signature Page

EXHIBIT K-1
Prepared By and After Recordation
Return to:
Sutherland Asbill & Brennan LLP
999 Peachtree Street NE
Atlanta, Georgia 30309
Attn: Victor P. Haley
(404) 853-8000
DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RECEIPTS
AND SECURITY AGREEMENT*
by
TIMBERLANDS II, LLC
as Borrower
in favor of
COBANK, ACB, as Administrative Agent

Dated as of October 9, 2007

*	THIS INSTRUMENT SECURES INDEBTEDNESS FALLING DUE WITHIN THREE (3) YEARS FROM THE DATE OF THE NOTES EVIDENCING THE INDEBTEDNESS SECURED BY THIS INSTRUMENT; THEREFORE NO INTANGIBLE RECORDING TAX IS DUE PURSUANT TO O.C.G.A. 48-6-60 ET. SEQ.

DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RECEIPTS
AND SECURITY AGREEMENT
     THIS DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RECEIPTS AND SECURITY AGREEMENT (hereinafter, together with all amendments thereto, being referred to as this “Security Instrument”), made and entered into as of October 9, 2007, by and between TIMBERLANDS II, LLC a Delaware limited liability company with an address c/o Wells REIT, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365 (hereinafter, together with its successors and assigns, referred to as the “Borrower”), and COBANK, ACB, with an address at 5550 South Quebec Street, Greenwood Village, Colorado 80111, as administrative agent (in such capacity and including any successor administrative agent, “Administrative Agent” or “Grantee”) for the various financial institutions that are, or may from time to time become, parties to the Credit Agreement (as defined below) (such financial institutions being collectively referred to herein as the “Lenders”).
PRELIMINARY STATEMENT
          Pursuant to the terms of that certain Credit Agreement, dated as of the date hereof (together with all amendments, restatements, refinancings and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among the Borrower, Wells Timberland Acquisition, LLC (the Borrower and Wells Timberland Acquisition, LLC, together with their successors and assigns, are sometimes herein collectively referred to as the “Borrowers”), the Administrative Agent and the Lenders, the Lenders have agreed to make Loans to the Borrowers, in an aggregate maximum principal amount at any one time outstanding of Two Hundred Twelve Million and 00/100 US Dollars (US $212,000,000.00), such Loans having a latest maturity date of September                     , 2010;
          As a condition precedent to funding the Loans under the Credit Agreement, the Borrower is required to execute and deliver this Security Instrument for the benefit of the Grantee to secure the payment and performance of the Obligations;
          This Security Instrument secures not only present Obligations, but also future advances made pursuant to the Credit Agreement and the other Loan Documents, whether such future advances are obligatory or are to be made at the option of Lenders or otherwise;
          The Borrower has duly authorized the execution, delivery and performance under this Security Instrument.
          (Such capitalized terms above and all other capitalized terms not defined herein have the respective meanings ascribed to them in the Credit Agreement).
     NOW, THEREFORE, in consideration of the Obligations, and the sum of Ten Dollars ($10) cash in hand paid to the Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower does hereby GRANT, BARGAIN, SELL, CONVEY, PLEDGE, ASSIGN CONFIRM and PLEDGE unto the Grantee, its successors and assigns, all of their right, title and interest, and all right, title and interest of each of them, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to the following, ( collectively, the “Collateral”):

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          (a) All right, title and interest in and to the pieces or parcels of land described on Exhibit A attached hereto and incorporated herein by reference (the “Fee Premises”), together with all improvements, buildings, structures, fixtures of every description and appurtenances now or hereafter located thereon or therein (the “Improvements”) and all right, title and interest in and to the leasehold and profit a prendre estate (the “Leasehold Estate”) created by those certain Timber sale agreements , timberland management agreements and other instruments, if any, described on Exhibit B attached hereto and incorporated herein by reference (such instruments, as so amended, and as each may, with Grantee’s consent, be further modified and supplemented, are hereinafter collectively referred to as the “Timber Lease”) which Timber Lease affects those pieces or parcels of land and the improvements thereon described therein and described herein on Exhibit A-1 (the “Leasehold Premises”), together with all of Borrower’s right, title and interest in, to and under the Timber Lease, as the Timber Lease may, with the consent of Grantee, be amended from time to time, including, but not limited to, the right, if any, to renew or extend the Timber Lease for a succeeding term or terms (the Leasehold Premises and the Fee Premises are collectively referred to herein as the “Premises”);
          (b) All right, title and interest in and to all timber of every kind and description, now or hereafter growing, standing or lying on, or to be grown, harvested from, pertaining to and located on, the Premises (including owned or leased), goods, inventory and proceeds thereof, and including, without limitation all property related to nursery operations or replanting and reforestation, seedlings, nursery stock, trees, growing trees, standing timber, timber lying on the ground, timber cut and to be cut, severed timber, stumpage, forest products, lumber, pulpwood, and all products and by-products of any timber operations conducted or to be conducted on the Premises, and all proceeds, accounts and general intangibles resulting from the sale of such timber and timber to be cut and timber interests (sometimes collectively referred to herein as “Timber”) (the Premises, the Improvements, the Minerals (as herein defined) and the Timber hereinafter sometimes collectively referred to as the “Real Estate”);
          (c) All right, title and interest in and to all farm products, crops, biomass and other organic products now or hereafter growing, standing or lying on, or to be grown, harvested from, pertaining to and located on, the Premises, goods, inventory and proceeds thereof, and all products and by-products of any agricultural operations conducted or to be conducted on the Premises, and all proceeds, accounts and general intangibles resulting from the sale of such agricultural products;
          (d) All right, title and interest in and to all coal, oil, gas and other minerals owned by Borrower and located on, in or under the Premises and extracted or to be extracted, as extracted collateral and all mineral interests and all proceeds, accounts and general intangibles resulting from the sale of such minerals or mineral interests (sometimes collectively referred to herein as the “Minerals”);
          (e) (i) All of Borrower’s rights (but not its obligations except as otherwise expressly agreed in writing by Grantee) under any and all leases, all Timber sale

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agreements, Timber purchase agreements or stumpage agreements and other contracts and agreements pursuant to which Borrower has agreed to sell or purchase any standing or severed Timber, pulpwood or other Timber products from the Real Estate, whether deemed to be an easement, lease, Timber deed or profit a prendre, and subleases, surface leases, licenses, written or oral, and all agreements for use or occupancy, or exploration, drilling, mining, extraction, storage, transportation, processing and handling of Minerals, affecting all or any portion of the Real Estate with respect to which the Borrower is the landlord or sublandlord (the “Existing Leases”), any and all extensions and renewals of said leases and agreements and any and all further leases or agreements, now existing or hereafter made including subleases thereunder, upon, covering or affecting all or any part of the Real Estate or the Improvements, together with any and all guaranties of the lessee’s, any sublessee’s, or contracting party’s performance thereunder (all such existing or future leases, subleases, agreements and tenancies heretofore mentioned, including but not limited to the Existing Leases, any use or occupancy arrangements created pursuant to Section 365(h) of Title 11 of the United States Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings or any assignment for the benefit of creditors in respect of any tenant or occupant of any portion of the Real Estate being hereinafter collectively referred to as the “Leases”) and all right, title and interest of Borrower in and to property of any tenant or other Person under any such lease or under any other arrangement entered into in connection with any such lease, and any and all cash, security deposits, advance rentals and deposits or payments of a similar nature under any such lease or other arrangement and together with all money payable thereunder or in connection therewith (including, without limitation, any and all cancellation or termination payments), subject, however, to the revocable license given to Borrower to collect and use the Receipts (as herein defined), income and other benefits arising under any such Lease as provided below;
               (ii) All permits, special permits, licenses, approvals, maps, surveys, title records, studies, reports, contracts and other rights, privileges and agreements affecting the operation of the Real Estate now owned or hereafter acquired by Borrower;
               (iii) All right, title and interest in and to all water and water rights, royalties, coal, oil, gas and other mineral royalties, profits, proceeds, fees, farm products revenue, hunting lease or other recreational lease revenue and other income of any kind or manner whatsoever arising from or related to operations on or any proceeds, profits or profits a prendre arising from the Real Estate, including income from nursery operations, seedling operations, Timber and pulpwood contracts, option agreements, coal, oil, gas or mineral leases, coal tipple leases, hunting, fishing and recreational leases and licenses, option agreements and land sales;
               (iv) The immediate and continuing right to collect and receive all of the Receipts, income, royalties, receipts, revenues, issues and profits now due or which may become due or to which the Borrower may now or shall hereafter (including during the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of any Timber contracts, leases, licenses, bills of sale or deeds, the Master Stumpage Agreement, the Fiber Supply Agreement, the Leases or from or out of the Real Estate, or any part thereof, including but not limited to any and all rights and claims of any kind that the Borrower may have

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against any such lessee under the Leases or against any subtenants, occupants or licenses of the Real Estate or the Improvements, or against the purchaser under any Timber deed, cutting agreement lease, mineral lease, contract or other agreement in any way relating to the Timber or Minerals, (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings or any assignment for the benefit of creditors in respect of any tenant or occupant of any portion of the Real Estate and all claims as a creditor in connection with any of the foregoing), all such moneys, rights and claims in this paragraph described being hereinafter referred to as the “Receipts;” provided, however, so long as no Event of Default has occurred and is continuing under this Security Instrument, the Borrower shall have the right under a license granted hereby (but limited as provided below) to collect, receive and retain the Receipts, but no Receipts shall be collected in advance of the due date thereof;
          (f) All accounts, accounts receivable, general intangibles, payment intangibles, trade names, trademarks, commercial tort claims, letter of credit rights and proceeds, supporting obligations of every kind and nature, documents, contract rights, construction contracts, commercial paper, notes, drafts, acceptances, instruments, chattel paper, bonuses, actions and rights in action arising from or relating to any such property now owned or hereafter acquired by Borrower which relate to the Real Estate or the proceeds thereof, but not Borrower’s obligations thereunder, and all funds and deposit accounts and other accounts into which any funds of the Borrower are now or hereafter deposited to be held by or on behalf of Lender (and each of such terms shall have the definition thereof set forth in the Code, as the same may be revised from time to time, it being the intention of the parties hereto that the description of collateral set forth herein be construed to include the broadest possible range of property and assets);
          (g) All building materials, supplies and other property owned by Borrower now or hereafter stored at or delivered to the Premises or the Improvements, and all fixtures, fittings, furnishings, apparatus, machinery, appliances, equipment, goods, inventory and all other articles of personal property of every nature whatsoever owned by Borrower now or hereafter located in or on, or attached to, and used or intended to be used in the connection with the Real Estate or any of the Improvements, or in connection with any operations conducted or intended to be conducted on the Real Estate or with respect to the Improvements, including without limitation with respect to Timber harvesting and management (collectively, the “Equipment”) (all of the Equipment, so far as permitted by Law, shall be deemed to be fixtures and part of the Real Estate and of the Improvements), and any and all title information, opinions, reports, abstracts of title, plans, specifications, drawings, books, records and similar items relating to the Real Estate, the Improvements or the Equipment, the operation thereof, any rights thereto or any interest therein;
          (h) All proceeds, products, extensions, additions, improvements, betterments, renewals, reversions, substitutions, replacements, accessions, accretions and relictions of and to all or any part of the Real Estate, Minerals, Timber, Improvements or Equipment and on the

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other property referenced in these Granting Clauses or encumbered by this Security Instrument, including, without limitation, all proceeds arising from the sale or other disposition thereof;
          (i) All right, title and interest of Borrower, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to (1) all streets, roads, railroad rights of way, riparian and littoral rights and public places (whether open or proposed) adjoining or otherwise providing access to the Real Estate, (2) the Real Estate lying in the bed of such streets, roads, railroad rights of way and public places, and (3) all other sidewalks, alleys, ways, passages, vaults, water courses, strips and gores of Real Estate adjoining or used or intended to be used in connection with all or any part of the Real Estate, Minerals, Timber, Improvements or Equipment or appurtenances thereto;
          (j) All easements, rights-of-way, gores of land, ways, riparian rights and rights of use or passage (whether public or private), estates, interests, benefits, powers, rights (including, without limitation, any and all lateral support, drainage, slope, sewer, water, air, mineral, oil, gas and subsurface rights), privileges, claims, franchises, licenses, profits, Receipts, royalties, tenements, hereditaments, reversions, remainders and appurtenances of every nature whatsoever, whether appurtenant or in gross, and owned by Borrower, in any way now or hereafter belonging, relating, appertaining to or useful in the operation of all or any part of Real Estate, Minerals, Timber, Improvements or Equipment, whether legal or equitable (“Easements”);
          (k) All right, title and interest of Borrower (but not its obligations except as otherwise expressly agreed in writing by Grantee), whether now owned or hereafter acquired, in and to: (1) each and every policy of insurance now or hereafter in effect which insures the Collateral, or any part thereof, (2) any and all judgments, settlements, claims, awards, insurance proceeds and other proceeds and compensation, and interest thereon, now or hereafter made or payable in connection with any casualty or other damage to all or any part of the Real Estate, Timber, Minerals, Improvements or Equipment or appurtenances thereto, or in connection with any condemnation proceedings affecting any such property or any taking under power of eminent domain (or any conveyance in lieu of or under threat of any such taking) of any such property or any rights thereto or any interest therein, including, without limitation, any and all compensation for change of grade of streets or any other injury to or decrease in the value of such property, (3) all inventory and any and all proceeds of any sales, assignments or other dispositions of any such property or any rights thereto or any interest therein (inventory shall mean and include, without limitation, all goods now owned or hereafter acquired and owned from time to time by Borrower which are held for sale or lease or are to be furnished under contracts of service and all goods, materials, raw materials, work in process, finished goods or materials used or consumed in the business of Borrower, which are products of or related to Timber or Minerals), (4) any and all proceeds of any other conversion (whether voluntary or involuntary) of any such property into cash or any liquidated claim, (5) any and all refunds or rebates of or with respect to any insurance premiums and real estate taxes, impositions or levies, and tax credits or benefits or deposits relating thereto, with respect to such property, and (6) all contractual and other indemnities, assurances, guaranties and similar agreements, and all rights, benefits and privileges of Borrower in and to any and all contracts relating to operation,

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maintenance, management or security of any such property), and (7) all investment property, relating to such property, whether now owned or hereafter acquired, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts;
          (l) All right, title and interest of Borrower (whether as seller, purchaser or otherwise), but not its obligations, in and to any and all agreements in the nature of options or for the sale or any other transfer of all or any part of the Collateral, together with any and all down payments, earnest money deposits and other sums paid or payable or deposited in connection therewith, and all rights which Borrower now has or may hereafter acquire to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys’ fees and disbursements) relating to the Real Estate or Collateral or any part thereof;
          (m) All rights, hereditaments and appurtenances pertaining to the foregoing; and all other interests of every kind and character that Borrower now has or at any time hereafter acquires in and to the Premises, Improvements, Equipment or the Timber described herein and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Borrower with respect to such property;
          (n) And including all property and rights of the type and nature set forth above hereafter acquired by Borrower, relating to the Real Estate and any and all further or greater estate, right, title, interest, claim and demand of Borrower, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to any of the property described in the foregoing paragraphs or any rights or interests appurtenant thereto; including, without limitation, all additional title, estate, interest, and other rights that may hereafter be acquired by Borrower in the property demised under the Timber Lease creating the Leasehold Estate;
          (o) All other Collateral defined in the Credit Agreement or in any other Loan Document now or hereafter signed by Borrower in favor of Grantee or Lender; and
          (p) Any and all proceeds of any or all of the foregoing.
     SUBJECT, HOWEVER, to the matters described on Exhibit C attached hereto and incorporated herein by reference (the “Permitted Encumbrances”).
     FURTHER, all of the property described in the foregoing Granting Clauses is herein sometimes collectively referred to as the “Collateral.” That portion of the Collateral which constitutes real property or fixtures is referred to as the “Real Property Collateral” and all other Collateral is referred to as the “UCC Collateral” or the “Code Collateral,” and Borrower does hereby grant and convey a security interest in and pledge of the Code Collateral to Grantee as security for the Obligations, as that term is hereinafter defined.

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     TO HAVE AND TO HOLD the Real Property Collateral, together with the rights, privileges and appurtenances thereto belonging, unto Grantee and its successors and assigns, forever, and Borrower hereby binds itself and its heirs, executors, administrators, personal representatives, successors and assigns to warrant and forever defend the Real Property Collateral unto Grantee and its successors and assigns, against the claim or claims of all Persons claiming or to claim the same or any part thereof, and the Code Collateral, together with the rights, privileges and appurtenances thereto belonging, unto the Grantee and its successors and assigns, forever, and Borrower hereby binds itself and its heirs, executors, administrators, personal representatives, successors and assigns to warrant and forever defend the Code Collateral unto the Grantee, it successors and assigns, against the claim or claims of all Persons claiming or to claim the same or any part thereof.
     This Security Instrument is intended to operate and is to be construed as a deed passing title to the Real Estate (and is made under those provisions of O.C.G.A. §§ 44-14-60 through 44-14-85 and other relevant provisions of Law) and not as a mortgage, and is given to secure the obligations of Borrower pursuant to the Credit Agreement and the other Loan Documents.
1. Credit Agreement; Note.
     This Security Instrument is being executed pursuant to the terms of the Credit Agreement. Pursuant to the Credit Agreement, the Borrowers are or hereafter shall be justly indebted, jointly and severally, to the Lenders with respect to the Loans in the original principal amount of Two Hundred Twelve Million and 00/100 US Dollars (US $212,000,000.00), as may be evidenced by certain Notes from one or more of the Borrowers to one or more of the Lenders, bearing interest as set forth therein and in the Credit Agreement, and all successive extensions and renewals of the indebtedness represented thereby.
     1.1 Obligations. Accordingly, this Security Instrument is made for the following uses and purposes, and is given to secure and shall secure the prompt payment of the following, which Borrower agrees to pay and perform (hereinafter sometimes referred to collectively as the “Obligations” or “Secured Obligations”):
          1.1.1 Payment and performance of all of Borrower’s obligations pursuant to the Notes and the Credit Agreement, including without limitation, payment of the aggregate principal obligations evidenced by the Notes, together with interest thereon at the rate or rates specified in the Notes or the Credit Agreement, including without limitation interest at the rates set forth in Section 3.2.2 of the Credit Agreement, as applicable, in accordance with the terms of the Notes and the Credit Agreement, and all premiums payable thereon and all other obligations evidenced by the Notes and the Credit Agreement, all of which obligations are payable in lawful money of the United States of America;
          1.1.2 Any and all sums now or hereafter becoming due and payable by the Borrower to the Grantee under the terms of this Security Instrument, including but not limited to advancements made by the Grantee pursuant to the terms and conditions of this Security Instrument with interest as herein provided and any debt or obligation arising as a result of the breach of any warranty or representation set forth in this Security Instrument;

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          1.1.3 Payment and performance and discharge of each and every obligation, promise and agreement of Borrower contained in this Security Instrument, the Notes, the Credit Agreement and the other Loan Documents, and in any and all assignments of Receipts and leases, security agreements, collateral assignments, cash collateral agreements, supplemental agreements and any and all other Loan Documents which apply to all of the Loans under the Credit Agreement, and payment and performance of all other “Obligations” as defined in the Credit Agreement; and
          1.1.4 All renewals, extensions and refinancings of any or all of the obligations of the Borrower described in the foregoing subsections, whether or not any renewal or extension agreement is executed in connection therewith.
     1.2 Future Advances and Other Debts. It is expressly understood that this Security Instrument is intended to and does secure, not only the Obligations herein specifically mentioned, but also future advances and any and all other Obligations and other obligations and liabilities, direct or contingent, of said Borrower to said Lender, whether now existing or hereafter arising, and any and all extensions, renewals and modifications of same, or any part thereof, at any time before actual cancellation of this instrument on the land records of the county where the Collateral is located, and whether the same be evidenced by note, open account, assignment, endorsement, guaranty, pledge or otherwise (all of which future advances and other Obligations shall be deemed to be included in the definition of “Obligations” and “Secured Obligations” hereunder).
2. BORROWER’S REPRESENTATIONS, COVENANTS AND WARRANTIES
     In order to induce the Lenders to extend credit to the Borrower, the Borrower represents, covenants and warrants to the Grantee that:
     2.1 Valid Title, etc. The Borrower has good and marketable fee simple title in and to the Fee Premises, along with any other property set forth on Exhibit A. The Borrower owns leasehold title to the Leasehold Premises, along with any other property set forth on Exhibit A-1, pursuant to the Leasehold Estate described on Exhibit B. The Borrower owns good and marketable title to personal property in which a security interest is granted under the Loan Documents; Borrower further has a good right to sell and Grantee, grant a security interest in, and assign, the Collateral; the Collateral is free and clear of any Liens other than Permitted Encumbrances; and the Borrower will forever warrant and defend the title to the Collateral unto the Grantee against the claims of all Persons whomsoever, except those claiming under Permitted Encumbrances.
     With respect to the Timber Lease, Borrower represents and warrants, to the best of its knowledge after diligent inquiry, that (i) the Timber Lease is in full force and effect and has not been modified or amended in any manner whatsoever except as may be set forth on Exhibit B, (ii) there are no defaults under the Timber Lease and no event has occurred which, but for the passage of time, or notice, or both, would constitute a default under the Timber Lease, (iii) all Receipts, additional Receipts and other sums due and payable under the Timber Lease have been paid in full, (iv) neither Borrower nor the landlord under the Timber Lease has commenced any

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action or given or received any notice for the purpose of terminating the Timber Lease which has not been cured.
     2.2 Maintenance of Priority. This Security Instrument constitutes a valid and subsisting first priority security instrument and conveys security title to the Collateral, subject to the Permitted Encumbrances, and Borrower shall take all steps necessary to preserve and protect the validity and priority of such security title to, security interests in, and assignments of, the Collateral created hereby. The Borrower shall execute, acknowledge and deliver such additional instruments as the Grantee may deem necessary in order to preserve, protect, continue, extend or maintain the security title, security interests and assignments created hereby as first security title to, security interests in, and assignments of, the Collateral, except as otherwise permitted under the terms of this Security Instrument. If any Lien not otherwise permitted under the terms of this Security Instrument is asserted against the Collateral, Borrower will promptly, at its own cost and expense, (a) pay the underlying claim in full or take such other action so as to cause same to be released, and (b) within fifteen (15) days from the date such Lien interest is so asserted, give Grantee notice of such Lien. Such notice shall specify who is asserting such Lien and shall detail the origin and nature of the underlying claim giving rise to such asserted Lien. Without limiting the generality of the foregoing, Borrower will pay in full all sums owing or claimed for labor, materials, supplies, personal property (whether or not forming a fixture hereunder), and services of every kind and character used, furnished or installed in or on the Collateral, provided, however, that Borrower shall have the right to contest in good faith the amount or validity of any such Liens by appropriate legal proceedings and in accordance with all applicable Law, after notice to, but without cost or expense to, Grantee, provided that (i) no Event of Default has occurred and is continuing, (ii) Borrower pays such Liens when due and payable, unless Borrower delivers evidence satisfactory to Grantee that, as a result of Borrower’s contest, Borrower’s obligation to pay such Liens has been deferred by the posting of a bond as required by applicable Law and rules, (iii) such contest shall be promptly and diligently prosecuted by and at the expense of Borrower, (iv) such contest shall be discontinued and the Lien paid in full if any proceedings to foreclose such Lien are initiated or if the priority or security interest created by this Security Instrument shall be in imminent danger of being impaired, and (v) in any case where Borrower has not posted bond under clause (ii) above, Borrower shall have set aside adequate reserves (in Grantee’s judgment) for the payment of such Liens, together with all interest and penalties thereon. All costs and expenses incurred in connection with the protection, preservation, maintaining of the Liens hereby created, including without limitation costs, fees and expenses incurred in correcting, reforming or altering this Security Instrument, shall be paid by the Borrower.
     2.3 Operation for Permitted Use. Borrower will operate the Collateral only for the growing, harvesting, management and cultivation of trees and Timber and related activities or as otherwise permitted in the Credit Agreement and will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Collateral in any manner which violates any provisions governing the use, operation, occupancy or maintenance of the Collateral set forth in this Security Instrument, the Credit Agreement or any of the other Loan Documents.
     2.4 Maintenance of Rights of Way, Easements and Licenses. Borrower will maintain, preserve and renew (to the extent Borrower has the right to renew on commercially

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reasonable terms) all rights of way, easements, grants, privileges, licenses and franchises reasonably necessary for the use of the Collateral from time to time. Borrower will not, without the prior consent of Grantee, which consent will not be unreasonably withheld, initiate, join in or consent to any private restrictive covenant or other public or private restriction as to the use of the Collateral, or any condominium declaration, plat or other document having the effect of subjecting the Collateral to the condominium or cooperative form of ownership. Borrower shall, however, comply with all easements and restrictive covenants which may at any time affect the Collateral, zoning ordinances and other public or private restrictions relating to the use of the Collateral.
3. COVENANTS AND AGREEMENTS OF BORROWER
     The Borrower covenants and agrees that, until the Obligations are paid in full in cash and this Security Instrument is satisfied in writing by the Grantee:
     3.1 Payment of Taxes and Other Assessments. The Borrower will fulfill all of its obligations in connection with the payment of taxes and other assessments as more fully set forth in the Credit Agreement.
     3.2 Insurance. The Borrower shall keep or cause to be kept insurance with respect to the Collateral in accordance with the Credit Agreement.
     3.3 Title Insurance. Concurrently with the recordation of this Security Instrument, the Borrower, at its expense, has obtained and delivered to the Grantee a loan policy or policies of title insurance in an amount satisfactory to the Grantee naming the Grantee as the insured, insuring the Grantee’s security title to the Premises pursuant to this Security Instrument, with endorsements specified in clause (c) of Section 5.1.18 of the Credit Agreement and as otherwise reasonably requested by Grantee. The Borrower has duly paid in full all premiums and other charges due in connection with the issuance of such policy or policies of title insurance. All proceeds received by and payable to the Grantee for any loss under the loan policy or policies of title insurance delivered to the Grantee pursuant to this Section 3.2, or under any policy or policies of title insurance delivered to the Grantee in substitution therefor or replacement thereof, shall be the property of the Grantee and shall, except as expressly provided to the contrary in the Credit Agreement, be applied by the Grantee in accordance with this Security Instrument.
     3.4 Compliance with Law. The Borrower shall comply in all material respects with all applicable Laws, ordinances, regulations, covenants, conditions and restrictions affecting the Collateral, and shall obtain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of the Collateral or the conduct of its business, and Borrower shall not suffer nor permit any act to be done in or upon the Collateral in violation thereof.
     3.5 Waste, Demolition, Alteration or Replacement and Preservation and Use of Collateral. The Borrower shall cause the Collateral and every part thereof to be maintained, preserved and kept in safe and good repair, working order and condition (consistent with good general forestry practices), normal wear and tear excepted (subject to damage by casualties) shall

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not commit or permit waste thereon, without the express prior written consent of the Grantee and shall from time to time make all necessary and proper repairs, renewals, additions and restorations thereto (consistent with good general forestry practices) so that the value and efficient use thereof shall be preserved and maintained. Upon any material failure to maintain the Collateral in accordance with the provisions of the Credit Agreement and this Security Instrument, and after notice to Borrower of such failure, which is not cured by Borrower within thirty (30) days of receipt of such notice, Grantee, at its option, may cause reasonable repair and maintenance work to be performed at the cost of Borrower.
     3.6 Protection of Security. Grantee may appear in and defend any action or proceeding purporting to affect the security hereof and may bring any action or proceeding, in its own name or in the name of and on behalf of Borrower, which Grantee shall decide should be brought to protect its interests in the Real Estate, including, without limitation, any material title defect or claim, and Borrower shall pay all reasonable costs and expenses, including reasonable costs of evidence of title and attorneys’ fees incurred by Grantee in connection with any such actions or proceedings.
     3.7 Timber Management and Harvest Provisions. Borrower shall comply with all of the covenants and restrictions regarding the management and harvesting of Timber and the management, extraction, processing and handling of coal, oil, gas or other minerals located on the Real Property Collateral in accordance with the terms and conditions of the Credit Agreement. If no Event of Default has occurred and is continuing, Borrower may cut, or allow others to cut, Timber from the Real Estate on the conditions set forth in the Credit Agreement.
     3.8 Assignment of Receipts and Profits.
          3.8.1 Borrower does hereby absolutely and unconditionally assign to Grantee all of its right, title and interest in all Leases and Receipts and all proceeds from the sale, cancellation, surrender or other disposition of the Leases, it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Grantee shall not be construed to bind Grantee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise to impose any obligation upon Grantee. Borrower agrees to execute and deliver to Grantee such additional instruments in form and substance satisfactory to Grantee, as may hereafter be reasonably requested by Grantee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section, Grantee grants to Borrower a revocable license to collect the Receipts. Upon the occurrence of an Event of Default, the license granted to Borrower herein shall be automatically revoked and Grantee shall immediately be entitled to receive all Receipts, whether or not Grantee enters upon or takes control of the Collateral. Grantee is hereby granted and assigned by Borrower the right, at its option, upon the revocation of the license granted herein to enter upon the Collateral in person, by agent or by court-appointed receiver to collect the Receipts. Any Receipts collected after the revocation of the license herein granted may be applied toward payment of the Obligations in such priority and proportion as Grantee, acting reasonably, shall deem proper. Delivery of written notice of Grantee’s exercise of the rights granted herein to any tenant under a Lease shall be sufficient to require said tenant to pay said rent to Grantee until further notice, and upon such payment any

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such tenant shall be relieved of all duty, liability or obligation to Borrower in respect of all payments so made. It is further the intent of Borrower and Grantee that the Receipts hereby absolutely assigned are no longer, during the term of this Security Instrument, property of Borrower or property of any estate of Borrower as defined in Section 541 of the Bankruptcy Code and shall not constitute collateral, cash or otherwise, of Borrower. The term “Receipts” as used herein shall mean the gross Receipts without deduction or offsets of any kind.
          3.8.2 It is the intention of Grantee and Borrower that the assignment effectuated by this Security Instrument with respect to the Receipts shall be a direct and currently effective assignment and shall not constitute merely the granting of a Lien for the purpose of securing the Obligations. In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Grantee’s interest in the Receipts constitutes a Lien on the Receipts, it is agreed and understood that such Lien shall be deemed to be perfected upon the filing of this Security Instrument and that the forwarding of a notice to Borrower and/or the other parties to such Leases after the occurrence of an Event of Default, advising Borrower of the revocation of Borrower’s license to collect such Receipts, shall be sufficient action by Grantee to (a) enforce the perfected Lien on the Receipts, (b) take possession thereof and (c) entitle Grantee to immediate and direct payment of the Receipts, for application as provided in this Security Instrument, all without the necessity of any further action by Grantee, including, without limitation, any action to obtain possession of the Collateral or any portion thereof.
          3.8.3 All Leases executed after the date of this Security Instrument, except as provided in the Credit Agreement, shall provide that they are subordinate to this Security Instrument and that the lessee agrees to attorn to Grantee; provided, however, that nothing herein shall affect Grantee’s right to designate from time to time any one or more Leases as being superior to this Security Instrument and Borrower shall execute and deliver to Grantee and shall cause to be executed and delivered to Grantee from each tenant under such Lease any instrument or agreement as Grantee may deem necessary to make such Lease superior to this Security Instrument.
          3.8.4 Borrower shall not, without the prior written consent of Grantee, enter into any Lease for all or any portion of the Real Estate, other than leases or licenses permitted under the Credit Agreement.
          3.8.5 With respect to any Lease (other than as provided in the Credit Agreement), (a) Borrower shall not, without the prior written consent of Grantee, which consent shall not be unreasonably withheld, (i) alter, amend, change or waive the terms of any such Lease or cancel, terminate, abridge, release a party thereto or otherwise modify the terms of any such Lease, whether by written document, course of dealing or otherwise, (ii) consent to any assignment of or subletting under any such Lease, (iii) cancel, terminate, abridge or otherwise modify any guaranty of any such Agreement or the terms thereof, or (iv) collect or accept prepayments of installments of Receipts in advance of the due date thereof, and (b) Borrower shall enforce (not including termination) at its cost and expense the obligations of the other parties under the Leases and the obligations of any Guarantor under any Guarantee, to the full extent thereof. Borrower hereby represents, warrants and covenants to Grantee that (aa) true, correct and complete copies of the Leases have been delivered to Grantee, including all

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amendments, modifications, exhibits or addenda thereto; (bb) the Leases were or shall be duly executed and delivered by the parties thereto and are legal, valid, binding and enforceable in accordance with their respective terms, except to the extent limited by applicable bankruptcy, insolvency, liquidation, conservatorship, receivership or other debtor relief Laws affecting the enforcement of creditor rights generally; (cc) Borrower has or shall have good title to and the right to assign the Leases to Grantee and no other Person or entity has any right, title or interest in any of the Leases, except for those Persons or entities who are stated therein to be parties thereto; (dd) to the best of Borrower’s knowledge after diligent inquiry, the Leases are in full force and effect, and no default exists under any of the Leases and no fact or circumstance exists under any of the Leases which, with the lapse of time or giving of notice or both, would constitute a default by any party thereunder, and (ee) Borrower has not previously assigned, pledged or hypothecated, whether absolutely, conditionally, collaterally or otherwise or by operation of Law, or otherwise transferred its interests under any of the Leases or to the Receipts and shall not make, consent to, suffer or permit any such assignment, pledge, hypothecation or transfer without the prior written consent of Grantee.
          3.8.6 With respect to each Lease (other than as provided in the Credit. Agreement) Borrower shall (i) observe and perform each and every material provision thereof on the lessor’s part to be fulfilled or performed under each Lease and not do or permit to be done anything to impair the value of the Lease as security for the Loan, including surrender or voluntary termination of any Agreement, (ii) promptly send to Grantee copies of all notices of default which Borrower shall send or receive thereunder, (iii) execute and deliver, at the request of Grantee, all such further assurances, confirmations and assignments in connection with the Collateral as Grantee shall, from time to time, reasonably require, and (iv) upon request, furnish Grantee with executed copies of all Leases entered into after the date hereof, and (v) not perform any act or execute any other instrument that might prevent Grantee from enjoying and exercising any of its rights and privileges evidenced hereby. Borrower shall from time to time upon request of Grantee, deliver to Grantee a list of all Leases, with terms, rent, payments, information on all parties and other information required by Grantee which shall be certified as true and correct by Borrower.
          3.8.7 GRANTEE SHALL NOT BE OBLIGATED TO PERFORM OR DISCHARGE, NOR DOES IT HEREBY UNDERTAKE TO PERFORM OR DISCHARGE, ANY OBLIGATION, DUTY OR LIABILITY UNDER THE LEASES OR CONTRACTS BY REASON OF THIS SECURITY INSTRUMENT. BORROWER SHALL AND DOES HEREBY AGREE TO INDEMNIFY GRANTEE FOR AND TO HOLD GRANTEE HARMLESS FROM ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH IT MAY OR MIGHT INCUR UNDER ANY OF THE LEASES OR CONTRACTS BY REASON OF THIS SECURITY INSTRUMENT AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST IT BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY OF THE LEASES OR CONTRACTS, EXCEPTING ANY SUCH OBLIGATIONS OR UNDERTAKINGS EXPRESSLY ASSUMED BY GRANTEE FROM AND AFTER IT ACQUIRES TITLE TO THE COLLATERAL BY FORECLOSURE OR OTHERWISE.

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SHOULD GRANTEE INCUR ANY SUCH LIABILITY, LOSS OR DAMAGE BY REASON OF THIS SECURITY INSTRUMENT OR IN THE DEFENSE OF ANY SUCH CLAIMS OR DEMANDS, THE AMOUNT THEREOF, INCLUDING ALL COSTS, EXPENSES AND ATTORNEYS’ FEES, SHALL BE SECURED HEREBY, AND BORROWER SHALL REIMBURSE GRANTEE THEREFOR IMMEDIATELY UPON DEMAND, PROVIDED, HOWEVER, THIS INDEMNITY SHALL NOT APPLY TO LIABILITY, LOSS OR DAMAGE INCURRED BY GRANTEE DUE SOLELY TO ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN TAKING ANY ACTIONS TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THIS SECTION 3.
          3.8.8 Grantee’s acceptance of this assignment shall not, prior to entry upon and taking possession of the Collateral by Grantee, be deemed to constitute Grantee a “mortgagee in possession,” nor obligate Grantee to appear in or defend any proceeding relating to any of the Leases or to the Collateral, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Lease, or assume any obligation for any deposits delivered to Borrower by any lessee and not delivered to Grantee. Grantee shall not be liable for any injury or damage to person or property in or about the Collateral. This Section 3 shall not place responsibility upon Grantee for control, care, management or payment of taxes with respect to any property which is the subject of the Leases or make Grantee responsible or liable for any negligence in the management, operation, or control of said property resulting in any loss or damage.
          3.8.9 Borrower hereby irrevocably authorizes and directs the parties under the Leases to pay all Receipts to Grantee upon written demand by Grantee, without further consent of Borrower and regardless of whether Grantee has taken possession of any other portion of the Collateral, and said parties may rely upon any written statement delivered by Grantee to them. Any such party is hereby authorized by Borrower to rely upon and comply with any notice or demand by the Grantee for the payment to the Grantee of any amounts that may be or become due under the Lease to which it is a party, or for the performance of any obligations under such Lease. Borrower agrees that any party following such instructions from Grantee shall not be liable to Borrower or any Person claiming under Borrower, for making any payment or rendering any performance to Grantee. No party shall have any obligation or right to inquire whether any default has actually occurred or is then existing. BY ITS EXECUTION OF THIS SECURITY INSTRUMENT, BORROWER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS ANY PARTY FROM ANY LOSS, DAMAGE OR CLAIM ARISING FROM SUCH PARTY MAKING ANY PAYMENT OR TAKING ANY ACTION IN RELIANCE UPON THE TERMS HEREOF. Grantee agrees that it shall not exercise its rights under this Section 3.8.9 except after occurrence of an Event of Default.
          3.8.10 Borrower shall keep Grantee reasonably informed as to the status of the Leases and the compliance by the parties thereto with their respective obligations thereunder. Borrower shall give Grantee copies of any notices or communications of a material substantive nature to or from any other party to the Leases, including, without limitation, any such notices or communications claiming any default, breach or violation by any party thereto.
     3.9 Transfer or Further Encumbrance of the Collateral.

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          3.9.1 Borrower shall not, without the prior written consent of Grantee, or except in accordance with the Credit Agreement and except pursuant to any Permitted Encumbrances, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Collateral or any part thereof, or permit or suffer the Collateral or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred. A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Collateral within the meaning of this Section and as set forth in the Credit Agreement shall be deemed to include (i) an installment sales agreement wherein Borrower agrees to sell the Collateral or any part thereof for a price to be paid in installments, (ii) an agreement by Borrower leasing all or a substantial part of the Collateral or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Receipts, or (iii) the voluntary or involuntary sale, conveyance, encumbrance, pledge, hypothecation, dilution or transfer of any direct or indirect ownership or beneficial interest in Borrower, or a change in control of Borrower, which is not permitted under the Credit Agreement.
          3.9.2 Any purchaser, transferee or future ground lessee of a substantial portion of the Collateral pledged and assigned herein shall be deemed to have assumed and agreed to pay the Secured Obligations and to have assumed and agreed to be bound by and to keep, observe, perform and comply with all covenants, agreements, conditions and provisions of this Security Instrument (including, without limitation, the terms of this Section) unless Grantee specifically agrees in writing to the contrary. Without limiting the generality of the foregoing, each such purchaser, transferee, lessee, pledgee and assignee shall be deemed to have made and agreed to each waiver, consent, authorization, direction and appointment made by or agreed to by Borrower under this Security Instrument. Borrower agrees that, in the event ownership of all or any part of the Collateral becomes vested in a Person other than Borrower, Grantee may, without notice to Borrower, deal in any way with such successor or successors in interest with reference to this Security Instrument, the other Loan Documents and the Obligations, without in any way vitiating or discharging Borrower’s liability with respect thereto. Any such purchaser, transferee, lessee, pledgee or assignee shall confirm the above in writing at the request of Grantee and shall furnish any other performance or documentation required by Grantee. No sale, conveyance, transfer, pledge, encumbrance, assignment or lease referred to in the immediately preceding Section, and no forbearance, extension or assumption by or to any Person with respect to the Obligations or any of the Loan Documents, shall operate to release, discharge, modify, change or affect the liability of Borrower, either in whole or in part, unless Grantee specifically agrees in writing to the contrary.
     3.10 Inspection. Borrower agrees that Grantee and/or its agents and independent contractors, shall have the right to enter the Real Estate at reasonable times and intervals, to inspect and test the Real Estate, for the purpose of determining whether Borrower is in compliance with the provisions of this Security Instrument and the other Loan Documents.
     3.11 Security Agreement and Financing Statement.
          3.11.1 This Security Instrument is a real property Security Instrument and a “security agreement” and a “financing statement” within the meaning of the applicable Uniform Commercial Code (the “Code”). The Collateral includes both real and personal property,

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including timber to be cut, as-extracted collateral and goods, including goods which are or are to become fixtures, and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Collateral. Borrower, by executing and delivering this Security Instrument, grants to Grantee, as security for the Obligations, a security interest in and Lien upon the Code Collateral and in all other Collateral to the full extent that the Code Collateral and such other Collateral may be subject to the Code. Grantee, by accepting this Security Instrument, agrees to and enters into this Security Agreement. Borrower authorizes Grantee to prepare and file such financing statements and further assurances as Grantee may, from time to time, deem necessary in order to create, perfect, and preserve the Liens granted in this Section. This Security Instrument shall also constitute a financing statement covering goods and inventory, including goods that are to become fixtures and a financing statement covering timber to be cut and as-extracted collateral, for the purposes of the Code. Information concerning the security interest(s) herein granted in the Code Collateral may be obtained from Grantee upon request at the address given herein.
          3.11.2 Borrower has made certain representations and covenants, including but not limited to the following information and covenants, to Grantee in the Credit Agreement regarding information necessary to assure compliance with the Code and Borrower represents and warrants to the Grantee that all such information pertaining to the Borrower is accurate and complete in all respects.
          3.11.3 Because this Security Instrument also constitutes a UCC financing statement, the following information is included herein, and Borrower represents and warrants the truth and accuracy thereof:
(a)	The name of the Debtor is Timberlands II, LLC.

(b)	The mailing address of Debtor is c/o Wells REIT, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365.

(c)	The type of organization of Debtor is limited liability company.

(d)	The jurisdiction of organization of Debtor is Delaware.

(e)	The organizational identification number, if any, of Debtor is 4335699.

(f)	The name of Secured Party is CoBank, ACB, as Administrative Agent.

(g)	The mailing address of Secured Party is 5550 South Quebec Street, Greenwood Village, Colorado 80111.

(h)	This financing statement covers the following collateral: all property and assets of Debtor, including but not limited to fixtures and timber to be cut, more particularly described herein, which relate to the real property more particularly described on Exhibit A and Exhibit A-1 attached hereto and made a part hereof.

(i)	This financing statement is to be recorded in the real estate records.

(j)	This financing statement covers timber to be cut and as-extracted collateral. The real estate is more particularly described on Exhibit A and Exhibit A-1 attached hereto and made a part hereof.

(k)	The address of Borrower’s chief executive office and principal place of business is c/o Wells REIT, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365, and the location of Borrower under the Code is Delaware.

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(l)	With the exception of inventory in transit, all tangible (corporeal) assets comprising the Code Collateral are situated on the Real Estate.

(m)	The owners of the Leasehold Premises are as described on Exhibit A-1.
          3.11.4 The following covenants are made in connection with the UCC Collateral:
               (a) Borrower shall prevent any Code Collateral from being or becoming an accession to any property not subject to security interests created by this Security Instrument.
               (b) From time to time hereafter at the request of Grantee, Borrower shall deliver to Grantee up to date schedules of any items of Code Collateral.
               (c) Borrower shall not change its name, its mailing address, its state of organization, its form of organization, its state-issued organizational identification number or the location of its chief executive office without giving at least thirty (30) days prior written notice to Grantee.
               (d) If the Borrower shall at any time hold or acquire a commercial tort claim with respect to the Collateral, the Borrower shall immediately notify the Grantee in a writing signed by the Borrower of the brief details thereof and grant to the Grantee in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Grantee.
          3.11.5 Without limiting the other remedies set forth herein, on the happening of any Event of Default or at any time thereafter, the Grantee shall have and may exercise with respect to the personal property and other non-real estate collateral included in the UCC Collateral all rights, remedies and powers of a secured party under the Code with reference to the UCC Collateral or any other items in which a security interest has been granted herein, including without limitation the right and power to sell at public or private sale or sales or otherwise dispose of, lease or utilize the UCC Collateral and any part or parts thereof in any manner to the fullest extent authorized or permitted under the Code after default hereunder, without regard to preservation of the UCC Collateral or its value and without the necessity of a court order. The Grantee shall have, among other rights, the right to take possession of the UCC Collateral and to enter upon any premises where the same may be situated for the purpose of repossessing the same without being guilty of trespass and without liability for damages occasioned thereby and to take any action deemed appropriate or desirable by the Grantee, at its option and its sole discretion, to repair, restore or otherwise prepare the UCC Collateral for sale, lease or other use or disposition. At the Grantee’s request, the Borrower, at Borrower’s expense, shall assemble the UCC Collateral and make the UCC Collateral available to the Grantee at any place designated by the Grantee. To the extent permitted by Law, the Borrower expressly waives any notice of sale or any other disposition of the Collateral and any rights or remedies of the Grantee with respect to, and the formalities prescribed by Law relative to, the sale or disposition of the Collateral or to the exercise of any other right or remedy of the Grantee existing after default. To the extent that such notice is required and cannot be waived, the Borrower agrees that if such notice is given to the Borrower in accordance with the provisions of Section 5.8 below, at least ten (10) days before the time of the sale or other disposition, such notice shall be deemed reasonable and shall

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fully satisfy any requirement for giving said notice. Borrower shall pay to Grantee on demand any and all reasonable expenses, including reasonable legal expenses and attorneys’ fees and disbursements, incurred or paid by Grantee in protecting its interest in the Code Collateral and in enforcing its rights hereunder with respect to the Code Collateral. Any notice of sale, disposition or other intended action by Grantee with respect to the Code Collateral sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such sale, disposition or action shall constitute reasonable notice to Borrower. The proceeds of any disposition of the Code Collateral, or any part thereof, may be applied by Grantee to the payment of the Obligations in such priority and proportions as Grantee in its discretion shall deem proper.
          3.11.6 The Borrower hereby irrevocably authorizes the Grantee at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as being assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the state where this Security Instrument is recorded for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower and, (ii) that is as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates and, if Mortgagor does not have an interest of record in the real property, the name of the record owner. The Borrower agrees to furnish any such information to the Grantee promptly upon request. The Borrower also ratifies its authorization for the Grantee to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Borrower shall promptly execute, file and record, at its sole cost and expense, such Code forms as are necessary to maintain the validity and priority of the Lien on the Code Collateral. In addition, Borrower shall promptly execute, file and record such additional Code forms or continuation statements and further assurances as Grantee shall deem necessary to insure the attachment, perfection and first priority of, and the ability of the Grantee to enforce, the Grantee’s security interest in any and all of the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. Borrower hereby grants to Grantee an irrevocable power of attorney, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Grantee, as secured party, in connection with the Code Collateral covered by this Security Instrument.
          3.11.7 For avoidance of doubt it is expressly understood and agreed that any terms not defined herein or in the Credit Agreement shall refer to any definitions thereof in the Code, as the same may be revised from time to time, it being the intention of the parties hereto that the description of Collateral set forth herein be construed to include the broadest possible range of property and assets.
          3.11.8 This Section 3.11 shall be governed by the Laws of the State of New York, except that the Laws of the State of Georgia shall govern perfection, the effect of perfection or nonperfection, and the priority of a security interest in such Collateral.

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     3.12 Personal Property.  Except as permitted by the Credit Agreement and the other Loan Documents, that portion of the Collateral consisting of personal property and equipment, shall be owned by Borrower and shall not be the subject matter of any lease or other transaction whereby the ownership or any beneficial interest in any of such property is held by any Person or entity other than Borrower nor shall Borrower create or suffer to be created any security interest, other than a Permitted Encumbrance, covering any such property as it may from time to time be replaced, other than the security interest created herein.
     3.13 Subrogation.  To the extent permitted by Law and the provisions of the Credit Agreement, Grantee shall be subrogated, notwithstanding their release of record, to any mechanic’s or vendor’s Lien or Liens of any kind heretofore or hereafter existing on the Real Estate to the extent that the same are paid or discharged by Grantee, whether or not from the proceeds of the Notes; provided, however, this Section shall not be deemed or construed to obligate Grantee to pay or discharge the same.
     3.14 Condemnation.  Immediately upon Borrower’s obtaining knowledge of the institution of any proceeding for the condemnation of, or for the exercise of the right of eminent domain with respect to, the Collateral, or any part thereof, Borrower shall notify Grantee of such fact. Borrower shall then, if requested by Grantee, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Grantee for disposition pursuant to the terms of this Security Instrument. Borrower may be the nominal party in such proceeding, but Grantee shall be entitled to participate in and to control same and to be represented therein by counsel of its own choice, and Borrower will deliver, or cause to be delivered, to Grantee such instruments as may be requested by Grantee from time to time to permit such participation. If the Collateral is taken or diminished in value, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Borrower by virtue of its interest in the Collateral shall be, and by these presents is, assigned, transferred and set over unto Grantee to be held by it, subject to the security title and security interest of this Security Instrument, and may, at the Grantee’s election, but subject to the provisions of the Credit Agreement be used in any one or more of the following ways: (a) apply the same in the manner set forth in the Notes and the Credit Agreement; (b) use the same or any part thereof to perform or discharge any of the Obligations; (c) use the same or any part thereof to restore, repair or replace the Collateral to a condition satisfactory to the Grantee (with the disbursement of such funds being made in accordance with the procedures approved by Grantee); or (d) release the same to Borrower. Grantee is empowered to collect and receive the proceeds of any condemnation or eminent domain award or settlement; Borrower hereby irrevocably appoints Grantee as Borrower’s attorney-in-fact (coupled with an interest) to collect and receive such proceeds. Grantee shall not be obligated to collect, and shall not be liable for failure to collect, any such proceeds.
     3.15 Intentionally Deleted.
     3.16 HOLD HARMLESS.  BORROWER WILL DEFEND, AT ITS OWN COST AND EXPENSE, AND HOLD GRANTEE AND THE LENDERS HARMLESS FROM, ANY ACTION, PROCEEDING OR CLAIM AFFECTING GRANTEE OR THE LENDERS, THE

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COLLATERAL OR THE LOAN DOCUMENTS, OR RESULTING FROM OR ARISING OUT OF THE FAILURE OF BORROWER TO PERFORM OR DISCHARGE THE OBLIGATIONS OR OTHERWISE TO COMPLY WITH THE PROVISIONS OF THE LOAN DOCUMENTS, INCLUDING ANY ACTIONS TAKEN BY GRANTEE UNDER SECTION 4.3 BELOW NOTWITHSTANDING THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OF GRANTEE, AND ALL COSTS AND EXPENSES INCURRED BY GRANTEE IN PROTECTING ITS INTERESTS HEREUNDER (INCLUDING ALL COURT COSTS AND ATTORNEYS’ FEES) SHALL BE BORNE BY BORROWER, PROVIDED THAT BORROWER SHALL HAVE NO OBLIGATION TO DEFEND OR INDEMNIFY GRANTEE OR THE LENDERS WITH RESPECT TO THE CONSEQUENCES OF GRANTEE’S OR THE LENDERS’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
4. DEFAULT AND REMEDIES.
     4.1 Events of Default.  The term “Event of Default,” as used in this Security Instrument, shall mean the occurrence or happening, at any time and from time to time, of an “Event of Default” under the Credit Agreement.
     4.2 Rights and Remedies of the Grantee Upon Default. Rights and Remedies of the Grantee Upon Default.  If an Event of Default shall occur, Grantee may exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute):
Grantee may declare the Obligations, or any part thereof, immediately due and payable, without notice, whereupon the same shall become immediately due and payable, provided, however, that all Obligations shall be automatically due and payable upon an Event of Default described in Section 8.1 of the Credit Agreement and Borrower hereby waives notice of intent to accelerate and notice of acceleration.
Without limiting the generality of the foregoing, upon the occurrence of an Event of Default or at any time thereafter:
               (a)      The Grantee at its option, shall have the right, power and authority to exercise and enforce any or all of the following rights and remedies with respect to Receipts and Leases:
                    (i)      to enforce the termination of the license granted to the Borrower hereunder to collect the Receipts, and, without taking possession, in the Grantee’s own name to demand, collect, receive, sue for, attach and levy upon the Receipts (including all income received or receivable with respect to any of the Collateral), to give proper receipts, releases and acquittances therefor, and after deducting all necessary and reasonable costs and expenses of collection, including reasonable attorney’s fees, to apply the net proceeds thereof to the Obligations in such order and amounts as the Grantee may choose (or hold the same in a cash collateral reserve as security for the Obligations);
                    (ii)      without regard to the adequacy of the security, with or without any action or proceeding, through any Person or by agent, or by a receiver or keeper to

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be appointed by court, to enter upon, take possession of, manage and operate the property or any part thereof for the account of the Borrower; make, modify, enforce, cancel or accept surrender of any Lease; remove and evict any lessee; increase or reduce rents; cut, remove, sell and dispose of Timber and exercise all rights under deeds or contracts and otherwise do any act, or incur any cost or expense the Grantee shall deem proper to protect the security hereof, as fully and to the same extent as the Borrower could and to apply any funds to the operation and management of the Collateral (including payment of reasonable management, brokerage and attorneys’ fees) and payment of any Obligations in such order and amounts as the Grantee may choose (or hold the same in cash collateral reserve as security);
                    (iii)      to require Borrower to transfer and pay over to Grantee all security deposits and records thereof, together with all original Leases; and
                    (iv)      to take whatever legal proceedings may appear necessary or desirable to enforce any obligation or covenant or agreement of the Borrower under this Security Instrument.
               (b)      The collection of the Receipts and application thereof (or holding thereof in reserve) as aforesaid or the entry upon and taking possession of the Collateral or both shall not cure or waive any default or waive, modify or affect any notice of default under this Security Instrument, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by the Grantee, once exercised, shall continue for so long as the Grantee shall elect, notwithstanding that the collection and application aforesaid of the Receipts may have cured the original default. If the Grantee shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent default.
At any time after the occurrence of any Event of Default, Grantee, at its option, may sell all or any part of the Collateral at one or more public sale or sales before the door of the courthouse of the County in which the Collateral, or any such part thereof, is situated, to the highest bidder for cash, in order to pay the Secured Obligations, any other amounts secured hereby and any unpaid insurance premiums, Taxes and Other Charges relating to the Collateral, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith (including reasonable attorneys’ fees actually incurred), after advertising the time, place and terms of sale once a week for four (4) weeks (without regard to the actual number of days) in a newspaper in which Sheriff’s sales are advertised in said County, all other notice being hereby waived by the Borrower. Any such sale may be adjourned by announcement at the time and place appointed for such sale, without further notice, except as may be required by applicable Law. The failure to complete any sale hereunder or any defect in any sale hereunder shall not exhaust the power of sale herein granted and, in any such event, Grantee shall have the right to cause a subsequent sale or sales to be made hereunder. At any such sale, Grantee may execute and deliver to the purchaser or purchasers at such sale a conveyance of the Collateral, or the part or parts of the Collateral so sold. Any such conveyance may contain recitals as to the happening of a default or Event of Default hereunder. To this end, the Borrower hereby constitutes and appoints Grantee as its agent and attorney-in-fact to make such sale and conveyance, and thereby to divest the Borrower of its right, title or equity in and to the Collateral and to vest the same in the purchaser

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or purchasers at such sale or sales, and all acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed. Any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding and conclusive on the Borrower. Any such conveyance (and, in the event of a deed in lieu of foreclosure, then such deed) shall be effectual to bar all right, title and interest, equity of redemption (including all statutory redemption), homestead, dower, curtesy and all other exemptions of the Borrower or its successors in interest, in and to the Collateral. The aforesaid power of sale and agency are coupled with an interest and are irrevocable, whether by dissolution or otherwise, are granted as cumulative of the other remedies provided by Law for collection of the Secured Obligations.
All payments received by the Grantee as proceeds of the Collateral, or any part thereof, as well as any and all amounts realized by the Grantee in connection with the enforcement of any right or remedy under or with respect to this Security Instrument, shall be applied by the Grantee as provided in the Credit Agreement.
In case of any sale of the Collateral as authorized by this Section 4.2, all prerequisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the nonpayment of any of the Obligations or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of Law or equity as prima facie evidence that the facts so stated or recited are true.
It is specifically understood and agreed that the foregoing acceleration provisions will be applicable not only to the maturities recited in the original Note but also to any substituted maturities created by extension or renewal. The failure of the holder(s) of the secured indebtedness to declare an acceleration of maturities when a ground therefor exists, even though such forbearance may be repeated from time to time, will not constitute a waiver of the right of such holder(s) to accelerate maturities upon a recurrence of the same ground therefor; nor will the act of such holder(s) in remedying any condition resulting from declaring an acceleration of maturities by reason of such default.
If Grantee shall expend any sum or sums for the protection of any of the Collateral or the security title pursuant to this Security Instrument (such Grantee to have uncontrolled discretion as to the necessity of making any such expenditures), the repayment of such sum or sums on demand (with interest thereon at the highest rate allowed by Law from the date of each expenditure) shall be the personal obligation of the Borrower; and such obligation to repay will constitute a part of the indebtedness secured hereby. The expenditures thus made reimbursable will include, without limitation, taxes, special improvement assessments, insurance premiums, repairs and maintenance expenses, security expenditures, sums paid to discharge prior liens, rents on premises in which mortgaged personalty may be situated, etc. The cost of any abstract or supplemental abstract procured by Grantee to facilitate foreclosure will also constitute a part of the reimbursable expenses secured hereby.
     4.3 Other Matters Regarding Remedies.

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     4.3.1 The proceeds or avails of any sale made under or by virtue of this Section, together with any other sums which then may be held by Grantee under this Security Instrument, whether under the provisions of this Section or otherwise, shall be applied as set forth in the Credit Agreement
     4.3.2 Grantee shall be entitled to bid for and purchase all or any part of the Collateral, or any interest therein, at any sale pursuant to the power of sale herein granted or pursuant to any judgment, order, writ of execution or decree of any court of competent jurisdiction and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such Collateral or interest without further accountability (except that Grantee shall be accountable to the Grantees, as contemplated by the Financing Documents). In paying the purchase price in connection with any such sale, Grantee, after allowing for the costs and expenses of such sale, may, to the fullest extent permitted by Law, apply all or any part of the Secured Obligations, in lieu of cash, as a credit against such purchase price and any other amounts payable in connection therewith.
     4.3.3 Until full, final and indefeasible payment in cash of the Secured Obligations, possession of the Collateral by the Borrower or by any Person claiming under either or both of them, shall be that of a tenant under Grantee, and in the event of any sale pursuant to the aforesaid power of sale and agency, the Borrower and any such Person shall be deemed a tenant or tenants holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of Law applicable to tenants holding over. Any foreclosure of this Security Instrument may, at Grantee’s option, be subject to any or all Leases and the rights of tenants thereunder. No failure to make any tenant a party defendant in any foreclosure proceeding or to foreclose any Lease and the rights of the tenant thereunder shall be, or shall be asserted to be, a defense or hindrance to any foreclosure proceeding or to any proceedings seeking collection of all or any part of the Secured Obligations.
     4.3.4 In the event of any sale pursuant to the power of sale herein granted or pursuant to any judgment, order, writ of execution or decree of any court of competent jurisdiction, the Collateral, or the part thereof which is the subject of such sale, may be sold in one parcel and as an entirety, or in such parcels, manner or order as Grantee, in its sole discretion, may elect. Any sale of less than all of the Collateral shall not exhaust the power of sale herein granted, and Grantee is specifically authorized and empowered to make successive sales from time to time under such power of sale until the Secured Obligations shall have been fully, finally and indefeasibly paid or until all of the Collateral shall have been sold. If the proceeds of any sale of less than all of the Collateral shall be less than the then-outstanding balance of the Secured Obligations and any other amounts secured hereby, then, to the fullest extent permitted by Law, this Security Instrument and the security title hereof shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made hereunder.
     4.3.5 Any provision in this Security Instrument to the contrary notwithstanding, to the extent applicable Laws may limit (i) the availability of the exercise of any remedies set forth in this Security Instrument, including the remedies involving a power of sale on the part of Grantee or the right of the Grantee to exercise self-help in connection with the enforcement of the provisions of this Security Instrument, or (ii) the enforcement of waivers, indemnities or powers of attorney made by the Borrower, such remedies, waivers, indemnities and powers of attorney

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shall be exercisable or enforceable if, and to the extent, permitted by the Laws enforced at the time of exercise of such remedies or the enforcement of such remedies, waivers, indemnities or powers of attorney, without regard to the enforceability of such remedies, waivers, powers of attorney or indemnities at the time of the execution and delivery of this Security Instrument.
     4.3.6 The obtaining of any judgment by Grantee and any levy of any execution under any judgment upon the Collateral or any of the properties encumbered by any other security instrument in favor of Grantee shall not affect in any manner or to any extent the security title to the Collateral or any part thereof pursuant to this Security Instrument, the Lien of any of the other security instruments on the property encumbered thereby, or any Liens, powers, rights or remedies of Grantee hereunder or thereunder, but such Liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied. Grantee may proceed by a suit or suits in equity or at Law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Collateral under the judgment or decree of any court or courts of competent jurisdiction.
     4.3.7 Upon occurrence and during the continuance of an Event of Default hereunder, Grantee may enter into and upon and take possession of all or any part of the Collateral, and may exclude Borrower, and all Persons claiming under Borrower, and its or their agents or servants, wholly or partly therefrom; and, holding the same, Grantee may use, administer, manage, operate, and control the Collateral and may exercise all rights and powers of Borrower in the name, place and stead of Borrower, or otherwise, as the Grantee shall deem best; and in the exercise of any of the foregoing rights and powers Grantee shall not be liable to Borrower for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Grantee.
     4.3.8 Grantee may make application to a court of competent jurisdiction, as a matter of strict right and without notice to Borrower or regard to the adequacy of the Collateral for the repayment of the Obligations, for appointment of a receiver of the Collateral, and Borrower does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Collateral upon such terms as may be approved by the court, and shall apply the Receipts in accordance with the provisions of Article III hereof.
     4.4 Advances by Grantee.  If the Borrower shall fail to comply with the provisions hereof with respect to the securing of insurance, the payment of taxes, assessments and other charges, the keeping of the Collateral in repair, the performance of the Borrower’s obligations under any lease, the payment of any prior mortgages, or the protection of any of the Collateral or the security title conveyed by this Security Instrument or the performance of any other term or covenant herein contained, the Grantee may, without further notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse, (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower (such Grantee to have uncontrolled discretion as to the necessity of making any such expenditures), and shall have the right to enter upon the Collateral for such purpose and to take all such action as it may deem necessary or appropriate. The repayment of any such sum or

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sums on demand (with interest thereon at the highest rate allowed by Law from the date of each expenditure) shall be the personal obligation of the Borrower; and such obligation to repay will constitute a part of the indebtedness secured hereby. The expenditures thus made reimbursable shall include, without limitation, taxes, special improvement assessments, insurance premiums, repairs and maintenance expenses, security expenditures, sums paid to discharge prior Liens, and rents on premises in which mortgaged personalty may be situated. The Borrower agrees to repay all such sums advanced upon demand, with interest from the date such advances are made at the rates set forth in Section 3.2.2 of the Credit Agreement, or the highest rate permitted by Law, whichever shall be less, and all sums so advanced with interest shall constitute Obligations and shall be secured hereby. The cost of any title abstract or report or supplemental abstract or report procured by Grantee to facilitate foreclosure will also constitute a part of the reimbursable expenses secured hereby.
     4.5 Other Rights.  Grantee may exercise any and all other rights, remedies and recourses granted under the Loan Documents now or hereafter existing in equity or at Law for the protection and preservation of the Collateral.
     4.6 Remedies Cumulative, Concurrent and Nonexclusive.  Grantee shall have all rights, remedies and recourses granted in the Loan Documents and available at Law or equity (including, without limitation, those granted by the Code and applicable to the Collateral, or any portion thereof), and same (1) shall be cumulative and concurrent, (2) may be pursued separately, successively or concurrently against Borrower or others obligated for the Obligations, or any part thereof or against any one or more of them, or against the Collateral, at the sole discretion of Grantee, (3) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise of or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (4) are intended to be, and shall be, nonexclusive, and Grantee may pursue inconsistent remedies, and no action hereunder by Grantee shall be deemed to prejudice Grantee’s right thereafter to foreclose this Security Instrument. Nothing herein and no action of Grantee shall be construed as an election to proceed under any provision to the exclusion of any other provision or as prohibiting Grantee from seeking a deficiency judgment against Borrower to the extent such action is permitted by Law.
     4.7 Rights and Remedies of Sureties.  Borrower waives any right or remedy which Borrower may have or be able to assert pursuant to the Laws of the State of Georgia pertaining to the rights and remedies of sureties.
     4.8 General Remedies.  In addition to the remedies set forth in Sections 4.2 and 4.3.7 of this Security Instrument, if an Event of Default shall have occurred and be then in existence, Grantee may take such action, without notice or demand, as it shall deem advisable to protect and enforce its rights against Borrower and in and to the Collateral or any part thereof or interest therein, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Grantee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Grantee (i) enter into or upon the Collateral, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, and thereupon Grantee may (A) use,

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operate, manage, control, insure, maintain, repair, restore, harvest and sell Timber and otherwise deal with all and every part of the Collateral and conduct the business thereat, (B) complete any construction on the Collateral in such manner and form as Grantee deems advisable, (C) make alterations, additions, renewals, replacements and improvements to or on the Collateral, (D) exercise all rights and powers of Borrower with respect to the Collateral, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify, Timber sale contracts, log or pulpwood sale contracts, stumpage sale agreements, leases, and other agreements and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Collateral and every part thereof and (E) receive and collect the receipts from the Collateral, give proper receipts, releases and acquittances therefor, and apply the same to the payment of the Secured Obligations, after deducting therefrom all expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Collateral, as well as just and reasonable compensation for the services of the Grantee and its counsel, agents and employees, or (ii) institute proceedings for the complete foreclosure of this Security Instrument in which case the Collateral may be sold for cash or upon credit in one or more parcels, or (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable Law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Secured Obligations then due and payable, subject to the continuing security title of this Security Instrument for the balance of the Secured Obligations not then due, or (iv) sell for cash or upon credit the Collateral or any part thereof and all or any part of any estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by Law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Collateral, Grantee’s security title to the remaining portion of or estate in the Collateral shall continue pursuant to this Security Instrument, or (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Note or any other Loan Document, or (vi) recover judgment on the Note or any guaranty either before, during or after any proceedings for the enforcement of this Security Instrument or (vii) pursue such other remedies as Grantee may have under applicable Law or equity. Further, once Grantee has exercised any of its rights or remedies hereunder, or under the Loan Documents, during the existence of an Event of Default, all actions theretofore or thereafter taken by Grantee in pursuit of such rights and remedies shall not be affected by any cure of such Event of Default, unless Grantee shall accept the cure and terminate pursuit of any such right or remedy, in which case, the parties shall be restored to their position which existed prior to Grantee’s exercise of its rights or remedies.
     4.9 Waiver of Jury Trial.  BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY BORROWER AGAINST GRANTEE OR LENDER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN

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CONNECTION WITH THE LOAN DOCUMENTS, THE LOAN OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH BORROWER MAY BE PERMITTED TO ASSERT THEREUNDER OR WHICH MAY BE ASSERTED BY GRANTEE OR LENDER OR ANY OF ITS AGENTS AGAINST BORROWER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER BY BORROWER OF ITS RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE MAKING OF THE LOAN.
5. MISCELLANEOUS PROVISIONS
     5.1 Waiver and Election.  The exercise by the Grantee of any right, power or remedy given under the terms of this Security Instrument shall not be considered as a waiver of the right to exercise any other right, power or remedy given herein, and the filing of a suit to foreclose the security title, security interest and assignment granted by this Security Instrument, either on any matured portion of the Obligations or for the whole of the Obligations, shall not be considered an election so as to preclude foreclosure under power of sale after a dismissal of the suit; nor shall the publication of notices for foreclosure preclude the prosecution of a later suit thereon. No failure or delay on the part of the Grantee in exercising any right, power or remedy under this Security Instrument shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. The Borrower expressly waives the right to any notice of the assignment of the Notes or this Security Instrument and the right to enforce the provisions of any applicable Law requiring such notice.
     5.2 Enforceability.  If any provision of this Security Instrument is held to be illegal, invalid, or unenforceable under present or future Laws effective while this Security Instrument is in effect, the legality, validity and enforceability of the remaining provisions of this Security Instrument shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Security Instrument a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
     5.3 Application of Payments.  If the security title, assignment or security interest created by this Security Instrument is invalid or unenforceable as to any part of the Obligations or is invalid or unenforceable as to any part of the Collateral, the unsecured or partially secured portion of the Obligations shall be completely paid prior to the payment of the remaining secured or partially secured portion of the Obligations, and all payments made on the Obligations, whether voluntary or under foreclosure or other enforcement action or procedures, shall be considered to have been first paid on and applied to the full payment of that portion of the

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Obligations that is not secured or not fully secured by said security title, assignment or security interest created hereby.
     5.4 Applicable Law.  Except as otherwise expressly provided in Section 3.11.8 hereof, the creation, perfection, Lien priority, and the exercise of remedies and enforcement, and all other provisions of this Security Instrument shall be governed by the internal Laws of the State in which the Premises is located, without regard to principles of conflicts of Laws. The Notes, the Credit Agreement and all other Loan Documents (other than mortgages or other security documents filed in other States which shall be governed by the Laws of those States) shall be governed by the internal Laws of the State of New York, also without regard to principles of conflicts of Laws In the event of a conflict between the Laws of the State of New York and the Laws with respect to creation, perfection and enforcement of the Lien created by this Security Instrument, the Laws of the State in which the Premises is located shall govern.
     THIS SECURITY INSTRUMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY INSTRUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR BORROWER MAY BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUIT LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECURITY INSTRUMENT. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY

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JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY INSTRUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) RELATING THERETO. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY TO ENTER INTO THIS AGREEMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE SECURITY INSTRUMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS SECURITY INSTRUMENT OR ANY INSTRUMENT CONTEMPLATED HEREBY.
     5.5 Meaning of Particular Terms. Whenever used, the singular number shall include the plural and the plural, the singular, the pronouns of one gender shall include all genders; and the words “Borrower” and “Lender” shall include their respective heirs, personal representatives, successors and assigns. The term “Borrower” as used in this Security Instrument refers to the undersigned, whether one or more natural Persons, partnerships, limited liability companies, corporations, associations, trusts or other entities or organizations. In addition, the rules of construction set forth in Section 1.3 of the Credit Agreement shall apply to this Security Instrument.
     5.6 Release or Extension by Grantee.  The Grantee, without notice to the Borrower and without in any way affecting the rights of the Grantee hereunder as to any part of the Collateral not expressly released, may release any part of the Collateral or any Person liable for any of the Obligations and may agree with any party with an interest in the Collateral to extend the time for payment of all or any part of the Obligations or to waive the prompt and full performance of any term, condition or covenant of the Notes, any of the Loan Documents, this Security Instrument or any other instrument evidencing or securing any of the Obligations.
     5.7 Partial Payments.  Acceptance by the Grantee of any payment of less than the full amount due on the Obligations shall be deemed acceptance on account only, and the failure of the Borrower to pay the entire amount then due shall be and continue to constitute an Event of Default, and at any time thereafter and until the entire amount due on the Obligations has been paid, the Grantee shall be entitled to exercise all rights conferred on it by the terms of this Security Instrument in case of the occurrence of an Event of Default.
     5.8 Addresses for Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be sent by Federal Express or other recognized national courier, personal service or United States mail, certified with return receipt requested, to the applicable party at its address indicated on the first page of this Security Instrument, or shall be sent in accordance with the Credit Agreement, and shall be deemed given upon receipt or refusal to accept, and any party may designate another address in accordance

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herewith or with the Credit Agreement. All notices to Grantee shall also be sent to Sutherland Asbill & Brennan LLP, 999 Peachtree Street, NE, Atlanta Georgia 30309, Attn: Victor P. Haley.
     5.9 Titles.  All section, paragraph, subparagraph or other titles contained in this Security Instrument are for reference purposes only, and this Security Instrument shall be construed without reference to said titles.
     5.10 Construction and Presumption. This Security Instrument may be construed as a security instrument, deed to secure debt, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation, or contract, or any one or more of them, in order fully to effectuate the security title, security interest and assignment created hereby and the purposes and agreements herein set forth. The parties hereto have participated jointly in the negotiation and drafting of this Security Instrument. In the event an ambiguity or question of intent or interpretation arises, this Security Instrument shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Instrument.
     5.11 Collection Costs.  The Borrower agrees to pay all costs, including reasonable attorneys’ fees, actually incurred by the Grantee in enforcing the Security Instrument’s rights hereunder and in collecting or securing, or attempting to collect or secure, the Obligations, or any part thereof, or in defending or attempting to defend the priority of this Security Instrument against any Lien on the Collateral, or any part thereof, unless this Security Instrument is herein expressly made subject to any such Lien; and all costs incurred in the foreclosure of this Security Instrument, either under the power of sale contained herein, or by virtue of the decree of any court of competent jurisdiction. The full amount of such costs incurred by the Grantee shall be a part of the Obligations, and shall bear interest at the rates set forth in Section 3.2.2 of the Credit Agreement or such lesser amount as shall be the maximum amount permitted by Law, and shall be secured by this Security Instrument.
     5.12 Reconveyance.  If all of the Obligations have been paid in full in cash, including but not limited to all sums (principal, interest, premium and charges) payable under the Notes and any and all extensions and renewals of the same; and all sums due, or to become due, and payable by the Borrower under the terms of this Security Instrument, the Credit Agreement and any of the other Loan Documents, including but not limited to advancements made by the Grantee pursuant to the terms and conditions of this Security Instrument, and if Borrower has kept and performed each and every obligation, covenant, duty, condition and agreement herein and in the Credit Agreement, Notes and other Loan Documents imposed on or agreed to by the Borrower; then Grantee shall promptly cancel or satisfy this Security Instrument and the Collateral shall be conveyed to the Borrower, and the entire estate, right, title and interest of the Grantee will thereupon cease; and the Grantee in such case shall, upon the request of the Borrower and at the Borrower’s cost and expense, deliver to the Borrower proper instrument(s) acknowledging satisfaction of this instrument; otherwise, this Security Instrument shall remain in full force and effect. No release or modification of this conveyance, or of the security title, security interest or assignment created and evidenced thereby, shall be valid unless executed by Borrower.

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     5.13 Change in Ownership.  Subject to the provisions of the Credit Agreement, if the ownership (legal or beneficial) of the Collateral or any part thereof becomes vested in a Person or entity other than Borrower, or in the event of a change of any ownership of Borrower legal or beneficial, Grantee may, without notice to Borrower, deal with such successor or successors in interest with reference to this Security Instrument and to the Obligations in the same manner as with Borrower without in any way vitiating or discharging Borrower’s liability hereunder or with respect to the Obligations and without affecting any default created hereunder by such ownership change, including, without limitation, all of Grantee’s rights and remedies arising from such default. No sale of the Collateral, and no forbearance on the part of Security Instrument, and no extension of the time for the payment of the Obligations, shall operate to release or affect the original liability of Borrower.
     5.14 Partial Release of Security Title, Extension, Subdivision etc.  Any part of the Collateral or any other property which is security for the Loan may be released by Grantee without affecting the security title, security interest and assignment hereof against the remainder. The security title, security interest and other rights granted hereby shall not affect or be affected by any other security taken for the Obligations. The taking of additional security, or the extension or renewal of the Obligations or any part thereof, shall not release or impair the security title, security interest and other rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any permitted junior lienholder; and this Security Instrument, as well as any instrument given to secure any renewal or extension of the Obligations, or any part thereof, shall be and remain a first and prior encumbrance, except as otherwise provided herein, on all of the Collateral not expressly released until the Obligations are paid. From time to time at Grantee’s option, by instrument executed by Grantee and recorded in the real property records where this Security Instrument has been recorded, Grantee may subordinate the security title created by this Security Instrument to any interest in the Collateral, provided, however, that any such subordination shall be solely at Grantee’s option, and in no event shall Grantee be obligated to subordinate the security title created by this Security Instrument.
     5.15 Entire Agreement and Modification.  There are no oral agreements between the parties. The Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated. The Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.
     5.16 Relationship; Joint and Several Liability.  The relationship of Grantee to Borrower under this Security Instrument and with respect to the Loan Documents is strictly and solely that of creditor and debtor and nothing contained in this Security Instrument or any other Loan Document is intended to create, or shall in any event or under any circumstance be construed to create, a partnership, joint venture, tenancy in common, joint tenancy or other relationship of any nature whatsoever between Grantee and Borrower, or in any way make Grantee a co-principal with Borrower with reference to the Collateral, and any inferences to the

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contrary are hereby expressly negated. The parties which are together referred to herein as Borrower, hereby each agree that each of them shall be jointly and severally liable for all obligations and liabilities of Borrower under this Security Instrument and further each agree that Grantee may, in its sole discretion, take any action hereunder against both of them, or either of them, without prejudice to or effect on any future action against either or both of them, and that any notice to or from either of them shall be deemed to be received or given by them both.
     5.17 Further Assurances.  Borrower, upon the request of Grantee, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of the Loan Documents and to subject to the Liens thereof any property intended by the terms thereof to be covered thereby, including specifically but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Collateral.
     5.18 Recording and Filing.  Borrower will cause this Security Instrument and any Financing Statements and all amendments and supplements thereto and substitutions therefor to be recorded, filed, rerecorded and refiled in such manner and in such places as Grantee shall reasonably request, and will pay all such recording, filing, rerecording and refiling taxes, fees and other charges
     5.19 Successors and Assigns.  All of the terms of the Loan Documents shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them, and all of the obligations and liabilities of Borrower contained herein and in the Loan Documents are intended by the parties to be, and shall be construed as, covenants running with the Collateral.
6. ADDITIONAL COVENANTS AND AGREEMENTS OF BORROWER.
     The Borrower covenants and agrees that, until the Obligations are paid in full in cash and this Security Instrument is cancelled in writing by the Grantee:
     6.1 Additional Security Documents.  Borrower has heretofore executed and delivered, and will hereafter execute and deliver, to or for the benefit of Grantee certain other mortgages, deeds of trust, deeds to secure debt and other documents and instruments encumbering or relating to certain other property of Borrower located in other counties in the State of Georgia and/or in various other Counties and States of The United States of America as additional security for the Obligations (collectively, sometimes, the “Additional Mortgages”). The Additional Mortgages and this Security Instrument shall each and all constitute security for the Note, the Indebtedness referred to therein and the Obligations. If there should be an Event of Default in any of the terms, conditions or obligations of any of the Additional Mortgages, such default shall constitute an Event of Default under this Security Instrument. The Grantee may foreclose or otherwise enforce such security under the Additional Mortgages and in any order as Grantee may choose, enforce its rights, powers and remedies with respect to, and realize upon, such security or otherwise enforce its rights, powers and remedies with respect to, and realize upon, such security, either before or concurrently with or after a foreclosure or other enforcement of this Security Instrument, any other such security or any of the other Loan Documents (whether

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or not every aspect of any such foreclosure or other enforcement may be commercially reasonable), all without impairing or being deemed to have waived any rights , benefits, Liens or security evidenced by or arising under or in connection with this Security Instrument, any other such security or any of the other Loan Documents, and without being deemed to have made an election thereby or to have accepted the benefits of such security (or the proceeds thereof) in full settlement of the Obligations and of its rights with respect thereto. No judgment, order or decree rendered against Borrower with respect to any such other security or any of the other Loan Documents, whether rendered in the State in which the Collateral is situated or elsewhere, shall in any manner affect the security of this Security Instrument, and any deficiency or other debt represented by any such judgment, order or decree shall, to the extent permitted by Law, be secured by this Security Instrument to the same extent that the Obligations shall have been secured by this Security Instrument prior to the rendering of such judgment, order or decree. Borrower for itself and for any and all Persons who may at any time claim through or under Borrower or who hereafter may otherwise acquire any interest in or title to all or any part of the Collateral or any other security for the Obligations, hereby irrevocably waives and releases, to the extent permitted by Law, all benefit of any and all Laws that would limit or prohibit the effectiveness of anything set forth in this Section.
     Notwithstanding anything contained herein to the contrary, Grantee shall be under no duty to Borrower or any other Person or entity, including, without limitation, any holder of a junior, senior or subordinate deed to secure debt on the Collateral or any part thereof or on any other security held by Grantee, to exercise, exhaust or first resort to all or any of the rights, powers and remedies available to Grantee, whether under this Security Instrument, the other Loan Documents or the Additional Mortgages prior to the sale of the Collateral or any other enforcement of this Security Instrument. Furthermore, Borrower and such other Persons and entities waive all rights relating to marshaling and agree that Grantee shall not be compelled to release any part of the security of this Security Instrument, the other Loan Documents or the Additional Mortgages or be prevented from foreclosing or enforcing this Security Instrument, the other Loan Documents or the Additional Mortgages upon all or any part of such security unless the Obligations shall have been paid in full and that Grantee shall not be compelled to accept or allow any apportionment of the Obligations to or among any of the property encumbered by this Security Instrument, the other Loan Documents or the Additional Mortgages.
     6.2 After Acquired Collateral. Borrower covenants and agrees that, if and to the extent that any of its respective rights, titles, estates and interests in any of the Collateral is not acquired until after delivery of this Security Instrument, to the extent permitted by applicable Law, this Security Instrument shall nonetheless apply thereto and the security title and security interest of Grantee hereby created shall attach to such Collateral at the same time as Borrower acquires rights therein, without the necessity of any further deed to secure debt, charge, pledge, assignment or assurance and thereafter such Collateral shall be subject to the security interests created under this Security Instrument.
     6.3 Waiver of Marshaling and Certain Rights.
     6.3.1 Borrower agrees, to the extent permitted by Law, that neither Borrower nor any Person at any time claiming through or under Borrower shall set up, claim or seek to take

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advantage of any appraisement, valuation, stay, notice of election to accelerate, mature or declare due the Obligations, extension, redemption or moratorium Laws, any right of division, or any exemption from execution or sale, or any rights of dower, curtesy or homestead, now or hereafter in force, in order to prevent or hinder the enforcement of this Security Instrument after the occurrence of any Event of Default, the final and absolute sale of all or any part of the Collateral or the final and absolute putting into possession thereof, immediately after any such sale, of the purchaser or purchasers at such sale or the enforcement of any other rights or remedies of Grantee under this Security Instrument or any other Loan Documents. Borrower, for itself and for all who may at any time claim through or under Borrower or who hereafter may otherwise acquire any interest in or title to all or any part of the Collateral, hereby waives, releases and renounces to the extent permitted by Law, all benefit of any such Law or Laws, any and all rights of redemption from sale under any power of sale permitted by Law or pursuant to any judgment, order or decree of foreclosure of this Security Instrument, and any and all right to have the assets constituting the Collateral marshaled upon any foreclosure or other enforcement of this Security Instrument or to direct the order in which any of the Collateral shall be sold in the event of any sale or sales pursuant hereto, as well as rights regarding the administration of estates of decedents or any other rights which might defeat, reduce or affect the right of Grantee to sell the Collateral for the collection of its obligations. Grantee or any court having jurisdiction to exercise or enforce rights with respect to this Security Instrument may sell the Collateral in part or as an entirety. Grantee shall not be required to accept any part or parts of the Collateral in satisfaction of all or any part of the Secured Obligations. Grantee shall not be required to accept any apportionment of the Secured Obligations to or among any part or parts of the Collateral.
BY EXECUTION OF THIS SECURITY INSTRUMENT, BORROWER EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF GRANTEE TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND ANY OTHER SECURED OBLIGATIONS AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE COLLATERAL BY NON-JUDICIAL FORECLOSURE UPON THE OCCURRENCE OF AN EVENT OF DEFAULT WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT; (B) WAIVES ANY AND ALL RIGHTS WHICH BORROWER MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTION OF THE STATE OF GEORGIA, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT IT HAS READ THIS SECURITY INSTRUMENT AND ANY AND ALL QUESTIONS OF BORROWER REGARDING THE LEGAL EFFECT OF THIS SECURITY INSTRUMENT AND ITS

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PROVISIONS HAVE BEEN EXPLAINED FULLY TO BORROWER, AND BORROWER HAS CONSULTED WITH COUNSEL OF BORROWER’S CHOICE PRIOR TO EXECUTING THIS SECURITY INSTRUMENT AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF BORROWER HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY BORROWER AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS SECURITY INSTRUMENT IS VALID AND ENFORCEABLE BY GRANTEE AGAINST BORROWER IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.
     6.4 Statute of Limitations.  Borrower hereby expressly waives and releases to the fullest extent permitted by Law, the pleading of any statute of limitations as a defense to payment of any and all Secured Obligations secured by this Security Instrument.
     6.5 Time of Essence.  Time is of the essence of the obligations of Borrower in this Security Instrument and each and every term, covenant and condition made herein by or applicable to Borrower.
     6.6 The Timber Lease.
In addition to making payment of all rent, additional rent, tax and other payments and charges required to be made by Borrower, Borrower, as tenant under and pursuant to the provisions of the Timber Lease, covenants that it will:
               (a)      Diligently perform and observe all of the material terms, conditions and covenants of the Timber Lease required to be performed and observed by Borrower, to the end that all things shall be done which are reasonably necessary to keep unimpaired Borrower’s rights under the Timber Lease, and Borrower covenants that no release or forbearance of any of the obligations of Borrower under the Timber Lease, pursuant to the Timber Lease or otherwise shall release Borrower from any of its obligations under this Security Instrument, including, without limitation, Borrower’s obligations under subparagraph (a) of this Paragraph;
               (b)      Upon having actual knowledge thereof, promptly notify Grantee in writing of any default by any party in the performance and observance of any of the terms, conditions or covenants to be performed or observed under the Timber Lease;
               (c)      Promptly notify Grantee in writing of the giving of any notice under the Timber Lease of any default of Borrower in the observance of any terms, covenants or conditions of the Timber Lease and deliver to Grantee a true copy of each such notice; and
               (d)      Not surrender the Leasehold Estate nor terminate or cancel the Timber Lease or enter into any agreement (whether oral or written) modifying, supplementing or amending the Timber Lease without the prior written consent of Grantee pursuant to Section 7.11(r) of the Credit Agreement.
Grantee shall have the right (but shall not be obligated) to take any action Grantee deems reasonably necessary or desirable to prevent or to cure any default by Borrower in the

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performance of or compliance with any of Borrower’s obligations under the Timber Lease. Upon receipt by Grantee of any written notice of default by Borrower under the Timber Lease, Grantee may rely thereon and take any action as aforesaid to cure such default even though the existence of such default or the nature thereof be questioned or denied by Borrower or by any party on behalf of Borrower. Borrower hereby expressly grants to Grantee, and agrees that Grantee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Grantee, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by Borrower. Grantee may pay and expend such sums of money as Grantee in its sole discretion deems necessary for any such purpose, and Borrower hereby agrees to pay to Grantee, immediately and without demand, all such sums so paid and expended by Grantee, together with interest thereon from the date of each such payment at the rates set forth in Section 3.2.2 of the Credit Agreement. All sums so paid and expended by Grantee, and the interest thereon, shall be added to and be secured by this Security Instrument.
As further security for the repayment of the Obligations secured hereby and for the performance of the covenants contained herein and in the Timber Lease, Borrower hereby assigns to Grantee all of its rights, privileges and prerogatives as lessee under the Timber Lease to terminate, cancel, modify, change, supplement, alter or amend the Timber Lease, and any such termination, cancellation, modification, change, supplement, alteration or amendment without the prior written consent thereto by Grantee shall be void and of no force and effect; provided, however, that so long no Event of Default has occurred or is continuing under this Security Agreement, Grantee shall have no right to terminate, cancel, modify, change, supplement, alter or amend the Timber Lease. Borrower represents and warrants that it has delivered to Grantee a true and accurate copy of the Timber Lease, together with all amendments thereto if any.
Unless Grantee shall otherwise expressly consent in writing, the fee title to the Leasehold Parcel and the leasehold estate in the Leasehold Parcel shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in the lessor or in the lessee under the Timber Lease, or in a third party by purchase or otherwise.
     6.7 Appointment, Rights and Obligations of Grantee as Collateral Agent.  (a) The Lenders, by their acceptance of the benefits of this Security Instrument and their execution of the Credit Agreement, hereby designate Grantee as agent to act as specified herein. Administrative Agent and Lenders hereby authorize, and each subsequent holder of any of the Notes by the acceptance of such Note shall be deemed irrevocably to authorize, Grantee to take such action on its behalf pursuant to the Credit Agreement and under the provisions of this Security Instrument and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of Lenders by the terms hereof and such other powers as are reasonably incidental thereto. Lenders may perform any of its duties hereunder by or through its agents or employees.
          (b) If a Lenders shall request instructions from the other Lenders pursuant to the Credit Agreement with respect to any act or action (including failure to act) in connection with this Security Instrument, the Credit Agreement or any other Loan Document, such Lenders shall

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be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Lenders and shall not incur liability to any party by reason of so refraining.
          (c) Borrower shall be entitled to rely, and shall be fully protected in relying, on the fact that Grantee is acting as agent on behalf of the Lenders until such time as Borrower shall have received a written notice from Lenders stating that Grantee is no longer acting in its capacity as agent for the Lenders.
     6.8 Conflict. In the event of any conflict between the terms of this Security Instrument and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.
     6.9 Survival. The obligations of the Borrower under any provision hereof specifically providing for indemnification or reimbursement of fees, costs and expenses incurred by any of the Lenders in connection with this Security Instrument and the other Loan Documents shall in each case survive the payment in full in cash of all the Obligations. All covenants, agreements, representations and warranties made by Borrower herein or in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Instrument or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Security Instrument and the Loan Documents and the making of any Loan, regardless of any investigation made by Lenders or on its behalf and notwithstanding that Lenders may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Loan Documents.
[Remainder of page intentionally left blank; signature page to follow.]

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     IN WITNESS WHEREOF, Borrower has executed this Security Instrument under seal as of the day and year first written above.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	BORROWER:

TIMBERLANDS II, LLC , a Delaware limited liability company

Unofficial Witness	By:	WELLS TIMBERLAND MANAGEMENT
Print Name:	ORGANIZATION, LLC, a Georgia

limited liability company, Its Manager

Notary Public
By:

Name: Jess E. Jarratt Title: President

My commission expires:

[NOTARY SEAL]	(Seal)
[Signature and Acknowledgement Page to Deed to Secure Debt, Assignment of Leases and Reciepts and Security Agreement]

EXHIBIT A
FEE PREMISES

EXHIBIT A-1
LEASEHOLD PREMISES

EXHIBIT B
LEASEHOLD ESTATE INSTRUMENTS

EXHIBIT C
PERMITTED ENCUMBRANCES
     All matters shown as pertaining to                                         County, Georgia on Schedule B of that certain Loan Title Commitment Number                     (fee) and that certain Loan Title Commitment Number                     (leasehold) issued by First American Title Insurance Company, as such Commitments are marked at closing by First American Title Company and approved by Administrative Agent.

[Form — Alabama]

THIS INSTRUMENT WAS PREPARED BY:	EXHIBIT K-2
Victor P. Haley
Sutherland Asbill & Brennan LLP
999 Peachtree Street NE
Atlanta, Georgia 30309
(404) 853-8000
UPON RECORDING RETURN TO:
Sutherland Asbill & Brennan LLP
999 Peachtree Street NE
Atlanta, Georgia 30309
Attn: Victor P. Haley
(404) 853-8000
MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS
AND FINANCING STATEMENT
by
TIMBERLANDS II, LLC
as Borrower
in favor of
COBANK, ACB, as Administrative Agent
______________________
Dated as of October __, 2007
______________________

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
OF LEASES AND RENTS AND FINANCING STATEMENT
     THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT (hereinafter, together with all amendments thereto, being referred to as this “Mortgage”), made and entered into as of October ___, 2007, by and between TIMBERLANDS II, LLC, a Delaware limited liability company with an address c/o Wells REIT, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365 (hereinafter, together with its successors and assigns, referred to as the “Mortgagor” or the “Borrower”), and COBANK, ACB, with an address at 5550 South Quebec Street, Greenwood Village, Colorado 80111, as administrative agent (in such capacity and including any successor administrative agent, “Administrative Agent” or “Mortgagee”) for the various financial institutions that are, or may from time to time become, parties to the Credit Agreement (as defined below) (such financial institutions being collectively referred to herein as the “Lenders”).
     WHEREAS, pursuant to the terms of that certain Credit Agreement, dated as of the date hereof (together with all amendments, restatements, refinancings and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among the Mortgagor, Wells Timberland Acquisition, LLC (the Mortgagor and Wells Timberland Acquisition, LLC, together with their successors and assigns, are sometimes herein collectively referred to as the “Borrowers”), the Administrative Agent and the Lenders, the Lenders have agreed to make Loans to the Borrowers, in an aggregate maximum principal amount at any one time outstanding of Two Hundred Twelve Million and 00/100 US Dollars (US $212,000,000.00), such Loans having a latest maturity date of September ___, 2010;
     WHEREAS, as a condition precedent to funding the Loans under the Credit Agreement, the Mortgagor is required to execute and deliver this Mortgage for the benefit of the Mortgagee to secure the payment and performance of the Obligations;
     WHEREAS, this Mortgage secures not only present indebtedness, but also future advances made pursuant to the Credit Agreement and the other Loan Documents, whether such future advances are obligatory or are to be made at the option of Lenders or otherwise.
     WHEREAS, the Mortgagor has duly authorized the execution, delivery and performance of this Mortgage.
     (Such capitalized terms above and all other capitalized terms not defined herein have the respective meanings ascribed to them in the Credit Agreement).
     THIS MORTGAGE IS FILED AS AND SHALL CONSTITUTE A FIXTURE FILING AND A FINANCING STATEMENT COVERING TIMBER TO BE CUT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 7-9A-502(c) OF THE CODE OF ALABAMA.
     WITNESSETH: MORTGAGOR DOES HEREBY GRANT, BARGAIN, SELL, ASSIGN AND CONVEY UNTO MORTGAGEE the property and interests in Collateral described in the following Granting Clauses, which constitute or may constitute an interest in real property or fixtures and does hereby grant to the Mortgagee a security interest in and a

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pledge of the property and interests, which constitute or may constitute goods or personal property in and to the following (collectively, the “Collateral”) described in the following Granting Clauses:
          (a) All right, title and interest in and to the pieces or parcels of land described on Exhibit A attached hereto and incorporated herein by reference (the “Fee Premises”), together with all improvements, buildings, structures, fixtures of every description and appurtenances now or hereafter located thereon or therein (the “Improvements”); and all right, title and interest in and to the leasehold and profit a prendre estate (the “Leasehold Estate”) created by those certain timber sale agreements, timberland management agreements and other instruments, if any, described on Exhibit B attached hereto and incorporated herein by reference (such instruments, as so amended, and as each may, with Mortgagee’s consent, be further modified and supplemented, are hereinafter collectively referred to as the “Timber Lease”) which Timber Lease affects those pieces or parcels of land and the improvements thereon described therein and described herein on Exhibit A-1 (the “Leasehold Premises”), together with all of Mortgagor’s right, title and interest in, to and under the Timber Lease, as the Timber Lease may, with the consent of Mortgagee, be amended from time to time, including, but not limited to, the right, if any, to renew or extend the Timber Lease for a succeeding term or terms (the Leasehold Premises and the Fee Premises are collectively referred to herein as the “Premises”);
          (b) All timber of every kind and description, now or hereafter growing, standing or lying on, or to be grown, harvested from, pertaining to and located on, the Premises (including owned or leased), goods, inventory and proceeds thereof, and including, without limitation all property related to nursery operations or replanting and reforestation, seedlings, nursery stock, trees, growing trees, standing timber, timber lying on the ground, timber cut and to be cut, severed timber, stumpage, forest products, lumber, pulpwood, and all products and by-products of any timber operations conducted or to be conducted on the Premises, and all proceeds, accounts and general intangibles resulting from the sale of such timber and timber to be cut and timber interests (sometimes collectively referred to herein as “Timber”) (the Premises, the Improvements, the Minerals and the Timber hereinafter sometimes collectively referred to as the “Real Estate”);
          (c) All farm products, crops, biomass and other organic products now or hereafter growing, standing or lying on, or to be grown, harvested from, pertaining to and located on, the Premises, goods, inventory and proceeds thereof, and all products and by-products of any agricultural operations conducted or to be conducted on the Premises, and all proceeds, accounts and general intangibles resulting from the sale of such agricultural products;
          (d) All coal, oil, gas and other minerals owned by Mortgagor and located on, in or under the Premises and extracted or to be extracted, as extracted collateral and all mineral interests and all proceeds, accounts and general intangibles resulting from the sale of such minerals or mineral interests (sometimes collectively referred to herein as the “Minerals”);
          (e) (i) All of Mortgagor’s rights (but not its obligations except as otherwise expressly agreed in writing by Mortgagee) under any and all leases, all Timber sale agreements, Timber purchase agreements or stumpage agreements and other contracts and agreements pursuant to which Mortgagor has agreed to sell or purchase any standing or severed

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Timber, pulpwood or other Timber products from the Real Estate, whether deemed to be an easement, lease, timber deed or profit a prendre, and subleases, surface leases, licenses, written or oral, and all agreements for use or occupancy, or exploration, drilling, mining, extraction, storage, transportation, processing and handling of Minerals, affecting all or any portion of the Real Estate with respect to which the Mortgagor is the landlord or sublandlord (the “Existing Leases”), any and all extensions and renewals of said leases and agreements and any and all further leases or agreements, now existing or hereafter made including subleases thereunder, upon, covering or affecting all or any part of the Real Estate or the Improvements, together with any and all guaranties of the lessee’s, any sublessee’s, or contracting party’s performance thereunder (all such existing or future leases, subleases, agreements and tenancies heretofore mentioned, including but not limited to the Existing Leases, any use or occupancy arrangements created pursuant to Section 365(h) of Title 11 of the United States Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings or any assignment for the benefit of creditors in respect of any tenant or occupant of any portion of the Real Estate being hereinafter collectively referred to as the “Leases”) and all right, title and interest of Mortgagor in and to property of any tenant or other Person under any such lease or under any other arrangement entered into in connection with any such lease, and any and all cash, security deposits, advance rentals and deposits or payments of a similar nature under any such lease or other arrangement and together with all money payable thereunder or in connection therewith (including, without limitation, any and all cancellation or termination payments), subject, however, to the revocable license given to Mortgagor to collect and use the rents, income and other benefits arising under any such Lease as provided below;
               (ii) All permits, special permits, licenses, approvals, maps, surveys, title records, studies, reports, contracts and other rights, privileges and agreements affecting the operation of the Real Estate now owned or hereafter acquired by Mortgagor;
               (iii) All water and water rights, royalties, coal, oil, gas and other mineral royalties, profits, proceeds, fees, farm products revenue, hunting lease or other recreational lease revenue and other income of any kind or manner whatsoever arising from or related to operations on or any proceeds, profits or profits a prendre arising from the Real Estate, including income from nursery operations, seedling operations, Timber and pulpwood contracts, option agreements, coal, oil, gas or mineral leases, coal tipple leases, hunting, fishing and recreational leases and licenses, option agreements and land sales;
               (iv) The immediate and continuing right to collect and receive all of the rents, income, royalties, receipts, revenues, issues and profits now due or which may become due or to which the Mortgagor may now or shall hereafter (including during the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of any Timber contracts, leases, licenses, bills of sale or deeds, the Master Stumpage Agreement, the Fiber Supply Agreement, the Leases or from or out of the Real Estate, or any part thereof, including but not limited to any and all rights and claims of any kind that the Mortgagor may have against any such lessee under the Leases or against any subtenants, occupants or licenses of the Real Estate or the Improvements, or against the purchaser under any Timber deed, cutting agreement lease, mineral lease, contract or other agreement in any way relating to the Timber or Minerals, (including any payments received pursuant to Section 502(b) of the Bankruptcy Code

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or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings or any assignment for the benefit of creditors in respect of any tenant or occupant of any portion of the Real Estate and all claims as a creditor in connection with any of the foregoing), all such moneys, rights and claims in this paragraph described being hereinafter referred to as the “Rents;” provided, however, so long as no Event of Default has occurred and is continuing under this Mortgage, the Mortgagor shall have the right under a license granted hereby (but limited as provided below) to collect, receive and retain the Rents, but no Rents shall be collected in advance of the due date thereof;
          (f) All accounts, accounts receivable, general intangibles, payment intangibles, trade names, trademarks, commercial tort claims, letter of credit rights and proceeds, supporting obligations of every kind and nature, documents, contract rights, construction contracts, commercial paper, notes, drafts, acceptances, instruments, chattel paper, bonuses, actions and rights in action arising from or relating to any such property now owned or hereafter acquired by Mortgagor which relate to the Real Estate or the proceeds thereof, but not Mortgagor’s obligations thereunder, and all funds and deposit accounts and other accounts into which any funds of the Mortgagor are now or hereafter deposited to be held by or on behalf of Mortgagee (and each of such terms shall have the definition thereof set forth in the Code, as the same may be revised from time to time, it being the intention of the parties hereto that the description of collateral set forth herein be construed to include the broadest possible range of property and assets);
          (g) All building materials, supplies and other property owned by Borrower now or hereafter stored at or delivered to the Premises or the Improvements, and all fixtures, fittings, furnishings, apparatus, machinery, appliances, equipment, goods, inventory and all other articles of personal property of every nature whatsoever owned by Borrower now or hereafter located in or on, or attached to, and used or intended to be used in the connection with the Real Estate or any of the Improvements, or in connection with any operations conducted or intended to be conducted on the Real Estate or with respect to the Improvements, including without limitation with respect to Timber harvesting and management (collectively, the “Equipment”) (all of the Equipment, so far as permitted by Law, shall be deemed to be fixtures and part of the Real Estate and of the Improvements), and any and all title information, opinions, reports, abstracts of title, plans, specifications, drawings, books, records and similar items relating to the Real Estate, the Improvements or the Equipment, the operation thereof, any rights thereto or any interest therein;
          (h) All proceeds, products, extensions, additions, improvements, betterments, renewals, reversions, substitutions, replacements, accessions, accretions and relictions of and to all or any part of the Real Estate, Minerals, Timber, Improvements or Equipment and on the other property referenced in these Granting Clauses or encumbered by this Mortgage, including, without limitation, all proceeds arising from the sale or other disposition thereof;
          (i) All right, title and interest of Mortgagor, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to (1) all streets, roads, railroad rights of way, riparian and littoral rights and public places (whether open or proposed) adjoining or otherwise providing access to the Real Estate, (2) the Real Estate lying in

5

the bed of such streets, roads, railroad rights of way and public places, and (3) all other sidewalks, alleys, ways, passages, vaults, water courses, strips and gores of Real Estate adjoining or used or intended to be used in connection with all or any part of the Real Estate, Minerals, Timber, Improvements or Equipment or appurtenances thereto;
          (j) All easements, rights-of-way, gores of land, ways, riparian rights and rights of use or passage (whether public or private), estates, interests, benefits, powers, rights (including, without limitation, any and all lateral support, drainage, slope, sewer, water, air, mineral, oil, gas and subsurface rights), privileges, claims, franchises, licenses, profits, rents, royalties, tenements, hereditaments, reversions, remainders and appurtenances of every nature whatsoever, whether appurtenant or in gross, and owned by Mortgagor, in any way now or hereafter belonging, relating, appertaining to or useful in the operation of all or any part of Real Estate, Minerals, Timber, Improvements or Equipment, whether legal or equitable (“Easements”);
          (k) All right, title and interest of Mortgagor (but not its obligations except as otherwise expressly agreed in writing by Mortgagee), whether now owned or hereafter acquired, in and to: (1) each and every policy of insurance now or hereafter in effect which insures the Collateral, or any part thereof, (2) any and all judgments, settlements, claims, awards, insurance proceeds and other proceeds and compensation, and interest thereon, now or hereafter made or payable in connection with any casualty or other damage to all or any part of the Real Estate, Timber, Minerals, Improvements or Equipment or appurtenances thereto, or in connection with any condemnation proceedings affecting any such property or any taking under power of eminent domain (or any conveyance in lieu of or under threat of any such taking) of any such property or any rights thereto or any interest therein, including, without limitation, any and all compensation for change of grade of streets or any other injury to or decrease in the value of such property, (3) all inventory and any and all proceeds of any sales, assignments or other dispositions of any such property or any rights thereto or any interest therein (inventory shall mean and include, without limitation, all goods now owned or hereafter acquired and owned from time to time by Mortgagor which are held for sale or lease or are to be furnished under contracts of service and all goods, materials, raw materials, work in process, finished goods or materials used or consumed in the business of Mortgagor, which are products of or related to Timber or Minerals), (4) any and all proceeds of any other conversion (whether voluntary or involuntary) of any such property into cash or any liquidated claim, (5) any and all refunds or rebates of or with respect to any insurance premiums and real estate taxes, impositions or levies, and tax credits or benefits or deposits relating thereto, with respect to such property, and (6) all contractual and other indemnities, assurances, guaranties and similar agreements, and all rights, benefits and privileges of Mortgagor in and to any and all contracts relating to operation, maintenance, management or security of any such property), and (7) all investment property, relating to such property, whether now owned or hereafter acquired, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts;
          (l) All right, title and interest of Mortgagor (whether as seller, purchaser or otherwise), but not its obligations, in and to any and all agreements in the nature of options or for the sale or any other transfer of all or any part of the Collateral, together with any and all down

6

payments, earnest money deposits and other sums paid or payable or deposited in connection therewith, and all rights which Mortgagor now has or may hereafter acquire to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys’ fees and disbursements) relating to the Real Estate or Collateral or any part thereof;
          (m) All rights, hereditaments and appurtenances pertaining to the foregoing; and all other interests of every kind and character that Mortgagor now has or at any time hereafter acquires in and to the Premises, Improvements, Equipment or the Timber described herein and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Mortgagor with respect to such property;
          (n) And including all property and rights of the type and nature set forth above hereafter acquired by Mortgagor, relating to the Real Estate and any and all further or greater estate, right, title, interest, claim and demand of Mortgagor, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to any of the property described in the foregoing paragraphs or any rights or interests appurtenant thereto; including, without limitation, all additional title, estate, interest, and other rights that may hereafter be acquired by Mortgagor in the property demised under the Timber Lease creating the Leasehold Estate;
          (o) All other Collateral defined in the Credit Agreement or in any other Loan Document now or hereafter signed by Mortgagor in favor of Mortgagee; and
          (p) Any and all proceeds of any or all of the foregoing.
     SUBJECT, HOWEVER, to the matters described on Exhibit C attached hereto and incorporated herein by reference (the “Permitted Encumbrances”).
     FURTHER, all of the property described in the foregoing Granting Clauses is herein sometimes collectively referred to as the “Collateral.” That portion of the Collateral which constitutes real property or fixtures is referred to as the “Real Property Collateral” and all other Collateral is referred to as the “UCC Collateral” or the “Code Collateral,” and Mortgagor does hereby grant and convey a security interest in and pledge of the Code Collateral to Mortgagee as security for the Obligations, as that term is hereinafter defined.
     TO HAVE AND TO HOLD the Real Property Collateral, together with the rights, privileges and appurtenances thereto belonging, unto Mortgagee and its successors and assigns, forever, and Mortgagor hereby binds itself and its heirs, executors, administrators, personal representatives, successors and assigns to warrant and forever defend the Real Property Collateral unto Mortgagee and its successors and assigns, against the claim or claims of all Persons claiming or to claim the same or any part thereof, and the Code Collateral, together with the rights, privileges and appurtenances thereto belonging, unto the Mortgagee and its successors and assigns, forever, and Mortgagor hereby binds itself and its heirs, executors, administrators, personal representatives, successors and assigns to warrant and forever defend the Code Collateral unto the Mortgagee, it successors and assigns, against the claim or claims of all Persons claiming or to claim the same or any part thereof.

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1.     CREDIT AGREEMENT; NOTE.
     This Mortgage is being executed pursuant to the terms of the Credit Agreement. Pursuant to the Credit Agreement, the Borrowers are or hereafter shall be justly indebted, jointly and severally, to the Lenders with respect to the Loans in the original principal amount of Two Hundred Twelve Million and 00/100 US Dollars (US $212,000,000.00), as may be evidenced by certain Notes from one or more of the Borrowers to one or more of the Lenders, bearing interest as set forth therein and in the Credit Agreement, and all successive extensions and renewals of the indebtedness represented thereby.
     1.1 Obligations. Accordingly, this Mortgage is made for the following uses and purposes, and is given to secure and shall secure the prompt payment of the following, which Mortgagor agrees to pay and perform (hereinafter sometimes referred to collectively as the “Obligations” or “Secured Obligations”):
          1.1.1     Payment and performance of all of Mortgagor’s obligations pursuant to the Notes and the Credit Agreement, including without limitation, payment of the aggregate principal obligations evidenced by the Notes, together with interest thereon at the rate or rates specified in the Notes or the Credit Agreement, including without limitation interest at the rates set forth in Section 3.2.2 of the Credit Agreement, as applicable, in accordance with the terms of the Notes and the Credit Agreement, and all premiums payable thereon and all other obligations evidenced by the Notes and the Credit Agreement, all of which obligations are payable in lawful money of the United States of America;
          1.1.2     Any and all sums now or hereafter becoming due and payable by the Mortgagor to the Mortgagee under the terms of this Mortgage, including but not limited to advancements made by the Mortgagee pursuant to the terms and conditions of this Mortgage with interest as herein provided and any debt or obligation arising as a result of the breach of any warranty or representation set forth in this Mortgage;
          1.1.3     Payment and performance and discharge of each and every obligation, promise and agreement of Mortgagor contained in this Mortgage, the Notes, the Credit Agreement and the other Loan Documents, and in any and all assignments of rents and leases, security agreements, collateral assignments, cash collateral agreements, supplemental agreements and any and all other Loan Documents which apply to all of the Loans under the Credit Agreement, and payment and performance of all other “Obligations” as defined in the Credit Agreement; and
          1.1.4     All renewals, extensions and refinancings of any or all of the obligations of the Mortgagor described in the foregoing subsections, whether or not any renewal or extension agreement is executed in connection therewith.
     1.2 Other Obligations. It is expressly understood that this Mortgage is intended to and does secure all obligations and liabilities, direct or contingent, of said Mortgagor to Mortgagee hereunder, whether now existing or hereafter arising, and any and all extensions, renewals and modifications of same, or any part thereof, at any time before actual cancellation of this instrument on the land records of the county where the Collateral is located, and whether the

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same be evidenced by note, open account, assignment, endorsement, guaranty, pledge or otherwise (all of which obligations shall be deemed to be included in the definition of “Obligations” and “Secured Obligations” hereunder).
2.     MORTGAGOR’S REPRESENTATIONS, COVENANTS AND WARRANTIES
     In order to induce the Lenders to extend credit to the Mortgagor, the Mortgagor represents, covenants and warrants to the Mortgagee that:
     2.1 Valid Title, etc. The Mortgagor has good and marketable fee simple title in and to the Fee Premises, along with any other property set forth on Exhibit A. The Mortgagor owns leasehold title to the Leasehold Premises, along with any other property set forth on Exhibit A-1, pursuant the Leasehold Estate described on Exhibit B. The Mortgagor owns good and marketable title to personal property in which a security interest is granted under the Loan Documents; Mortgagor further has a good right to sell and mortgage, grant a security interest in, and assign, the Collateral; the Collateral is free and clear of any Liens other than Permitted Encumbrances; and the Mortgagor will forever warrant and defend the title to the Collateral unto the Mortgagee against the claims of all Persons whomsoever, except those claiming under Permitted Encumbrances.
     With respect to the Timber Lease, Mortgagor represents and warrants, to the best of its knowledge after diligent inquiry, that (i) the Timber Lease is in full force and effect and has not been modified or amended in any manner whatsoever except as may be set forth on Exhibit B, (ii) there are no defaults under the Timber Lease and no event has occurred which, but for the passage of time, or notice, or both, would constitute a default under the Timber Lease, (iii) all rents, additional rents and other sums due and payable under the Timber Lease have been paid in full, (iv) neither Mortgagor nor the landlord under the Timber Lease has commenced any action or given or received any notice for the purpose of terminating the Timber Lease which has not been cured.
     2.2 Maintenance of Lien Priority. This Mortgage constitutes a valid and subsisting first priority Mortgage on the Real Estate and Lien on the Code Collateral, subject to the Permitted Encumbrances, and Mortgagor shall take all steps necessary to preserve and protect the validity and priority of the first Mortgage and first Lien on, security interests in, and assignments of, the Collateral created hereby. The Mortgagor shall execute, acknowledge and deliver such additional instruments as the Mortgagee may deem necessary in order to preserve, protect, continue, extend or maintain the Liens created hereby as first Liens on the Collateral, except as otherwise permitted under the terms of this Mortgage. If any such Lien not otherwise permitted under the terms of this Mortgage is asserted against the Collateral, Mortgagor will promptly, at its own cost and expense, (a) pay the underlying claim in full or take such other action so as to cause same to be released, and (b) within fifteen (15) days from the date such Lien is so asserted, give Mortgagee notice of such Lien. Such notice shall specify who is asserting such Lien and shall detail the origin and nature of the underlying claim giving rise to such asserted Lien. Without limiting the generality of the foregoing, Mortgagor will pay in full all sums owing or claimed for labor, materials, supplies, personal property (whether or not forming a Fixture hereunder), and services of every kind and character used, furnished or installed in or on the Collateral. All costs and expenses incurred in connection with the protection,

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preservation, maintaining of the Liens hereby created, including without limitation costs, fees and expenses incurred in correcting, reforming or altering this Mortgage, shall be paid by the Mortgagor.
     2.3 Operation for Permitted Use: Mortgagor will operate the Collateral only for the growing, harvesting, management and cultivation of trees and Timber and related activities or as otherwise permitted by the Credit Agreement and will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Collateral in any manner which violates any provisions governing the use, operation, occupancy or maintenance of the Collateral set forth in this Mortgage, the Credit Agreement or any of the other Loan Documents.
     2.4 Maintenance of Rights of Way, Easements and Licenses: Mortgagor will maintain, preserve and renew (to the extent Mortgagor has the right to renew on commercially reasonable terms) all rights of way, easements, grants, privileges, licenses and franchises reasonably necessary for the use of the Collateral from time to time. Mortgagor will not, without the prior consent of Mortgagee, which consent will not be unreasonably withheld, initiate, join in or consent to any private restrictive covenant or other public or private restriction as to the use of the Collateral, or any condominium declaration, plat or other document having the effect of subjecting the Collateral to the condominium or cooperative form of ownership. Mortgagor shall, however, comply with all easements and restrictive covenants which may at any time affect the Collateral, zoning ordinances and other public or private restrictions relating to the use of the Collateral.
3.     COVENANTS AND AGREEMENTS OF MORTGAGOR
     The Mortgagor covenants and agrees that, until the Obligations are paid in full in cash and this Mortgage is satisfied in writing by the Mortgagee:
     3.1 Payment of Taxes and Other Assessments. The Mortgagor will fulfill all of its obligations in connection with the payment of taxes and other assessments as more fully set forth in the Credit Agreement.
     3.2 Insurance. The Mortgagor shall keep or cause to be kept insurance with respect to the Collateral in accordance with the Credit Agreement.
     3.3 Title Insurance. Concurrently with the recordation of this Mortgage, the Mortgagor, at its expense, has obtained and delivered to the Mortgagee a loan policy or policies of title insurance in an amount satisfactory to the Mortgagee naming the Mortgagee as the insured, insuring the title to and the first mortgage priority of this Mortgage on the Premises with endorsements specified in clause (c) of Section 5.1.18 of the Credit Agreement and as otherwise reasonably requested by Mortgagee. The Mortgagor has duly paid in full all premiums and other charges due in connection with the issuance of such policy or policies of title insurance. All proceeds received by and payable to the Mortgagee for any loss under the loan policy or policies of title insurance delivered to the Mortgagee pursuant to this Section 3.3, or under any policy or policies of title insurance delivered to the Mortgagee in substitution therefor or replacement thereof, shall be the property of the Mortgagee and shall, except as expressly provided to the

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contrary in the Credit Agreement, be applied by the Mortgagee in accordance with this Mortgage.
     3.4 Compliance with Law. The Mortgagor shall comply in all material respects with all applicable Laws, ordinances, regulations, covenants, conditions and restrictions affecting the Collateral, and shall obtain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of the Collateral or the conduct of its business, and Mortgagor shall not suffer nor permit any act to be done in or upon the Collateral in violation thereof.
     3.5 Waste, Demolition, Alteration or Replacement and Preservation and Use of Collateral. The Mortgagor shall cause the Collateral and every part thereof to be maintained, preserved and kept in safe and good repair, working order and condition (consistent with good general forestry practices), normal wear and tear excepted (subject to damage by casualties) shall not commit or permit waste thereon, without the express prior written consent of the Mortgagee and shall from time to time make all necessary and proper repairs, renewals, additions and restorations thereto (consistent with good general forestry practices) so that the value and efficient use thereof shall be preserved and maintained. Upon any material failure to maintain the Collateral in accordance with the provisions of the Credit Agreement and this Mortgage, and after notice to Mortgagor of such failure, which is not cured by Mortgagor within thirty (30) days of receipt of such notice, Mortgagee, at its option, may cause reasonable repair and maintenance work to be performed at the cost of Mortgagor.
     3.6 Protection of Security. Mortgagee may appear in and defend any action or proceeding purporting to affect the security hereof and may bring any action or proceeding, in its own name or in the name of and on behalf of Mortgagor, which Mortgagee shall decide should be brought to protect its interests in the Real Estate, including, without limitation, any material title defect or claim, and Mortgagor shall pay all reasonable costs and expenses, including reasonable costs of evidence of title and attorneys’ fees incurred by Mortgagee in connection with any such actions or proceedings.
     3.7 Timber Management and Harvest Provisions. Mortgagor shall comply with all of the covenants and restrictions regarding the management and harvesting of Timber and the management, extraction, processing and handling of the Minerals located on the Real Property Collateral in accordance with the terms and conditions of the Credit Agreement. If no Event of Default has occurred and is continuing, Mortgagor may cut, or allow others to cut, Timber from the Real Estate on the conditions set forth in the Credit Agreement.
     3.8 Assignment of Rents and Profits.
          3.8.1 Mortgagor does hereby absolutely and unconditionally assign to Mortgagee all of its right, title and interest in all Leases and Rents and all proceeds from the sale, cancellation, surrender or other disposition of the Leases, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise to impose any obligation upon Mortgagee. Mortgagor agrees to execute and deliver

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to Mortgagee such additional instruments in form and substance satisfactory to Mortgagee, as may hereafter be reasonably requested by Mortgagee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section, Mortgagee grants to Mortgagor a revocable license to collect the Rents. Upon the occurrence of an Event of Default, the license granted to Mortgagor herein shall be automatically revoked and Mortgagee shall immediately be entitled to receive all Rents, whether or not Mortgagee enters upon or takes control of the Collateral. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon the revocation of the license granted herein to enter upon the Collateral in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license herein granted may be applied toward payment of the Obligations in such priority and proportion as Mortgagee, acting reasonably, shall deem proper. Delivery of written notice of Mortgagee’s exercise of the rights granted herein to any tenant under a Lease shall be sufficient to require said tenant to pay said rent to Mortgagee until further notice, and upon such payment any such tenant shall be relieved of all duty, liability or obligation to Mortgagor in respect of all payments so made. It is further the intent of Mortgagor and Mortgagee that the Rents hereby absolutely assigned are no longer, during the term of this Mortgage, property of Mortgagor or property of any estate of Mortgagor as defined in Section 541 of the Bankruptcy Code and shall not constitute collateral, cash or otherwise, of Mortgagor. The term “Rents” as used herein shall mean the gross rents without deduction or offsets of any kind.
          3.8.2 It is the intention of Mortgagee and Mortgagor that the assignment effectuated by this Mortgage with respect to the Rents shall be a direct and currently effective assignment and shall not constitute merely the granting of a Lien for the purpose of securing the Obligations. In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Mortgagee’s interest in the Rents constitutes a Lien on the Rents, it is agreed and understood that such Lien shall be deemed to be perfected upon the filing of this Mortgage and that the forwarding of a notice to Mortgagor and/or the other parties to such Leases after the occurrence of an Event of Default, advising Mortgagor of the revocation of Mortgagor’s license to collect such Rents, shall be sufficient action by Mortgagee to (a) enforce the perfected Lien on the Rents, (b) take possession thereof and (c) entitle Mortgagee to immediate and direct payment of the Rents, for application as provided in this Mortgage, all without the necessity of any further action by Mortgagee, including, without limitation, any action to obtain possession of the Collateral or any portion thereof.
          3.8.3 All Leases executed after the date of this Mortgage, except as provided in the Credit Agreement, shall provide that they are subordinate to this Mortgage and that the lessee agrees to attorn to Mortgagee; provided, however, that (i) nothing herein shall affect Mortgagee’s right to designate from time to time any one or more Leases as being superior to this Mortgage and Mortgagor shall execute and deliver to Mortgagee and shall cause to be executed and delivered to Mortgagee from each tenant under such Lease any instrument or agreement as Mortgagee may deem necessary to make such Lease superior to this Mortgage and (ii) that so long as the Lease is then in full force and effect, Mortgagee agrees for itself and its successors in interest and for any other Person acquiring title to the Collateral through a foreclosure, that such tenant’s possession of the Collateral as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease by reason of a foreclosure; provided, however that such tenant continues to comply with the terms of the Lease.

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          3.8.4 Mortgagor shall not, without the prior written consent of Mortgagee, enter into any Lease for all or any portion of the Real Estate, other than leases or licenses permitted under the Credit Agreement.
          3.8.5 With respect to any Lease (other than as provided in the Credit Agreement), (x) Mortgagor shall not, without the prior consent of Mortgagee, which shall not be unreasonably withheld, (i) alter or change the terms of any such Lease or cancel or terminate, abridge or otherwise modify the terms of any such Lease, (ii) consent to any assignment of or subletting under any such Lease (except where consent may be required under the terms of the Lease), (iii) cancel, terminate, abridge or otherwise modify any guaranty of any such Lease or the terms thereof, or (iv) collect or accept prepayments of installments of Rents in advance of the due date thereof, and (y) Mortgagor shall not, without the prior consent of Mortgagee, further assign the whole or any part of any such Lease or the Rents therefrom.
          3.8.6 With respect to each Lease (other than as provided in the Credit Agreement) Mortgagor shall (i) observe and perform each and every material provision thereof on the lessor’s part to be fulfilled or performed under each Lease and not do or permit to be done anything to impair the value of the Lease as security for the Loan, including surrender or voluntary termination of any Lease, (ii) promptly send to Mortgagee copies of all notices of default which Mortgagor shall send or receive thereunder, (iii) enforce all of the terms, covenants and conditions contained in such Lease upon the lessee’s part to be performed, short of termination thereof, (iv) execute and deliver, at the request of Mortgagee, all such further assurances, confirmations and assignments in connection with the Collateral as Mortgagee shall, from time to time, reasonably require and (v) upon request, furnish Mortgagee with executed copies of all Leases. Mortgagor shall from time to time upon request of Mortgagee, deliver to Mortgagee a Rent Roll showing all leases and licenses, with terms, rent, tenant information and other information required by Mortgagee and certified as true and correct by Mortgagor.
          3.8.7 MORTGAGEE SHALL NOT BE OBLIGATED TO PERFORM OR DISCHARGE, NOR DOES IT HEREBY UNDERTAKE TO PERFORM OR DISCHARGE, ANY OBLIGATION, DUTY OR LIABILITY UNDER THE LEASES OR CONTRACTS BY REASON OF THIS MORTGAGE. MORTGAGOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY MORTGAGEE FOR AND TO HOLD MORTGAGEE HARMLESS FROM ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH IT MAY OR MIGHT INCUR UNDER ANY OF THE LEASES OR CONTRACTS BY REASON OF THIS MORTGAGE AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST IT BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY OF THE LEASES OR CONTRACTS, EXCEPTING ANY SUCH OBLIGATIONS OR UNDERTAKINGS EXPRESSLY ASSUMED BY MORTGAGEE FROM AND AFTER IT ACQUIRES TITLE TO THE COLLATERAL BY FORECLOSURE OR OTHERWISE. SHOULD MORTGAGEE INCUR ANY SUCH LIABILITY, LOSS OR DAMAGE BY REASON OF THIS MORTGAGE OR IN THE DEFENSE OF ANY SUCH CLAIMS OR DEMANDS, THE AMOUNT THEREOF, INCLUDING ALL COSTS, EXPENSES AND ATTORNEYS’ FEES, SHALL BE SECURED HEREBY, AND MORTGAGOR SHALL REIMBURSE MORTGAGEE THEREFOR IMMEDIATELY UPON DEMAND.

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          3.8.8 Mortgagee’s acceptance of this assignment shall not, prior to entry upon and taking possession of the Collateral by Mortgagee, be deemed to constitute Mortgagee a “mortgagee in possession,” nor obligate Mortgagee to appear in or defend any proceeding relating to any of the Leases or to the Collateral, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Mortgagor by any lessee and not delivered to Mortgagee. Mortgagee shall not be liable for any injury or damage to person or property in or about the Collateral.
          3.8.9 Mortgagor hereby authorizes and directs the tenants under the Leases to pay Rents to Mortgagee upon written demand by Mortgagee, without further consent of Mortgagor and regardless of whether Mortgagee has taken possession of any other portion of the Collateral, and the tenants may rely upon any written statement delivered by Mortgagee to the tenants. Any such payment to Mortgagee shall constitute payment to Mortgagor under the Leases, and Mortgagor hereby appoints Mortgagee as Mortgagor’s lawful attorney-in-fact for giving, and is hereby empowered to give, acquittances to any tenants for such payments to Mortgagee after the occurrence of an Event of Default.
     3.9 Transfer or Further Encumbrance of the Collateral.
          3.9.1 Mortgagor shall not, without the prior written consent of Mortgagee, or in accordance with the Credit Agreement or with any Permitted Encumbrances, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Collateral or any part thereof, or permit or suffer the Collateral or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred. A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Collateral within the meaning of this Section and as set forth in the Credit Agreement shall be deemed to include (i) an installment sales agreement wherein Mortgagor agrees to sell the Collateral or any part thereof for a price to be paid in installments, (ii) an agreement by Mortgagor leasing all or a substantial part of the Collateral or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor’s right, title and interest in and to any Leases or any Rents, or (iii) the voluntary or involuntary sale, conveyance, encumbrance, pledge, hypothecation, dilution or transfer of any direct or indirect ownership or beneficial interest in Mortgagor, or a change in control of Mortgagor, which is not permitted under the Credit Agreement.
          3.9.2 Any purchaser, transferee or future ground lessee of a substantial portion of the Collateral pledged and assigned herein shall be deemed to have assumed and agreed to pay the Secured Obligations and to have assumed and agreed to be bound by and to keep, observe, perform and comply with all covenants, agreements, conditions and provisions of this Mortgage (including, without limitation, the terms of this Section) unless Mortgagee specifically agrees in writing to the contrary. Without limiting the generality of the foregoing, each such purchaser, transferee, lessee, pledgee and assignee shall be deemed to have made and agreed to each waiver, consent, authorization, direction and appointment made by or agreed to by Mortgagor under this Mortgage. Mortgagor agrees that, in the event ownership of all or any part of the Collateral becomes vested in a Person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal in any way with such successor or successors in interest with reference to this Mortgage, the other Loan Documents and the Obligations, without in any way vitiating or

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discharging Mortgagor’s liability with respect thereto. Any such purchaser, transferee, lessee, pledgee or assignee shall confirm the above in writing at the request of Mortgagee and shall furnish any other performance or documentation required by Mortgagee. No sale, conveyance, transfer, pledge, encumbrance, assignment or lease referred to in the immediately preceding Section, and no forbearance, extension or assumption by or to any Person with respect to the Obligations or any of the Loan Documents, shall operate to release, discharge, modify, change or affect the liability of Mortgagor, either in whole or in part, unless Mortgagee specifically agrees in writing to the contrary.
     3.10 Inspection. Mortgagor agrees that Mortgagee and/or its agents and independent contractors, shall have the right to enter the Real Estate at reasonable times and intervals, to inspect and test the Real Estate, for the purpose of determining whether Mortgagor is in compliance with the provisions of this Mortgage and the other Loan Documents.
     3.11 Security Agreement, Financing Statements and Fixture Filing.
          3.11.1 This Mortgage is a real property Mortgage and a “security agreement” and a “financing statement” and a “fixture filing” within the meaning of the applicable Uniform Commercial Code (the “Code”). The Collateral includes both real and personal property, including timber to be cut, as-extracted collateral and goods, including goods which are or are to become fixtures, and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Collateral. Mortgagor, by executing and delivering this Mortgage, grants to Mortgagee, as security for the Obligations, a security interest in and Lien upon the Code Collateral and in all other Collateral to the full extent that the Code Collateral and such other Collateral may be subject to the Code. Mortgagee, by accepting this Mortgage, agrees to and enters into this Security Agreement. Mortgagor authorizes Mortgagee to prepare and file such financing statements and further assurances as Mortgagee may, from time to time, deem necessary in order to create, perfect, and preserve the Liens granted in this Section. This Mortgage shall also constitute a fixture filing and a financing statement covering goods and inventory, including goods that are to become fixtures and a financing statement covering timber to be cut and as-extracted collateral, for the purposes of the Code. Information concerning the security interest(s) herein granted in the Code Collateral may be obtained from Mortgagee upon request at the address given herein.
          3.11.2 Mortgagor has made certain representations and covenants, including but not limited to the following information and covenants, to Mortgagee in the Credit Agreement regarding information necessary to assure compliance with the Code and Mortgagor represents and warrants to the Mortgagee that all such information pertaining to the Mortgagor is accurate and complete in all respects.
          3.11.3 Because this Mortgage also constitutes a UCC financing statement and fixture filing, the following information is included herein, and Mortgagor represents and warrants the truth and accuracy thereof:

(a)	The name of the Debtor is Timberlands II, LLC.
(b)	The mailing address of Debtor is c/o Wells REIT, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365.

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(c)	The type of organization of Debtor is limited liability company.
(d)	The jurisdiction of organization of Debtor is Delaware.
(e)	The organizational identification number, if any, of Debtor is 4335699.
(f)	The name of Secured Party is CoBank, ACB, as Administrative Agent.
(g)	The mailing address of Secured Party is 5550 South Quebec Street, Greenwood Village, Colorado 80111.
(h)	This financing statement covers the following collateral: all property and assets of Debtor, including but not limited to fixtures and timber to be cut, more particularly described herein, which relate to the real property more particularly described on Exhibit A and Exhibit A-1 attached hereto and made a part hereof.
(i)	This financing statement is to be recorded in the real estate records.
(j)	This financing statement covers timber to be cut and as-extracted collateral and is filed as a fixture filing. The real estate is more particularly described on Exhibit A and Exhibit A-1 attached hereto and made a part hereof.
(k)	The address of Mortgagor’s chief executive office and principal place of business is c/o Wells REIT, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365, and the location of Mortgagor under the Code is Delaware.
(l)	With the exception of inventory in transit, all tangible (corporeal) assets comprising the Code Collateral are situated on the Real Estate.
(m)	The owners of the Leasehold Premises are as described on Exhibit A-1.
          3.11.4 The following covenants are made in connection with the UCC Collateral:
               (a)     Mortgagor shall prevent any Code Collateral from being or becoming an accession to any property not subject to security interests created by this Mortgage.
               (b)     From time to time hereafter at the request of Mortgagee, Mortgagor shall deliver to Mortgagee up to date schedules of any items of Code Collateral.
               (c)     Mortgagor shall not change its name, its mailing address, its state of organization, its form of organization, its state-issued organizational identification number or the location of its chief executive office without giving at least thirty (30) days prior written notice to Mortgagee.
               (d)     If the Mortgagor shall at any time hold or acquire a commercial tort claim with respect to the Collateral, the Mortgagor shall immediately notify the Mortgagee in a writing signed by the Mortgagor of the brief details thereof and grant to the Mortgagee in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Mortgagee.
          3.11.5 Without limiting the other remedies set forth herein, on the happening of any Event of Default or at any time thereafter, the Mortgagee shall have and may exercise with respect to the personal property and other non-real estate collateral included in the UCC Collateral all rights, remedies and powers of a secured party under the Code with reference to the UCC Collateral or any other items in which a security interest has been granted herein,

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including without limitation the right and power to sell at public or private sale or sales or otherwise dispose of, lease or utilize the UCC Collateral and any part or parts thereof in any manner to the fullest extent authorized or permitted under the Code after default hereunder, without regard to preservation of the UCC Collateral or its value and without the necessity of a court order. The Mortgagee shall have, among other rights, the right to take possession of the UCC Collateral and to enter upon any premises where the same may be situated for the purpose of repossessing the same without being guilty of trespass and without liability for damages occasioned thereby and to take any action deemed appropriate or desirable by the Mortgagee, at its option and its sole discretion, to repair, restore or otherwise prepare the UCC Collateral for sale, lease or other use or disposition. At the Mortgagee’s request, the Mortgagor, at Mortgagor’s expense, shall assemble the UCC Collateral and make the UCC Collateral available to the Mortgagee at any place designated by the Mortgagee. To the extent permitted by Law, the Mortgagor expressly waives any notice of sale or any other disposition of the Collateral and any rights or remedies of the Mortgagee with respect to, and the formalities prescribed by Law relative to, the sale or disposition of the Collateral or to the exercise of any other right or remedy of the Mortgagee existing after default. To the extent that such notice is required and cannot be waived, the Mortgagor agrees that if such notice is given to the Mortgagor in accordance with the provisions of Section 5.8 below, at least ten (10) days before the time of the sale or other disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving said notice. Mortgagor shall pay to Mortgagee on demand any and all reasonable expenses, including reasonable legal expenses and attorneys’ fees and disbursements, incurred or paid by Mortgagee in protecting its interest in the Code Collateral and in enforcing its rights hereunder with respect to the Code Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Code Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such sale, disposition or action shall constitute reasonable notice to Mortgagor. The proceeds of any disposition of the Code Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Obligations in such priority and proportions as Mortgagee in its discretion shall deem proper.
          3.11.6 The Mortgagor hereby irrevocably authorizes the Mortgagee at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as being assets of the Mortgagor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the state where this Mortgage is recorded for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Mortgagor is an organization, the type of organization and any organization identification number issued to the Mortgagor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral that is as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates and, if Mortgagor does not have an interest of record in the real property, the name of the record owner. The Mortgagor also ratifies its authorization for the Mortgagee to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Mortgagor shall promptly execute, file and record, at its sole cost and expense, such Code forms as are necessary to maintain the validity and priority of the Lien of Mortgagee upon and security interest in the Code Collateral. In addition, Mortgagor shall promptly execute, file

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and record such additional Code forms or continuation statements and further assurances as Mortgagee shall deem necessary to insure the attachment, perfection and first priority of, and the ability of the Mortgagee to enforce, the Mortgagee’s security interest in any and all of the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. Mortgagor hereby grants to Mortgagee an irrevocable power of attorney, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Code Collateral covered by this Mortgage.
          3.11.7 For avoidance of doubt it is expressly understood and agreed that any terms not defined herein or in the Credit Agreement shall refer to any definitions thereof in the Code, as the same may be revised from time to time, it being the intention of the parties hereto that the description of Collateral set forth herein be construed to include the broadest possible range of property and assets.
     3.12 Personal Property. Except as permitted by the Credit Agreement and the other Loan Documents, that portion of the Collateral consisting of personal property and equipment, shall be owned by Mortgagor and shall not be the subject matter of any lease or other transaction whereby the ownership or any beneficial interest in any of such property is held by any Person or entity other than Mortgagor nor shall Mortgagor create or suffer to be created any security interest, other than a Permitted Encumbrance, covering any such property as it may from time to time be replaced, other than the security interest created herein.
     3.14 Subrogation. To the extent permitted by Law and the provisions of the Credit Agreement, Mortgagee shall be subrogated, notwithstanding their release of record, to any mechanic’s or vendor’s Lien or Liens of any kind heretofore or hereafter existing on the Real Estate to the extent that the same are paid or discharged by Mortgagee, whether or not from the proceeds of the Notes; provided, however, this Section shall not be deemed or construed to obligate Mortgagee to pay or discharge the same.
     3.15 Condemnation. Immediately upon Mortgagor’s obtaining knowledge of the institution of any proceeding for the condemnation of, or for the exercise of the right of eminent domain with respect to, the Collateral, or any part thereof, Mortgagor shall notify Mortgagee of such fact. Mortgagor shall then, if requested by Mortgagee, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Mortgagee for disposition pursuant to the terms of this Mortgage. Mortgagor may be the nominal party in such proceeding, but Mortgagee shall be entitled to participate in and to control same and to be represented therein by counsel of its own choice, and Mortgagor will deliver, or cause to be delivered, to Mortgagee such instruments as may be requested by Mortgagee from time to time to permit such participation. If the Collateral is taken or diminished in value, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Mortgagor by virtue of its interest in the Collateral shall be, and by these presents is, assigned, transferred and set over unto Mortgagee to be held by it, subject to the Lien of this Mortgage, and may, at the Mortgagee’s election, but subject to the provisions of the Credit Agreement, be used in any one or more of the following ways: (a) apply the same in the manner set forth in the Notes and the Credit Agreement; (b) use the same or any part thereof to perform or discharge any of the Obligations; (c) use the same or

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any part thereof to restore, repair or replace the Collateral to a condition satisfactory to the Mortgagee (with the disbursement of such funds being made in accordance with the procedures approved by Mortgagee); or (d) release the same to Mortgagor. Mortgagee is empowered to collect and receive the proceeds of any condemnation or eminent domain award or settlement; Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor’s attorney-in-fact (coupled with an interest) to collect and receive such proceeds. Mortgagee shall not be obligated to collect, and shall not be liable for failure to collect, any such proceeds.
     3.16 Intentionally Deleted.
     3.17 HOLD HARMLESS. MORTGAGOR WILL DEFEND, AT ITS OWN COST AND EXPENSE, AND HOLD MORTGAGEE AND THE LENDERS HARMLESS FROM, ANY ACTION, PROCEEDING OR CLAIM AFFECTING MORTGAGEE OR THE LENDERS, THE COLLATERAL OR THE LOAN DOCUMENTS, OR RESULTING FROM OR ARISING OUT OF THE FAILURE OF MORTGAGOR TO PERFORM OR DISCHARGE THE OBLIGATIONS OR OTHERWISE TO COMPLY WITH THE PROVISIONS OF THE LOAN DOCUMENTS, INCLUDING ANY ACTIONS TAKEN BY MORTGAGEE UNDER SECTION 4.3 BELOW NOTWITHSTANDING THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OF MORTGAGEE, AND ALL COSTS AND EXPENSES INCURRED BY MORTGAGEE IN PROTECTING ITS INTERESTS HEREUNDER (INCLUDING ALL COURT COSTS AND ATTORNEYS’ FEES) SHALL BE BORNE BY MORTGAGOR, PROVIDED THAT MORTGAGOR SHALL HAVE NO OBLIGATION TO DEFEND OR INDEMNIFY MORTGAGEE OR THE LENDERS WITH RESPECT TO THE CONSEQUENCES OF MORTGAGEE’S OR THE LENDERS’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
4.     DEFAULT AND REMEDIES.
     4.1 Events of Default. 4.1.1      The term “Event of Default,” as used in this Mortgage, shall mean the occurrence or happening, at any time and from time to time, of an “Event of Default” under the Credit Agreement.
     4.2     Rights and Remedies of the Mortgagee Upon Default.
          4.2.1     Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at its option and without demand upon or notice to the Mortgagor, declare all or any part of the Obligations to be immediately due and payable, whereupon all such Obligations shall become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Mortgagor (provided, that all Obligations shall be automatically due and payable upon an Event of Default described in Section 8.1 of the Credit Agreement), and the Mortgagee may immediately enforce payment of all such amounts and may exercise any or all or its rights and remedies under this Mortgage, the Notes, any of the other Loan Documents and applicable Law and equity. The Mortgagor also waives any and all rights the Mortgagor may have to a hearing before any judicial authority prior to the exercise by the Mortgagee of any of its rights under this Mortgage, the Notes, any of the other Loan Documents and applicable Law, and waives the right to a jury in any litigation arising between Mortgagor and Mortgagee. In addition, Mortgagee may, to the fullest extent permitted by applicable Law:

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               (a)     In person or by agent or by a receiver appointed by a court, with or without bringing any action or proceeding and without regard to the adequacy of its security, the solvency of Mortgagor or the existence of waste, enter upon and take possession of the Collateral, or any part thereof, in its own name or in the name of Mortgagee, and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of the Collateral, or part thereof or interest therein, to increase the income therefrom or to protect the security hereof; and, with or without taking possession of the Collateral, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including attorneys’ fees, upon any indebtedness secured by this Mortgage, all in such order as Mortgagee may determine. The entering upon and taking possession of the Collateral, the collection of such Rents and the application thereof, as aforesaid shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Collateral, the collection, receipt and application of Rents, Mortgagee shall be entitled to exercise every right provided for in any of the Loan Documents or by Law upon occurrence of any Event of Default, including any right to exercise a power of sale under applicable Law;
               (b)     Sell the Collateral (or such part or parts thereof as the Mortgagee may from time to time elect to sell) under the power of sale which is hereby given to the Mortgagee, in person or by auctioneer before the courthouse door in the county or counties in the state of Alabama where the Collateral is located, at public outcry, to the highest bidder for cash, after having first given twenty-one (21) days notice (or such other time period otherwise provided by Law) of the time, place and terms of sale, together with a description of the Collateral to be sold, by publication, once a week for three successive weeks prior to said sale in some newspaper published in said county or counties, as may be required, and, upon payment of the purchase money, the Mortgagee or any Person conducting the sale for Mortgagee is authorized to execute to the purchaser at said sale, a deed to the Collateral or portion thereof so purchased. The sale shall be held between the hours of 11:00 a.m. and 4:00 p.m. on the day designated for the exercise of the power of sale hereunder. Mortgagee may bid at said sale and purchase the Collateral or portion thereof if the highest bidder therefor. At the foreclosure sale the Collateral may be offered for sale and sold as a whole without first offering it in any other manner or may be offered for sale and sold in any other manner as Mortgagee may elect;
               (c)     Foreclose the Mortgage in a court having jurisdiction thereof for which the Mortgagor will pay a reasonable attorney’s fee and all court costs therefore, which fee and costs shall be and constitute a part of the obligations secured hereby.
               (d)     Proceed as to both the real and personal property in accordance with Mortgagee’s rights and remedies in respect of the Collateral, or proceed to sell any personal property separately and without regard to the Collateral in accordance with Mortgagee’s rights and remedies. Mortgagee shall have all rights and remedies under this Mortgage and the other Loan Documents, at Law and in equity.
     If an Event of Default shall have occurred and be continuing, Mortgagee, as a matter of right and without notice to Mortgagor or anyone claiming under Mortgagor, and without regard to the then value of the Collateral or the interest of Mortgagor herein, shall have the right to

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apply to any court having jurisdiction to appoint a receiver or receivers of the Collateral, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the powers and duties available to receivers under Law and all the powers and duties of Mortgagee in case of entry as provided above and shall continue as such and exercise all such powers until the date of confirmation of sale of the Collateral unless such receivership is sooner terminated.
     Mortgagee may postpone sale of all or any portion of the Collateral by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement; or Mortgagee may, in its discretion, give a new notice of sale. Mortgagee may rescind any such notice of default at any time before Mortgagee’s sale. The exercise by Mortgagee of the right of rescission shall not constitute a waiver of any default and demand for sale, or notices of default and of election to cause the Collateral to be sold, nor otherwise affect the Notes or this Mortgage, or any of the rights, obligations or remedies of Mortgagee hereunder.
     In the event the foreclosure sale is not concluded and Mortgagee has allowed Mortgagor to cure any and all defaults occasioned hereunder, Mortgagor shall pay to Mortgagee all costs and expenses incurred by Mortgagee as a result of Mortgagor’s default, including reasonable attorneys’ fees. In case the Mortgagee, in the exercise of the power of sale herein given, elects to sell the Collateral in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Collateral not previously sold shall have been sold or all the Obligations shall have been paid in full and this Mortgage shall have been terminated as provided herein.
     In the event of a sale of the Collateral or any part thereof, and the execution of a deed or deeds therefor, the recital therein of default, and of the giving of notice of sale, and of a demand by Mortgagee, or its successors or assigns, that such sale should be made, shall be conclusive proof of such default, and of the due giving of such notice, and that the sale was regularly and validly made on due and proper demand by Mortgagee, its successors or assigns; and any such deed or deeds with such recitals therein and otherwise conforming with applicable Law shall be effectual and conclusive against Mortgagor, its successors and assigns, and all other Persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money.
          4.2.2     Without limiting the generality of the foregoing, upon the occurrence of an Event of Default, or at any time thereafter:
               (a)     The Mortgagee at its option, shall have the right, power and authority to exercise and enforce any or all of the following rights and remedies with respect to Rents and Leases:
          (i)     to enforce the termination of the license granted to the Mortgagor hereunder to collect the Rents, and, without taking possession, in the Mortgagee’s own name to demand, collect, receive, sue for, attach and levy upon

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the Rents (including all income received or receivable with respect to any of the Collateral), to give proper receipts, releases and acquittances therefor, and after deducting all necessary and reasonable costs and expenses of collection, including reasonable attorneys’ fees, to apply the net proceeds thereof to the Obligations in such order and amounts as the Mortgagee may choose (or hold the same in a cash collateral reserve as security for the Obligations);
          (ii)     without regard to the adequacy of the security, with or without any action or proceeding, through any Person or by agent, or by a receiver or keeper to be appointed by court, to enter upon, take possession of, manage and operate the property or any part thereof for the account of the Mortgagor; make, modify, enforce, cancel or accept surrender of any Lease; remove and evict any lessee; increase or reduce rents; cut, remove, sell and dispose of Timber and exercise all rights under deeds or contracts and otherwise do any act, or incur any cost or expense the Mortgagee shall deem proper to protect the security hereof, as fully and to the same extent as the Mortgagor could and to apply any funds to the operation and management of the Collateral (including payment of reasonable management, brokerage and attorneys’ fees) and payment of any Obligations in such order and amounts as the Mortgagee may choose (or hold the same in cash collateral reserve as security);
          (iii)     to require Mortgagor to transfer and pay over to Mortgagee all security deposits and records thereof, together with all original Leases; and
          (iv)     to take whatever legal proceedings may appear necessary or desirable to enforce any obligation or covenant or agreement of the Mortgagor under this Mortgage.
               (b)     the collection of the Rents and application thereof (or holding thereof in reserve) as aforesaid or the entry upon and taking possession of the Collateral or both shall not cure or waive any default or waive, modify or affect any notice of default under this Mortgage, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by the Mortgagee, once exercised, shall continue for so long as the Mortgagee shall elect, notwithstanding that the collection and application aforesaid of the Rents may have cured the original default. If the Mortgagee shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent default.
          4.2.3     All payments received by the Mortgagee as proceeds of the Collateral, or any part thereof, as well as any and all amounts realized by the Mortgagee in connection with the enforcement of any right or remedy under or with respect to this Mortgage, shall be applied as set forth in the Credit Agreement.
          4.2.4     In case of any sale of the Collateral as authorized by this Section 4.2, all prerequisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the nonpayment of any of the Obligations or as to the advertisement of sale, or the time, place and manner of sale, or as to

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any other fact or thing, shall be taken in all courts of Law or equity as prima facie evidence that the facts so stated or recited are true.
          4.2.5      It is specifically understood and agreed that the foregoing acceleration provisions will be applicable not only to the maturities recited in the original Notes but also to any substituted maturities created by extension or renewal. The failure of the holder(s) of the secured indebtedness to declare an acceleration of maturities when a ground therefor exists, even though such forbearance may be repeated from time to time, will not constitute a waiver of the right of such holder(s) to accelerate maturities upon a recurrence of the same ground therefor; nor will the act of such holder(s) in remedying any condition resulting from declaring an acceleration of maturities by reason of such default.
          4.2.6      If Mortgagee shall expend any sum or sums for the protection of any of the Collateral or the Lien of this Mortgage (such Mortgagee to have uncontrolled discretion as to the necessity of making any such expenditures), the repayment of such sum or sums on demand (with interest thereon at the highest rate allowed by Law from the date of each expenditure) shall be the personal obligation of the Mortgagor; and such obligation to repay will constitute a part of the indebtedness secured hereby. The expenditures thus made reimbursable will include, without limitation, taxes, special improvement assessments, insurance premiums, repairs and maintenance expenses, security expenditures, sums paid to discharge prior Liens, rents on premises in which mortgaged personalty may be situated, etc. The cost of any abstract or supplemental abstract procured by Mortgagee to facilitate foreclosure will also constitute a part of the reimbursable expenses secured hereby.
     4.3      Advances by Mortgagee.  If the Mortgagor shall fail to comply with the provisions hereof with respect to the securing of insurance, the payment of taxes, assessments and other charges, the keeping of the Collateral in repair, the performance of the Mortgagor’s obligations under any lease, the payment of any prior mortgages, or the protection of any of the Collateral or the Lien of this Mortgage or the performance of any other term or covenant herein contained, the Mortgagee may, without further notice to or demand upon Mortgagor and without waiving or releasing any other right, remedy or recourse, (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Mortgagor (such Mortgagee to have uncontrolled discretion as to the necessity of making any such expenditures), and shall have the right to enter upon the Collateral for such purpose and to take all such action as it may deem necessary or appropriate. The repayment of any such sum or sums on demand (with interest thereon at the highest rate allowed by Law from the date of each expenditure) shall be the personal obligation of the Mortgagor; and such obligation to repay will constitute a part of the indebtedness secured hereby. The expenditures thus made reimbursable shall include, without limitation, taxes, special improvement assessments, insurance premiums, repairs and maintenance expenses, security expenditures, sums paid to discharge prior liens, and rents on premises in which mortgaged personalty may be situated. The Mortgagor agrees to repay all such sums advanced upon demand, with interest from the date such advances are made at the rates set forth in Section 3.2.2 of the Credit Agreement, or the highest rate permitted by Law, whichever shall be less, and all sums so advanced with interest shall constitute Obligations and shall be secured hereby. The cost of any title abstract or report or supplemental abstract or report procured by Mortgagee to facilitate foreclosure will also constitute a part of the reimbursable expenses secured hereby.

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     4.4      Other Rights.  Mortgagee may exercise any and all other rights, remedies and recourses granted under the Loan Documents or now or hereafter existing in equity or at Law for the protection and preservation of the Collateral.
     4.5      Remedies Cumulative, Concurrent and Nonexclusive.  Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at Law or equity (including, without limitation, those granted by the Code and applicable to the Collateral, or any portion thereof), and same (1) shall be cumulative and concurrent, (2) may be pursued separately, successively or concurrently against Mortgagor or others obligated for the Obligations, or any part thereof or against any one or more of them, or against the Collateral, at the sole discretion of Mortgagee, (3) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise of or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and are intended to be, and shall be, nonexclusive, and Mortgagee may pursue inconsistent remedies, and no action hereunder by Mortgagee shall be deemed to prejudice Mortgagee’s right thereafter to foreclose this Mortgage. Nothing herein and no action of Mortgagee shall be construed as an election to proceed under any provision to the exclusion of any other provision or as prohibiting Mortgagee from seeking a deficiency judgment against Mortgagor to the extent such action is permitted by Law.
     4.6      General Remedies. In addition to the remedies set forth in Section 4.2 of this Mortgage, if an Event of Default shall have occurred and be then in existence, Mortgagee may take such action, without notice or demand, as it shall deem advisable to protect and enforce its rights against Mortgagor and in and to the Collateral or any part thereof or interest therein, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee: (i) enter into or upon the Collateral, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore, harvest and sell Timber and otherwise deal with all and every part of the Collateral and conduct the business thereat, (B) complete any construction on the Collateral in such manner and form as Mortgagee deems advisable, (C) make alterations, additions, renewals, replacements and improvements to or on the Collateral, (D) exercise all rights and powers of Mortgagor with respect to the Collateral, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify, timber sales contracts, stumpage sale agreements, leases, and other agreements and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Collateral and every part thereof and (E) receive and collect the receipts from the Collateral, give proper receipts, releases and acquittances therefore, and apply the same to the payment of the Secured Obligations, after deducting therefrom all expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Collateral, as well as just and reasonable compensation for the services of the Mortgagee and its counsel, agents and employees, or (ii) institute proceedings for the complete foreclosure of this Mortgage in which case the Collateral may be sold for cash or upon credit in one or more parcels, or (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable Law, institute proceedings for the partial foreclosure of

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this Mortgage for the portion of the Secured Obligations then due and payable, subject to the continuing Lien of this Mortgage for the balance of the Secured Obligations not then due, or (iv) sell for cash or upon credit the Collateral or any part thereof and all or any part of any estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by Law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Collateral, this Mortgage shall continue as a Lien on the remaining portion of or estate in the Collateral, or (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes or any other Loan Document, or (vi) recover judgment on the Notes or any guaranty either before, during or after any proceedings for the enforcement of this Mortgage or (vii) pursue such other remedies as Mortgagee may have under applicable Law or equity. Further, once Mortgagee has exercised any of its rights or remedies hereunder, or under the Loan Documents, during the existence of an Event of Default, all actions theretofore or thereafter taken by Mortgagee in pursuit of such rights and remedies shall not be affected by any cure of such Event of Default, unless Mortgagee shall accept the cure and terminate pursuit of any such right or remedy, in which case, the parties shall be restored to their position which existed prior to Mortgagee’s exercise of its rights or remedies.
5.      MISCELLANEOUS PROVISIONS
     5.1      Waiver and Election.  The exercise by the Mortgagee of any right, power or remedy given under the terms of this Mortgage shall not be considered as a waiver of the right to exercise any other right, power or remedy given herein, and the filing of a suit to foreclose the Lien granted by this Mortgage, either on any matured portion of the Obligations or for the whole of the Obligations, shall not be considered an election so as to preclude foreclosure under power of sale after a dismissal of the suit; nor shall the publication of notices for foreclosure preclude the prosecution of a later suit thereon. No failure or delay on the part of the Mortgagee in exercising any right, power or remedy under this Mortgage shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. No notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances. The Mortgagor expressly waives the right to any notice of the assignment of the Notes or this Mortgage and the right to enforce the provisions of any applicable Law requiring such notice.
     5.2      Enforceability.  If any provision of this Mortgage is held to be illegal, invalid, or unenforceable under present or future Laws effective while this Mortgage is in effect, the legality, validity and enforceability of the remaining provisions of this Mortgage shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Mortgage a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
     5.3      Application of Payments.  If the Lien created by this Mortgage is invalid or unenforceable as to any part of the Obligations or is invalid or unenforceable as to any part of the Collateral, the unsecured or partially secured portion of the Obligations shall be completely paid prior to the payment of the remaining secured or partially secured portion of the Obligations, and

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all payments made on the Obligations, whether voluntary or under foreclosure or other enforcement action or procedures, shall be considered to have been first paid on and applied to the full payment of that portion of the Obligations that is not secured or not fully secured by said Lien created hereby.
     5.4      Applicable Law.  The creation, perfection, Lien priority, and the exercise of remedies and enforcement, and all other provisions of this Mortgage shall be governed by the internal Laws of the State in which the Premises is located, without regard to principles of conflicts of Laws. The Notes, the Credit Agreement and all other Loan Documents (other than mortgages or other security documents filed in other States which shall be governed by the Laws of those States) shall be governed by the internal Laws of the State of New York, also without regard to principles of conflicts of Laws In the event of a conflict between the Laws of the State of New York and the Laws with respect to creation, perfection and enforcement of the Lien created by this Mortgage, the Laws of the State in which the Premises is located shall govern.
     THIS MORTGAGE CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS MORTGAGE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR MORTGAGOR MAY BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK, BOROUGH OF MANHATTAN. THE MORTGAGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUIT LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE MORTGAGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE. THE MORTGAGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE MORTGAGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE MORTGAGOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS MORTGAGE. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS MORTGAGE OR ANY COURSE OF

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CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) RELATING THERETO. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY TO ENTER INTO THIS AGREEMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE MORTGAGOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE MORTGAGEE OR THE LENDERS ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS MORTGAGE OR ANY INSTRUMENT CONTEMPLATED HEREBY.
     5.5      Meaning of Particular Terms.  Whenever used, the singular number shall include the plural and the plural, the singular, the pronouns of one gender shall include all genders; and the words “Mortgagor,” “Borrower” and “Mortgagee” shall include their respective heirs, personal representatives, successors and assigns. The term “Mortgagor” as used in this Mortgage refers to the undersigned, whether one or more natural Persons, partnerships, limited liability companies, corporations, associations, trusts or other entities or organizations. In addition, the rules of construction set forth in Section 1.3 of the Credit Agreement shall apply to this Mortgage.
     5.6      Release or Extension by Mortgagee.  The Mortgagee, without notice to the Mortgagor and without in any way affecting the rights of the Mortgagee hereunder as to any part of the Collateral not expressly released, may release any part of the Collateral or any Person liable for any of the Obligations and may agree with any party with an interest in the Collateral to extend the time for payment of all or any part of the Obligations or to waive the prompt and full performance of any term, condition or covenant of the Notes, any of the Loan Documents, this Mortgage or any other instrument evidencing or securing any of the Obligations.
     5.7      Partial Payments.  Acceptance by the Mortgagee of any payment of less than the full amount due on the Obligations shall be deemed acceptance on account only, and the failure of the Mortgagor to pay the entire amount then due shall be and continue to constitute an Event of Default, and at any time thereafter and until the entire amount due on the Obligations has been paid, the Mortgagee shall be entitled to exercise all rights conferred on it by the terms of this Mortgage in case of the occurrence of an Event of Default.
     5.8      Addresses for Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be sent by Federal Express or other recognized national courier, personal service or United States mail, certified with return receipt requested, to the applicable party at its address indicated on the first page of this Mortgage, or shall be sent in accordance with the Credit Agreement, and shall be deemed given upon receipt or refusal to accept, and any party may designate another address in accordance herewith or with the Credit Agreement. All notices to Mortgagee shall also be sent to Sutherland Asbill & Brennan LLP, 999 Peachtree Street, NE, Atlanta, Georgia 30309, Attn: Victor P. Haley.

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     5.9      Titles.  All section, paragraph, subparagraph or other titles contained in this Mortgage are for reference purposes only, and this Mortgage shall be construed without reference to said titles.
     5.10      Construction and Presumption.  This Mortgage may be construed as a deed of trust, mortgage, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation, or contract, or any one or more of them, in order fully to effectuate the Lien created hereby and the purposes and agreements herein set forth. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Mortgage.
     5.11      Collection Costs.  The Mortgagor agrees to pay all costs, including reasonable attorneys’ fees, actually incurred by the Mortgagee in enforcing the Mortgagee’s rights hereunder and in collecting or securing, or attempting to collect or secure, the Obligations, or any part thereof, or in defending or attempting to defend the priority of this Mortgage against any Lien on the Collateral, or any part thereof, unless this Mortgage is herein expressly made subject to any such Lien; and all costs incurred in the foreclosure of this Mortgage, either under the power of sale contained herein, or by virtue of the decree of any court of competent jurisdiction. The full amount of such costs incurred by the Mortgagee shall be a part of the Obligations, and shall bear interest at the rates set forth in Section 3.2.2 of the Credit Agreement or such lesser amount as shall be the maximum amount permitted by Law, and shall be secured by this Mortgage.
     5.12      Defeasance.  If all of the Obligations have been paid in full in cash, including but not limited to all sums (principal, interest, premium and charges) payable under the Notes and any and all extensions and renewals of the same; and all sums due, or to become due, and payable by the Mortgagor under the terms of this Mortgage, the Credit Agreement and any of the other Loan Documents, including but not limited to advancements made by the Mortgagee pursuant to the terms and conditions of this Mortgage, and if Mortgagor has kept and performed each and every obligation, covenant, duty, condition and agreement herein and in the Credit Agreement, Notes and other Loan Documents imposed on or agreed to by the Mortgagor; then this conveyance and the grants and conveyances contained herein shall become null and void, and the Collateral shall revert to the Mortgagor, and the entire estate, right, title and interest of the Mortgagee will thereupon cease; and the Mortgagee in such case shall, upon the request of the Mortgagor and at the Mortgagor’s cost and expense, deliver to the Mortgagor proper instrument(s) acknowledging satisfaction of this instrument; otherwise, this Mortgage shall remain in full force and effect. No release or modification of this conveyance, or of the Lien created and evidenced thereby, shall be valid unless executed by Mortgagor.
     5.13      Change in Ownership.  Subject to the provisions of the Credit Agreement, if the ownership (legal or beneficial) of the Collateral or any part thereof becomes vested in a Person or entity other than Mortgagor, or in the event of a change of any ownership of Mortgagor legal or beneficial, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the Obligations in the same manner as with Mortgagor without in any way vitiating or discharging Mortgagor’s liability hereunder or

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with respect to the Obligations and without affecting any default created hereunder by such ownership change, including, without limitation, all of Mortgagee’s rights and remedies arising from such default. No sale of the Collateral, and no forbearance on the part of Mortgagee, and no extension of the time for the payment of the Obligations, shall operate to release or affect the original liability of Mortgagor.
     5.14      Partial Release of Lien, Extension, Subdivision etc.  Any part of the Collateral or any other property which is security for the Loan may be released by Mortgagee without affecting the Lien hereof against the remainder. The Lien and other rights granted hereby shall not affect or be affected by any other security taken for the Obligations. The taking of additional security, or the extension or renewal of the Obligations or any part thereof, shall not release or impair the Lien and other rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any permitted junior lienholder; and this Mortgage, as well as any instrument given to secure any renewal or extension of the Obligations, or any part thereof, shall be and remain a first and prior Lien, except as otherwise provided herein, on all of the Collateral not expressly released until the Obligations are paid. From time to time at Mortgagee’s option, by instrument executed by Mortgagee and recorded in the real property records where this Mortgage has been recorded, Mortgagee may subordinate the Lien created by this Mortgage to any interest in the Collateral, provided, however, that any such subordination shall be solely at Mortgagee’s option, and in no event shall Mortgagee be obligated to subordinate the Lien created by this Mortgage.
     5.15      Entire Agreement and Modification.  There are no oral agreements between the parties. The Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated. The Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.
     5.16      Relationship; Joint and Several Liability.  The relationship of Mortgagee to Mortgagor under this Mortgage and with respect to the Loan Documents is strictly and solely that of creditor and debtor and nothing contained in this Mortgage or any other Loan Document is intended to create, or shall in any event or under any circumstance be construed to create, a partnership, joint venture, tenancy in common, joint tenancy or other relationship of any nature whatsoever between Mortgagee and Mortgagor, or in any way make Mortgagee a co-principal with Mortgagor with reference to the Collateral, and any inferences to the contrary are hereby expressly negated. The parties which are together referred to herein as Mortgagor, hereby each agree that each of them shall be jointly and severally liable for all obligations and liabilities of Mortgagor under this Mortgage and further each agree that Mortgagee may, in its sole discretion, take any action hereunder against both of them, or either of them, without prejudice to or effect on any future action against either or both of them, and that any notice to or from either of them shall be deemed to be received or given by them both.
     5.17      Further Assurances.  Mortgagor, upon the request of Mortgagee, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as

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may be necessary, desirable or proper to carry out more effectively the purpose of the Loan Documents and to subject to the Lien thereof any property intended by the terms thereof to be covered thereby, including specifically but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Collateral.
     5.18      Recording and Filing.  Mortgagor will cause this Mortgage and any Financing Statements and all amendments and supplements thereto and substitutions therefor to be recorded, filed, rerecorded and refiled in such manner and in such places as Mortgagee shall reasonably request, and will pay all such recording, filing, rerecording and refiling taxes, fees and other charges.
     5.19      Successors and Assigns.  All of the terms of the Loan Documents shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them, and all of the obligations and liabilities of Mortgagor contained herein and in the Loan Documents are intended by the parties to be, and shall be construed as, covenants running with the Collateral.
6.      ADDITIONAL COVENANTS AND AGREEMENTS OF MORTGAGOR.
     The Mortgagor covenants and agrees that, until the Obligations are paid in full in cash and this Mortgage is discharged in writing by the Mortgagee:
     6.1      Additional Security Documents.
       (a) Mortgagor has simultaneously herewith executed and delivered to or for the benefit of Mortgagee certain other mortgages, deeds of trust and other documents and instruments encumbering or relating to certain other property of Mortgagor located in various other counties and states of The United States of America as additional security for the Notes and the Obligations (collectively, sometimes, the “Additional Mortgages”).
     (b) The Additional Mortgages and this Mortgage shall each and all constitute security for the Notes, the indebtedness referred to therein and the Obligations. If there should be an Event of Default in any of the terms, conditions or obligations of any of the Additional Mortgages, such default shall constitute an Event of Default under this Mortgage. The Mortgagee, whether acting as a fiduciary or otherwise, may foreclose or otherwise enforce such security under the Additional Mortgages, enforce its rights, powers and remedies with respect to, and realize upon, such security or otherwise enforce its rights, powers and remedies with respect to, and realize upon, such security, either before or concurrently with or after a foreclosure or other enforcement of this Mortgage, any other such security or any of the other Loan Documents, and in any order as Mortgagee may choose (whether or not every aspect of any such foreclosure or other enforcement may be commercially reasonable), all without impairing or being deemed to have waived any rights, benefits, Liens or security evidenced by or arising under or in connection with this Mortgage, any other such security or any of the other Loan Documents, and without being deemed to have made an election thereby or to have accepted the benefits of such security (or the proceeds thereof) in full settlement of the Obligations and of its rights with respect thereto. No judgment, order or decree rendered against Mortgagor with respect to any such other security or any of the other Loan Documents, whether rendered in the State in which the Collateral is situated or elsewhere, shall in any manner affect the security of this Mortgage, and any

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deficiency or other debt represented by any such judgment, order or decree shall, to the extent permitted by Law, be secured by this Mortgage to the same extent that the Obligations shall have been secured by this Mortgage prior to the rendering of such judgment, order or decree. Mortgagor for itself and for any and all Persons who may at any time claim through or under Mortgagor or who hereafter may otherwise acquire any interest in or title to all or any part of the Collateral or any other security for the Obligations, hereby irrevocably waives and releases, to the extent permitted by Law, all benefit of any and all Laws that would limit or prohibit the effectiveness of anything set forth in this Section.
     (c) As set forth above in Section 1, Mortgagor has also executed and delivered to or for the benefit of Mortgagee another mortgage encumbering the Collateral and securing the four other Loans made by the Lenders to the Borrowers pursuant to the Credit Agreement, which mortgage is subordinate and junior in priority to this Mortgage. Such mortgage is intended to be recorded immediately following this Mortgage.
     (d) Notwithstanding anything contained herein to the contrary, Mortgagee shall be under no duty to Mortgagor or any other Person or entity, including, without limitation, any holder of a any other junior, senior or subordinate mortgage on the Collateral or any part thereof or on any other security held by Mortgagee, to exercise, exhaust or first resort to all or any of the rights, powers and remedies available to Mortgagee, whether under this Mortgage, the other Loan Documents or the Additional Mortgages prior to the sale of the Collateral or any other enforcement of this Mortgage. Furthermore, Mortgagor and such other Persons and entities waive all rights relating to marshaling and agree that Mortgagee shall not be compelled to release any part of the security of this Mortgage, the other Loan Documents or the Additional Mortgages or be prevented from foreclosing or enforcing this Mortgage, the other Loan Documents or the Additional Mortgages upon all or any part of such security unless the Obligations shall have been paid in full and that Mortgagee shall not be compelled to accept or allow any apportionment of the Obligations to or among any of the property encumbered by this Mortgage, the other Loan Documents or the Additional Mortgages.
     6.2      After Acquired Collateral.  Mortgagor covenants and agrees that, if and to the extent that any of its respective rights, titles, estates and interests in any of the Collateral is not acquired until after delivery of this Mortgage, to the extent permitted by applicable Law, this Mortgage shall nonetheless apply thereto and the Lien of Mortgagee hereby created shall attach to such Collateral at the same time as Mortgagor acquires rights therein, without the necessity of any further mortgage, charge, pledge, assignment or assurance and thereafter such Collateral shall be subject to the security interests created under this Mortgage.
     6.3      Waiver of Marshaling and Certain Rights.  Mortgagor agrees, to the extent permitted by Law, that neither Mortgagor nor any Person at any time claiming through or under Mortgagor shall set up, claim or seek to take advantage of any appraisement, valuation, stay, notice of election to accelerate, mature or declare due the Obligations, extension, redemption or moratorium Laws, any right of division, or any exemption from execution or sale, or any rights of dower, curtesy or homestead, now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage after the occurrence of any Event of Default, the final and absolute sale of all or any part of the Collateral or the final and absolute putting into possession thereof, immediately after any such sale, of the purchaser or purchasers at such sale or the enforcement of

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any other rights or remedies of Mortgagee under this Mortgage or any other Loan Documents. Mortgagor, for itself and for all who may at any time claim through or under Mortgagor or who hereafter may otherwise acquire any interest in or title to all or any part of the Collateral, hereby waives, releases and renounces to the extent permitted by Law, all benefit of any such Law or Laws, any and all rights of redemption from sale under any power of sale permitted by Law or pursuant to any judgment, order or decree of foreclosure of this Mortgage, and any and all right to have the assets constituting the Collateral marshaled upon any foreclosure or other enforcement of this Mortgage or to direct the order in which any of the Collateral shall be sold in the event of any sale or sales pursuant hereto, as well as rights regarding the administration of estates of decedents or any other rights which might defeat, reduce or affect the right of Mortgagee to sell the Collateral for the collection of its obligations. Mortgagee or any court having jurisdiction to exercise or enforce rights with respect to this Mortgage may sell the Collateral in part or as an entirety. Mortgagee shall not be required to accept any part or parts of the Collateral in satisfaction of all or any part of the Secured Obligations. Mortgagee shall not be required to accept any apportionment of the Secured Obligations to or among any part or parts of the Collateral.
     6.4      Statute of Limitations.   Mortgagor hereby expressly waives and releases to the fullest extent permitted by Law, the pleading of any statute of limitations as a defense to payment of any and all Secured Obligations secured by this Mortgage.
     6.5      Time of Essence.  Time is of the essence of the obligations of Mortgagor in this Mortgage and each and every term, covenant and condition made herein by or applicable to Mortgagor.
     6.6      The Timber Lease.
          6.6.1      In addition to making payment of all rent, additional rent, tax and other payments and charges required to be made by Mortgagor, Mortgagor, as tenant under and pursuant to the provisions of the Timber Lease, covenants that it will:
               (a)      Diligently perform and observe all of the material terms, conditions and covenants of the Timber Lease required to be performed and observed by Mortgagor, to the end that all things shall be done which are reasonably necessary to keep unimpaired Mortgagor’s rights under the Timber Lease, and Mortgagor covenants that no release or forbearance of any of the obligations of Mortgagor under the Timber Lease, pursuant to the Timber Lease or otherwise shall release Mortgagor from any of its obligations under this Mortgage, including, without limitation, Mortgagor’s obligations under subparagraph (a) of this Paragraph.;
               (b)      Upon having actual knowledge thereof, promptly notify Mortgagee in writing of any default by any party in the performance and observance of any of the terms, conditions or covenants to be performed or observed under the Timber Lease;
               (c)      Promptly notify Mortgagee in writing of the giving of any notice under the Timber Lease of any default of Mortgagor in the observance of any terms, covenants or conditions of the Timber Lease and deliver to Mortgagee a true copy of each such notice; and

32

               (d)      Not surrender the Leasehold Estate nor terminate or cancel the Timber Lease or enter into any agreement (whether oral or written) modifying, supplementing or amending the Timber Lease without the prior written consent of Mortgagee pursuant to Section 7.11(r) of the Credit Agreement.
          6.6.2      Mortgagee shall have the right (but shall not be obligated) to take any action Mortgagee deems reasonably necessary or desirable to prevent or to cure any default by Mortgagor in the performance of or compliance with any of Mortgagor’s obligations under the Timber Lease. Upon receipt by Mortgagee of any written notice of default by Mortgagor under the Timber Lease, Mortgagee may rely thereon and take any action as aforesaid to cure such default even though the existence of such default or the nature thereof be questioned or denied by Mortgagor or by any party on behalf of Mortgagor. Mortgagor hereby expressly grants to Mortgagee, and agrees that Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by Mortgagor. Mortgagee may pay and expend such sums of money as Mortgagee in its sole discretion deems necessary for any such purpose, and Mortgagor hereby agrees to pay to Mortgagee, immediately and without demand, all such sums so paid and expended by Mortgagee, together with interest thereon from the date of each such payment at the rates set forth in Section 3.2.2 of the Credit Agreement. All sums so paid and expended by Mortgagee, and the interest thereon, shall be added to and be secured by the Lien of this Mortgage.
          6.6.3      As further security for the repayment of the Obligations secured hereby and for the performance of the covenants contained herein and in the Timber Lease, Mortgagor hereby assigns to Mortgagee all of its rights, privileges and prerogatives as lessee under the Timber Lease to terminate, cancel, modify, change, supplement, alter or amend the Timber Lease, and any such termination, cancellation, modification, change, supplement, alteration or amendment without the prior written consent thereto by Mortgagee shall be void and of no force and effect; provided, however, that so long as no Event of Default has occurred and is continuing under this Mortgage, Mortgagee shall have no right to terminate, cancel, modify, change, supplement, alter or amend the Timber Lease. Mortgagor represents and warrants that it has delivered to Mortgagee a true and accurate copy of the Timber Lease, together with all amendments thereto if any.
          6.6.4      Unless Mortgagee shall otherwise expressly consent in writing, the fee title to the Leasehold Premises and the leasehold estate in the Leasehold Premises shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in the lessor or in the lessee under the Timber Lease, or in a third party by purchase or otherwise.
     6.7      Appointment, Rights and Obligations of Mortgagee as Collateral Agent.  (a) The Lenders, by their acceptance of the benefits of this Mortgage and their execution of the Credit Agreement, hereby designate Mortgagee as agent to act as specified herein. Administrative Agent and Lenders hereby authorize, and each subsequent holder of any of the Notes by the acceptance of such Note shall be deemed irrevocably to authorize, Mortgagee to take such action on its behalf pursuant to the Credit Agreement and under the provisions of this Mortgage and to exercise such powers and to perform such duties hereunder as are specifically

33

delegated to or required of Lenders by the terms hereof and such other powers as are reasonably incidental thereto. Lenders may perform any of its duties hereunder by or through its agents or employees.
          (b) If Lenders shall request instructions from the other Lenders pursuant to the Credit Agreement with respect to any act or action (including failure to act) in connection with this Mortgage, the Credit Agreement or any other Loan Document, such Lenders shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Lenders and shall not incur liability to any party by reason of so refraining.
          (c) Borrower shall be entitled to rely, and shall be fully protected in relying, on the fact that Mortgagee is acting as agent on behalf of the Lenders until such time as Borrower shall have received a written notice from Lenders stating that Mortgagee is no longer acting in its capacity as agent for the Lenders.
     6.8      Date of Mortgage. The date of this Mortgage is intended as a date for the convenient identification of this Mortgage and is not intended to indicate that this Mortgage was executed and delivered on that date.
     6.9 Conflict. In the event of any conflict between the terms of this Mortgage and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.
     6.10 Survival. The obligations of the Mortgagor under any provision hereof specifically providing for indemnification or reimbursement of fees, costs and expenses incurred by any of the Lenders in connection with this Mortgage and the other Loan Documents shall in each case survive the payment in full in cash of all the Obligations. All covenants, agreements, representations and warranties made by Mortgagor herein or in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Mortgage or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Mortgage and the Loan Documents and the making of any Loan, regardless of any investigation made by Lenders or on its behalf and notwithstanding that Lenders may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Loan Documents.
[Remainder of page intentionally left blank; signature page to follow.]

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     IN WITNESS WHEREOF, the undersigned Mortgagor has caused this Mortgage to be executed by its duly authorized Manager on the date of the acknowledgment of the Mortgagor’s signature below, to be effective as of the day and year first written above.

MORTGAGOR:

TIMBERLANDS II, LLC ,
a Delaware limited liability company

By: WELLS TIMBERLAND MANAGEMENT
ORGANIZATION, LLC,
a Georgia limited liability company, Its Manager

By:

Name: Jess E. Jarratt
Title: President
STATE OF GEORGIA
COUNTY OF
     I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Jess E. Jarratt, whose name as President of Wells Timberland Management Organization, LLC, a Georgia limited liability company, as Manager of TIMBERLANDS II, LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such President and with full authority, executed the same voluntarily for and as the act of said limited liability company, acting in its capacity as Manager of said limited liability company as aforesaid.
     Given under my hand and official seal this the                      day of October, 2007.

Notary Public

[AFFIX SEAL]	My Commission expires:

[Signature and Acknowledgement Page to Mortgage, Security Agreement,
Assignment of Leases and Rents and Financing Statement]

EXHIBIT A
FEE PREMISES

EXHIBIT A-1
LEASEHOLD PREMISES

EXHIBIT B
LEASEHOLD ESTATE INSTRUMENTS

EXHIBIT C
PERMITTED ENCUMBRANCES
All matters shown as pertaining to                                          County, Alabama on Schedule B of that certain Loan Title Commitment Number                     (fee) and that certain Loan Title Commitment Number                     (leasehold) issued by First American Title Insurance Company, as such Commitments are marked at closing by First American Title Company and approved by Administrative Agent.

Exhibit L
[Intentionally omitted]

Exhibit M
[Intentionally omitted]

Exhibit N
[Intentionally omitted]

EXHIBIT O
DEPOSIT ACCOUNT CONTROL AGREEMENT
(No Notification1)
NOTE: This Deposit Account Control Agreement is one of two (2) deposit account control agreements affecting the Account(s) identified on Exhibit A hereto. The Secured Party named below in this Agreement states that it is the senior secured party and has the first priority security interest in the Account(s). This Agreement shall be implemented with reference to that certain Deposit Account Control Agreement with the Second Lien Secured Creditor (identified below) dated the date hereof and in connection with the same Account(s). Consult with the Wachovia Treasury Services Legal Risk Management Designated Officer of the Bank (named below in Section 7) if you have any inquiry in connection with the operation of this Agreement.
This DEPOSIT ACCOUNT CONTROL AGREEMENT (“Agreement”) is made and entered into as of this 9th day of October, 2007, by and among WACHOVIA BANK, NATIONAL ASSOCIATION as depositary bank (the “Bank”), the Bank’s depositor customer, TIMBERLANDS II, LLC, a Delaware limited liability company (the "Company”), and COBANK, ACB, as the administrative agent under the Senior Credit Agreement defined below (the “Secured Party”).
Statement of Facts
The Bank acknowledges that, as of the date hereof, it maintains in the name of the Company the deposit account(s) identified on Exhibit A attached hereto and made a part hereof (each an "Account” and, collectively, the “Accounts”). One or more of the Accounts may be served by one or more lockboxes operated by the Bank, which lockboxes (if any) also are listed on Exhibit A (each a "Lockbox” and, collectively, the “Lockboxes”). The Account(s) and any Lockbox(es) are governed by the terms and conditions of the Company’s commercial deposit account agreement published by the Bank from time to time and, with respect to any Lockbox, also may be governed by a lockbox service description between the Bank and the Company (collectively, with all applicable services descriptions and/or agreements, the “Deposit Agreement”).
The Company and Wells Timberland Acquisition, LLC have entered in a Credit Agreement, dated as of the date hereof (together with all extensions, modifications, consolidations, supplements, amendments, replacements, renewals, refinancings and restatements thereto and thereof, the “Senior Credit Agreement”), with various lenders that are or may become parties thereto and the Secured Party.
The Company hereby confirms to the Bank that the Company has granted to the Secured Party a security interest in the following (collectively, the “Account Collateral”): (a) the Account(s), (b) the Lockbox(es) and (c) the Items Collateral. The term “Items Collateral” means, collectively, all checks, drafts, instruments, cash and other items at any time received in any Lockbox or for deposit in any Account (subject to specific Lockbox instructions in effect for processing items), wire transfers of funds, automated clearing house (“ACH”) entries, credits from merchant card

[1]	Form will vary with each pledged account.

1

transactions and other electronic funds transfers or other funds deposited in, credited to, or held for deposit in or credit to, any Account.
The parties desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Account Collateral. In consideration of the mutual covenants herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Control of the Accounts
(a) The Statement of Facts is incorporated herein by reference. The Bank represents that it is a “bank”. The Company and the Bank acknowledge that each Account is a “deposit account”. Each party to this Agreement acknowledges that this Agreement is an “authenticated” record and that the arrangements established under this Agreement constitute “control” of each Account. Each of these terms is used in this Agreement as defined in Article 9 of the Uniform Commercial Code as adopted by the State of Georgia (the “Georgia UCC”).
(b) The Company represents and warrants to the Secured Party that Exhibit A contains a complete and accurate list of all Accounts and Lockboxes maintained by the Company with the Bank and subject to this Agreement. Nothing in this Agreement shall impose upon the Bank any duty to monitor or assure the Company’s compliance with this Section 1(b).
(c) The Bank confirms that, as of the date of this Agreement, the Company and the Bank have not entered into any agreement (other than the Deposit Agreement) with any person pursuant to which the Bank is obligated to comply with instructions from such person as to the disposition of funds in any Account or of Items Collateral except for that certain Deposit Account Control Agreement among the Bank, the Company and Wachovia Bank, National Association, as administrative agent (the “Second Lien Secured Creditor”), dated the date hereof (the “Second Lien Control Agreement”). During the term of this Agreement the Bank will not enter into any agreement with any person other than the Secured Party and the Second Lien Secured Creditor pursuant to which the Bank will be obligated to comply with instructions from such person as to the disposition of funds in any Account or of Items Collateral.
(d) The Company authorizes and directs the Bank to comply with all instructions given by the Secured Party in accordance with this Agreement and permissible under the Deposit Agreement, including directing the disposition of funds in any Account or as to any other matter relating to any Account or other Account Collateral, without further consent by the Company.
(e) Each of the Company and the Secured Party hereby authorizes and instructs the Bank to act solely upon the instructions of the Secured Party concerning the Lockbox(es) and the Account(s) including, but not limited to, instructions to: (i) direct disposition of funds in the Account(s) (including, but not limited to, dispositions to or for the benefit of the Secured Party and/or the Bank), (ii) withdraw any amount from the Account(s), and (iii) otherwise exercise any authority or power with respect to the Lockbox(es), the Account(s) and other Account Collateral, which instructions shall be delivered to the Bank in accordance with the provisions of Section 7 of this Agreement. The Secured Party’s right to give instructions to the Bank regarding any Account Collateral also shall include the right to give “stop payment orders” to the Bank for any item

2

presented to it against any Account even if it results in dishonor of the item presented against the Account.
(f) Effective as of the date of this Agreement, all Items Collateral received by the Bank in a Lockbox (subject to specific Lockbox instructions for processing the contents of mail received in the Lockbox) shall be deposited to the Account listed opposite such Lockbox in Exhibit A; and all other Items Collateral received directly by the Bank for credit to an Account shall be credited to such Account. The Bank shall not permit any of the officers, agents or other representatives of the Company or any of its affiliates or the Second Lien Secured Creditor to direct the disposition of funds in any Account or to otherwise exercise any authority or power with respect to any Lockbox, Account or other Account Collateral.
(g) Federal Reserve Regulations and Operating Circulars, ACH or other clearing house rules and other applicable law (including, without limitation, the Uniform Commercial Code as adopted by the State in which the respective Account identified on Exhibit A is located (hereinafter, the "Applicable UCC”)) and the Deposit Agreement shall also apply to the Secured Party’s exercise of control over the Account(s) and the Account Collateral and to the performance of services hereunder by the Bank. Each of the Company and the Secured Party authorizes and instructs the Bank to supply the Company’s or the Secured Party’s endorsement, as appropriate, to any Items Collateral that the Bank shall receive for deposit to any Account.
2. Statements and Other Information The Bank will send to the Secured Party (in a manner consistent with the Bank’s standard practices) at the Secured Party’s address specified in Section 7, copies of all Account statements and communications (but not canceled checks) that the Bank is required to send to the Company under the Deposit Agreement. The Bank also shall provide to each of the Company and the Secured Party (as a service under this Agreement and/or the Deposit Agreement) copies of Account statements and other deposit account information, including Account balances, by telephone and by computer communication, to the extent practicable when requested by the Company or by the Secured Party. The Company consents to the Bank’s release of such Account information to the Secured Party. The Bank’s liability for its failure to comply with this Section 2 shall not exceed its cost of providing such information.
3. Setoff; Returned Items and Charges
(a) The Bank will not exercise any security interest (except for the security interest provided in Section 4-210, “Security Interest of Collecting Bank in Items, Accompanying Documents and Proceeds”, of the Applicable UCC), lien, right of setoff, deduction, recoupment or banker’s lien or any other interest in or against any Account or any other Account Collateral, and the Bank hereby subordinates to the Secured Party any such security interest (except for such security interest provided in such Section 4-210 of the Applicable UCC), lien or right which the Bank may have against any Account or other Account Collateral. Notwithstanding the preceding sentence, the Secured Party and the Company agree that the Bank at all times (including following commencement of any bankruptcy or insolvency proceeding by or against the Company) may set off and charge against any Account (regardless of any agreement by the Company to compensate the Bank by means of balances in the Account) all of the following as permitted by the Deposit Agreement (collectively, the "Permitted Debits”): (i) the face amount of each Returned Item (hereinafter defined), (ii) usual and customary service charges and fees, (iii) account maintenance

3

fees, (iv) transfer fees, (v) out-of-pocket fees and expenses (including attorneys’ reasonable fees) incurred by the Bank (including those in connection with the negotiation, administration or enforcement of this Agreement), and (vi) adjustments or corrections of posting or encoding errors; whether any Permitted Debit shall have accrued or been incurred before or after the date of this Agreement. “Returned Item” means any (i) Items Collateral deposited into or credited to an Account before or after the date of this Agreement and returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or any other reason, and without regard to the timeliness of such return or adjustment or the occurrence or timeliness of any other party’s notice of nonpayment or adjustment; (ii) Items Collateral subject to a claim against the Bank for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, ACH or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the Applicable UCC); and (iii) demand for chargeback in connection with a merchant card transaction.
(b) If (i) the Bank were unable to set off or charge any Permitted Debit against any Account because of insufficient funds in the Account, or (ii) the Bank in good faith were to believe that any legal process or applicable law prohibited such setoff or charge against any Account, or (iii) the Account were closed, then: (A) the Bank may charge such Permitted Debits to and set off same against any other Account; and (B) if there were insufficient funds in the Account(s) against which to charge or set off such Permitted Debits, then the Bank shall demand (unless the Bank shall believe in good faith that any legal process or applicable law prohibits such demand) that the Company pay, and the Company shall pay, to the Bank promptly upon the Company’s receipt of the Bank’s written demand therefor, the full amount of all unpaid Permitted Debits.
(c) If there were insufficient funds in the Account(s) against which the Bank could charge or set off Permitted Debits and the Company shall have failed to pay the Bank the full amount of unpaid Permitted Debits as described in paragraph (b) of this Section 3, then the Bank may demand that the Secured Party pay, and the Secured Party shall pay, to the Bank within five (5) business days of the Secured Party’s receipt of the Bank’s written demand therefor, the full amount of unpaid Permitted Debits; provided, however, as to unpaid Permitted Debits that are service charges, fees or expenses, the Secured Party shall be required to pay to the Bank only those service charges, fees or expenses attributable to any Account that shall have been incurred in connection with any Account on or after the date of this Agreement and on or before the date of termination of this Agreement.
4. Exculpation of Bank
(a) At all times the Bank shall be entitled to rely upon any communication it receives from the Secured Party in connection with this Agreement or that the Bank shall believe in good faith to be a communication received from the Secured Party in connection with this Agreement, and the Bank shall have no obligation to investigate or verify the authenticity or correctness of any such communication. The Bank shall have no liability to the Company or the Secured Party for (i) honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) the Secured Party in accordance with this Agreement and (ii) not honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) the Company in accordance with this Agreement or the Deposit Agreement. The Bank shall not be responsible for the validity, priority or enforceability of the Secured Party’s security interest in

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any Account Collateral, nor shall the Bank be responsible for enforcement of any agreement between the Company and the Secured Party.
(b) The Bank shall be responsible only for the actual loss that a court having jurisdiction over the Account(s) shall have determined had been incurred by the Company or the Secured Party and had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement. The Bank shall have no liability to any party for failure of, or delay in, its performance under this Agreement resulting from any “act of God”, war or terrorism, fire, other catastrophe or force majeure, electrical or computer or telecommunications failure, any event beyond the control of the Bank, or fraud committed by any third party. Nothing in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between the Bank and the Company or between the Bank and the Secured Party. Except as shall be specifically required under this Agreement or the Deposit Agreement or applicable law, the Bank shall have no duty whatsoever to the Company in connection with the subject matter of this Agreement. Except as shall be specifically required under this Agreement or applicable law, the Bank shall have no duty whatsoever to the Secured Party in connection with the subject matter of this Agreement.
5. Indemnification
(a) The Company hereby indemnifies the Bank and holds it harmless against, and shall reimburse the Bank for, any loss, damage or expense (including attorneys’ reasonable fees and expenses, court costs and other expenses) including, but not limited to, (i) unpaid charges, fees, and Returned Items for which the Company and/or the Secured Party originally received credit or remittance by the Bank, and (ii) any loss, damage or expense the Bank shall incur as a result of (A) entering into or acting pursuant to this Agreement, (B) honoring and following any instruction the Bank may receive from (or shall believe in good faith to be from) the Secured Party, and (C) not honoring or following any instruction it shall receive from (or shall believe in good faith to be from) the Company in accordance with this Agreement. The Company shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement.
(b) Without limiting in any way the Secured Party’s obligation to pay or reimburse the Bank as otherwise specified in this Agreement, the Secured Party hereby indemnifies the Bank and holds it harmless against any loss, damage or expense (including attorneys’ reasonable fees and expenses, court costs and other expenses) which the Bank shall incur as a result of honoring or following any instruction it shall receive from (or shall believe in good faith to be from) the Secured Party under this Agreement and not honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) the Company in accordance with this Agreement. The Secured Party shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement.
(c) No party hereto shall be liable to any other party under this Agreement for lost profits or special, indirect, exemplary, consequential or punitive damages, even if such party shall have been advised of the possibility of such damages.

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6. Third Party Claims; Insolvency of Company
(a) In the event that the Bank shall receive notice that any third party shall have asserted an adverse claim by legal process against any Account or any sums on deposit therein, any Lockbox or other Account Collateral, whether such claim shall have arisen by tax lien, execution of judgment, statutory attachment, garnishment, levy, claim of a trustee in bankruptcy, debtor-in-possession, post-bankruptcy petition lender, court appointed receiver, or other judicial or regulatory order or process (each, a “Claim”), the Bank may, in addition to other remedies it possesses under the Deposit Agreement, this Agreement or at law or in equity: (i) suspend disbursements from such Account without any liability until the Bank shall have received an appropriate court order or other assurances reasonably acceptable to the Bank in its sole discretion establishing that funds may continue to be disbursed according to instructions then applicable to such Account, and/or (ii) interplead such funds in such Account as permitted by applicable law. The Bank’s costs, expenses and attorneys’ reasonable fees incurred in connection with any such Claim are Permitted Debits and shall be reimbursed to the Bank in accordance with the provisions of Section 3 above.
(b) If a bankruptcy or insolvency proceeding were commenced by or against the Company, the Bank shall be entitled, without any liability, to refuse to permit withdrawals or transfers from the Account(s) until the Bank shall have received an appropriate court order or other assurances reasonably acceptable to the Bank in its sole discretion establishing that (i) continued withdrawals or transfers from the Account(s) or honoring or following any instruction from either the Company or the Secured Party are authorized and shall not violate any law, regulation, or order of any court and (ii) the Bank shall have received adequate protection for its right to set off against or charge the Account(s) or otherwise be reimbursed for all Permitted Debits.
7. Notice and Communications
(a) All communications given by any party to another as required or permitted under this Agreement must be in writing, directed to the respective designated officer (“Designated Officer”) set forth under paragraph (c) of this Section 7, and delivered to each recipient party at its address (or at such other address and to such other Designated Officer as such party may designate in writing to the other parties in accordance with this Section 7) either by U.S. Mail, receipted delivery service or via telecopier facsimile transmission. All communications given by the Secured Party to the Bank must be addressed and delivered contemporaneously to both the Bank’s Designated Officer and the Bank’s “with copy to” addressee at their respective addresses set forth below.
(b) Any communication made to the Bank under this Agreement shall be deemed delivered to the Bank if delivered by: (i) U.S. Mail, on the date that such communication shall have been delivered to the Bank’s Designated Officer; (ii) receipted delivery service, on the date and time that such communication shall have been delivered to the Bank’s Designated Officer and receipted by the delivery service; or (iii) telecopier facsimile transmission, on the date and at the time that such communication shall have been delivered to the Bank’s Designated Officer and receipt of such delivery shall have been acknowledged by the recipient telecopier equipment. Notwithstanding the provisions of the preceding sentence, any communication hereunder to the

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Bank that is an instruction delivered to the Bank and made by (or believed by the Bank in good faith to be made by) the Secured Party shall be deemed received by the Bank when actually delivered to the Bank’s Designated Officer if delivered before 2:00 PM Eastern time on a banking day or, if such communication were delivered after 2:00 PM Eastern time on a banking day or delivered on a day that is not a banking day, then such communication shall be deemed delivered to the Bank’s Designated Officer at the Bank’s opening of its business on the next succeeding banking day. A “banking day” means any day other than any Saturday or Sunday or other day on which the Bank is authorized or required by law to close.
(c) Any instruction delivered to the Bank shall be implemented by the Bank by the close of the Bank’s business on the banking day that shall be two (2) banking days after the banking day on which such instruction was actually received by the Bank’s Designated Officer.

Address for Secured Party:	CoBank, ACB
as Administrative Agent
5500 South Quebec St.
Greenwood Village, Colorado 80111
Attention: Syndications Coordinator, Corporate Finance
Telecopier No.: 303-694-5830

Address for Bank:	Wachovia Bank, National Association
Mail Code NC 0817
301 South Tryon Street — Floor M7
Charlotte, North Carolina 28288
Attention: TS Legal Risk Mgmt
Fax: 704.374.4224

with copy to:	Wachovia Bank, National Association
Mail Code

	Attn: Mr/s	, Designated Officer

Fax:

Address for Company:	Timberlands II, LLC c/o Wells REIT, Inc.
6200 The Corners Parkway
Norcross, GA 30092-3365
Attention: Don Warden
Facsimile No.: (770) 243-8367
8. Termination
(a) This Agreement may be terminated by the Secured Party at any time upon receipt by the Bank of the Secured Party’s written notice of termination issued substantially in the form of Exhibit B attached hereto and made a part hereof. This Agreement may be terminated by the

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Company only with the express prior written consent of the Secured Party and, in that case, the Secured Party and the Company shall jointly so notify the Bank in writing.
(b) This Agreement may be terminated by the Bank at any time on not less than thirty (30) calendar days’ prior written notice given to each of the Company and the Secured Party.
(c) The Bank’s rights to demand and receive reimbursement from the Company under Section 3 above and the Company’s indemnification of the Bank under Section 5 above shall survive termination of this Agreement. The Bank’s right to demand reimbursement from the Secured Party under Section 3 above shall survive termination of this Agreement for a period of ninety (90) calendar days after the date of termination of this Agreement. The Bank’s right to demand indemnification of the Bank from the Secured Party under Section 5 above shall survive termination of this Agreement for a period of one hundred eighty (180) calendar days after the date of termination of this Agreement.
(d) Upon termination of this Agreement but subject to the provisions of the Second Lien Control Agreement, unless otherwise required by the provisions of the Second Lien Control Agreement, all funds thereafter on deposit or deposited in the Accounts and all Items Collateral thereafter received by the Bank shall be subject solely to the provisions of the Deposit Agreement between the Company and the Bank.
9. Miscellaneous
(a) The Company shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank and the Secured Party. The Secured Party shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank. The Bank shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party and the Company, except that the Bank may transfer its rights and obligations under this Agreement to any direct or indirect depositary subsidiary of Wachovia Corporation or, in the event of a merger or acquisition of the Bank, to the Bank’s successor depositary institution (which subsidiary or successor shall be a “bank” as defined in Section 9-102 of the Georgia UCC).
(b) The law governing the perfection and priority of the Secured Party’s security interest in the Account Collateral shall be the law of the State of Georgia, which State shall also be the “jurisdiction” of the Bank within the meaning of Section 9-304 of the Georgia UCC. The Accounts, Items Collateral, operation of the Accounts, and Deposit Agreement shall be governed by the Applicable UCC, Federal Regulations and Operating Circulars, ACH or other clearing house rules, and other applicable laws.
(c) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Agreement. Delivery of an executed signature page counterpart to this Agreement via telecopier facsimile transmission shall be effective as if it were delivery of a manually delivered, original, executed counterpart thereof. This Agreement can be modified or amended only by written agreement of all of the parties hereto evidencing such modification or amendment.

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(d) To the extent that any conflict may exist between the provisions of any other agreement between the Company and the Bank and the provisions of this Agreement, then this Agreement shall control. It is understood and agreed that nothing in this Agreement shall give the Secured Party any benefit or legal or equitable right, remedy or claim against the Bank under the Deposit Agreement.
(e) Each of the Secured Party and the Bank respectively agrees that it shall not cite or refer to this Agreement as precedent in any negotiation of any other Deposit Account Control Agreement to which the Secured Party or any of its affiliates and the Bank shall be party.
[THE REMAINING SPACE ON THIS PAGE IS LEFT BLANK INTENTIONALLY.]

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10. Waiver of Jury Trial EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH ANOTHER PARTY SHALL BE A PARTY AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.
IN WITNESS WHEREOF, each of the parties by its respective duly authorized officer has executed and delivered this Agreement as of the day and year first written above.

BANK:	WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

COMPANY:	TIMBERLANDS II, LLC

	By:	WELLS TIMBERLAND MANAGEMENT
ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt
Title: President

SECURED PARTY: COBANK, ACB, as Administrative Agent

By:

Name:

Title:

DEPOSIT ACCOUNT CONTROL AGREEMENT
SIGNATURE PAGE

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EXHIBIT A
ACCOUNTS OF COMPANY

	Related Lockbox		State in Which
Account Number	Number, if any	Account Name	Account is Located

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EXHIBIT B
[To be Issued on Letterhead of Secured Party]
_______________200_
WACHOVIA BANK, NATIONAL ASSOCIATION
Mail Code NC 0817
301 South Tryon Street — Floor M7
Charlotte, North Carolina 28288
Attention: TS Legal Risk Mgmt, Designated Officer
TIMBERLANDS II, LLC
c/o Wells REIT, Inc.
6200 The Corners Parkway
Norcross, GA 30092-3365
Attention: Don Warden
Facsimile No.: (770) 243-8367
NOTICE OF TERMINATION OF DEPOSIT ACCOUNT CONTROL AGREEMENT
Ladies and Gentlemen:
     We refer you to the Deposit Account Control Agreement (No Notification) among Timberlands II, LLC (the “Company”), you and us dated as of October 9, 2007 (the “Agreement”), a photocopy of which is attached hereto. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.
     We hereby notify you that by this letter we are exercising our right under Section 8(a) of the Agreement (subject to your rights as set forth in the Agreement) to terminate the Agreement in accordance with its terms. Accordingly the Agreement shall terminate at the close of the Bank’s business [this day] [on ___, 200_], subject to those undertakings that shall survive termination of the Agreement. Upon termination of the Agreement, all funds thereafter on deposit or deposited in the Account(s) and all Items Collateral received by the Bank shall be subject solely to the provisions of the Deposit Agreement between the Company and the Bank.

Very truly yours,

COBANK, ACB, as Administrative Agent

By

Name:

Title:

Attachment
WachDACC(nn)/BPB/1204/aw0906

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EXHIBIT P
INTERCREDITOR AGREEMENT
among
COBANK, ACB,
as Administrative Agent for the Senior Lenders,
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent for the Subordinated Lenders,
and
TIMBERLANDS II, LLC
and
WELLS TIMBERLAND ACQUISITION, LLC
as Borrowers,
and
The Other Loan Parties Identified Herein
Dated as of October 9, 2007

i

ii

INTERCREDITOR AGREEMENT
     THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of October 9, 2007, among (i) COBANK, ACB, in its capacity as the administrative agent (in such capacity, the “Senior Administrative Agent”) for the Senior Lenders (such capitalized term and all other capitalized terms used herein shall have the meanings provided in Section 1), (ii) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as the administrative agent (in such capacity, the “Subordinated Administrative Agent”) for the Subordinated Lenders, (iii) TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), and WELLS TIMBERLAND ACQUISITION, LLC, a Delaware limited liability company, as the borrowers (“Wells Acquisition” and, together with Wells Timberland, each a “Borrower” and collectively, the “Borrowers”), and (iv) WELLS TIMBERLAND REIT, INC., a Maryland corporation, WELLS TIMBERLAND TRS, INC., a Delaware corporation, and WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company (“Wells TRS Subsidiary”), WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, a Delaware limited liability company, WELLS REAL ESTATE FUNDS, INC., a Delaware corporation, and WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (together with the Borrowers, each, a “Loan Party” and collectively, the “Loan Parties”).
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (together with all extensions, modifications, consolidations, supplements, amendments, replacements, restatements and Refinancings thereto and thereof permitted hereunder, the “Senior Credit Agreement”), among the Borrowers, various lenders that are or may become a party thereto (each, a “Senior Lender” and collectively, the “Senior Lenders”), and the Senior Administrative Agent, the Senior Lenders have given their several commitments to make loans (collectively, the “Senior Loans”) to the Borrowers in the original principal amount of $212,000,000.00, which Senior Loans are secured (i) on a first priority basis by security interests on the Senior Priority Collateral, (ii) on a second priority basis by security interests in the Subordinated Priority Collateral and (iii) on an exclusive basis by first priority security interests on the Senior Exclusive Collateral;
     WHEREAS, pursuant to the Subordinated Credit Agreement, dated as of the date hereof (together with all extensions, modifications, consolidations, supplements, amendments, replacements, restatements and Refinancings thereto and thereof permitted hereunder, the “Subordinated Credit Agreement”), among the Borrowers, various lenders that are or may become a party thereto (each, a “Subordinated Lender” and collectively, the “Subordinated Lenders”), and the Subordinated Administrative Agent, the Subordinated Lenders have given their several commitments to make loans (collectively, the “Subordinated Loans”) to the Subordinated Borrowers in the original principal amount of $160,000,000.00, which Subordinated Loans and are secured (i) (a) on a first priority basis by a security interest in the Subordinated Priority Collateral and (b) prior to the Subordinated Exclusive Collateral Transfer Date, on a second priority basis by security interests on the Senior Priority Collateral and (ii) on an exclusive basis by first priority security interests on the Subordinated Exclusive Collateral;

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     WHEREAS, the Senior Administrative Agent, on behalf of the Senior Lenders, and the Subordinated Administrative Agent, on behalf of the Subordinated Lenders, desire to provide for certain agreements with respect to the relationship between the Senior Loans and the Senior Loan Documents, on the one hand, and the Subordinated Loans and the Subordinated Loan Documents, on the other hand;
     WHEREAS, a condition precedent to the making of the Senior Loans and the Subordinated Loans is that the Senior Administrative Agent, the Subordinated Administrative Agent and the Loan Parties enter into this Agreement;
     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Administrative Agent, on behalf of the Senior Lenders, the Subordinated Administrative Agent, on behalf of the Subordinated Lenders, and the Loan Parties hereby agree as follows:
     Section 1. Certain Definitions; Rules of Construction.
     (a) The following terms (whether or not in bold lettering) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof and the use of any gender herein shall be deemed to include the other gender):
     “Affiliate” is defined in the Senior Credit Agreement as in effect on the date hereof.
     “Agreement” is defined in the preamble and includes all amendments, supplements, amendments and restatements or other modifications hereto in effect from time to time.
     “Bankruptcy Code” means Title 11 of the United States Code, as amended, supplemented, restated or otherwise modified from time to time, together with all rules and regulations promulgated thereunder.
     “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
     “Borrower” and “Borrowers” are defined in the preamble.
     “Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in New York, New York or Denver, Colorado.
     “Cash Collateral” has the meaning provided for in Section 363(a) of the Bankruptcy Code.
     “Collateral” means, collectively, the Common Collateral, the Senior Exclusive Collateral and the Subordinated Exclusive Collateral.

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     “Collateral Disposition Proceeds” means all Collateral Disposition Proceeds (as defined in the Senior Credit Agreement as in effect on the date hereof) that have been paid on account of any of the Senior Priority Collateral.
     “Collateral Insurance Proceeds” means all insurance proceeds that have been paid on account of any of the Senior Priority Collateral.
     “Common Collateral” means, collectively, all of Senior Priority Collateral and the Subordinated Priority Collateral, but expressly excluding the Senior Exclusive Collateral and the Subordinated Exclusive Collateral.
     “Cure Period” is defined in clause (a) of Section 13.
     “Default” means “Default” as defined in the Senior Credit Agreement or the Subordinated Credit Agreement, as the case may be, as in effect on the date hereof.
     “DIP Financing” is defined in clause (h) of Section 12.
     “Discharge of the Senior Obligations” means, except to the extent otherwise provided in clause (i) of Section 34, with respect to the Senior Obligations confirmation by the Senior Administrative Agent of (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the Senior Credit Agreement, whether or not such interest would be allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Senior Loan Documents; (ii) payment in full in cash of all other Senior Obligations (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether such monetary obligations would be allowed or allowable in such proceeding) other than Unasserted Contingent Obligations; (iii) termination or cash collateralization of all Obligations under Interest Rate Agreements entered into by the Borrowers with any Senior Lender (or any of its Affiliates) in connection with the Senior Credit Agreement (in an amount satisfactory to the Senior Administrative Agent); and (iv) termination of all other commitments of the Senior Secured Parties under the Senior Loan Documents.
     “Discharge of the Subordinated Obligations” means, except to the extent otherwise provided in clause (ii) of Section 34, with respect to the Subordinated Obligations confirmation by the Subordinated Administrative Agent of (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the Subordinated Credit Agreement, whether or not such interest would be allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Subordinated Loan Documents; (ii) payment in full in cash of all other Subordinated Obligations (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether such monetary obligations would be allowed or allowable in such proceeding) other than Unasserted Contingent Obligations; and (iii) termination of all other commitments of the Subordinated Secured Parties under the Subordinated Loan Documents.
     “Disposition” is defined in clause (a)(ii) of Section 7.

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     “Distribution” means, with respect to any Indebtedness, other obligation or security, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or in any other manner, on account of such Indebtedness, other obligation or security; (b) any redemption, purchase or other acquisition of such Indebtedness, other obligation or security by any Person, including, without limitation, upon the exercise of any rights with respect of such Indebtedness, other obligation or security; or (c) the granting of any lien or security interest to or for the benefit of the holders of such Indebtedness or other obligation in or upon any property of any Person.
     “Eligibility Requirements” means any Person that (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000, (ii) is regularly engaged in the business of making or owning (or, in the case of a pension fund advisory firm or similar fiduciary, managing investments in) commercial real estate loans (including mezzanine and second lien loans) or operating commercial mortgage properties and (iii) is not a Prohibited Person.
     “Enforcement Action” means any (i) judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against all or any part of the Collateral or any Loan Party, as the case may be, including, without limitation, the taking of possession or control thereof, (ii) U.C.C. sale, (iii) acceleration of, or demand or action taken in order to collect, any Indebtedness, or portion thereof, secured by all or any part of the Collateral (other than giving of notices of default and statements of overdue amounts), (iv) exercise of any right or remedy available to the Senior Administrative Agent or the Senior Lenders under the Senior Loan Documents, or to the Subordinated Administrative Agent or the Subordinated Lenders under the Subordinated Loan Documents, at law, in equity or otherwise with respect to the Collateral or any Loan Party, as the case may be, or (v) the commencement by any Senior Secured Party or Subordinated Secured Party of any legal proceedings or actions against or with respect to all or any part of the Collateral or any Loan Party, as the case may be, to facilitate the actions described in clause (i), (ii), (iii) or (iv).
     “Equity Interests” is defined in the Senior Credit Agreement as in effect on the date hereof.
     “Equity Raise Account” is defined in the Subordinated Credit Agreement as in effect on the date hereof.
     “Equity Raise Waterfall” is defined in the Subordinated Credit Agreement as in effect on the date hereof.
     “Event of Default” means “Event of Default” as defined in the Senior Credit Agreement or the Subordinated Credit Agreement, as the case may be, as in effect on the date hereof.
     “Indebtedness” means all Obligations that constitute “Indebtedness” as defined in the Senior Credit Agreement as in effect on the date hereof.

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     “Insolvency or Liquidation Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Loan Party; (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a substantial portion of their respective assets; (iii) any liquidation, dissolution, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party.
     “Interest Rate Agreement” means any interest rate swap, hedge, cap, collar or similar agreement or arrangement designed to protect any Borrower against fluctuations in interest rates.
     “Interest Reserve” is defined in the Senior Credit Agreement as in effect on the date hereof.
     “Lien” is defined in the Senior Credit Agreement as in effect on the date hereof.
     “Loan Party” and “Loan Parties” are defined in the preamble.
     “New Senior Agent” is defined in Section 34.
     “New Subordinated Agent” is defined in Section 34.
     “Obligations” means all obligations (including, without limitation, the Senior Obligations and Subordinated Obligations) of every nature of each Loan Party from time to time owed to any Senior Secured Party, any Subordinated Secured Party or their respective Affiliates under the Senior Loan Documents, the Subordinated Loan Documents or Interest Rate Agreements with a Senior Lender, whether for principal, interest or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing (in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary or liquidated or unliquidated).
     “Person” is defined in the Senior Credit Agreement as in effect on the date hereof.
     “Pledged Collateral” is defined in Section 33.
     “Prohibited Person” means a Person (i) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) who engages in any dealings or transactions prohibited by Section 2 of such Executive Order, or is otherwise associated with any such Person in any manner that violates such Section 2, or (iii) is on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
     “Protective Advances” means (i) all sums advanced by the Senior Administrative Agent or the Senior Lenders (or the Subordinated Administrative Agent or the Subordinated Lenders if

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the Subordinated Administrative Agent has provided the Senior Administrative Agent at least five Business Days’ prior written notice of the intention of the Subordinated Secured Parties to make Protective Advances with respect to the Senior Priority Collateral and the Senior Administrative Agent or Senior Lenders have failed to take reasonable steps to protect the Senior Priority Collateral) for the purpose of payment of real estate taxes (including special payments in lieu of real estate taxes), maintenance costs, insurance premiums or other items (including capital items) reasonably necessary to protect the Senior Priority Collateral from forfeiture, casualty, loss or waste and (ii) all sums advanced by the Subordinated Administrative Agent or the Subordinated Lenders (or the Senior Administrative Agent or the Senior Lenders if the Senior Administrative Agent has provided the Subordinated Administrative Agent at least five Business Days’ prior written notice of the intention of the Senior Secured Parties to make Protective Advances with respect to the Subordinated Priority Collateral and the Subordinated Administrative Agent or Subordinated Lenders have failed to take reasonable steps to protect the Subordinated Priority Collateral) for the purpose of payment of real estate taxes (including special payments in lieu of real estate taxes), maintenance costs, insurance premiums or other items (including capital items) reasonably necessary to protect the Subordinated Priority Collateral from forfeiture, casualty, loss or waste.
     “Qualified Manager” means (a) Forest Investment Associates, Resource Management Service LLC, Molpus Woodlands Group, American Forest Management, Inc., Timberland Investment Resources LLC, RMK Timberland Group and Hancock Timber Resource Group and (b) each other reputable and experienced manager of national standing possessing experience in managing properties of similar size, scope and value as the Common Collateral, provided that such manager has been approved by Senior Administrative Agent, which consent shall not be unreasonably withheld or delayed.
     “Qualified Transferee” means (a) the Subordinated Administrative Agent or an Affiliate of the Subordinated Administrative Agent; (b) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements; (c) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (c) satisfies the Eligibility Requirements; (d) an institution substantially similar to any of the foregoing entities described in clauses (a), (b) or (c) that satisfies the Eligibility Requirements; or (e) any Affiliate of any of the entities described in clauses (a), (b) or (c) that satisfies the Eligibility Requirements and which such entity owns, directly or indirectly, not less than 51% of the Equity Interest in such Affiliate, free and clear of all Liens. Notwithstanding the foregoing, in no event shall any Loan Party or Affiliate thereof be a Qualified Transferee.
     “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

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     “Revenue Account” is defined in the Senior Credit Agreement as in effect on the date hereof.
     “Revenue Waterfall” is defined in the Senior Credit Agreement as in effect on the date hereof.
     “Senior Administrative Agent” is defined in the preamble.
     “Senior Cap Amount” is defined in clause (a) of Section 5.
     “Senior Credit Agreement” is defined in the first recital.
     “Senior Default Blockage Period” is defined in clause (c) of Section 8.
     “Senior Exclusive Collateral” means, collectively, (a) the Interest Reserve and the other Interest Reserve Collateral (as defined in the Senior Credit Agreement as in effect on the date hereof) and (b) the Equity Interests of Wells TRS Subsidiary and related collateral as provided in the Senior Exclusive Collateral Pledge Agreement.
     “Senior Exclusive Collateral Pledge Agreement” means the Pledge Agreement in the form of Exhibit G to the Senior Credit Agreement as in effect on the date hereof covering the pledge of the Equity Interests of Wells TRS Subsidiary.
     “Senior Lender” and “Senior Lenders” are defined in the first recital.
     “Senior Loan Documents” means the Senior Credit Agreement, the other Loan Documents (as defined in the Senior Credit Agreement as in effect on the date hereof), including Interest Rate Agreements entered into by either Borrower with a Senior Lender or its Affiliates, and each other agreement, document and instrument providing for or evidencing any Senior Obligation, and any other agreement, document or instrument executed or delivered at any time in connection with any Senior Obligation, including any intercreditor or joinder agreement among holders of, Refinanced, replaced, extended or renewed Senior Obligations, as each of the foregoing may be amended, supplemented, restated, modified, Refinanced, replaced, extended or renewed from time to time in accordance with the terms of this Agreement.
     “Senior Loan Modification” is defined in clause (a) of Section 5.
     “Senior Loans” is defined in the first recital.
     “Senior Obligations” means all obligations (monetary or otherwise) of any Senior Loan Party arising under or in connection with the Senior Loan Documents, including principal, interest (including post-default interest and interest accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), reimbursement obligations, fees, indemnities, costs and expenses (including the reasonable fees and disbursements of counsel to the Senior Administrative Agent and each Senior Lender required to be paid by the Borrowers) that are owing under the Senior Loan Documents, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due.

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     “Senior Priority Collateral” means all of the assets and property of any Loan Party, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Obligations, other than the Subordinated Priority Collateral, the Subordinated Exclusive Collateral and the Senior Exclusive Collateral.
     “Senior Secured Parties” means, at any relevant time, the holders of Senior Obligations at such time, including the Senior Administrative Agent and the Senior Lenders.
     “Senior Standstill Period” is defined in clause (a)(ii) of Section 6.
     “Subordinated Administrative Agent” is defined in the preamble.
     “Subordinated Cap Amount” is defined in clause (b) of Section 5.
     “Subordinated Credit Agreement” is defined in the second recital.
     “Subordinated Exclusive Collateral” means the Equity Interests of Wells Acquisition and Wells Timberland, and related collateral as provided in the Subordinated Exclusive Collateral Pledge Agreement.
     “Subordinated Exclusive Collateral Enforcement Conditions” is defined in clause (a) of Section 11.
     “Subordinated Exclusive Collateral Transfer Date” is defined in clause (d) of Section 11.
     “Subordinated Exclusive Guarantor” means Wells Real Estate Funds, Inc., a Georgia corporation.
     “Subordinated Exclusive Guaranty” means the Guaranty of the Subordinated Exclusive Guarantor in the form of Exhibit J-1 to the Subordinated Credit Agreement as in effect on the date hereof.
     “Subordinated Exclusive Collateral Pledge Agreement” means, collectively, the Pledge Agreements in the form of Exhibit G-1 and G-2 to the Subordinated Credit Agreement as in effect on the date hereof and covering the pledge of the Equity Interests of Wells Acquisition and Wells Timberland.
     “Subordinated Lender” and “Subordinated Lenders” are defined in the second recital.
     “Subordinated Loan Documents” means the Subordinated Credit Agreement and the Loan Documents (as defined in the Subordinated Credit Agreement as in effect as of the date hereof), including each other agreement, document and instrument providing for or evidencing any Subordinated Obligation, and any other document or instrument executed or delivered at any time in connection with any Subordinated Obligations, including any intercreditor or joinder agreement among holders of Refinanced, replaced, extended or renewed Subordinated Obligations, as each of the foregoing may be amended, supplemented, restated, modified,

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Refinanced, replaced, extended or renewed from time to time in accordance with the terms of this Agreement.
     “Subordinated Loan Modification” is defined in clause (b) of Section 5.
     “Subordinated Loans” is defined in the second recital.
     “Subordinated Obligations” means all obligations (monetary or otherwise) of any Subordinated Loan Party arising under or in connection with the Subordinated Loan Documents, including principal, interest (including post-default interest and interest accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), reimbursement obligations, fees, indemnities, costs and expenses (including the reasonable fees and disbursements of counsel to the Subordinated Administrative Agent and each Subordinated Lender required to be paid by the Borrowers) that are owing under the Subordinated Loan Documents, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due.
     “Subordinated Priority Collateral” means the Equity Raise Account and the right to receive payments under the Equity Raise Waterfall.
     “Subordinated Secured Parties” means, at any relevant time, the holders of Subordinated Obligations at such time, including the Subordinated Administrative Agent and the Subordinated Lenders.
     “Subordinated Standstill Period” is defined in clause (a)(i)(A) of Section 6.
     “Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise.
     “U.C.C.” means the Uniform Commercial Code as in effect in the State of New York, provided, however, that if pursuant to the applicable provisions of any mandatory law any or all of the attachment, perfection, priority or remedies with respect to the Common Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term U.C.C. shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes relating to such attachment, perfection, priority or remedies.
     “Unasserted Contingent Obligations” means Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     “Wells Acquisition” is defined in the preamble.
     “Wells Timberland” is defined in the preamble.

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     “Wells TRS Subsidiary” is defined in the preamble.
     “Wells TRS Subsidiary Account” is defined in the Senior Credit Agreement as in effect on the date hereof.
     (b) Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer, as the context may require, this Agreement as a whole, including all exhibits, and not to any particular section, subsection or clause contained in this Agreement or such exhibit. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”, and where general words are followed by a specific listing of items, the general words shall be given their widest meaning and shall not be limited by an enumeration of specific matters; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Senior Loan Documents, the Subordinated Loan Documents and this Agreement, as the case may be); all references to any law shall include any amendments and successors of the same; all references to any agreement, instrument or document shall refer to each such agreement, instrument or document as amended, restated or otherwise modified from time to time (subject to any restrictions regarding the foregoing as may be set forth in this Agreement); and the words “asset” and “property” shall have the same meaning and refer to tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Whenever any provision in this Agreement refers to the knowledge (or an analogous phrase) of any Person, such words are intended to signify that a member of management or officer or member of the board of directors of such Person has actual knowledge or awareness of a particular fact or circumstance or a member of management or officer or director of such Person, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. For purposes of computing a period of time from a specified date, the word “from” means “from and including” and the word “to” and “until” each mean “to, but excluding.” Any reference to a Loan Party that is an individual as “it” shall refer to such Loan Party in his or her individual capacity.
     Section 2. Lien Priorities.
     (a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Subordinated Obligations granted on the Senior Priority Collateral or of any Liens securing the Senior Obligations granted on the Senior Priority Collateral, and notwithstanding any provision of the U.C.C. or any other applicable law, the Subordinated Loan Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Senior Obligations or any other circumstance whatsoever (including any Lien securing the Senior Obligations being subordinated, voided, invalidated or lapsed), the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, hereby agrees that: (i) any Lien purported to be granted on the Senior Priority Collateral securing any Senior Obligations now or hereafter held by or on behalf of the Senior Administrative Agent, any other Senior Secured Party or any agent or trustee therefor, regardless

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of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Senior Priority Collateral securing the Subordinated Obligations; and (ii) any Lien purported to be granted on the Senior Priority Collateral securing the Subordinated Obligations now or hereafter held by or on behalf of the Subordinated Administrative Agent, any other Subordinated Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and Subordinated in all respects to all Liens on the Senior Priority Collateral securing any Senior Obligations. All Liens on the Senior Priority Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Senior Priority Collateral securing any Subordinated Obligations for all purposes, whether or not such Liens securing any Senior Loan Obligations are subordinated to any Lien securing any other obligation of any Borrower, any other Loan Party or any other Person.
     (b) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Senior Obligations granted on the Subordinated Priority Collateral or of any Liens securing the Subordinated Obligations granted on the Subordinated Priority Collateral, and notwithstanding any provision of the U.C.C. or any other applicable law, the Senior Loan Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Subordinated Obligations or any other circumstance whatsoever (including any Lien securing the Subordinated Obligations being subordinated, voided, invalidated or lapsed), the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, hereby agrees that: (i) any Lien purported to be granted on the Subordinated Priority Collateral securing any Subordinated Obligations now or hereafter held by or on behalf of the Subordinated Administrative Agent, any other Subordinated Secured Party or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Subordinated Priority Collateral securing the Senior Obligations; and (ii) any Lien purported to be granted on the Subordinated Priority Collateral securing the Senior Obligations now or hereafter held by or on behalf of the Senior Administrative Agent, any other Senior Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and Subordinated in all respects to all Liens on the Subordinated Priority Collateral securing any Subordinated Obligations. All Liens on the Subordinated Priority Collateral securing any Subordinated Obligations shall be and remain senior in all respects and prior to all Liens on the Subordinated Priority Collateral securing any Senior Obligations for all purposes, whether or not such Liens securing any Subordinated Obligations are subordinated to any Lien securing any other obligation of any Borrower, any other Loan Party or any other Person.
     (c) (i) Notwithstanding any provision of the Subordinated Loan Documents, the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, hereby agrees that the Subordinated Obligations shall not be secured by any Lien purported to be granted on the Senior Exclusive Collateral. The Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, hereby acknowledges that the Senior Exclusive Collateral shall only secure the Senior Obligations and that the Subordinated Administrative Agent and the other Subordinated Secured Parties will have no right or interest, including any Lien, in the Senior Exclusive Collateral. Without limiting the

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foregoing, the Senior Secured Parties shall have the exclusive right to manage, enforce rights, exercise all rights and remedies (including any Enforcement Action) and make determinations with respect to the Senior Exclusive Collateral without regard to any interests of the Subordinated Secured Parties, and the Subordinated Secured Parties will not take any action that would hinder the exercise of any such rights by the Senior Secured Parties.
     (ii) Notwithstanding any provision of the Senior Loan Documents, the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, hereby agrees that the Senior Obligations shall not be secured by any Lien purported to be granted on the Subordinated Exclusive Collateral. The Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, hereby acknowledges that the Subordinated Exclusive Collateral shall only secure the Subordinated Obligations and that the Senior Administrative Agent and the other Senior Secured Parties will have no right or interest, including any Lien, in the Subordinated Exclusive Collateral. Without limiting the foregoing, the Subordinated Secured Parties shall have the exclusive right to manage, enforce rights, exercise all rights and remedies (including any Enforcement Action) and make determinations with respect to the Subordinated Exclusive Collateral without regard to any interests of the Senior Secured Parties, and the Senior Secured Parties will not take any action that would hinder the exercise of any such rights by the Subordinated Secured Parties.
     (iii) The Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, hereby acknowledges that the Subordinated Exclusive Guaranty shall guarantee only the Subordinated Obligations and shall not guarantee the Senior Obligations, and this Agreement shall not impair or limit the Subordinated Administrative Agent or the Subordinated Lenders making demands under or otherwise exercising remedies under the Subordinated Exclusive Guaranty. Without limiting the foregoing, the Subordinated Secured Parties shall have the exclusive right to manage, enforce rights, exercise all rights and remedies (including any Enforcement Action) and make determinations with respect to the Subordinated Exclusive Guaranty without regard to any interests of the Senior Secured Parties, and the Senior Secured Parties will not take any action that would hinder the exercise of any such rights by the Subordinated Secured Parties.
     (d) The Subordinated Administrative Agent, for itself and on behalf of each other Subordinated Secured Party, and the Senior Administrative Agent, for itself and on behalf of each other Senior Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any action or other Person in contesting, in any action or proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of any Lien held by or on behalf of any of the Senior Secured Parties in the Senior Priority Collateral or the Senior Exclusive Collateral, or any Lien held by or on behalf of the Subordinated Secured Parties in the Subordinated Priority Collateral or the Subordinated Exclusive Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the parties hereto to enforce this Agreement.
     (f) Until the Discharge of the Senior Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has commenced and is continuing, the parties hereto agree that no Loan Party shall (i) grant or permit any additional Liens on any asset or property to secure any Subordinated Obligation unless it has granted or concurrently grants on a first priority

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basis a Lien on such asset or property to secure the Senior Obligations; or (ii) grant or permit any additional Liens on any asset or property to secure any Senior Obligations unless it has granted or concurrently grants on a second priority basis a Lien on such asset or property to secure the Subordinated Obligations. Promptly upon the occurrence of the foregoing, the Subordinated Administrative Agent and Senior Administrative Agent, as the case may be, shall provide notice of the same to each other and (x) take all actions requested by the Senior Administrative Agent to grant it a first priority perfected security interest therein in the relevant assets or property and (y) take all actions requested by the Subordinated Administrative Agent to grant it a second priority security interest in the relevant assets or property, as the case may be. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Administrative Agent or the Subordinated Administrative Agent, each of the Senior Administrative Agent and the Subordinated Administrative Agent agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section shall be subject to clause (i)(i) or (i)(ii) of Section 6, as applicable.
     Section 3. Representations and Warranties.
     (a) The Subordinated Administrative Agent hereby represents and warrants as follows:
     (i) To the knowledge of the Subordinated Administrative Agent, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Subordinated Loan Documents.
     (ii) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived by the Subordinated Administrative Agent.
     (iii) The Subordinated Administrative Agent is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.
     (iv) All actions necessary to authorize the execution, delivery, and performance of this Agreement by the Subordinated Administrative Agent on behalf of the Subordinated Lenders have been duly taken, and all such actions continue in full force and effect as of the date hereof.
     (v) The Subordinated Administrative Agent has duly executed and delivered this Agreement on behalf of the Subordinated Lenders, and this Agreement constitutes the legal, valid, and binding agreement of the Subordinated Administrative Agent and the Subordinated Lenders enforceable against them in accordance with its terms (except, in any case above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).
     (vi) No consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any

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governmental authority is required in connection with the execution, delivery or performance by the Subordinated Administrative Agent of this Agreement or consummation by the Subordinated Administrative Agent of the transactions contemplated by this Agreement that has not been obtained.
     (vii) As of the date hereof, the Subordinated Loans have been fully funded.
(b) The Senior Administrative Agent hereby represents and warrants as follows:
     (i) To the knowledge of the Senior Administrative Agent, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Senior Loan Documents.
     (ii) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived by the Senior Administrative Agent.
     (iii) The Senior Administrative Agent is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.
     (iv) All actions necessary to authorize the execution, delivery, and performance of this Agreement by the Senior Administrative Agent on behalf of the Senior Lenders have been duly taken, and all such actions continue in full force and effect as of the date hereof.
     (v) The Senior Administrative Agent has duly executed and delivered this Agreement on behalf of the Senior Lenders, and this Agreement constitutes the legal, valid, and binding agreement of the Senior Administrative Agent and the Senior Lenders enforceable against them in accordance with its terms (except, in any case above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).
     (vi) No consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority is required in connection with the execution, delivery or performance by the Senior Administrative Agent of this Agreement or consummation by the Senior Administrative Agent of the transactions contemplated by this Agreement that has not been obtained.
     (vii) As of the date hereof, the Senior Loans have been fully funded.
(c) Each of the Loan Parties hereby represents and warrants as follows:
     (i) It is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

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     (ii) All actions necessary to authorize the execution, delivery, and performance of this Agreement by it have been duly taken, and all such actions continue in full force and effect as of the date hereof.
     (iii) It has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid, and binding agreement, enforceable against it in accordance with its terms (except, in any case above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).
     (iv) No consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by it of this Agreement or consummation by it of the transactions contemplated by this Agreement that has not been obtained.
     Section 4. Transfer of Subordinated Loans or Senior Loans.
     (a) Subject to the terms of the Senior Loan Documents, the Senior Administrative Agent and each Senior Lender may, from time to time, in its sole and absolute discretion and without any notice to the Subordinated Administrative Agent or any Subordinated Lender, Transfer all or any of such Person’s interest in the Senior Loans; provided that prior to taking such action the transferee thereof shall agree to be bound by the provisions of this Agreement pursuant to an agreement that is reasonably satisfactory to the Subordinated Administrative Agent. Notwithstanding the failure of any transferee to agree to be bound by the provisions of this Agreement, the provisions of this Agreement shall survive any Transfer of all or any portion of the Senior Loans, and the terms of this Agreement shall be binding upon the successors and assigns of each Senior Lender. Without limiting the foregoing, in the event that the Senior Administrative Agent resigns or is replaced pursuant to the provisions of the Senior Credit Agreement, the Senior Administrative Agent shall give prompt written notice of such resignation or removal to the Subordinated Administrative Agent, as well as the identity of any successor Senior Administrative Agent. Until such time as the Subordinated Administrative Agent has been notified of such resignation or removal and the identity of the successor Senior Administrative Agent, the Subordinated Administrative Agent and the Subordinated Lenders shall be entitled to rely upon any decisions or notices made by the Senior Administrative Agent pursuant to this Agreement, and any such decisions or notices shall be binding on the successor Senior Administrative Agent.
     (b) Subject to the terms of the Subordinated Loan Documents, the Subordinated Administrative Agent and each Subordinated Lender may, from time to time, in its sole and absolute discretion and without notice to the Senior Administrative Agent or any Senior Lender, Transfer all or any of such Person’s interest in the Subordinated Loans, provided that prior to taking such action the transferee thereof shall agree to be bound by the provisions of this Agreement pursuant to an agreement that is reasonably satisfactory to the Senior Administrative Agent. Notwithstanding the failure of any transferee to agree to be bound by the provisions of this Agreement, other provisions of this Agreement shall survive any Transfer of all or any portion of the Subordinated Loans, and the terms of this Agreement shall be binding upon the

15

successors and assigns of each Subordinated Lender. Without limiting the foregoing, in the event that the Subordinated Administrative Agent resigns or is replaced pursuant to the provisions of the Subordinated Credit Agreement, the Subordinated Administrative Agent shall give prompt written notice of such resignation or removal to the Senior Administrative Agent, as well as the identity of any successor Subordinated Administrative Agent. Until such time as the Senior Administrative Agent has been notified of such resignation or removal and the identity of the successor Subordinated Administrative Agent, the Senior Administrative Agent and the Senior Lenders shall be entitled to rely upon any decisions or notices made by the Subordinated Administrative Agent pursuant to this Agreement, and any such decisions or notices shall be binding on the successor Subordinated Administrative Agent.
     Section 5. Modifications, Amendments, Etc.
     (a) The Senior Loan Documents may be amended, supplemented, restated, modified, replaced, extended or renewed (including by consent or waiver) in accordance with their terms and the Senior Loans may be Refinanced, in whole or in part (collectively, a “Senior Loan Modification”), in each case without notice to, or the consent of, the Subordinated Administrative Agent or the other Subordinated Secured Parties and without affecting the subordination and other provisions of this Agreement; provided that (i) the holders of any such Refinancing Indebtedness agree to be bound by the provisions of this Agreement pursuant to an agreement that is reasonably satisfactory to the Subordinated Administrative Agent, and (ii) such Senior Loan Modification or Refinancing shall not: (A) increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Senior Loans by more than 2.00% per annum (excluding increases (x) resulting from application of the pricing grid set forth in the Senior Lien Credit Agreement as in effect on the date hereof or (y) resulting from the accrual of interest at the default rate) or re-characterize principal payments as interest, fees or other amounts, (B) increase the aggregate principal amount of the Senior Loans (when added to the total amount of Protective Advances made by the Senior Secured Parties) in excess of the lesser of (1) $243,500,000 and (2) an aggregate principal amount of Senior Loans such that the Senior Loan to Value Ratio (as defined in the Senior Credit Agreement as of the date hereof) does not exceed 62% minus the aggregate principal amount of repayments and prepayments on the Senior Loans after the date hereof (excluding any repayment, prepayment, satisfaction or other reduction pursuant to a Refinancing of the Senior Obligations) (the “Senior Cap Amount”), (C) shorten the scheduled maturity date of the Senior Loans, (D) require the payment of a prepayment fee or premium or yield maintenance charge other than those fees and charges provided for in the Senior Credit Agreement as in effect on the date hereof, (E) amend, modify or waive Article IX of the Senior Credit Agreement, including any of the provisions of the Senior Credit Agreement relating to the deposits into or the withdrawals from the Revenue Account, (F) amend or modify Section 8.1.5 of the Senior Credit Agreement or (G) contravene the provisions of this Agreement. Upon any Refinancing of the Senior Loans in accordance with the foregoing provisions, (1) the Indebtedness incurred in connection with such Refinancing shall constitute Senior Obligations, (2) the holders of such Senior Obligations shall constitute Senior Lenders, (3) the principal documents governing such Indebtedness or pursuant to which such Indebtedness is issued shall constitute the Senior Credit Agreement and the documents and instruments executed in connection with such new Indebtedness shall constitute Senior Loan Documents and (4) the Person to whom Liens on the Common Collateral are granted to secured the Indebtedness so Refinanced shall constitute the Senior Administrative Agent.

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Notwithstanding clause (B)(2), the Senior Cap Amount shall under no circumstances be less than the aggregate principal amount of the Senior Loans on the date hereof minus the aggregate principal amount of repayments and prepayments on the Senior Loans after the date hereof (excluding any repayment, prepayment, satisfaction or other reduction pursuant to a Refinancing of the Senior Obligations).
     (b) The Subordinated Loan Documents may be amended, supplemented, restated, modified, replaced, extended or renewed (including by consent or waiver) in accordance with their terms and the Subordinated Loans may be Refinanced, in whole or in part (collectively, a “Subordinated Loan Modification”), in each case without notice to, or the consent of, the Senior Administrative Agent or the other Senior Secured Parties and without affecting the subordination and other provisions of this Agreement; provided that (i) the holders of any such Refinancing Indebtedness agree to be bound by the provisions of this Agreement pursuant to an agreement that is reasonably satisfactory to the Senior Administrative Agent, and (ii) such Subordinated Loan Modification or Refinancing shall not: (A) increase the interest rate applicable to the Subordinated Loans by more than 2.00% per annum (excluding increases or (y) resulting from the accrual of interest at the default rate) or re-characterize principal payments as interest, fees or other amounts, (B) increase the aggregate principal amount of the Subordinated Loans (when added to the total amount of Protective Advances made by the Subordinated Secured Parties) in excess of $184,000,000 minus the aggregate principal amount of repayments and prepayments on the Subordinated Loans after the date hereof (excluding any increases in such principal amount as a result of the capitalization of interest payments pursuant to Section 3.2.1 of the Subordinated Credit Agreement and any repayment, prepayment, satisfaction or other reduction pursuant to a Refinancing of the Senior Obligations) (the “Subordinated Cap Amount”), (C) shorten the scheduled maturity date of the Subordinated Loans, (D) require the payment of a prepayment fee or premium or yield maintenance charge other than those fees and charges provided for in the Subordinated Credit Agreement as in effect on the date hereof, (E) make more restrictive any financial covenant (other than any changes to the financial covenants to mirror any change or addition made to the Senior Loan Documents following the date hereof), (F) change any default or Event of Default under the Subordinated Loan Documents (other than (x) to eliminate any such default or Event of Default, (y) increase any grace period or (z) mirror any change made to the Senior Loan Documents following the date hereof to the extent that such amendment to the Subordinated Loan Documents is no more restrictive than the corresponding defaults or Events of Default in the Senior Loan Documents) or add any additional defaults or Events of Default, (G) increase materially the obligations of any Loan Party under the Subordinated Loan Documents or confer any additional material rights to the Subordinated Secured Parties (or a representative on their behalf) which would be materially adverse to any Loan Party or Senior Secured Party, in each case after taking into account all such amendments, supplements, restatements, modifications, extensions, renewals and Refinancings, (H) amend, modify or waive Article IX of the Subordinated Credit Agreement, including any of the provisions of the Subordinated Credit Agreement relating to the deposits into or the withdrawals from the Equity Raise Account, or (I) in the case of a Refinancing only (x) shorten the average life to maturity of the Subordinated Loans from the average life to maturity of the Subordinated Loans as of the date thereof to the terms of this Agreement, or (y) result in Refinancing Indebtedness containing terms that are no less favorable in the aggregate to the Loan Parties and the Senior Lenders than the terms contained in the Subordinated Loan Documents, or (J) contravene the provisions of this Agreement. Upon any Refinancing of the Subordinated Loans

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in accordance with the foregoing provisions, (1) the Indebtedness incurred in connection with such Refinancing shall constitute Subordinated Obligations, (2) the holders of such Subordinated Obligations shall constitute Subordinated Lenders, (3) the principal documents governing such Indebtedness or pursuant to which such Indebtedness is issued shall constitute the Subordinated Credit Agreement and the documents and instruments executed in connection with such new Indebtedness shall constitute Subordinated Loan Documents and (4) the Person to whom Liens on the Common Collateral are granted to secured the Indebtedness so Refinanced shall constitute the Subordinated Administrative Agent.
     (c) In the event the Senior Administrative Agent or any other Senior Secured Party and the relevant Loan Party enter into any Senior Loan Modification for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any of the Security Agreement, the Mortgages, the Recognition Agreements, the Collateral Assignment of Material Agreements, the Timber Manager Subordination Agreement, the Deposit Account Control Agreements or the Landlord Estoppel Certificates (as such terms are defined in the Senior Credit Agreement as in effect on the date hereof), or changing in any manner the rights of the Senior Administrative Agent, such other Senior Secured Parties, any Borrower or any other Loan Party thereunder, then such Senior Loan Modification shall apply automatically to any comparable provision of the comparable Subordinated Loan Document (or, if the Subordinated Administrative Agent is a party to any such agreement that is a subject of a Senior Loan Modification, such Senior Loan Modification shall apply to such agreement) without the consent of the Subordinated Administrative Agent or the other Subordinated Secured Parties and without any action by the Subordinated Administrative Agent, the other Subordinated Secured Parties, any Borrower or any other Loan Party, provided that (i) no such Senior Loan Modification shall have the effect of (A) removing or releasing assets subject to the Lien of the Subordinated Loan Documents, except to the extent that a release of such Lien is permitted or required by Section 7 and provided that there is a corresponding release of such Lien securing the Senior Obligations; (B) imposing duties on the Subordinated Administrative Agent without its consent; (C) permitting other Liens on the Common Collateral not permitted under the terms of the Subordinated Loan Documents or Section 6; or (D) being prejudicial to the interests of the Subordinated Secured Parties to a greater extent than the Senior Secured Parties; and (ii) notice and a copy of such amendment, waiver or consent shall have been given to the Subordinated Administrative Agent within 10 Business Days after the effective date of such amendment, waiver or consent (provided that the failure to give such notice shall not affect the obligations of the Subordinated Administrative Agent and the other Subordinated Secured Parties under this Agreement).
     (d) The Senior Administrative Agent shall deliver to the Subordinated Administrative Agent copies of any and all Senior Loan Modifications (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by the Senior Lenders) within five Business Days prior to any of such applicable instruments being executed by the Senior Administrative Agent or the Senior Lenders.
     (e) The Subordinated Administrative Agent shall deliver to the Senior Administrative Agent copies of any and all Subordinated Loan Modifications (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by the Subordinated Lenders)

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within five Business Days prior to any of such applicable instruments being executed by the Subordinated Administrative Agent or Senior Lenders.
     Section 6. Lien Subordination.
(a) (i) Until the Discharge of the Senior Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has commenced or is continuing, the Subordinated Administrative Agent and the other Subordinated Secured Parties:
     (A) will not take any Enforcement Action with respect to the Senior Priority Collateral until the passage of 180 consecutive days since the date on which the Senior Administrative Agent receives a written notice from the Subordinated Administrative Agent that (x) it has declared the existence of any Event of Default under the Subordinated Credit Agreement and stating its intention to exercise an Enforcement Action with respect to the Senior Priority Collateral and (y) describes in reasonable detail such Event of Default (the “Subordinated Standstill Period”); provided that notwithstanding anything herein to the contrary, in no event shall the Subordinated Administrative Agent or any other Subordinated Secured Party send such notice or take or continue to exercise any Enforcement Action with respect to the Senior Priority Collateral if, notwithstanding the expiration of the Subordinated Standstill Period, (I) an Insolvency or Liquidation Proceeding is then pending, (II) an Event of Default under Section 8.1.1 of the Senior Loan Agreement as in effect on the date hereof has occurred and is continuing, (III) the Senior Administrative Agent or the other Senior Secured Parties shall have commenced and be diligently pursuing any Enforcement Action with respect to all or any part of the Senior Priority Collateral (including seeking relief from the automatic stay) or (IV) the taking of such Enforcement Action with respect to the Senior Priority Collateral by the Subordinated Administrative Agent or any other Subordinated Secured Party would be contrary to the other terms of this Agreement, including adversely affecting the priority status of the security interest of the Senior Administrative Agent in the Senior Priority Collateral; and the Subordinated Standstill Period shall be tolled (1) during any Insolvency or Liquidation Proceeding and (2) for any period during which there is no Insolvency or Liquidation Proceeding but due to other circumstances the Senior Administrative Agent is prevented by applicable law (including pursuant to any judicial ruling or proceeding) from taking Enforcement Actions against all or any part of the Senior Priority Collateral, provided that the Senior Administrative Agent is attempting to obtain relief from such applicable law and is not so prevented by applicable law because of actions taken by the Senior Administrative Agent or the other Senior Secured Parties in violation of applicable law;
     (B) subject to the proviso in clause (b) of this Section and except as permitted by clause (c) of this Section, will not contest, protest, hinder, delay or object, whether by judicial proceeding or otherwise, to any Enforcement Action taken by or on behalf of the Senior Administrative Agent or any other Senior

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Secured Party with respect to the Senior Priority Collateral under the Senior Loan Documents or otherwise;
     (C) will not object to the forbearance by the Senior Administrative Agent or any other Senior Secured Party from bringing or pursuing any foreclosure proceeding or action (including any Enforcement Action) or any other exercise of any rights or remedies relating to the Senior Priority Collateral;
     (D) have no right to direct the Senior Administrative Agent or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Priority Collateral or pursuant to the Senior Loan Documents, or to consent to any of the foregoing; and
     (E) will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against either the Senior Administrative Agent or any other Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the Senior Administrative Agent nor any other Senior Secured Party shall be liable for, any action taken or omitted to be taken by the Senior Administrative Agent or any other Senior Secured Party with respect to the Senior Priority Collateral or pursuant to the Senior Loan Documents.
          (ii) Until the Discharge of the Subordinated Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has commenced or is continuing, the Senior Administrative Agent and the other Senior Secured Parties:
     (A) will not take any Enforcement Action with respect to the Subordinated Priority Collateral until the passage of 180 consecutive days since the date on which the Subordinated Administrative Agent receives a written notice from the Senior Administrative Agent that (x) it has declared the existence of any Event of Default under the Senior Credit Agreement and stating its intention to exercise an Enforcement Action with respect to the Subordinated Priority Collateral and (y) describes in reasonable detail such Event of Default (the “Senior Standstill Period”); provided that notwithstanding anything herein to the contrary, in no event shall the Senior Administrative Agent or any other Senior Secured Party send such notice or take or continue to exercise any Enforcement Action with respect to the Subordinated Priority Collateral if, notwithstanding the expiration of the Senior Standstill Period, (I) an Insolvency or Liquidation Proceeding is then pending, (II) an Event of Default under Section 8.1.1 of the Subordinated Loan Agreement has occurred and is continuing, (III) the Subordinated Administrative Agent or the other Subordinated Secured Parties shall have commenced and be diligently pursuing any Enforcement Action with respect to all or any part of the Subordinated Priority Collateral (including seeking relief from the automatic stay) or (IV) the taking of such Enforcement Action with respect to the Subordinated Priority Collateral by the Senior Administrative Agent or any other Senior Secured Party would be contrary to the other terms of

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this Agreement, including adversely affecting the priority status of the security interest of the Subordinated Administrative Agent in the Subordinated Priority Collateral; and the Senior Standstill Period shall be tolled (1) during any Insolvency or Liquidation Proceeding and (2) for any period during which there is no Insolvency or Liquidation Proceeding but due to other circumstances the Subordinated Administrative Agent is prevented by applicable law (including pursuant to any judicial ruling or proceeding) from taking Enforcement Actions against all or any part of the Subordinated Priority Collateral, provided that the Subordinated Administrative Agent is attempting to obtain relief from such applicable law and is not so prevented by applicable law because of actions taken by the Subordinated Administrative Agent or the other Subordinated Secured Parties in violation of applicable law;
     (B) subject to the proviso in clause (b) of this Section and except as permitted by clause (c) of this Section, will not contest, protest, hinder, delay or object, whether by judicial proceeding or otherwise, to any Enforcement Action taken by or on behalf of the Subordinated Administrative Agent or any other Subordinated Secured Party with respect to the Subordinated Priority Collateral under the Subordinated Loan Documents or otherwise;
     (C) will not object to the forbearance by the Subordinated Administrative Agent or any other Subordinated Secured Party from bringing or pursuing any foreclosure proceeding or action (including any Enforcement Action) or any other exercise of any rights or remedies relating to the Subordinated Priority Collateral;
     (D) have no right to direct the Subordinated Administrative Agent or any other Subordinated Secured Party to exercise any right, remedy or power with respect to the Subordinated Priority Collateral or pursuant to the Subordinated Loan Documents, or to consent to any of the foregoing; and
     (E) will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against either the Subordinated Administrative Agent or any other Subordinated Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the Subordinated Administrative Agent nor any other Subordinated Secured Party shall be liable for, any action taken or omitted to be taken by the Subordinated Administrative Agent or any other Subordinated Secured Party with respect to the Subordinated Priority Collateral or pursuant to the Subordinated Loan Documents.
(b) (i) Until the Discharge of the Senior Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has commenced or is continuing, the Senior Administrative Agent and the other Senior Secured Parties shall have, subject to clause (a) of this Section, the exclusive right to manage, enforce rights, exercise all rights and remedies (including any Enforcement Action) and make determinations regarding the release, disposition, or restrictions with respect to the Senior Priority Collateral without

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any consultation with or the consent of the Subordinated Administrative Agent or any other Subordinated Secured Party; provided that if the proceeds of the Senior Priority Collateral released or disposed of are not applied to repay the Senior Obligations or Subordinated Obligations, the Lien securing the Subordinated Obligations shall remain on the proceeds of such Senior Priority Collateral subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Senior Priority Collateral (including Enforcement Actions), the Senior Administrative Agent and the other Senior Secured Parties may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Senior Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the U.C.C. and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
     (ii) Until the Discharge of the Subordinated Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has commenced or is continuing, the Subordinated Administrative Agent and the other Subordinated Secured Parties shall have, subject to clause (a) of this Section, the exclusive right to manage, enforce rights, exercise all rights and remedies (including any Enforcement Action) and make determinations regarding the release, disposition, or restrictions with respect to the Subordinated Priority Collateral without any consultation with or the consent of the Senior Administrative Agent or any other Senior Secured Party; provided that the payments to fund the Interest Reserve so that an amount equal to approximately six months of interest on the Senior Loans (as reasonably specified by the Senior Administrative Agent) must be made prior to any payments from the Subordinated Priority Collateral being made to the Subordinated Administrative Agent or the other Subordinated Secured Parties, and provided that if the proceeds of the Subordinated Priority Collateral released or disposed of are not applied to repay the Subordinated Obligations or Senior Obligations the Lien securing the Senior Obligations shall remain on the proceeds of such Subordinated Priority Collateral subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Subordinated Priority Collateral (including Enforcement Actions), the Subordinated Administrative Agent and the other Subordinated Secured Parties may enforce the provisions of the Subordinated Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Subordinated Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the U.C.C. and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
(c) (i) Notwithstanding the foregoing, but subject to Section 2, clause (d) of this Section and Section 12, the Subordinated Administrative Agent and any other Subordinated Secured Party may with respect to the Senior Priority Collateral:

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  (A) take any action (not adverse to the prior Liens on the Senior Priority Collateral securing the Senior Obligations, or the rights of the Senior Administrative Agent or the other Senior Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its second priority Lien on the Senior Priority Collateral;
  (B) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Secured Parties, including without limitation any claims secured by the Senior Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
  (C) take any actions permitted by clause (g)(i) of this Section;
  (D) subject to clause (g) of Section 12 in any Insolvency Liquidation Proceeding, with respect to the Subordinated Obligations and the Senior Priority Collateral, file any proof of claim or make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement; provided that in the event that the Subordinated Secured Parties fail to file a proof of claim with respect to all or part of the Subordinated Obligations within five Business Days of the bar date pertaining thereto, the Senior Administrative Agent may file such proof of claim, and the Subordinated Administrative Agent appoints the Senior Administrative Agent its attorney-in-fact to accomplish the same; and
  (E) exercise any of its rights or remedies (including Enforcement Actions) with respect to the Senior Priority Collateral after the termination of the Subordinated Standstill Period to the extent permitted by clause (a)(i) of this Section.
(ii) Notwithstanding the foregoing, but subject to Section 2, clause (d) of this Section and Section 12, the Senior Administrative Agent and any other Senior Secured Party may with respect to the Subordinated Priority Collateral:
     (A) take any action (not adverse to the prior Liens on the Subordinated Priority Collateral securing the Subordinated Obligations, or the rights of the Subordinated Administrative Agent or the other Subordinated Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its second priority Lien on the Subordinated Priority Collateral;
     (B) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Senior Secured Parties, including without limitation any claims secured by the Subordinated Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

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     (C) take any actions permitted by clause (g)(ii) of this Section;
     (D) in any Insolvency Liquidation Proceeding, with respect to the Senior Obligations and the Subordinated Priority Collateral, file any proof of claim, vote on any plan of reorganization or make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement; provided that in the event that the Senior Secured Parties fail to file a proof of claim with respect to all or part of the Senior Obligations within five Business Days of the bar date pertaining thereto, the Subordinated Administrative Agent may file such proof of claim, and the Senior Administrative Agent appoints the Subordinated Administrative Agent its attorney-in-fact to accomplish the same; provided, further, that Subordinated Administrative Agent shall not be permitted to vote such claim, all voting rights with respect thereto being hereby retained by the Senior Secured Parties; and
     (E) exercise any of its rights or remedies (including Enforcement Actions) with respect to the Subordinated Priority Collateral after the termination of the Senior Standstill Period to the extent permitted by clause (a)(ii) of this Section.
(d) (i) The Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, agrees that, except as expressly provided in clause (a)(i) of this Section and subject to clause (i)(i) of this Section, it will not take or receive any Senior Priority Collateral or any proceeds of Senior Priority Collateral in connection with the exercise of any right or remedy (including the taking of Enforcement Actions) with respect to any Senior Priority Collateral, unless and until the Discharge of the Senior Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of the Senior Obligations has occurred, except as expressly provided in this Section and clause (i)(ii)(I) of Section 12, the sole right of the Subordinated Administrative Agent and the other Subordinated Secured Parties with respect to the Senior Priority Collateral is to (x) subject to the terms of Section 9.3 of the Senior Credit Agreement, receive payments therefrom pursuant to the Revenue Waterfall, (y) hold a Lien on the Senior Priority Collateral pursuant to the Subordinated Security Documents for the period and to the extent granted therein and (z) receive a share of the proceeds thereof, if any, after the Discharge of the Senior Obligations has occurred, in accordance with the terms of the Subordinated Loan Documents, this Agreement and applicable law.
     (ii) The Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, agrees that, except as expressly provided in clause (a)(ii) of this Section and subject to clause (i)(ii) of this Section, it will not take or receive any Subordinated Priority Collateral or any proceeds of Subordinated Priority Collateral in connection with the exercise of any right or remedy (including the taking of Enforcement Actions) with respect to any Subordinated Priority Collateral, unless and until the Discharge of the Subordinated Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of the Subordinated Obligations has occurred, except as expressly provided in this Section and clause (i)(i)(I) of Section 12, the sole right of the Senior Administrative Agent and the other Senior Secured Parties with respect to the

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Subordinated Priority Collateral is to (x) subject to the terms of Section 9.3 of the Subordinated Credit Agreement, receive payments therefrom pursuant to the Equity Waterfall, (y) hold a Lien on the Subordinated Priority Collateral pursuant to the Senior Security Documents for the period and to the extent granted therein and (z) receive a share of the proceeds thereof, if any, after the Discharge of the Subordinated Obligations has occurred, in accordance with the terms of the Senior Loan Documents, this Agreement and applicable law.
(e) (i) The Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, agrees that the Subordinated Administrative Agent and the other Subordinated Secured Parties will not take any action that would hinder any exercise of remedies under the Senior Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Senior Priority Collateral, whether by foreclosure or otherwise, and the Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, hereby waives any and all rights it or the Subordinated Secured Parties may have as a junior lien creditor or otherwise to object to the manner in which the Senior Administrative Agent or the other Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens securing the Senior Obligations granted in any of the Senior Priority Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Senior Administrative Agent or the other Senior Secured Parties is adverse to the interest of the Subordinated Secured Parties. In addition, (A) the Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, agrees that the Subordinated Administrative Agent and the other Subordinated Secured Parties will not take any action that would hinder any exercise of remedies under the Senior Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Senior Priority Collateral, whether by foreclosure or otherwise, and (B) the Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, hereby waives any and all rights it or the Subordinated Secured Parties may have as a junior lien creditor or otherwise to object to the manner in which the Senior Administrative Agent or the other Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens securing the Senior Obligations undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Senior Administrative Agent or the other Senior Secured Parties is adverse to the interest of the Subordinated Secured Parties.
     (ii) The Senior Administrative Agent, for itself and on behalf of the other Senior Secured Parties, agrees that the Senior Administrative Agent and the other Senior Secured Parties will not take any action that would hinder any exercise of remedies under the Subordinated Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Subordinated Priority Collateral, whether by foreclosure or otherwise, and the Senior Administrative Agent, for itself and on behalf of the other Senior Secured Parties, hereby waives any and all rights it or the Senior Secured Parties may have as a junior lien creditor or otherwise to object to the manner in which the Subordinated Administrative Agent or the other Subordinated Secured Parties seek to enforce or collect the Subordinated Obligations or the Liens

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securing the Subordinated Obligations granted in any of the Subordinated Priority Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Subordinated Administrative Agent or the other Subordinated Secured Parties is adverse to the interest of the Senior Secured Parties. In addition, (A) the Senior Administrative Agent, for itself and on behalf of the other Senior Secured Parties, agrees that the Senior Administrative Agent and the other Senior Secured Parties will not take any action that would hinder any exercise of remedies under the Subordinated Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Subordinated Priority Collateral, whether by foreclosure or otherwise, and (B) the Senior Administrative Agent, for itself and on behalf of the other Senior Secured Parties, hereby waives any and all rights it or the Senior Secured Parties may have as a junior lien creditor or otherwise to object to the manner in which the Subordinated Administrative Agent or the other Subordinated Secured Parties seek to enforce or collect the Subordinated Obligations or the Liens securing the Subordinated Obligations undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Subordinated Administrative Agent or the other Subordinated Secured Parties is adverse to the interest of the Senior Secured Parties.
(f) (i) The Subordinated Administrative Agent hereby acknowledges and agrees, for itself and on behalf of the other Subordinated Secured Parties, that no covenant, agreement or restriction contained in the Subordinated Security Documents or any other Subordinated Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Senior Administrative Agent or the other Senior Secured Parties with respect to the Senior Priority Collateral as set forth in this Agreement and the Senior Loan Documents. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Senior Administrative Agent or the other Senior Secured Parties may have with respect to the Senior Priority Collateral.
     (ii) The Senior Administrative Agent hereby acknowledges and agrees, for itself and on behalf of the other Senior Secured Parties, that no covenant, agreement or restriction contained in the Senior Security Documents or any other Senior Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Subordinated Administrative Agent or the other Subordinated Secured Parties with respect to the Subordinated Priority Collateral as set forth in this Agreement and the Subordinated Loan Documents. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Subordinated Administrative Agent or the other Subordinated Secured Parties may have with respect to the Subordinated Priority Collateral.
     (g) (i) Except to the extent rights have been expressly waived pursuant to this Agreement, the Subordinated Administrative Agent and the other Subordinated Secured Parties may, with respect to the Senior Priority Collateral, exercise rights and remedies as unsecured creditors against the Borrowers or any other Loan Party that has guaranteed or granted Liens to secure the Subordinated Obligations in accordance with the terms of the Subordinated Loan Documents and applicable law; provided that in the event that any Subordinated Secured Party becomes a judgment Lien creditor in respect of Senior

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Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Subordinated Obligations, such judgment Lien shall form a part of the Senior Priority Collateral and be subject to all the terms of this Agreement relating to the Senior Priority Collateral.
     (ii) Except to the extent rights have been expressly waived pursuant to this Agreement, the Senior Administrative Agent and the other Senior Secured Parties may, with respect to the Subordinated Priority Collateral, exercise rights and remedies as unsecured creditors against the Borrowers or any other Loan Party that has guaranteed or granted Liens to secure the Senior Obligations in accordance with the terms of the Senior Loan Documents and applicable law; provided that in the event that any Senior Secured Party becomes a judgment Lien creditor in respect of Subordinated Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Senior Obligations, such judgment Lien form a part of the Subordinated Priority Collateral and be subject to all the terms of this Agreement relating to the Subordinated Priority Collateral.
     (h) In addition to the notices required pursuant to clause (a) of this Section, the Senior Administrative Agent and the Subordinated Administrative Agent agree to deliver to each other (i) concurrently (or as soon as practicable following) with the giving thereof to any Loan Party, a copy of any written notice sent by such Person (A) stating that any Default or Event of Default under the Senior Credit Agreement or the Subordinated Credit Agreement, as the case may be, has occurred or (B) demanding payment of the Senior Obligations or the Subordinated Obligations, as the case may be, as a result thereof, and (ii) promptly after the occurrence thereof, notice of the Discharge of the Senior Obligations and Subordinated Obligations; provided, that the failure to give any such notice shall not result in any liability or modify in any respect the terms of this Agreement.
(i) (i) All Senior Priority Collateral and proceeds thereof received by any Senior Secured Party or Subordinated Secured Party in connection with the sale or other disposition of, or collection on, the Senior Priority Collateral upon the taking of any Enforcement Action or the exercise of any remedies, whether or not the Subordinated Administrative Agent is exercising remedies pursuant to clause (a)(i) of this Section or any Insolvency or Liquidation Proceeding has commenced and is continuing, shall be applied, first, by the Senior Administrative Agent, for itself and on behalf of the other Senior Secured Parties, to the Senior Obligations in the order specified in the relevant Senior Loan Documents until the Discharge of the Senior Obligations, second, by the Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, to the Subordinated Obligations in such order as specified in the Subordinated Loan Documents until the Discharge of the Subordinated Obligations, and third, to the Loan Parties or as directed by applicable law or court order. Promptly following the Discharge of the Senior Obligations, the Senior Administrative Agent shall deliver to the Subordinated Administrative Agent any Senior Priority Collateral and proceeds of Senior Priority Collateral held by it in the same form as received, without recourse, representation or warranty (other than a representation of the Senior Administrative Agent to the Subordinated Administrative Agent that it has not otherwise

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sold, assigned, transferred or pledged any right, title or interest in and to such Senior Priority Collateral) but with any necessary endorsements.
     (ii) All Subordinated Priority Collateral and proceeds thereof received by any Subordinated Secured Party or Senior Secured Party in connection with the sale or other disposition of, or collection on, the Subordinated Priority Collateral upon the taking of any Enforcement Action or the exercise of any remedies, whether or not the Senior Administrative Agent is exercising remedies pursuant to clause (a)(ii) of this Section or any Insolvency or Liquidation Proceeding has commenced and is continuing, shall be applied, first, by the Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, to the Subordinated Obligations in the order specified in the relevant Subordinated Loan Documents until the Discharge of the Subordinated Obligations, second, by the Senior Administrative Agent, for itself and on behalf of the other Senior Secured Parties, to the Senior Obligations in such order as specified in the Senior Loan Documents until the Discharge of the Senior Obligations, and third, to the Loan Parties or as directed by applicable law or court order, provided that, notwithstanding the foregoing, any amounts in the Equity Raise Account then to be applied to the Interest Reserve shall be paid to the Senior Administrative Agent to be applied to the Senior Obligations. Promptly following the Discharge of the Subordinated Obligations, the Subordinated Administrative Agent shall deliver to the Senior Administrative Agent any Subordinated Priority Collateral and proceeds of Subordinated Priority Collateral held by it in the same form as received, without recourse, representation or warranty (other than a representation of the Subordinated Administrative Agent to the Senior Administrative Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such Subordinated Priority Collateral) but with any necessary endorsements.
(j) (i) Until the Discharge of the Senior Obligations has occurred, whether or not the Subordinated Administrative Agent is taking Enforcement Action or any Insolvency or Liquidation Proceeding has commenced and is continuing, any Senior Priority Collateral or proceeds thereof received by the Subordinated Administrative Agent or any other Subordinated Secured Parties in connection with the exercise of any right or remedy (including the taking of Enforcement Actions) relating to the Senior Priority Collateral in contravention of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Administrative Agent, for the benefit of itself and the other Senior Secured Parties, in the same form as received, with any necessary endorsements. The Subordinated Administrative Agent hereby appoints the Senior Administrative Agent as its attorney-in-fact to accomplish the foregoing, including authorizing the Senior Administrative Agent to make any such endorsements as agent for the Subordinated Administrative Agent and the other Subordinated Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
     (ii) Until the Discharge of the Subordinated Obligations has occurred, whether or not the Senior Administrative Agent is taking Enforcement Action or any Insolvency or Liquidation Proceeding has commenced and is continuing, any Subordinated Priority Collateral or proceeds thereof received by the Senior Administrative Agent or any other

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Senior Secured Parties in connection with the exercise of any right or remedy (including the taking of Enforcement Actions) relating to the Subordinated Priority Collateral in contravention of this Agreement shall be segregated and held in trust and promptly paid over to the Subordinated Administrative Agent, for the benefit of itself and the other Subordinated Secured Parties, in the same form as received, with any necessary endorsements. The Senior Administrative Agent hereby appoints the Subordinated Administrative Agent as its attorney-in-fact to accomplish the foregoing, including authorizing the Subordinated Administrative Agent to make any such endorsements as agent for the Senior Administrative Agent and the other Senior Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
     (k) Except when the Senior Administrative Agent or Subordinated Administrative Agent are taking Enforcement Action in accordance with the provisions of this Agreement with respect to the Revenue Account and Revenue Waterfall constituting a part of the Senior Priority Collateral or the Equity Raise Account or Equity Raise Waterfall constituting a part of the Subordinated Priority Collateral, all payments from the Revenue Waterfall funds shall be held and applied in accordance with the Senior Loan Documents and all payments from the Equity Raise Waterfall funds shall be held and applied in accordance with the Subordinated Loan Documents.
     Section 7. Releases of Subordinated Liens.
     (a) If in connection with:
     (i) the taking of any Enforcement Action by the Senior Administrative Agent in respect of the Senior Priority Collateral; or
     (ii) the sale, lease, exchange, transfer or other disposition of Senior Priority Collateral (collectively, a “Disposition”), other than in connection with the exercise of any Enforcement Action by the Senior Administrative Agent in respect of the Senior Priority Collateral;
the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, releases any of its Liens on any part of the Senior Priority Collateral, other than in connection with the Discharge of the Senior Obligations, then (i) the Liens, if any, of the Subordinated Administrative Agent, for itself or for the benefit of the other Subordinated Secured Parties, on such Senior Priority Collateral shall be automatically, unconditionally and simultaneously released and (ii) the Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, shall promptly execute and deliver to the Senior Administrative Agent or such Loan Party such termination statements, releases and other documents as the Senior Administrative Agent or such Loan Party may request to effectively confirm such release; provided, however, that (x) in the case of clause (i) above, the foregoing shall only occur without the consent of the Subordinated Administrative Agent if the net proceeds of the applicable disposition are applied to permanently reduce the Senior Obligations as provided in clause (i)(i) of Section 6 and (y) in the case of clause (ii) above, the foregoing shall only occur without the consent of the Subordinated Administrative Agent if the net proceeds of the applicable

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disposition are applied to permanently reduce the Senior Obligations as provided in the Senior Credit Agreement.
     (b) Until the Discharge of the Senior Obligations occurs, the Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, hereby irrevocably constitutes and appoints the Senior Administrative Agent and any officer or agent of the Senior Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Administrative Agent and the other Subordinated Secured Parties (whether in the name of such Persons or in its own name), for the purpose of carrying out the terms of this Section, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section, including any endorsements or other instruments of transfer or release.
     Section 8. Payment Subordination.
     (a) Subject to clause (b) of this Section, the Loan Parties covenant and agree, and each Subordinated Secured Party by its acceptance of the Subordinated Loan Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Loan Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Discharge of the Senior Obligations.
     (b) Notwithstanding the terms of the Subordinated Loan Documents, each Loan Party hereby agrees that it will not make, and the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, hereby agrees that the Subordinated Administrative Agent and the other Subordinated Secured Parties will not accept, any Distribution with respect to the Subordinated Obligations until the Discharge of the Senior Obligations other than (i) payments from the Equity Raise Account pursuant to the Equity Raise Waterfall as provided in clause (k) of Section 6, payments under the Subordinated Exclusive Guaranty, proceeds of the Subordinated Priority Collateral as provided in clause (i)(ii) of Section 6 and, subject to compliance with Section 11, proceeds of the Subordinated Exclusive Collateral, and (ii) payments from the Revenue Account pursuant to the Revenue Waterfall as provided in clause (k) of Section 6, so long as at the time of such payment from the Revenue Account (A) there is no pending Insolvency or Liquidation Proceeding, (B) no Event of Default under Section 8.1.1 of the Senior Credit Agreement, as in effect on the date hereof, has occurred and is continuing (and has not been cured as provided in Section 13), (C) the Senior Administrative Agent or the other Senior Secured Parties shall not have commenced and are not diligently pursuing any Enforcement Action with respect to all or any material part of the Senior Priority Collateral (including seeking relief from the automatic stay), and (D) no Senior Default Blockage Period has occurred and is continuing; provided that as a result of the commencement of a Senior Default Blockage Period the Subordinated Administrative Agent and Subordinated Lenders shall not be prohibited from receiving payments pursuant to this clause (b) (ii) for more than an aggregate of 180 days within any period of 365 consecutive days. “Senior Default Blockage Period” means the period (i) commencing on the date the Subordinated Administrative Agent receives a notice from the Senior Administrative Agent stating that an Event of Default (other

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than an Event of Default under Section 8.1.1 or Section 8.1.8 of the Senior Credit Agreement) has occurred and is continuing, providing a reasonably detailed description thereof and stating that such notice is a “Senior Default Blockage Notice” delivered pursuant to this Agreement, and (ii) concluding on the date that is 180 days following the date the Subordinated Administrative Agent receives such notice.
     (c) If any Distribution on account of the Subordinated Obligations is paid to or accepted by any Subordinated Secured Party at a time when it is prohibited by this Agreement, such payment shall (a) not be commingled with any of the assets of the applicable Subordinated Secured Party, (b) be held in trust by the applicable Subordinated Secured Party for the benefit of the Senior Administrative Agent and the other Senior Secured Parties and (c) be promptly paid over to the Senior Administrative Agent or its designated representative with any necessary endorsement for application (in accordance with the Senior Loan Documents) to the payment of the Senior Obligations then remaining unpaid.
     Section 9. Insurance. Until the Discharge of the Senior Obligations has occurred, the Senior Administrative Agent and the other Senior Secured Parties shall (a) be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Subordinated Administrative Agent shall have the right to be named as additional insured and loss payee so long as its second Lien status is identified in a manner satisfactory to the Senior Administrative Agent) and (b) have the sole and exclusive right, subject to the rights of the Loan Parties under the Senior Loan Documents, to adjust settlement for any insurance policy covering the Senior Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Senior Priority Collateral. All proceeds of any such insurance policy and any such condemnation award (or any payments with respect to a deed in lieu of condemnation) in respect to the Senior Priority Collateral shall, to the extent required by the Senior Loan Documents and the Subordinated Loan Documents, be paid first, to the Senior Administrative Agent, for itself and on behalf of the other Senior Secured Parties, until the Discharge of the Senior Obligations, second, to the Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, until the Discharge of the Subordinated Obligations and, third, to the Loan Parties or as directed by applicable law or court order. Until the Discharge of the Senior Obligations has occurred, whether or not the Subordinated Administrative Agent is taking any Enforcement Action or any Insolvency or Liquidation Proceeding has occurred and is continuing, if the Subordinated Administrative Agent or any other Subordinated Secured Parties shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall promptly pay such proceeds over to the Senior Administrative Agent in accordance with the terms of clause (j)(i) of Section 6.
     Section 10. Waivers.
     If the Senior Loan Administrative Agent or any other Senior Lender or Subordinated Administrative Agent or any other Subordinated Lender enforces its rights or remedies in violation of the terms of this Agreement, the Loan Parties shall not be entitled to use such violation as a defense to any action by the Senior Administrative Agent or any other Senior Lender or Subordinated Administrative Agent or any other Subordinated Lender, nor to assert such violation as a counterclaim or basis for set off or recoupment against the Senior

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Administrative Agent or any other Senior Lender or Subordinated Administrative Agent or any other Subordinated Lender.
     Section 11. Enforcement Action Against the Subordinated Exclusive Collateral.
     (a) The Subordinated Administrative Agent shall not undertake any Enforcement Action against the Subordinated Exclusive Collateral unless the Subordinated Exclusive Collateral Enforcement Conditions have first been satisfied. The “Subordinated Exclusive Collateral Enforcement Conditions” shall mean (i) the transferee of title to the Subordinated Exclusive Collateral is a Qualified Transferee and (ii) the Common Collateral will be managed, on behalf of the Loan Parties, by a Qualified Manager concurrently with the transfer of title to the Subordinated Exclusive Collateral to a Qualified Transferee. The Subordinated Administrative Agent shall provide (A) the Senior Administrative Agent with not less than 30 days prior written notice of any Enforcement Action against the Subordinated Exclusive Collateral, (B) concurrently with such written notice, a certificate from an officer of the Subordinated Administrative Agent certifying that the applicable Subordinated Exclusive Collateral Enforcement Conditions have been satisfied and (C) such other evidence as the Senior Administrative Agent may reasonably request that the foregoing requirements have been satisfied.
     (b) Except as expressly set forth in this Section, nothing contained in this Agreement shall limit or restrict the right of the Subordinated Administrative Agent to exercise its rights and remedies, in law or in equity, or otherwise, in order to realize on any Subordinated Exclusive Collateral.
     (c) Prior to taking any Enforcement Action against the Subordinated Exclusive Collateral, the Subordinated Administrative Agent shall provide the Senior Administrative Agent with copies of any and all material notices, pleadings, agreements, motions and briefs served upon, delivered to or with any party to any Enforcement Action against the Subordinated Exclusive Collateral and upon the Senior Administrative Agent’s request, keep the Senior Administrative Agent reasonably apprised as to the status of such Enforcement Action.
     (d) In the event that the Subordinated Administrative Agent or any purchaser at a U.C.C. sale obtains title to the Subordinated Exclusive Collateral (the “Subordinated Exclusive Collateral Transfer Date”), the Senior Administrative Agent hereby acknowledges and agrees that any such transfer shall not constitute a breach or default under the Senior Loan Documents.
     (e) Upon the Subordinated Exclusive Collateral Transfer Date, (i) the Liens, if any, of the Subordinated Administrative Agent, for itself or for the benefit of the other Subordinated Secured Parties, on the Senior Priority Collateral shall be automatically, unconditionally and simultaneously released, (ii) all the Senior Priority Collateral shall form a part of and constitute the Senior Exclusive Collateral and (iii) the Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, shall promptly execute and deliver to the Senior Administrative Agent such termination statements, releases and other documents as the Senior Administrative Agent may request to effectively confirm such release (including terminating the Security Agreement, the Mortgages, the Recognition Agreements, the Collateral Assignment of Material Agreements, the Timber Manager Subordination Agreement, the Deposit

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Account Control Agreements and the Landlord Estoppel Certificates (as such terms are defined in the Subordinated Credit Agreement as in effect on the date hereof) and any insurance endorsements in favor of the Subordinated Administrative Agent). Notwithstanding the occurrence of the Subordinated Exclusive Collateral Transfer Date the Subordinated Lenders shall retain until the Discharge of the Subordinated Obligations occurs a contractual right and interest in payments from the Revenue Account pursuant to the Revenue Waterfall as set forth in the Senior Credit Agreement (as in effect on the date hereof) so long as the Senior Administrative Agent is not exercising any Enforcement Action with respect to the Senior Priority Collateral (it being agreed that, if the Senior Administrative Agent is exercising any Enforcement Action with respect to the Senior Priority Collateral, all payments with respect to the Revenue Waterfall shall terminate and all proceeds from the Senior Priority Collateral shall be applied exclusively to the payments of the Senior Obligations). Until the Discharge of the Senior Obligations occurs, the Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, hereby irrevocably constitutes and appoints the Senior Administrative Agent and any officer or agent of the Senior Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Administrative Agent and the other Subordinated Secured Parties (whether in the name of such Persons or in its own name), for the purpose of carrying out the terms of this clause, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this clause, including any endorsements or other instruments of transfer or release.
     Section 12. Rights of Subrogation; Bankruptcy.
     (a) Each of the Subordinated Administrative Agent and the Senior Administrative Agent hereby waives any requirement for marshaling of assets in connection with any foreclosure of any security interest or any other realization upon the Common Collateral in respect of the Senior Loan Documents or the Subordinated Loan Documents, as applicable, or any exercise of any rights of set-off or otherwise. Each of the Subordinated Administrative Agent and the Senior Administrative Agent assumes all responsibility for keeping itself informed as to the condition (financial or otherwise) of the Borrowers, the condition of the Common Collateral and other circumstances and, except for notices expressly required by this Agreement, neither the Senior Administrative Agent nor the Subordinated Administrative Agent shall have any duty whatsoever to obtain, advise or deliver information or documents to the other relative to such condition, business, assets and/or operations.
     (b) The Subordinated Administrative Agent on behalf of the Subordinated Lenders agrees that neither the Senior Administrative Agent nor any Senior Lender owes any fiduciary duty to the Subordinated Administrative Agent in connection with the administration of the Senior Loans and the Senior Loan Documents, and the Subordinated Administrative Agent agrees not to assert any such claim. The Senior Administrative Agent on behalf of the Senior Lenders agrees that neither the Subordinated Administrative Agent nor any Subordinated Lender owes any fiduciary duty to the Senior Administrative Agent in connection with the administration of the Subordinated Loans and the Subordinated Loan Documents, and the Senior Administrative Agent agrees not to assert any such claim.

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     (c) With respect to the value of any payments or distributions in cash, property or other assets that the Subordinated Administrative Agent or any of the other Subordinated Secured Parties pays over to the Senior Administrative Agent or the other Senior Secured Parties under the terms of this Agreement, the Subordinated Administrative Agent and the other Subordinated Secured Parties shall be subrogated to the rights of the Senior Administrative Agent and the other Senior Secured Parties; provided that the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of the Senior Obligations has occurred. The Loan Parties each acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Subordinated Administrative Agent or the other Subordinated Secured Parties that are paid over to the Senior Administrative Agent or the other Senior Secured Parties pursuant to this Agreement shall not reduce any of the Subordinated Obligations.
     (d) With respect to the value of any payments or distributions in cash, property or other assets that the Senior Administrative Agent or any of the other Senior Secured Parties pays over to the Subordinated Administrative Agent or the other Subordinated Secured Parties under the terms of this Agreement, the Senior Administrative Agent and the other Senior Secured Parties shall be subrogated to the rights of the Subordinated Administrative Agent and the other Subordinated Secured Parties; provided that the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of the Subordinated Obligations has occurred. The Loan Parties each acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Senior Administrative Agent or the other Senior Secured Parties that are paid over to the Subordinated Administrative Agent or the other Subordinated Secured Parties pursuant to this Agreement shall not reduce any of the Senior Obligations.
     (e) The provisions of this Agreement shall be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding. Until a Discharge of the Senior Obligations, the Subordinated Administrative Agent shall not, and shall not solicit any Person to, and shall not direct or cause the Borrowers to direct or cause any Loan Party or any entity which controls any of them to: (i) commence any Insolvency or Liquidation Proceeding; (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for any Lender Party or any Common Collateral or the Senior Exclusive Collateral (or any portion thereof); (iii) seek to consolidate any Common Collateral, Senior Exclusive Collateral or Subordinated Exclusive Collateral in any proceeding relating to bankruptcy, insolvency, reorganization or relief of debtors; or (iv) take any action in furtherance of any of the foregoing; provided, however, the foregoing shall not prohibit or restrict the rights of the Subordinated Lenders to exercise their rights, remedies and options under the Subordinated Loan Documents if, as a result of not exercising such rights or remedies, and Insolvency or Liquidation a Proceeding would be a consequence thereof.
(f) (i) Until the Discharge of the Senior Obligations has occurred, the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, agrees that none of them shall (A) seek (or support any Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect

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of the Senior Priority Collateral, without the prior written consent of the Senior Administrative Agent, or (B) oppose any request by the Senior Administrative Agent or any other Senior Secured Party for relief from the automatic stay in respect of the Senior Priority Collateral; provided, however, that if the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, seeks relief from the automatic stay to exercise its rights against the Senior Priority Collateral, then the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, may seek limited relief from the automatic stay in order to preserve its rights in the Senior Priority Collateral, subject to the subordination and other terms of this Agreement, in order to receive proceeds of the Senior Priority Collateral that are payable to it and the other Subordinated Secured Parties in accordance with the terms of this Agreement.
     (ii) Until the Discharge of the Subordinated Obligations has occurred, the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, agrees that none of them shall (A) seek (or support any Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Subordinated Priority Collateral, without the prior written consent of the Subordinated Administrative Agent or (B) oppose any request by the Subordinated Administrative Agent or any other Subordinated Secured Party for relief from the automatic stay in respect of the Subordinated Priority Collateral; provided, however, that if the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, seeks relief from the automatic stay to exercise its rights against the Subordinated Priority Collateral, then the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, may seek limited relief from the automatic stay in order to preserve its rights in the Subordinated Priority Collateral, subject to the subordination and other terms of this Agreement, in order to receive proceeds of the Subordinated Priority Collateral that are payable to it and the other Senior Secured Parties in accordance with the terms of this Agreement.
     (g) In any Insolvency or Liquidation Proceeding (i) the Senior Administrative Agent may vote in any such Insolvency or Liquidation Proceeding any and all claims of the Subordinated Administrative Agent or the other Subordinated Secured Parties with respect to the Senior Priority Collateral, and the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, hereby appoints the Senior Administrative Agent as its agent, and grants to the Senior Administrative Agent an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Subordinated Administrative Agent in connection with any case by or against the Loan Parties in any Insolvency or Liquidation Proceeding with respect to the Senior Priority Collateral, including the right to file and/or prosecute any claims, to vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code; provided, however, that with respect to any proposed plan of reorganization in respect of which creditors are voting, the Senior Administrative Agent may vote on behalf of the Subordinated Administrative Agent only if the proposed plan would result in the Senior Administrative Agent being “impaired” (as such term is defined in the Bankruptcy Code) and (ii) the Subordinated Administrative Agent shall not challenge the validity or amount of any claim submitted in such Insolvency or Liquidation Proceeding by the Senior Administrative Agent with respect to the Senior Priority Collateral in good faith, or any valuations of the Senior Priority Collateral

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submitted by the Senior Administrative Agent in good faith, in such Insolvency or Liquidation Proceeding.
     (h) Until the Discharge of the Senior Obligations has occurred, if any Insolvency or Liquidation Proceeding has commenced and is continuing and the Senior Administrative Agent shall desire to permit the use of Cash Collateral on which the Senior Administrative Agent or any other creditor has a Lien or to permit the Borrowers or any other Loan Party to obtain financing (whether for any Senior Secured Party or otherwise), whether from the Senior Secured Parties or any other Person, under Section 363 or 364 of the Bankruptcy Code or any similar Bankruptcy Law (each, a “DIP Financing”), the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, agrees that:
     (i) neither the Subordinated Administrative Agent nor any other Subordinated Secured Party will (i) contest, oppose or object (or support any Person doing the same) to such use of Cash Collateral or DIP Financing, including by any objection alleging a failure to provide “adequate protection” for the Liens of the Subordinated Secured Parties or otherwise, or (ii) request adequate protection or any other relief in connection therewith (except as provided in the proviso below, by clause (j) of this Section or approved by the Senior Administrative Agent);
     (ii) notice received two Business Days prior to the entry of an order approving such usage of Cash Collateral or DIP Financing shall be adequate notice; and
     (iii) in the case of any DIP Financing, to the extent the Liens securing the Senior Obligations are subordinated or pari passu with such DIP Financing the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, will Subordinated its Liens in the Common Collateral to (i) the Liens securing such DIP Financing (and all Obligations relating thereto); (ii) any Liens given to the Senior Administrative Agent or the other Senior Secured Parties as adequate protection for such use of Cash Collateral; and (iii) any “carve-out” agreed by the Senior Administrative Agent or the other Senior Secured Parties;
provided, however, that:
(x) in the case of any DIP Financing (A) the aggregate principal amount of the DIP Financing plus the then aggregate outstanding principal amount of the Senior Loans (after giving effect to prepayments thereof from the proceeds of the DIP Financing) does not exceed the Senior Cap Amount; and (B) the DIP Financing does not require the Borrowers to seek confirmation of a specific plan of reorganization as to which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document (other than any provisions requiring that the DIP Financing be paid in full in cash upon confirmation of such plan of reorganization); and
(y) in the case of any DIP Financing or Cash Collateral order, the foregoing shall not prevent the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, from objecting to any DIP Financing or use of Cash Collateral that permits the Senior Secured Parties to be granted adequate protection in the form of additional collateral or a

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replacement lien on collateral without the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, receiving adequate protection in the form of a subordinated Lien as herein provided on such collateral on the same basis as the other Liens securing the Subordinated Obligations are subordinated to the Senior Obligations under this Agreement.
(i) (i) The Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, agrees that none of them shall contest, object or oppose (or support any other Person doing the same) (A) any request by the Senior Administrative Agent or any other Senior Secured Parties for adequate protection with respect to the Senior Priority Collateral; (B) any objection by the Senior Administrative Agent or any other Senior Secured Parties to any motion, relief, action or proceeding based on the Senior Administrative Agent or the other Senior Secured Parties claiming a lack of adequate protection with respect to the Senior Priority Collateral; or (C) the payment of interest, fees, expenses or other amounts to the Senior Administrative Agent or the other Senior Secured Parties under Sections 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided, that the foregoing shall not prevent the Subordinated Administrative Agent or the Subordinated Secured Parties from objecting to any DIP Financing or use of Cash Collateral to the extent permitted to do so pursuant to the proviso at the end of clause (h) of this Section. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding if:
     (I) any Senior Secured Party is granted adequate protection with respect to the Senior Priority Collateral in the form of additional collateral (with replacement Liens on such additional collateral) in connection with any DIP Financing or use of Cash Collateral, then the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Senior Obligations and such DIP Financing or Cash Collateral use (and all Obligations relating thereto) on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to the Senior Obligations under this Agreement (it being agreed that the failure of the Subordinated Secured Parties to obtain such adequate protection shall not impair or otherwise effect the agreements and undertakings of the Subordinated Administrative Agent and the other Subordinated Secured Parties pursuant to this Section or otherwise contained in this Agreement); and
     (II) in the event the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, seeks or requests adequate protection in respect of the Senior Priority Collateral in accordance with clause (I) above in respect of Subordinated Obligations and such adequate protection is granted in the form of additional collateral, then the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, agrees that the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and for any DIP Financing or Cash Collateral use

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provided by the Senior Secured Parties, and that any Lien on such additional collateral securing the Subordinated Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing or Cash Collateral use provided by the Senior Secured Parties (and all obligations) related thereto and to any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to the Senior Obligations under this Agreement.
     (ii) The Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, agrees that none of them shall contest, object or oppose (or support any other Person doing the same) (A) any request by the Subordinated Administrative Agent or any other Subordinated Secured Parties for adequate protection with respect to the Subordinated Priority Collateral; (B) any objection by the Subordinated Administrative Agent or any other Subordinated Secured Parties to any motion, relief, action or proceeding based on the Subordinated Administrative Agent or the other Subordinated Secured Parties claiming a lack of adequate protection with respect to the Subordinated Priority Collateral; or (C) the payment of interest, fees, expenses or other amounts to the Subordinated Administrative Agent or the other Subordinated Secured Parties under Sections 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding if:
     (I) any Subordinated Secured Party is granted adequate protection with respect to the Subordinated Priority Collateral in the form of additional collateral (with replacement Liens on such additional collateral) in connection with any DIP Financing or use of Cash Collateral, then the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Subordinated Obligations and such DIP Financing or Cash Collateral use (and all Obligations relating thereto) on the same basis as the other Liens securing the Senior Obligations are so subordinated to the Subordinated Obligations under this Agreement (it being agreed that the failure of the Senior Secured Parties to obtain such adequate protection shall not impair or otherwise effect the agreements and undertakings of the Senior Administrative Agent and the other Senior Secured Parties pursuant to this Section or otherwise contained in this Agreement); and
     (II) in the event the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, seeks or requests adequate protection in respect to the Subordinated Priority Collateral in accordance with clause (I) above in respect of Senior Obligations and such adequate protection is granted in the form of additional collateral, then the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, agrees that the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, shall also be granted a senior Lien on such additional collateral as security for the Subordinated Obligations and for any DIP Financing or Cash Collateral use provided by the Subordinated Secured Parties, and that any Lien on such

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additional collateral securing the Senior Obligations shall be subordinated to the Liens on such collateral securing the Subordinated Obligations and any such DIP Financing or Cash Collateral use provided by the Subordinated Secured Parties (and all obligations) related thereto and to any other Liens granted to the Subordinated Secured Parties as adequate protection on the same basis as the other Liens securing the Senior Obligations are so subordinated to the Subordinated Obligations under this Agreement.
(j) (i) The Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, agrees that it will raise no objection or oppose any motion to sell or otherwise dispose of any Senior Priority Collateral in any Insolvency or Liquidation Proceeding or otherwise free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Senior Administrative Agent has consented to such sale or disposition, provided that the net (A) proceeds therefrom are applied to permanently reduce the Senior Obligations, (B) the respective interests of the Senior Secured Parties and Subordinated Secured Parties attach to any non-cash proceeds and (C) this Section shall not prohibit any Subordinated Secured Party from making a credit bid pursuant to Section 363(K) of the Bankruptcy Code.
     (ii) The Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, agrees that it will raise no objection or oppose any motion to sell or otherwise dispose of any Subordinated Priority Collateral in any Insolvency or Liquidation Proceeding or otherwise free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Subordinated Administrative Agent has consented to such sale or disposition, provided that the net (A) proceeds therefrom are applied to permanently reduce the Subordinated Obligations, (B) the respective interests of the Subordinated Secured Parties and Senior Secured Parties attach to any non-cash proceeds and (C) this Section shall not prohibit any Senior Secured Party from making a credit bid pursuant to Section 363(K) of the Bankruptcy Code.
(k) (i) Nothing contained herein shall prohibit or in any way limit the Senior Administrative Agent or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Subordinated Administrative Agent or any other Subordinated Secured Party with respect to the Senior Priority Collateral, including the seeking by the Subordinated Administrative Agent or any other Subordinated Secured Party of adequate protection (other than as provided in clause (i)(ii) of this Section) or the asserting by the Subordinated Administrative Agent or any other Subordinated Secured Party of any of its rights and remedies under the Subordinated Loan Documents or otherwise.
     (ii) Nothing contained herein shall prohibit or in any way limit the Subordinated Administrative Agent or any other Subordinated Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Senior Administrative Agent or any other Senior Secured Party with respect to the Subordinated Priority Collateral, including the seeking by the Senior Administrative Agent or any other Senior Secured Party of adequate protection (other than as provided in clause (i)(i) of this Section) or the asserting by the Senior Administrative Agent or any

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other Senior Secured Party of any of its rights and remedies under the Senior Loan Documents or otherwise.
(l) (i) If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise for any reason (including on grounds of being a fraudulent or preferential transfer) to turn over or otherwise pay to the estate of the Borrowers or any other Loan Party any amount, then such Senior Secured Party shall be entitled to a reinstatement of (A) the Senior Obligations with respect to all such recovered amounts and (B) the Liens securing the Senior Obligations with the priorities set forth herein, all as if the Discharge of the Senior Obligations had not occurred. If this Agreement shall have been terminated prior to the occurrence of the foregoing, this Agreement shall be reinstated in full force and effect and all Senior Priority Collateral and proceeds therefrom shall be promptly delivered or paid over to the Senior Administrative Agent, for the benefit of itself and the other Senior Secured Parties, until the Discharge of the Senior Obligations. This Section shall survive the termination of this Agreement.
     (ii) If any Subordinated Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise for any reason (including on grounds of being a fraudulent or preferential transfer) to turn over or otherwise pay to the estate of the Borrowers or any other Loan Party any amount, then such Subordinated Secured Party shall be entitled to a reinstatement of (a) the Subordinated Obligations with respect to all such recovered amounts and (b) the Liens securing the Subordinated Obligations with the priorities set forth herein, all as if the Discharge of the Subordinated Obligations had not occurred. If this Agreement shall have been terminated prior to the occurrence of the foregoing, this Agreement shall be reinstated in full force and effect and all Subordinated Priority Collateral and proceeds therefrom shall be promptly delivered or paid over to the Senior Administrative Agent, for the benefit of itself and the other Subordinated Secured Parties, until the Discharge of the Subordinated Obligations. This Section shall survive the termination of this Agreement.
     (m) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Obligations and Subordinated Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and the Subordinated Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan of reorganization or restructuring plan and will apply with like effect to the Liens securing such debt obligations.
(n) (i) The Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, waives any claim it may hereafter have against any Senior Secured Party arising out of the election of any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Senior Priority Collateral in any Insolvency or Liquidation Proceeding.

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     (ii) The Senior Administrative Agent, for itself and on behalf of the other Senior Secured Parties, waives any claim it may hereafter have against any Subordinated Secured Party arising out of the election of any Subordinated Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Subordinated Priority Collateral in any Insolvency or Liquidation Proceeding.
     (o) The Senior Administrative Agent, for itself and on behalf of the other Senior Secured Parties, and the Subordinated Administrative Agent for itself and on behalf of the other Subordinated Secured Parties, acknowledges and agrees that: (i) the grants of Liens pursuant to the Senior Loan Documents and the Subordinated Loan Documents constitute two separate and distinct grants of Liens; and (b) as a result of, among other things, their differing rights in the Common Collateral, the Senior Exclusive Collateral and the Subordinated Exclusive Collateral, the Subordinated Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Subordinated Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral (with the effect being that, to the extent of the aggregate value of the Common Collateral the Senior Obligations shall be paid in full (as provided in the definition of Discharge of the Senior Obligations) before any distribution is made in respect of the claims held by the Subordinated Secured Parties with respect to the Common Collateral, with the Subordinated Administrative Agent, for itself and on behalf of the other Subordinated Secured Parties, hereby acknowledging and agreeing to turn over to the Senior Administrative Agent, for itself and on behalf of the other Senior Secured Parties, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence (with respect to the payment of post-petition interest), even if such turnover has the effect of reducing the claim or recovery of the Subordinated Secured Parties.
     (p) Notwithstanding the other terms of this Agreement, in any Insolvency or Liquidation Proceeding the Subordinated Administrative Agent or any other Subordinated Secured Party may, subject to Section 11, exercise its rights and remedies with respect to the Subordinated Exclusive Collateral or the Subordinated Exclusive Guaranty without any consent of or action by the Senior Administrative Agent or any other Senior Secured Party.
     (q) Notwithstanding the other terms of this Agreement, in any Insolvency or Liquidation Proceeding the Senior Administrative Agent or any other Senior Secured Party may exercise its rights and remedies with respect to the Senior Exclusive Collateral without any consent of or action by the Subordinated Administrative Agent or any other Subordinated Secured Party.
     Section 13. Rights of Cure. Prior to the Senior Administrative Agent or any other Senior Secured Party commencing any Enforcement Action, the Senior Administrative Agent shall provide written notice of the Event of Default (other than a monetary Event of Default

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resulting from an Insolvency or Liquidation Proceeding, which the Subordinated Secured Party shall have no right to cure pursuant to this Section) which would permit the Senior Administrative Agent or any other Senior Secured Party to commence such Enforcement Action to the Subordinated Administrative Agent and shall permit the Subordinated Lenders an opportunity to cure such Event of Default until ten Business Days after the later of (a) the receipt by the Subordinated Administrative Agent of notice of such Event of Default from the Senior Administrative Agent and (b) the expiration of the Borrowers’ cure provision under the Senior Credit Agreement, if any (the “Cure Period”) to cure such Event of Default; provided, however, in the event the Subordinated Lenders elect to cure any such Event of Default, the Subordinated Lenders shall (i) defend and hold harmless the Senior Administrative Agent and the other Senior Secured Parties for all costs, expenses, losses, liabilities, obligations, damages, penalties, costs, and disbursements imposed on, incurred by or asserted against the Senior Administrative Agent and the other Senior Secured Parties due to or arising from such Event of Default (other than with respect to acts of the Senior Administrative Agent and the other Senior Secured Parties giving rise thereto) and (ii) without duplication of the foregoing, reimburse the Senior Administrative Agent and the other Senior Secured Parties for any Protective Advances. Notwithstanding the foregoing, the Subordinated Administrative Agent shall not have the right to cure (x) (A) more than a total of four monetary Events of Default or (B) monetary Events of Default with respect to the Loans having Interest Periods (as defined in the Senior Credit Agreement on the date hereof) exceeding six months in total and (y) more than four non-monetary Events of Default.
     Section 14. Right to Purchase Senior Loans.
     (a) If the Senior Administrative Agent or any other Senior Secured Party intends to commence an Enforcement Action under clauses (i), (ii) or (iv) of the definition thereof under the Senior Loan Documents, the Subordinated Lenders shall have 15 Business Days following delivery of each notice provided for in Section 13 to purchase from the Senior Lenders, in whole but not in part, the Senior Loans for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any breakage costs with respect to LIBOR contracts, late charges, default interest and post-petition interest), any Protective Advances made by the Senior Lenders, including all costs and expenses (including reasonable legal fees and expenses) actually incurred and paid by Senior Lenders in enforcing the terms of the Loan Documents. If the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, exercises such right, it shall be exercised pursuant to documentation mutually acceptable to each of the Senior Administrative Agent and the Subordinated Administrative Agent, and the purchase price shall be paid, on or prior to 1:00 pm on the specified closing date of such purchase and sale, by the Subordinated Administrative Agent wire transferring the same in immediately available funds to an account specified by the Senior Administrative Agent. If the Subordinated Administrative Agent, on behalf of itself and the other Subordinated Secured Parties, fails to exercise this right in a timely fashion, the Senior Secured Parties shall have no further obligations pursuant to this Section and may take any further actions in their sole discretion in accordance with the Senior Loan Documents and this Agreement. Such sale shall be without recourse, representations or warranties, except for representations as to the outstanding balance of the Senior Loans and as to each Senior Lender’s not having assigned or encumbered its rights in the Senior Loans.

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     (b) Prior to the Subordinated Administrative Agent or any other Subordinated Secured Party commencing any Enforcement Action under clauses (i), (ii) or (iv) of the definition thereof under the Subordinated Loan Documents with respect to the Common Collateral, the Subordinated Administrative Agent shall provide written notice thereof to the Senior Administrative Agent and permit the Senior Lenders, for a period of 15 Business Days thereafter, to purchase from the Subordinated Lenders, in whole but not in part, the Subordinated Loans for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, late charges, default interest and post-petition interest), any Protective Advances made by the Senior Lenders, including all costs and expenses (including reasonable legal fees and expenses) actually incurred and paid by Subordinated Lenders in enforcing the terms of the Loan Documents. If the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, exercises such right, it shall be exercised pursuant to documentation mutually acceptable to each of the Subordinated Administrative Agent and the Senior Administrative Agent, and the purchase price shall be paid, on or prior to 1:00 pm on the specified closing date of such purchase and sale, by the Senior Administrative Agent wire transferring the same in immediately available funds to an account specified by the Subordinated Administrative Agent. If the Senior Administrative Agent, on behalf of itself and the other Senior Secured Parties, fails to exercise this right in a timely fashion, the Subordinated Secured Parties shall have no further obligations pursuant to this Section and may take any further actions in their sole discretion in accordance with the Subordinated Loan Documents and this Agreement. Such sale shall be without recourse, representations or warranties, except for representations as to the outstanding balance of the Subordinated Loans and as to each Subordinated Lender’s not having assigned or encumbered its rights in the Subordinated Loans.
     (c) Upon the Subordinated Lenders’ purchase of the Senior Loans, the Senior Lenders and the Senior Administrative Agent shall have no further obligations or liability under this Agreement other than those that survive the expiration or earlier termination of this Agreement, including Section 18. Upon the Senior Lenders’ purchase of the Subordinated Loans, the Subordinated Lenders and the Subordinated Administrative Agent shall have no further obligations or liability under this Agreement other than those that survive the expiration or earlier termination of this Agreement, including Section 18
     Section 15. Obligations Hereunder Not Affected.
     (a) All rights, interests, agreements and obligations of the Senior Administrative Agent and the Subordinated Administrative Agent under this Agreement shall remain in full force and effect irrespective of:
     (i) any lack of validity or enforceability of the Senior Loan Documents or the
Subordinated Loan Documents or any other agreement or instrument relating thereto;
     (ii) any taking, exchange, release or non-perfection of any Common Collateral, or any taking, release or amendment, or waiver of, or consent to, or departure from, any Senior Loan Document or Subordinated Loan Document, for all or any portion of the Senior Loans or the Subordinated Loans;

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     (iii) any manner of application of the Common Collateral, or proceeds thereof, to all or any portion of the Senior Loans or the Subordinated Loans, or any manner of sale or other disposition of its Common Collateral for all or any portion of the Senior Loans or the Subordinated Loans;
     (iv) any change, restructuring or termination of the corporate structure or existence of the Loan Parties or any Affiliates of the Borrowers; or
     (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Loan Parties, or a subordinated creditor or a Senior Lender, subject to the terms hereof.
     (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any portion of the Senior Loans is rescinded or must otherwise be returned by the Senior Lenders or the Subordinated Lenders upon the insolvency, bankruptcy or reorganization of the Borrowers or the Subordinated Borrowers or otherwise, all as though such payment had not been made.
     Section 16. Notices.
     (a) Except in the case of notices and communications expressly permitted to be given by telephone and as provided in clause (b) of Section, all notices and other communications provided to any party hereto under this Agreement shall be in writing, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, and addressed to such party at its address or telecopy number set forth below or at such other address or telecopy number as may be designated by such party in a notice to the other party given in accordance with this Section. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) of this Section, shall be effective as provided therein.
     (b) Notices and other communications to the parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Senior Administrative Agent and the Subordinated Administrative Agent, provided that the foregoing shall not apply to notices to any party if such party has notified the other that it is incapable of receiving notices by electronic communication. The Senior Administrative Agent or the Subordinated Administrative Agent may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Senior Administrative Agent or the Subordinated Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the

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recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) Notices hereunder shall be addressed to the parties as follows:
     To Senior Administrative Agent:
CoBank, ACB
5500 S. Quebec Street
Greenwood Village, CO 80111
Attention: Syndications Coordinator, Corporate Finance Division
Facsimile No.: (303) 694-5830
     To Subordinated Administrative Agent:
Wachovia Bank, National Association
301 South College Street, NC0174
Charlotte, North Carolina 28288-01741
Attention: Roger Shreero, Structured Asset Finance
Facsimile No.: (704) 715-0065
     Section 17. Estoppel.
     (a) The Subordinated Administrative Agent shall, within ten days following a request from the Senior Administrative Agent, provide the Senior Administrative Agent with a written statement setting forth the then current outstanding principal balance of the Subordinated Loans, the aggregate accrued and unpaid interest under the Subordinated Loans, and stating whether to Subordinated Administrative Agent ‘s knowledge any default or Event of Default exists under the Subordinated Loans.
     (b) The Senior Administrative Agent shall, within ten days following a request from the Subordinated Administrative Agent, provide the Subordinated Administrative Agent with a written statement setting forth the then current outstanding principal balance of the Senior Loans, the aggregate accrued and unpaid interest under the Senior Loans, and stating whether to the Senior Administrative Agent’s knowledge any default or Event of Default exists under the Senior Loans.
     Section 18. Further Assurances. So long as all or any portion of the Senior Loans and the Subordinated Loans remains unpaid and the Senior Loan Documents and the Subordinated Loan Documents encumber the Common Collateral, the Subordinated Administrative Agent and the Senior Administrative Agent will each execute, acknowledge and deliver in recordable form and upon demand of the other, any other instruments or agreements reasonably required in order to carry out the provisions of this Agreement or to effectuate the intent and purposes hereof.

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     Section 19. No Third Party Beneficiaries; No Modification. The parties hereto do not intend the benefits of this Agreement to inure to Senior Loan Party, any Subordinated Borrower Party or any other Person. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.
     Section 20. Successors and Assigns. This Agreement shall bind all successors and assigns of the Subordinated Lenders, the Subordinated Administrative Agent, the Senior Lenders and the Senior Administrative Agent and shall inure to the benefit of all successors and assigns of the Senior Administrative Agent, the Senior Lenders, the Subordinated Administrative Agent and the Subordinated Lenders.
     Section 21. Counterpart Originals. This Agreement may be executed in counterpart originals, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.
     Section 22. Legal Construction. In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements intended to be wholly performed within the State of New York (including for such purpose Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
     Section 23. No Waiver; Remedies. No failure on the part of the Senior Administrative Agent or the Subordinated Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 24. No Joint Venture. Nothing provided herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between or among any of the parties hereto.
     Section 25. Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be a part hereof.
     Section 26. Conflicts. As between the Senior Administrative Agent and the Senior Lenders, on the one hand, and the Subordinated Administrative Agent and the Subordinated Lenders, on the other hand, in the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any of the Senior Loan Documents or the Subordinated Loan Documents, the terms and conditions of this Agreement shall control.
     Section 27. No Release. Nothing herein contained shall operate to release any Senior Loan Party or any Subordinated Borrower Party from (a) its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Senior Loan Documents or (b) any liability of any Loan Party under the Senior Loan Documents, or to release any Senior Loan Party from (x) its obligation to keep and perform all of the terms, conditions,

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obligations, covenants and agreements contained in the Subordinated Loan Documents or (y) any liability of any Loan Party under the Subordinated Loan Documents.
     Section 28. Continuing Agreement. This Agreement is a continuing agreement and shall remain in full force and effect until the earliest of (a) payment in full of the Senior Loans, (b) transfer of the Common Collateral by foreclosure of the Senior Loan Mortgage or the exercise of the power of sale contained therein or by deed-in-lieu of foreclosure, or (c) payment in full of the Subordinated Loans; provided, however, that any rights or remedies of either party hereto arising out of any breach of any provision hereof occurring prior to such date of termination shall survive such termination.
     Section 29. Severability. In the event that any provision of this Agreement or the application hereof to any party hereto shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provisions to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.
     Section 30. Injunction. The Subordinated Administrative Agent and the Senior Administrative Agent each acknowledge (and waive any defense based on a claim) that monetary damages are not an adequate remedy to redress a breach by the Senior Administrative Agent or the Subordinated Administrative Agent, as applicable, hereunder and that a breach by such Person hereunder would cause irreparable harm to the other Person. Accordingly, the Senior Administrative Agent and the Subordinated Administrative Agent each agree that upon a breach to this Agreement, the remedies of injunction, declaratory judgment and specific performance shall be available to the other Person.
     Section 31. Mutual Disclaimer. Each of the Senior Administrative Agent and the Subordinated Administrative Agent are sophisticated lenders and/or investors in real estate and their respective decision to enter into the Senior Loans and the Subordinated Loans is based upon their own independent expert evaluation of the terms, covenants, conditions and provisions of, respectively, the Senior Loan Documents and the Subordinated Loan Documents and such other matters, materials and market conditions and criteria which each of the Senior Administrative Agent and the Subordinated Administrative Agent deem relevant. Each of the Senior Administrative Agent and the Subordinated Administrative Agent has not relied in entering into this Agreement, and respectively, the Senior Loans, the Senior Loan Documents, the Subordinated Loans and the Subordinated Loan Documents, upon any oral or written information, representation, warranty or covenant from the other, or any of the other’s representatives, employees, Affiliates or agents other than the representations and warranties of the other contained herein. Each of the Senior Administrative Agent and the Subordinated Administrative Agent further acknowledges that no employee, agent or representative of the other has been authorized to make, and that each of the Senior Administrative Agent and the Subordinated Administrative Agent have not relied upon, any statements, representations, warranties or covenants other than those expressly set forth in this Agreement. Without limiting the foregoing, each of the Senior Administrative Agent and the Subordinated

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Administrative Agent acknowledges that the other has made no representations or warranties as to the Senior Loans or the Subordinated Loans or the Common Collateral (including, without limitation, the cash flow of the Real Property, the value, marketability, condition or future performance thereof, the existence, status, adequacy or sufficiency of the leases, the tenancies or occupancies of the Real Property, or the sufficiency of the cash flow of the Real Property to pay all amounts which may become due from time to time pursuant to the Senior Loans or the Subordinated Loans).
     Section 32. Legend. Each of the Subordinated Credit Agreement, the Security Agreement, the Mortgages, the Recognition Agreements, the Collateral Assignment of Material Agreements, the Timber Manager Subordination Agreement and the Deposit Account Control Agreements (as such terms are defined in the Senior Credit Agreement as in effect on the date hereof) shall include the following language (or language to similar effect approved by the Senior Administrative Agent and the Subordinated Administrative Agent):
“NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE TERMS OF THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT OR ANY OTHER LENDER HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF OCTOBER 9, 2007 (AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG COBANK, ACB, AS SENIOR ADMINISTRATIVE AGENT, AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SUBORDINATED ADMINISTRATIVE AGENT, AND CERTAIN OTHER PERSONS THAT ARE, OR MAY FROM TIME TO TIME BECOME, A PARTY THERETO. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.”
     Section 33. Bailee for Perfection, etc.
     (a) All Common Collateral in which a security interest therein is perfected under the U.C.C. by the secured party (or its agents or bailees) having possession, “control” (as defined in the U.C.C.), including the Revenue Account, the Equity Raise Account, the Wells TRS Subsidiary Account and other deposit accounts and securities accounts (as defined in the U.C.C.), or in which the secured party is listed on a certificate of title (such as motor vehicles) (such Common Collateral being, collectively, the “Pledged Collateral”) shall be held by (i) in the case of Senior Priority Collateral, by the Senior Administrative Agent, and (ii) in the case of Subordinated Priority Collateral, by the Subordinated Administrative Agent, as collateral agent for the Senior Secured Parties or the Subordinated Secured Parties, respectively, and as bailee for the Subordinated Administrative Agent and the Senior Administrative Agent, respectively, such bailment being intended to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the U.C.C. in order to perfect the security interest granted under the Subordinated Loan Documents and the Senior Loan Documents, respectively, subject to the terms and conditions of this Section.

48

     (b) The Senior Administrative Agent and the Subordinated Administrative Agent shall have no obligation whatsoever to the Subordinated Administrative Agent or any other Subordinated Secured Party and to the Senior Administrative Agent or any other Senior Secured Party, respectively, to ensure that the Pledged Collateral is genuine or owned by any of the Loan Parties or to preserve rights or benefits of any Person except as expressly set forth in this Section. The duties or responsibilities of the Senior Administrative Agent and the Subordinated Administrative Agent under this Section shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section and delivering the Pledged Collateral upon Discharge of the Senior Obligations or the Discharge of the Subordinated Obligations, respectively, as provided in clause (d) of this Section.
     (c) Subject to the terms of this Agreement, until Discharge of the Senior Obligations and the Discharge of the Subordinated Obligations has occurred, the Senior Administrative Agent and the Subordinated Administrative Agent, respectively, shall be entitled to deal with the Pledged Collateral and other Common Collateral within its control as if the Liens of the Subordinated Administrative Agent and the other Subordinated Secured Parties and of the Senior Administrative Agent and the other Senior Secured Parties, respectively, did not exist. The Senior Administrative Agent and the Subordinated Administrative Agent acting pursuant to this Section shall not have by reason of the Senior Loan Documents, the Subordinated Loan Documents, this Agreement or any other document a fiduciary relationship with any of the Senior Secured Parties or the Subordinated Secured Parties.
     (d) Promptly following the Discharge of the Senior Obligations, the Senior Administrative Agent shall deliver, without recourse, representation or warranty (other than a representation by the Senior Administrative Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in the Pledged Collateral) but together with any necessary endorsements, the remaining Pledged Collateral (if any), first, if prior to the Subordinated Exclusive Collateral Transfer Date, to the Subordinated Administrative Agent until the Discharge of the Subordinated Obligations, and second, to the Loan Parties or as directed by applicable law or court order. In connection with any such transfer of Pledged Collateral, the Senior Administrative Agent agrees to have removed its name as secured party on any certificate of title or other writing forming a part of the Pledged Collateral. The Senior Administrative Agent further agrees to take all other action reasonably requested by such Person in connection with such Person obtaining a first priority security interest in the Pledged Collateral (subject to the rights of the Loan Parties under the Subordinated Loan Documents, including permitted Liens) or as a court of competent jurisdiction may otherwise direct.
     (e) Promptly following the Discharge of the Subordinated Obligations, the Subordinated Administrative Agent shall deliver, without recourse, representation or warranty (other than a representation by the Subordinated Administrative Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in the Pledged Collateral) but together with any necessary endorsements, the remaining Pledged Collateral (if any), first, to the Senior Administrative Agent until the Discharge of the Senior Obligations, and second, to the Loan Parties or as directed by applicable law or court order. In connection with any such transfer of Pledged Collateral, the Subordinated Administrative Agent agrees to have removed its name as secured party on any certificate of title or other writing forming a part of the Pledged Collateral. The Subordinated Administrative Agent further agrees to take all other action

49

reasonably requested by such Person in connection with such Person obtaining a first priority security interest in the Pledged Collateral (subject to the rights of the Loan Parties under the Subordinated Loan Documents, including permitted Liens) or as a court of competent jurisdiction may otherwise direct.
     Section 34. When Discharge of Obligations Deemed to Not Have Occurred.
     (i) If substantially contemporaneously with the Discharge of the Senior Obligations the Borrowers thereafter enter into any Refinancing of any Senior Loan Document evidencing a Senior Obligation, which Refinancing is permitted by the terms of this Agreement, then such Discharge of the Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of the Senior Obligations), and, from and after the date on which the notice referred to in the next sentence is delivered to the Subordinated Administrative Agent, the obligations under such Refinancing of any Senior Loan Document shall automatically be treated as Senior Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the agent under such Senior Loan Documents shall be the Senior Administrative Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Borrowers have entered into a new Senior Loan Document (which notice shall include the identity of the new first lien administrative agent; such new first lien agent being the “New Senior Agent”), the Subordinated Administrative Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrowers or such New Senior Agent shall reasonably request in order to provide to the New Senior Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Senior Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Senior Agent to obtain control of such Pledged Collateral). The New Senior Agent shall agree in a writing addressed to the Subordinated Administrative Agent to be bound by the terms of this Agreement. If the new Senior Obligations under the new Senior Loan Documents are secured by assets of the Loan Parties of the type constituting Common Collateral that do not also secure the Subordinated Obligations, then the Loan Parties shall take all actions reasonably requested to cause the Subordinated Obligations to be secured at such time by a second priority Lien on such assets to the same extent provided in the Subordinated Security Documents.
     (ii) If substantially contemporaneously with the Discharge of the Subordinated Obligations the Borrowers thereafter enter into any Refinancing of any Subordinated Loan Document evidencing a Subordinated Obligation, which Refinancing is permitted by the terms of this Agreement, then such Discharge of the Subordinated Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of the Subordinated Obligations), and, from and after the date on which the notice referred to in the next sentence is delivered to the Senior Administrative Agent, the obligations under such Refinancing of any

50

Subordinated Loan Document shall automatically be treated as Subordinated Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the agent under such Subordinated Loan Documents shall be the Subordinated Administrative Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Borrowers have entered into a new Subordinated Loan Document (which notice shall include the identity of the new first lien administrative agent; such new first lien agent being the “New Subordinated Agent”), the Senior Administrative Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrowers or such New Subordinated Agent shall reasonably request in order to provide to the New Subordinated Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Subordinated Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Subordinated Agent to obtain control of such Pledged Collateral). The New Subordinated Agent shall agree in a writing addressed to the Senior Administrative Agent to be bound by the terms of this Agreement. If the new Subordinated Obligations under the new Subordinated Loan Documents are secured by assets of the Loan Parties of the type constituting Common Collateral that do not also secure the Senior Obligations, then the Loan Parties shall take all actions reasonably requested to cause the Senior Obligations to be secured at such time by a second priority Lien on such assets to the same extent provided in the Senior Security Documents
[NO FURTHER TEXT ON THIS PAGE]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.

COBANK, ACB, as Senior Administrative Agent

By:

Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Subordinated Administrative Agent

By:

Name:
Title:

LOAN PARTIES

TIMBERLANDS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt
Title: President

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt
Title: President
Senior/Mezzanine Intercreditor Agreement
Signature Page

WELLS TIMBERLAND REIT, INC.

By:

Name: Randall D. Fretz
Title: Senior Vice President

WELLS TIMBERLAND TRS, INC.

By:

Name: Randall D. Fretz
Title: Senior Vice President

WELLS TRS HARVESTING OPERATIONS, LLC

By:	FOREST RESOURCE CONSULTANTS, INC., as Manager

By:

Name: David Foil
Title: President

WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC

By:

Name: Jess E. Jarratt
Title: President
Senior/Mezzanine Intercreditor Agreement
Signature Page

WELLS REAL ESTATE FUNDS, INC.

By:

Name: Randall D. Fretz
Title: Senior Vice President

WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P.

By:	WELLS TIMBERLAND REIT, INC., as General Partner

By:

Name: Randall D. Fretz
Title: Senior Vice President
Senior/Mezzanine Intercreditor Agreement
Signature Page

EXHIBIT Q-1
[Form – Georgia]
AFTER RECORDING, PLEASE RETURN
THIS INSTRUMENT TO:
Sutherland Asbill & Brennan LLP
999 Peachtree Street NE
Atlanta, Georgia 30309
Attn: Victor P. Haley
(404) 853-8000
RECOGNITION AGREEMENT
(Fiber Supply Agreement)
by and among
WELLS TRS HARVESTING OPERATIONS, LLC,
TIMBERLANDS II, LLC,
MEADWESTVACO COATED BOARD, INC.,
MEADWESTVACO CORPORATION,
COBANK, ACB, as administrative agent
and
WACHOVIA BANK, N.A., as administrative agent

Dated as of October 9, 2007

RECOGNITION AGREEMENT
(Fiber Supply Agreement)
(Georgia)
     RECOGNITION AGREEMENT, dated as of October 9, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company (together with such company and with any assignee or delegate of any of its rights and/or responsibilities under the Fiber Supply Agreement (as defined below), the “Supplier”), TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”; together with any future owner of the Timberlands (as defined below), the “Owner”), MEADWESTVACO COATED BOARD, INC., a Delaware corporation (“MW”), MEADWESTVACO CORPORATION, a Delaware corporation (the “Parent”), COBANK, ACB, as administrative agent (in such capacity, the “Senior Administrative Agent”) for the 2007 Senior Lenders (as defined below), and WACHOVIA BANK, N.A., as administrative agent (in such capacity, the “Subordinated Administrative Agent”) for the 2007 Subordinated Lenders (as defined below).
W I T N E S S E T H:
     WHEREAS, the Supplier, the Parent, and MW have entered into the Fiber Supply Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Fiber Supply Agreement”), and Wells Timberland, the Supplier, the Parent and MW have entered into the Master Stumpage Agreement, dated as of the date hereof (as amended, restated, modified or otherwise supplemented from time to time, the “Master Stumpage Agreement”), each of which Agreements affects certain land with the timber thereon and appurtenances thereto more particularly described in Exhibit A attached hereto (collectively, the “Timberlands”);
     WHEREAS, Wells Timberland and Wells Timberland Acquisition, LLC, a Delaware limited liability company (“Wells Acquisition”; together with Wells Timberland, the “Borrowers”), various financial institutions (collectively, the “2007 Senior Lenders”) and the Senior Administrative Agent are parties to the Senior Credit Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Senior Credit Agreement”), pursuant to which the 2007 Senior Lenders will make certain loans (the “Senior Loans”) in favor of the Borrowers;
     WHEREAS, Wells Timberland and Wells Acquisition, various financial institutions (collectively, the “2007 Subordinated Lenders”) and the Subordinated Administrative Agent are parties to the Subordinated Credit Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Subordinated Credit Agreement”), pursuant to which the 2007 Subordinated Lenders will make certain loans (the “Subordinated Loans”) in favor of the Borrowers;
     WHEREAS, as security for the Senior Loans and all other obligations of the Borrowers and the other loan parties under the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement), Wells Timberland has executed first priority perfected deeds to secure debt, assignments of leases and rents and security agreements (collectively, the “2007 Senior Mortgages”) in favor of the Senior Administrative Agent for the benefit of the 2007 Senior Lenders with respect to all of the Timberlands;
     WHEREAS, as security for the Subordinated Loans and all other obligations of the Borrowers and the other loan parties under the Subordinated Credit Agreement and the Subordinated Debt Documents (as defined in the Senior Credit Agreement), Wells Timberland has executed second priority perfected deeds to secure debt, assignments of leases and rents and security agreements (collectively, the “2007 Subordinated Mortgages”) in favor of the Subordinated Administrative Agent for the benefit of the 2007 Subordinated Lenders with respect to all of the Timberlands;
     WHEREAS, the Supplier has guaranteed the repayment of the Senior Loans, the Subordinated Loans and of all other obligations of the Borrowers and the other loan parties under the Loan Documents and the Subordinated Debt Documents;
     WHEREAS, as security for the Senior Loans and all other obligations of the Borrowers and the other loan parties under the Loan Documents, each of the Supplier and Wells Timberland has collaterally assigned, and granted a first priority security interest in, among other things, all of its right, title and interest in, to and under, the Fiber Supply Agreement to the Senior Administrative Agent for the benefit of the 2007 Senior Lenders;
     WHEREAS, as security for the Subordinated Loans and all other obligations of the Borrowers and the other loan parties under the Subordinated Debt Documents, each of the Supplier and Wells Timberland has collaterally assigned, and granted a second priority security interest in, among other things, all of its right, title and interest in, to and under, the Fiber Supply Agreement to the Subordinated Administrative Agent for the benefit of the 2007 Subordinated Lenders;
     WHEREAS, the Senior Administrative Agent and the 2007 Senior Lenders require, as a condition to the 2007 Senior Lenders’ making the Senior Loans pursuant to the Senior Credit Agreement, that the parties hereto execute and deliver this Agreement;
     WHEREAS, the Subordinated Administrative Agent and the 2007 Subordinated Lenders require, as a condition to the 2007 Subordinated Lenders’ making the Subordinated Loans pursuant to the Subordinated Credit Agreement, that the parties hereto execute and deliver this Agreement; and
     WHEREAS, all of the parties hereto wish for any person or party (a “Lender,” and collectively, the “Lenders”), to which, now or in the future, any fee or leasehold interest owner of all or any of the Timberlands grants or conveys any mortgage, deed to secure debt or security agreement or other collateral interest of or in all or any of the Timberlands and/or of or in the Owner or the Supplier’s rights under the Fiber Supply Agreement (any such mortgage, deed to secure debt or security agreement is herein called a “Mortgage,” and collectively, and including the 2007 Senior Mortgages and the 2007 Subordinated Mortgages, the “Mortgages”), to have the benefits and burdens of this Agreement.

     NOW, THEREFORE, in consideration of the premises set for the herein and for good and valuable consideration, the receipt and sufficiency of which is hereby confirmed, the parties hereto hereby agree as follows:
ARTICLE I
MORTGAGES RESPECTING TIMBERLANDS
     SECTION 1.1 Consents to Current and Future Mortgages. Each of MW and the Parent consents to the 2007 Senior Mortgages and the 2007 Subordinated Mortgages and to the exercise by the Senior Administrative Agent, the Subordinated Administrative Agent, the 2007 Senior Lenders and the 2007 Subordinated Lenders of any and all of their rights under such 2007 Senior Mortgages and 2007 Subordinated Mortgages, respectively. In addition, and notwithstanding any term of the Fiber Supply Agreement or any other agreement or instrument to which MW and/or the Parent is or may be a party, at any time and from time to time, the Owner and/or the Supplier, without the consent of, or review by, MW or the Parent, may grant, convey, or otherwise create Mortgages, so long as (a) each such Mortgage is effectively subject to the Fiber Supply Agreement, (b) any subsequent Transfer (as defined in the Fiber Supply Agreement) of Timberlands upon the enforcement by any such Lender of any rights under such Mortgage or other similar liens is subject to the Fiber Supply Agreement so that the transferee from such Lender takes the Timberlands subject to the Fiber Supply Agreement and (c) MW and the Parent are given written notice of any such Mortgage (other than the 2007 Senior Mortgages and the 2007 Subordinated Mortgages) at least ten days prior to the effective date thereof.
     SECTION 1.2 Mortgage Protective Provisions. The following shall apply to each Mortgage:
          (a) Upon (i) the occurrence and during the continuance of any default by the Supplier or the Owner under the Fiber Supply Agreement, (ii) any event that would allow MW or the Parent to exercise remedies under the Fiber Supply Agreement or (iii) any event that would allow MW to accept assignment of the Supplier’s rights under the Master Stumpage Agreement, MW shall provide the Lenders with immediate written notice (a “Default Notice”) thereof; provided, that the obligation of MW to provide any Default Notice shall not arise until MW has, or should have had (with the exercise of reasonable business due diligence), actual notice of any of the items specified in Section 1.2 (a) (i), (ii), or (iii) above. No Default Notice shall be effective unless and until a copy of the Default Notice is provided to the Lenders in accordance with the provisions of Section 2.2.
          (b) After receipt by the Lenders of a Default Notice, the Lenders shall have the right, in their sole discretion, but not the obligation, for a period (the “Cure Period”) of 180 days following the Lenders’ receipt of the Default Notice, to cure the default specified in the Default Notice within such time as the Lenders, through the exercise of reasonable diligence, may reasonably require to cure or cause to be cured such default, including any time required to obtain possession of and title to the interest in the Timberlands by foreclosure or otherwise. During the Cure Period, MW shall not be permitted to terminate the Fiber Supply Agreement, but shall be permitted to exercise any other right or remedy available to it under the Fiber Supply Agreement, including the rights and remedies set forth in Section 7.2 of the Fiber Supply Agreement. If during a Cure Period (i) MW exercises its right under Section 7.2 of the Fiber Supply Agreement to cause the Supplier’s rights, interests and obligations in and under the

Master Stumpage Agreement to be assigned to it and (ii) the Lenders cure the default specified in the applicable Default Notice on or prior to the expiration of the Cure Period, MW shall assign such Section 7.2 rights, interests and obligations to the Lenders or their designee, which may, at the sole election of the Lenders, be the Supplier. MW shall accept performance and enforcement of the Supplier’s obligations and rights under the Fiber Supply Agreement by the Lenders and their assigns and designees.
          (c) In the event of (i) the institution of any foreclosure, trustee’s sale or other like proceeding, (ii) the appointment of a receiver for the Supplier or the Timberlands, (iii) the exercise of rights to collect rents under any Mortgage or assignment of rents, (iv) the recording by any Lender of a deed in lieu of foreclosure for the Timberlands or (v) any transfer or abandonment of possession of the Timberlands to a Lender in connection with any case or proceedings affecting the Supplier under the Bankruptcy Code, 11 U.S.C. § 101 et seq. (any such action in the preceding clauses is herein called a “Specified Transfer”, and the Lender or any party taking title to the Timberlands in connection with a Specified Transfer is herein called the “Transferee”), upon any such Transferee succeeding to the interest of the Supplier under the Fiber Supply Agreement, MW shall attorn to the Transferee and recognize it as the applicable party under the Fiber Supply Agreement for its remaining term.
          (d) In no event shall any Lender or any Transferee have any liability with respect to, or be subject to, any of the following: (i) any amendment, modification, termination or subordination of the Fiber Supply Agreement to which the Lender has not given its prior written consent; (ii) any prepayment made by MW under the Fiber Supply Agreement; (iii) any default under the Fiber Supply Agreement that occurred prior to the Transferee’s obtaining title to an interest in the Timberlands, except to the extent said default continues thereafter; (iv) any such default that is impossible or impractical for Lenders or the Transferee to cure; and (v) any offsets or defenses that MW or the Parent may assert against Wells Timberland or the Supplier as a result of any events, actions, or omissions that occurred prior to the Transferee’s obtaining title to an interest in the Timberlands. MW and the Parent hereby jointly and severally agree to execute and deliver such instruments and agreements as may be reasonably requested by any Lender to confirm the provisions of this Agreement. Notwithstanding anything to the contrary appearing in this Agreement, nothing in this Agreement, including, without limitation, the provisions of this Section 1.2(d), shall limit the recourse of MW and Parent against, or the obligations to MW or Parent of, Supplier, Owner or their respective successors and assigns.
     SECTION 1.3 Limitations on Assignment and Substitution. Notwithstanding any terms of any agreement, including, without limitation, the assignment and substitution rights provided to MW under Section 10.2 of the Fiber Supply Agreement, MW and/ or the Parent shall not, without the prior written consent of the Lenders, which consent may be withheld by the Lenders in their sole discretion, assign or delegate to, or cause to be assumed by, any other party any of the rights or responsibilities of MW and/or the Parent under the Fiber Supply Agreement.
ARTICLE II
MISCELLANEOUS
     SECTION 2.1 Senior Administrative Agents Act for All 2007 Lenders. So long as there are any obligations outstanding or unpaid under the Senior Credit Agreement, the Subordinated Credit Agreement, the other Loan Documents or the other Subordinated Debt

Documents, respectively, all references in this Agreement to a “Lender” or the “Lenders” shall be deemed to refer to the Senior Administrative Agent and the Subordinated Administrative Agent, respectively, who, individually, on behalf of all Lenders under the Loan Documents and Subordinated Debt Documents, respectively, shall receive all notices, provide all communications, and take all other actions taken pursuant to this Agreement. Additionally, in the case of any Mortgage (other than the 2007 Senior Mortgages and the 2007 Subordinated Mortgages) securing loans and other obligations under or in connection with a loan agreement or credit agreement having or providing for multiple Lenders, all references in this Agreement to a “Lender” or the “Lenders” thereunder shall be deemed to refer to the administrative agent (or the functional equivalent) thereunder, who, individually and on behalf of all such Lenders under such loan or credit agreement, shall receive all notices, provide all communications, and take all other action son behalf of such Lenders pursuant to this Agreement.
     SECTION 2.2 Notices. All notices and other communications provided to any party hereto under this Agreement shall be in writing, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, and addressed as specified by the Lenders and the parties hereto, with the current parties to be addressed as follows:

If to the Supplier:	Wells TRS Harvesting Operations, LLC c/o Wells REIT, Inc. 6200 The Corners Parkway Norcross, Georgia 30092-3365 Attention: Don Warden Facsimile No.: 770-243-8367

If to Wells Timberland:	Timberlands II, LLC c/o Wells REIT, Inc. 6200 The Corners Parkway Norcross, Georgia 30092-3365 Attention: Don Warden Facsimile No.: 770-243-8367

With a copy to:
Powell Goldstein LLP One Atlantic Center, Fourteenth Floor 1201 West Peachtree Street, N.W. Atlanta, Georgia 30309-3488 Attention: Glen Dunaway, Esq. Facsimile No.: 404-572-6999

If to MW or the Parent:	Corporate Secretary MeadWestvaco Corporation 1013 West Broad Street Glen Allen, Virginia 23060

With a copy to, if by courier:

MeadWestvaco Corporation Plant Manager, Mahrt Mill Highway 165 South Cottonton, Alabama 36851

With a copy to, if by US Post Office:

If to the 2007 Senior Lenders, to the Senior Administrative Agent:	MeadWestvaco Corporation Plant Manager, Mahrt Mill P.O. Box 520 Phoenix City, Alabama 36868

If to the 2007 Subordinated Lenders, to the Subordinated Administrative Agent:	CoBank, ACB 5500 S. Quebec Street Greenwood Village, Colorado 80111 Attention: Syndications Coordinator, Corporate Finance Division Facsimile No.: 303-694-5830

Wachovia Bank, National Association 301 South College Street, NC0174 Charlotte, North Carolina 28288-01741 Attention: Roger Shreero, Structured Asset Finance Facsimile No.: (704) 715-0065
The above parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices or other communications shall be sent. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).
     SECTION 2.3 Applicable Law; Successors and Assigns. THIS RECOGNITION AGREEMENT SHALL BE GOVERNED AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.
     SECTION 2.4 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS RECOGNITION AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR

WRITTEN) OR ACTIONS OF THE PARTIES HERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND IN THE COUNTY OF NEW YORK. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PARTIES HERETO FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS RECOGNITION AGREEMENT AND THE OTHER LOAN DOCUMENTS.
     SECTION 2.5 Waiver of Jury Trial, etc. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS RECOGNITION AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SENIOR ADMINISTRATIVE AGENT AND THE SUBORDINATED ADMINISTRATIVE AGENT TO ENTER INTO THIS AGREEMENT.
     SECTION 2.6 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.
     SECTION 2.7 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
     SECTION 2.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.
     SECTION 2.9 Amendment, Waiver. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Owner, MW, and all Lenders holding a Mortgage on any portion of the Timberlands on the date of the instrument.
     SECTION 2.10 Survival. All agreements, statements, representations and warranties made by the parties herein shall be considered to have been relied upon by the Senior Administrative Agent, the Subordinated Administrative Agent, the 2007 Senior Lenders and the 2007 Subordinated Lenders and shall survive the execution and delivery of this Agreement.
     SECTION 2.11 No Waiver; Remedies Cumulative. No failure or delay on the part of any Lender in exercising any right, power or privilege hereunder, and no course of dealing between a Lender and any other party, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other exercise, or the further exercise, of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender or any party would otherwise have.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by persons authorized to sign on their respective behalf, all as of the day and date first above set out.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company

By: Forest Resource Consultants, Inc., a Georgia limited liability company, Its Manager

Unofficial Witness
Print Name:

By:

Name: David Foil
Title: President

Notary Public

(Seal)
My commission expires:

[NOTARY SEAL]

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	TIMBERLANDS II, LLC, a Delaware limited liability company

By: Wells Timberland Management Organization, LLC, a Georgia limited liability company, Its Manager

Unofficial Witness
Print Name:

By:

Notary Public	Name: Jess E. Jarratt
Title: President
My commission expires:	(Seal)

[NOTARY SEAL]
[Signatures continue on following page]
Recognition Agreement (Master Stumpage Agreement) - Georgia
Signature and Acknowledgement Page 1

SIGNED, SEALED AND DELIVERED IN	MEADWESTVACO COATED BOARD, INC.,
THE PRESENCE OF:	a Delaware corporation

Unofficial Witness	By:

Print Name:	Name:

Title:

Notary Public	(Seal)

My commission expires:

[NOTARY SEAL]

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	MEADWESTVACO CORPORATION, a Delaware corporation

Unofficial Witness	By:

Print Name:	Name:

Title:

Notary Public	(Seal)

My commission expires:

[NOTARY SEAL]
[Signatures continue on following page]
Recognition Agreement (Master Stumpage Agreement) - Georgia
Signature and Acknowledgement Page 2

SIGNED, SEALED AND DELIVERED IN	COBANK, ACB, as administrative agent for the
THE PRESENCE OF:	lenders under the Senior Credit Agreement

Unofficial Witness	By:

Print Name:	Name:

Title:

Notary Public	(Seal)

My commission expires:

[NOTARY SEAL]

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	WACHOVIA BANK,N.A., as administrative agent for the lenders under the Subordinated Credit Agreement

Unofficial Witness	By:

Print Name:	Name:

Title:

Notary Public	(Seal)

My commission expires:

[NOTARY SEAL]
Recognition Agreement (Master Stumpage Agreement) - Georgia
Signature and Acknowledgement Page 3

EXHIBIT A
LEGAL DESCRIPTION OF TIMBERLANDS

EXHIBIT Q-2
[From – Georgial]
AFTER RECORDING, PLEASE RETURN
THIS INSTRUMENT TO:

Sutherland Asbill & Brennan LLP
999 Peachtree Street NE
Atlanta, Georgia 30309
Attn: Victor P. Haley
(404) 853-8000
RECOGNITION AGREEMENT
(Master Stumpage Agreement)
by and among
TIMBERLANDS II, LLC,
WELLS TRS HARVESTING OPERATIONS, LLC,
MEADWESTVACO COATED BOARD, INC.,
MEADWESTVACO CORPORATION,
COBANK, ACB, as administrative agent
and
WACHOVIA BANK, N.A., as administrative agent

Dated as of October 9, 2007

[From – Georgial]
RECOGNITION AGREEMENT
(Master Stumpage Agreement)
(Georgia)
     RECOGNITION AGREEMENT, dated as of October 9, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), made among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”; together with any future owner of the Timberlands (as defined below), the “Owner”), WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company (together with such company and with any assignee or delegate of any of its rights and/or responsibilities under the Fiber Supply Agreement (as defined below), the “Supplier”), MEADWESTVACO COATED BOARD, INC., a Delaware corporation (“MW”), MEADWESTVACO CORPORATION, a Delaware corporation (the “Parent”), COBANK, ACB, as administrative agent (in such capacity, the “Senior Administrative Agent”) for the 2007 Senior Lenders (as defined below), and WACHOVIA BANK, N.A., as administrative agent (in such capacity, the “Subordinated Administrative Agent”) for the 2007 Subordinated Lenders (as defined below).
     WHEREAS, Wells Timberland, the Supplier, the Parent and MW have entered into the Master Stumpage Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Master Stumpage Agreement”) and the Supplier, the Parent, and MW have entered into the Fiber Supply Agreement, dated as of the date hereof (as amended, restated, modified or otherwise supplemented from time to time, the “Fiber Supply Agreement”), each of which Agreements affects certain land with the timber thereon and appurtenances thereto more particularly described in Exhibit A attached hereto (collectively, the “Timberlands”);
     WHEREAS, Wells Timberland and Wells Timberland Acquisition, LLC, a Delaware limited liability company (“Wells Acquisition”; together with Wells Timberland, the “Borrowers”), various financial institutions (collectively, the “2007 Senior Lenders”) and the Senior Administrative Agent are parties to the Credit Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Senior Credit Agreement”), pursuant to which the 2007 Senior Lenders will make certain loans (the “Senior Loans”) in favor of the Borrowers;
     WHEREAS, Wells Timberland and Wells Acquisition, various financial institutions (collectively, the “2007 Subordinated Lenders”) and the Subordinated Administrative Agent are parties to the Subordinated Credit Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Subordinated Credit Agreement”), pursuant to which the 2007 Subordinated Lenders will make certain loans (the “Subordinated Loans”) in favor of the Borrowers;
     WHEREAS, as security for the Senior Loans and all other obligations of the Borrowers and the other loan parties under the Senior Credit Agreement and the Loan Documents (as defined in the Senior Credit Agreement), Wells Timberland has executed first priority perfected deeds to secure debt, assignments of leases and rents and security agreements (collectively, the

“2007 Senior Mortgages”) in favor of the Senior Administrative Agent for the benefit of the 2007 Senior Lenders with respect to all of the Timberlands;
     WHEREAS, as security for the Subordinated Loans and all other obligations of the Borrowers and the other loan parties under the Subordinated Credit Agreement and the Subordinated Debt Documents (as defined in the Senior Credit Agreement), Wells Timberland has executed second priority perfected deeds to secure debt, assignments of leases and rents and security agreements (collectively, the “2007 Subordinated Mortgages”) in favor of the Subordinated Administrative Agent for the benefit of the 2007 Subordinated Lenders with respect to all of the Timberlands;
     WHEREAS, the Supplier has guaranteed the repayment of the Senior Loans, the Subordinated Loans and of all other obligations of the Borrowers and the other loan parties under the Loan Documents and the Subordinated Debt Documents;
     WHEREAS, as security for the Senior Loans and all other obligations of the Borrowers and the other loan parties under the Loan Documents, each of the Supplier and Wells Timberland has collaterally assigned, and granted a first priority security interest in, among other things, all of its right, title and interest in, to and under, the Master Stumpage Agreement to the Senior Administrative Agent for the benefit of the 2007 Senior Lenders;
     WHEREAS, as security for the Subordinated Loans and all other obligations of the Borrowers and the other loan parties under the Subordinated Debt Documents, each of the Supplier and Wells Timberland has collaterally assigned, and granted a second priority security interest in, among other things, all of its right, title and interest in, to and under, the Master Stumpage Agreement to the Subordinated Administrative Agent for the benefit of the 2007 Subordinated Lenders;
     WHEREAS, the Senior Administrative Agent and the 2007 Senior Lenders require, as a condition to the 2007 Senior Lenders’ making the Senior Loans pursuant to the Senior Credit Agreement, that the parties hereto execute and deliver this Agreement;
     WHEREAS, the Subordinated Administrative Agent and the 2007 Subordinated Lenders require, as a condition to the 2007 Subordinated Lenders’ making the Subordinated Loans pursuant to the Subordinated Credit Agreement, that the parties hereto execute and deliver this Agreement; and
     WHEREAS, all of the parties hereto wish for any person or party (a “Lender,” and collectively, the “Lenders”), to which, now or in the future, any fee or leasehold interest owner of all or any of the Timberlands grants or conveys any mortgage, deed to secure debt or security agreement or other collateral interest of or in all or any of the Timberlands and/or of or in the Owner or the Supplier’s rights under the Fiber Supply Agreement (any such mortgage, deed to secure debt or security agreement is herein called a “Mortgage,” and collectively, and including the 2007 Senior Mortgages and the 2007 Subordinated Mortgages, the “Mortgages”), to have the benefits and burdens of this Agreement.

     NOW, THEREFORE, in consideration of the premises set for the herein and for good and valuable consideration, the receipt and sufficiency of which is hereby confirmed, the parties hereto hereby agree as follows:
ARTICLE I
MORTGAGES RESPECTING TIMBERLANDS
     SECTION 1.1 Consents to Current and Future Mortgages and Security Agreements. Each of MW, the Parent, and the Supplier consents to the 2007 Senior Mortgages and the 2007 Subordinated Mortgages and to the exercise by the Senior Administrative Agent, the Subordinated Administrative Agent, the 2007 Senior Lenders and the 2007 Subordinated Lenders of any and all of their rights under such 2007 Senior Mortgages and 2007 Subordinated Mortgages, respectively. In addition, and notwithstanding any term of the Master Stumpage Agreement or any other agreement or instrument to which MW, the Parent, and/or the Supplier is or may be a party, at any time and from time to time, the Owner, without the consent of, or review by, MW, the Parent or the Supplier, may grant, convey, or otherwise create Mortgages, so long as (a) each such Mortgage is subject and subordinate to the Master Stumpage Agreement, (b) any subsequent Transfer (as defined in the Fiber Supply Agreement) of Timberlands upon the enforcement by any such Lender of any rights under such Mortgage or other similar liens is subject and subordinate to the Master Stumpage Agreement so that the transferee from such Lender takes the Timberlands subject to the Master Stumpage Agreement and (c) MW and the Parent are given written notice of any such Mortgage (other than the 2007 Senior Mortgages and the 2007 Subordinated Mortgages) at least ten days prior to the effective date thereof.
     SECTION 1.2 Mortgage Protective Provisions. The following shall apply to any Mortgage:
          (a) Upon (i) the occurrence and during the continuance of any default by the Owner under the Master Stumpage Agreement, or (ii) any event that would allow MW, the Parent, or the Supplier to exercise remedies under the Master Stumpage Agreement, both MW and the Supplier shall provide the Lenders with immediate written notice (a “Default Notice”) thereof; provided, that the obligation of MW or the Supplier to provide any Default Notice shall not arise until MW or the Supplier has, or should have had (with the exercise of reasonable business due diligence), actual notice of any of the items specified in Section 1.2 (a) (i) or (ii) above. No Default Notice shall be effective unless and until a copy of the Default Notice is provided to the Lenders in accordance with the provisions of Section 2.2.
          (b) After receipt by the Lenders of a Default Notice, the Lenders shall have the right, in their sole discretion, but not the obligation, for a period (the “Cure Period”) of 180 days following the Lenders’ receipt of the Default Notice, to cure the default specified in the Default Notice within such time as the Lenders, through the exercise of reasonable diligence, may reasonably require to cure or cause to be cured such default, including any time required to obtain possession of and title to the interest in the Timberlands by foreclosure or otherwise. During the Cure Period, neither MW nor the Supplier shall be permitted to terminate the Master Stumpage Agreement, nor shall MW be permitted to exercise its cure or collateral assignment rights under the Master Stumpage Agreement. MW and the Supplier shall accept performance and enforcement of the Owner’s obligations and rights under the Master Stumpage Agreement by the Lenders and their assigns and designees.
          (c) In the event of (i) the institution of any foreclosure, trustee’s sale or other like proceeding, (ii) the appointment of a receiver for the Owner or the Timberlands, (iii) the exercise of rights to collect rents under any Mortgage or assignment of rents, (iv) the recording by any Lender of a deed in lieu of foreclosure for the Timberlands, or (v) any transfer or abandonment of possession of the Timberlands to a Lender in connection with any case or proceedings affecting the Supplier under the Bankruptcy Code, 11 U.S.C. § 101 et seq. (any such action in the preceding clauses is herein called a “Specified Transfer”, and the Lender or any party taking title to the Timberlands in connection with a Specified Transfer is herein called the “Transferee”), upon any such Transferee succeeding to the interest of the Owner under the Master Stumpage Agreement, MW and the Supplier shall attorn to the Transferee and recognize it as the applicable party under the Master Stumpage Agreement for its remaining term.
          (d) In no event shall any Lender or any Transferee have any liability with respect to, or be subject to, any of the following: (i) any amendment, modification, termination or subordination of the Master Stumpage Agreement to which the Lender has not given its prior written consent; (ii) any prepayment made by MW, the Parent, or the Supplier under the Master Stumpage Agreement; (iii) any default under the Master Stumpage Agreement that occurred prior to the Transferee’s obtaining title to an interest in the Timberlands, except to the extent said default continues thereafter; (iv) any such default that is impossible or impractical for Lenders or the Transferee to cure; and (v) any offsets or defenses that MW, the Parent or the Supplier may assert against the Owner as a result of any events, actions, or omissions that occurred prior to the Transferee’s obtaining title to an interest in the Timberlands. MW, the Parent and the Supplier hereby jointly and severally agree to execute and deliver such instruments and agreements as may be reasonably requested by any Lender to confirm the provisions of this Agreement. Notwithstanding anything to the contrary appearing in this Agreement, nothing in this Agreement, including, without limitation, the provisions of this Section 1.2(d), shall limit the recourse of MW and Parent against, or the obligations to MW or Parent of, Supplier, Owner or their respective successors and assigns.
     SECTION 1.3 Limitations on Assignment and Substitution. Notwithstanding any terms of any agreement, including, without limitation, the assignment and substitution rights provided to the Supplier and MW under Sections 8.2 and 8.3 of the Master Stumpage Agreement, MW, the Parent, and the Supplier shall not, without the prior written consent of the Lenders, which consent may be withheld by the Lenders in their sole discretion, assign or delegate to, or cause to be assumed by, any other party (including any of their affiliates) any of the rights or responsibilities of MW, the Parent, or the Supplier under the Master Stumpage Agreement.
ARTICLE II
MISCELLANEOUS
     SECTION 2.1 Administrative Agents Act for All 2007 Lenders. So long as there are any obligations outstanding or unpaid under the Senior Credit Agreement, the Subordinated Credit Agreement, the other Loan Documents or the other Subordinated Debt Documents, respectively, all references in this Agreement to a “Lender” or the “Lenders” shall be deemed to refer to the Senior Administrative Agent and the Subordinated Administrative Agent, respectively, who, individually, on behalf of all Lenders under the Loan Documents and Subordinated Debt Documents, respectively, shall receive all notices, provide all communications, and take all other actions taken pursuant to this Agreement. Additionally, in the case of any Mortgage (other than the 2007 Senior Mortgages and the 2007 Subordinated Mortgages) securing loans and other obligations under or in connection with a loan agreement or credit agreement having or providing for multiple Lenders, all references in this Agreement to a “Lender” or the “Lenders” thereunder shall be deemed to refer to the administrative agent (or the functional equivalent) thereunder, who, individually and on behalf of all such Lenders under such loan or credit agreement, shall receive all notices, provide all communications, and take all other actions on behalf of such Lenders pursuant to this Agreement.
     SECTION 2.2 Notices. All notices and other communications provided to any party hereto under this Agreement shall be in writing, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, and addressed as specified by the Lenders and the parties hereto, with the current parties to be addressed as follows:

If to the Supplier:	Wells TRS Harvesting Operations, LLC
c/o Wells REIT, Inc.
6200 The Corners Parkway
Norcross, Georgia 30092-3365
Attention: Don Warden
Facsimile No.: 770-243-8367

If to Wells Timberland:	Timberlands II, LLC
c/o Wells REIT, Inc.
6200 The Corners Parkway
Norcross, Georgia 30092-3365
Attention: Don Warden
Facsimile No.: 770-243-8367

With a copy to:

Powell Goldstein LLP
One Atlantic Center, Fourteenth Floor
1201 West Peachtree Street, N.W.
Atlanta, Georgia 30309-3488
Attention: Glen Dunaway, Esq.
Facsimile No.: 404-572-6999

If to MW or the Parent:	Corporate Secretary
MeadWestvaco Corporation
1013 West Broad Street
Glen Allen, Virginia 23060

With a copy to, if by courier:

MeadWestvaco Corporation
Plant Manager, Mahrt Mill
Highway 165 South
Cottonton, Alabama 36851

With a copy to, if by US Post Office:

MeadWestvaco Corporation
Plant Manager, Mahrt Mill
P.O. Box 520
Phoenix City, Alabama 36868

If to the 2007 Senior Lenders,
to the Senior Administrative Agent:	CoBank, ACB
5500 S. Quebec Street
Greenwood Village, Colorado 80111
Attention: Syndications Coordinator, Corporate Finance Division
Facsimile No.: 303-694-5830

If to the 2007 Subordinated
Lenders, to the Subordinated
Administrative Agent:	Wachovia Bank, National Association
301 South College Street, NC0174
Charlotte, North Carolina 28288-01741
Attention: Roger Shreero, Structured Asset Finance
Facsimile No.: (704) 715-0065
The above parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices or other communications shall be sent. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).
     SECTION 2.3 Applicable Law; Successors and Assigns. THIS RECOGNITION AGREEMENT SHALL BE GOVERNED AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.
     SECTION 2.4 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS RECOGNITION AGREEMENT, OR ANY COURSE OF

CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND IN THE COUNTY OF NEW YORK. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PARTIES HERETO FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS RECOGNITION AGREEMENT AND THE OTHER LOAN DOCUMENTS.
     SECTION 2.5 Waiver of Jury Trial, etc. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS RECOGNITION AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SENIOR ADMINISTRATIVE AGENT AND THE SUBORDINATED ADMINISTRATIVE AGENT TO ENTER INTO THIS AGREEMENT.
     SECTION 2.6 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.
     SECTION 2.7 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
     SECTION 2.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.
     SECTION 2.9 Amendment, Waiver. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Owner, MW, and all Lenders holding a Mortgage on any portion of the Timberlands on the date of the instrument.
     SECTION 2.10 Survival. All agreements, statements, representations and warranties made by the parties herein shall be considered to have been relied upon by the Senior Administrative Agent, the Subordinated Administrative Agent, the 2007 Senior Lenders and the 2007 Subordinated Lenders and shall survive the execution and delivery of this Agreement.
     SECTION 2.11 No Waiver; Remedies Cumulative. No failure or delay on the part of any Lender in exercising any right, power or privilege hereunder, and no course of dealing between a Lender and any other party, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other exercise, or the further exercise, of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender or any party would otherwise have.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by persons authorized to sign on their respective behalf, all as of the day and date first above set out.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company

By: Forest Resource Consultants, Inc., a Georgia limited liability company, Its Manager
Unofficial Witness
Print Name:
By:

Notary Public	Name: David Foil
Title: President

(Seal)

My commission expires:

[NOTARY SEAL]

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	TIMBERLANDS II, LLC, a Delaware limited liability company

By: Wells Timberland Management Organization, LLC, a Georgia limited liability company, Its Manager
Unofficial Witness
Print Name:

By:

Notary Public	Name: Jess E. Jarratt
Title: President

My commission expires:	(Seal)

[NOTARY SEAL]
[Signatures continue on following page]
Recognition Agreement (Master Stumpage Agreement) - Georgia
Signature and Acknowledgement Page 1

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	MEADWESTVACO COATED BOARD, INC., a Delaware corporation

By:

Unofficial Witness	Name:

Print Name:	Title:

Notary Public
(Seal)

My commission expires:

[NOTARY SEAL]

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	MEADWESTVACO CORPORATION, a Delaware corporation

By:

Unofficial Witness	Name:

Print Name:	Title:

Notary Public
(Seal)
My commission expires:

[NOTARY SEAL]
[Signatures continue on following page]
Recognition Agreement (Master Stumpage Agreement) - Georgia
Signature and Acknowledgement Page 2

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	COBANK, ACB, as administrative agent for the lenders under the Senior Credit Agreement

By:

Unofficial Witness	Name:

Print Name:	Title:

Notary Public
(Seal)
My commission expires:

[NOTARY SEAL]

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	WACHOVIA BANK, N.A., as administrative agent for the lenders under the Subordinated Credit Agreement

By:

Unofficial Witness	Name:

Print Name:	Title:

Notary Public
(Seal)
My commission expires:

[NOTARY SEAL]
Recognition Agreement (Master Stumpage Agreement) - Georgia
Signature and Acknowledgement Page 3

EXHIBIT A
LEGAL DESCRIPTION OF TIMBERLANDS

EXHIBIT R
COLLATERAL ASSIGNMENT OF PURCHASE AND SALE AGREEMENT1
          COLLATERAL ASSIGNMENT OF PURCHASE AND SALE AGREEMENT, dated as of October 9, 2007 (as amended, restated or otherwise modified from time to time, this “Agreement”), among (i) WELLS TIMBERLAND ACQUISITION, LLC, a Delaware limited liability company (the “Assignor”), (ii) COBANK, ACB, in its capacity as the administrative agent (in such capacity, the “Senior Administrative Agent”) for the Senior Lenders (as defined below), and (iii) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as the administrative agent (in such capacity, the “Subordinated Administrative Agent”) for the Subordinated Lenders (as defined below).
W I T N E S S E T H:
          WHEREAS, the Assignor and MeadWestvaco Coated Board, Inc. (the “Counterparty”) are parties to a certain Purchase and Sale Agreement, dated as of August 3, 2007 (as amended, restated or otherwise modified from time to time, the “Subject Agreement”), pursuant to which the Assignor, through its wholly-owned subsidiary MWV SPE, purchased all the equity interests in Timberlands II, LLC (“Wells Timberland”) from the Counterparty;
          WHEREAS, pursuant to the Subject Agreement, the Counterparty has made certain representations, warranties and covenants in favor of the Assignor, and the Counterparty has agreed to indemnify the Assignor in certain respects (collectively, the “Undertakings”);
          WHEREAS, the Assignor and Wells Timberland (collectively, the “Borrowers”) various financial institutions (collectively, the “Senior Lenders”) and the Senior Administrative Agent are parties to that certain Credit Agreement, dated as of the date hereof (as amended, restated, or otherwise modified from time to time, the “Senior Credit Agreement”), pursuant to which the Senior Lenders will make certain loans in favor of the Borrowers;
          WHEREAS, the Borrowers, various financial institutions (collectively, the “Subordinated Lenders”) and the Subordinated Administrative Agent are parties to that certain Credit Agreement, dated as of the date hereof (as amended, restated, or otherwise modified from time to time, the “Subordinated Credit Agreement”), pursuant to which the Subordinated Lenders will make certain loans in favor of the Borrowers;
          WHEREAS, the Senior Administrative Agent, the Subordinated Administrative Agent, the Borrowers and the other Loan Parties (such capitalized term and all other capitalized terms used herein without being defined herein have the meanings provided in the Senior Credit Agreement, as in effect on the date hereof) are

[1]	Form to vary depending on the Material Agreement being assigned.

parties to a certain Intercreditor Agreement, dated as of the date hereof (as amended, restated, or otherwise modified from time to time, the “Intercreditor Agreement”); and
          WHEREAS, it is a condition to the occurrence of a Funding Date that the Assignor collaterally assign to the Senior Administrative Agent, for the benefit of itself and the Senior Lenders on a first priority perfected basis, and to the Subordinated Administrative Agent, for the benefit of itself and the Subordinated Lenders, on a second priority perfected basis, all of the Assignor’s rights, benefits and remedies under the Subject Agreement;
          NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby confirmed, the Assignor agrees as follows:
          SECTION 1. Security for Obligations. As security for the payment and performance of all of the Obligations, the Assignor hereby collaterally assigns, transfers and grants to the Senior Administrative Agent, for the benefit of itself and the Senior Lenders, a first priority perfected security interest in all of the Assignor’s respective rights and remedies with respect to the Subject Agreement, including (a) all right, title and interest in and to any and all sums due to the Assignor under the Subject Agreement and (b) all rights, benefits and remedies of the Assignor with respect to (i) any breach by the Counterparty of any of its representations, warranties and covenants under the Subject Agreement and (ii) any indemnification from the Counterparty arising under or pursuant to the Subject Agreement. As security for the payment and performance of all of the Obligations (as defined in the Subordinated Credit Agreement, as in effect on the date hereof), the Assignor hereby collaterally assigns, transfers and grants to the Subordinated Administrative Agent, for the benefit of itself and the Subordinated Lenders, a second priority perfected security interest in all of the Assignor’s respective rights and remedies with respect to the Subject Agreement, including (a) all right, title and interest in and to any and all sums due to the Assignor under the Subject Agreement and (b) all rights, benefits and remedies of the Assignor with respect to (i) any breach by the Counterparty of any of its representations, warranties and covenants under the Subject Agreement and (ii) any indemnification from the Counterparty arising under or pursuant to the Subject Agreement.
          SECTION 2. Exercise of Rights. At any time other than during the existence of an Event of Default (as such term is defined in the Senior Credit Agreement and, following the Discharge of the Senior Obligations (as such term is defined in the Intercreditor Agreement), as defined in the Subordinated Credit Agreement), insofar as the Assignor may have any right, benefit, privilege or claim against the Counterparty under the Subject Agreement (including rights, benefits and remedies with respect to indemnification), the Assignor will use prudent business judgment concerning the enforcement of such rights and benefits and, if in the exercise of such judgment, the Assignor determines to enforce such rights, benefits or remedies, the Assignor will enforce the same diligently and in good faith. [IN FIBER SUPPLY AND MASTER STUMPAGE AGREEMENTS: The Assignor agrees to cause the Counterparties to make all payments to be made under the Subject Agreement by means of electronic

wire transfer directly to the                      Account (Account No.                      at Wachovia Bank, National Association, or such other account as the Senior Administrative Agent (and, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) shall designate to the Assignor and the Counterparties as the                      Account).]
          SECTION 3. Authorization of Senior Administrative Agent and the Subordinated Administrative Agent. During the existence of an Event of Default, the Assignor hereby irrevocably authorizes and empowers the Senior Administrative Agent (and, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) or its agent, in the Senior Administrative Agent’s (and, following Discharge of the Senior Obligations, the Subordinated Administrative Agent’s) sole discretion, to assert, either directly or on behalf of the Assignor any right, privilege or claim the Assignor may, from time to time have, against the Counterparty under the Subject Agreement, as the Senior Administrative Agent (and, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) may deem proper, and to receive and collect any and all damages, awards and other monies resulting therefrom and all other sums due from the Counterparty under the Subject Agreement and to apply the same on account of any of the Obligations as the Senior Administrative Agent (and, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) may determine. In no event, however, shall either of the Senior Administrative Agent or the Subordinated Administrative Agent be obligated to assert any such right, privilege or claim of the Assignor or to collect any sums and the Senior Administrative Agent’s or the Subordinated Administrative Agent’s failure to do so shall not give rise to any liability to the Assignor or any other Persons.
          SECTION 4. Attorney-in-Fact. The Assignor hereby irrevocably makes, constitutes and appoints each of the Senior Administrative Agent and the Subordinated Administrative Agent (and all officers, employees or agents designated by the Senior Administrative Agent and the Subordinated Administrative Agent) as its true and lawful attorney (and agent-in-fact) for the purposes of enabling the Senior Administrative Agent (and, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) or its agent, upon the occurrence and during the continuance of any Event of Default, to assert and collect such rights, benefits, privileges, claims and sums (including (i) seeking, demanding and receiving payments due under the indemnities in the Subject Agreement and endorsing checks or other instruments or orders in connection therewith, (ii) giving acquittance for each and every payment due or to become due, under or arising out of any of such indemnities to which the Assignor is or may become entitled, (iii) enforcing compliance by the Counterparty and any other party obligated in respect of the Subject Agreement and (iv) filing claims, taking any action or instituting or appearing in any proceedings which the Senior Administrative Agent (and, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) may deem to be necessary or advisable in connection with the Subject Agreement) and to apply such monies in the manner set forth hereinabove. The power of attorney granted pursuant to this section is coupled with an interest.

          SECTION 5. Information; Amendment. The Assignor shall keep each of the Senior Administrative Agent and the Subordinated Administrative Agent fully informed of all circumstances bearing upon the rights, benefits and remedies and sums due under the Subject Agreement, and the Assignor shall not waive, amend, alter or modify any of its rights or remedies under the Subject Agreement without the prior written consent of the Senior Administrative Agent (and, following Discharge of the Senior Obligations, the Subordinated Administrative Agent), which consent shall not be unreasonably withheld or delayed. The Assignor shall, promptly after obtaining knowledge thereof, advise each of the Senior Administrative Agent and the Subordinated Administrative Agent in writing of any default by the Counterparty or the Assignor in the observance or performance of any of the Counterparty’s or the Assignor’s respective obligations under the Subject Agreement.
          SECTION 6. Continued Effectiveness. This Agreement shall continue effective (i) as to the Senior Administrative Agent, until the Discharge of the Senior Obligations and (ii) as to Subordination Administrative Agent, until the Discharge of the Subordinated Obligations (as defined in the Intercreditor Agreement).
          SECTION 7. Applicable Law; Successors and Assigns. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON THE PARTIES THERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.
          SECTION 8. Continuing Obligations. Notwithstanding the foregoing, the Assignor expressly acknowledges and agrees that it shall remain liable under the Subject Agreement to observe and perform all of the conditions and obligations therein contained to be observed and performed by it, and that neither this Agreement, nor any action taken pursuant hereto, shall cause either of the Senior Administrative Agent or the Subordinated Administrative Agent to be under any obligation or liability in any respect whatsoever to any party to the Subject Agreement for the observance or performance of any of the representations, warranties, conditions, covenants, agreements or terms therein contained unless expressly assumed by the Senior Administrative Agent (or, following Discharge of the Senior Obligations, the Subordinated Administrative Agent).
          SECTION 9. Representations and Warranties. As a material inducement to the Senior Administrative Agent and the Senior Lenders to enter into the Senior Credit Agreement and to the Senior Lenders to make the Loans, and as a material inducement to the Subordinated Administrative Agent and the Subordinated Lenders to enter into the Subordinated Credit Agreement and to the Subordinated Lenders to make the loans thereunder, the Assignor makes the following representations and warranties:
     (a) Authorization. The execution, delivery and performance by the Assignor of this Agreement and the Subject Agreement have been duly authorized by all necessary action on the part of the Assignor and do not require any approval or consent of any other person, except approvals or consents which have been duly obtained and are in full force and effect;

     (b) Execution and Delivery; Binding Agreement. This Agreement has been duly executed and delivered on behalf of the Assignor by the appropriate officer of the Assignor, and constitutes the valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general equitable principles (regardless of whether considered in a proceeding in equity or at law); and
     (c) Subject Agreement. The Subject Agreement is in full force and effect in accordance with its terms, there are no defaults thereunder and the Assignor has not otherwise assigned, mortgaged, pledged, transferred or hypothecated the Assignor’s right, title and interest in and to the Subject Agreement except as permitted under the Senior Credit Agreement and the Subordinated Credit Agreement.
          SECTION 10. General.
          (a) Notices. All notices and other communications provided to any party hereto under this Agreement shall be in writing, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, and addressed to such party as follows:

If to the Assignor:	Wells Timberland Acquisition, LLC
c/o Wells Timberland REIT, Inc.
6200 The Corners Parkway
Norcross, GA 30092-3365
Attention: Don Warden
Facsimile No.: (770) 243-8367

If to the Senior
Administrative Agent:	CoBank, ACB
as Administrative Agent
5500 South Quebec St.
Greenwood Village, Colorado 80111
Attention: Syndications Coordinator, Corporate
Finance
Telecopier No.: 303-694-5830

If to the Subordinated
Administrative Agent:	Wachovia Bank,
as Administrative Agent
301 S. College Street, NC-0174
Charlotte, NC 28288
Attention: Capital Markets Servicing,
Brian Rubins
Telecopier No.: 704-715-0065

The above parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices or other communications shall be sent. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).
          (b) Entire Agreement. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.
          (c) Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND IN THE COUNTY OF NEW YORK. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
          (d) Waiver of Jury Trial, etc. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF

CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. THE PARTIES HERETO ACKNOWLEDGE AND AGREES THAT THEY HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE SENIOR ADMINISTRATIVE AGENT AND THE SUBORDINATED ADMINISTRATIVE AGENT TO ENTER INTO THIS AGREEMENT.
          (e) Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.
          (f) Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
          (g) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.
          (h) Amendment, Waiver. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the parties hereto.
          (i) Survival. All agreements, statements, representations and warranties made by the Assignor herein shall be considered to have been relied upon by the Senior Administrative Agent, the Senior Lenders, the Subordinated Administrative Agent and the Subordinated Lenders and shall survive the execution and delivery of this Agreement.
          (j) No Waiver; Remedies Cumulative. No failure or delay on the part of either of the Senior Administrative Agent or the Subordinated Administrative Agent in exercising any right, power or privilege hereunder and no course of dealing between the Assignor and either of the Senior Administrative Agent or the Subordinated Administrative Agent shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other exercise, or the further exercise, of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which either of the Senior Administrative Agent, the Subordinated Administrative Agent or the Assignor would otherwise have.
          (k) Intercreditor Agreement. The rights of the Senior Administrative Agent and the Subordinated Administrative Agent hereunder are subject to the terms and provisions of the Intercreditor Agreement.

          IN WITNESS WHEREOF, this instrument has been duly executed and delivered, as of the 9th day of October, 2007.

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:

Name: Jess E. Jarratt
Title: President

COBANK, ACB, in its capacity as Senior Administrative Agent

By:

Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Subordinated Administrative Agent

By:

Name:
Title:
Collateral Assignment of Purchase and Sale Agreement
Signature Page

CONSENT
          The undersigned hereby consents to the terms of the Collateral Assignment of Purchase and Sale Agreement (the “Agreement”; capitalized terms used in this Consent and not defined herein shall have the meanings given such terms in the Agreement), and agrees that the Senior Administrative Agent and the Subordinated Administrative Agent shall have the right to assert and enforce any or all of the rights of the Assignor assigned thereunder in accordance with the terms and provisions of the Subject Agreement so collaterally assigned. The undersigned agrees and acknowledges that none of the Senior Administrative Agent, any Senior Lender, the Subordinated Administrative Agent or any Subordinated Lender shall be deemed to have assumed any of the obligations or liabilities of the Assignor under the Subject Agreement by reason of such collateral assignment. [IN FIBER SUPPLY AND MASTER STUMPAGE AGREEMENTS: Each of the undersigned agrees to make all payments to be made by it under the Subject Agreement in the manner and to the account described in Section 2 of the Agreement.]

MEADWESTVACO COATED BOARD, INC.

By:

Name:
Title:
Collateral Assignment of Purchase and Sale Agreement
Signature Page

EXHIBIT S
EQUITY RAISE ACCOUNT SECURITY AGREEMENT
     EQUITY RAISE ACCOUNT SECURITY AGREEMENT, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), made by WELLS TIMBERLAND REIT, INC. a Maryland corporation (the “Grantor”), in favor of COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided for in Article I).
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Timberlands II, LLC, a Delaware limited liability company, Wells Timberland Acquisition, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the various lending institutions as are, or may from time to time become, parties thereto (collectively, the “Lenders”), and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrowers;
     WHEREAS, as a condition precedent to the occurrence of the Funding Date, the Grantor is required to execute and deliver this Agreement; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans to the Borrowers pursuant to the Credit Agreement, the Grantor agrees, with the Administrative Agent for its benefit and the benefit of the other of the Lenders, as follows:
ARTICLE I
DEFINITIONS
     The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “Agreement” is defined in the preamble.
     “Borrower” and “Borrowers” is defined in the first recital.
     “Collateral” is defined in Section 2.1.
     “Credit Agreement” is defined in the first recital.

     “Grantor” is defined in the preamble.
     “Lenders” is defined in the first recital.
     “Proceeds” has the meaning provided for in the U.C.C. and includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (c) any recoveries by the Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral, and (d) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of the Collateral.
     “Secured Obligations” is defined in Section 2.2.
     “U.C.C.” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, by reason of applicable Law, the validity or perfection or the effect of validity or perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to such matters “U.C.C.” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.
     SECTION 1.1. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     SECTION 1.2. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. (including the term Control) are used in this Agreement, including its preamble and recitals, with such meanings.
ARTICLE II
SECURITY INTEREST
     SECTION 2.1. Grant of Security Interest. The Grantor hereby pledges, hypothecates, collaterally assigns, charges, mortgages and pledges to the Administrative Agent for its benefit and the ratable benefit of each of the Lender Parties, and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each of the Lender Parties, a security interest in, all of its right, title and interest in and to the following, whether now or hereafter existing or acquired (collectively, the “Collateral”):
          (a) the Equity Raise Account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Equity Raise Account, including, without limitation, all deposits or wire transfers made to the Equity Raise Account;
          (b) any and all amounts on deposit in the Equity Raise Account that are invested in Cash Equivalent Investments;

          (c) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and
          (d) all Proceeds of any and all of the foregoing Collateral.
     SECTION 2.2. Security for Obligations. This Agreement secures the prompt payment in full in cash of all Obligations, including all amounts payable by the Borrowers and each other Loan Party under or in connection with the Credit Agreement, the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses, indemnities or otherwise and whether now or hereafter existing (all of such obligations being the “Secured Obligations”).
     SECTION 2.3. Continuing Security Interest; Transfer of Notes. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full in cash of all Secured Obligations (on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent) and the irrevocable termination of all the Commitments, at which time the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Grantor.
     SECTION 2.4. Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:
          (a) any lack of validity, legality or enforceability of any Loan Document;
          (b) the failure of any Lender Party:
               (i) to assert any claim or demand or to enforce any right or remedy against the Grantor, any other Loan Party or any other Person under the provisions of any Loan Document or otherwise; or
               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligation of the Grantor or of any other Loan Party;
          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation, including any increase in the Secured Obligations resulting from the extension of additional credit to the Grantor or any other Loan Party or otherwise;
          (d) any reduction, limitation, impairment or termination of any Secured Obligation of the Grantor or of any other Loan Party for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation of the Grantor or of any other Loan Party or otherwise;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document;
          (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or
          (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Grantor, any other Loan Party, any surety or any guarantor or otherwise, including as a result of any proceeding of the nature referred to in Section 8.1.8 of the Credit Agreement.
     SECTION 2.5. Grantor Remains Liable. Anything herein to the contrary notwithstanding:
          (a) the Grantor shall remain liable under the contracts and agreements related to the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;
          (b) the Grantor will comply in all material respects with all material Laws relating to the ownership and operation of the Collateral, and shall pay when due all taxes, fees and assessments imposed on or with respect to the Collateral, except to the extent the validity thereof is (A) being diligently contested in good faith by appropriate proceedings which (i) suspend the collection thereof and any Lien therefrom and (ii) for which adequate reserves in accordance with GAAP have been set aside by the Grantor, and (B) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and
          (c) neither the Administrative Agent nor any other Lender Party shall have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Lender Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     SECTION 2.6. Waiver of Subrogation. The Grantor hereby irrevocably waives to the extent permitted by applicable Law and until such time as the Secured Obligations shall have been paid in full in cash (on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent) and all the Commitments have irrevocably terminated, any claim or other rights which it may now or hereafter acquire against the Borrowers or any other Loan Party that arises from the existence, payment, performance or enforcement of the Grantor’s obligations under this Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of any Lender Party against the Borrowers or any other Loan Party or any collateral which any Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract or Law. If any amount shall be paid to the Grantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Grantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied against the Secured Obligations, whether matured or unmatured. The Grantor acknowledges that it will receive direct and indirect benefits for the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     The Grantor represents and warrants unto each Lender Party, as of the date it becomes a party to this Agreement, as set forth in this Article.
     SECTION 3.1. Location of Grantor. The Grantor is a Maryland corporation and its organizational identification number is D01954436.
     SECTION 3.2. Ownership, No Liens, etc. The Grantor owns the Collateral free and clear of any Lien, except for the first priority security interest in favor of the Subordinated Administrated Agent and the second priority security interest created by this Agreement.
     SECTION 3.3. Valid Security Interest. Upon execution of a control agreement establishing the Administrative Agent’s Control with respect to the Equity Raise Account, the security interest granted pursuant to this Agreement creates a valid, second priority perfected security interest in the Equity Raise Account and other Collateral, subject to no other Liens other than the first priority security interest in favor of the Subordinated Administrative Agent, securing the payment of the Secured Obligations.
     SECTION 3.4. Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either for (a) the grant by the Grantor of the security interest granted hereby or for the execution, delivery and performance of this Agreement by the Grantor or (b) the perfection of or the exercise by the Administrative Agent of its rights and remedies hereunder (other than the taking of those actions referred to in Section 3.1).
     SECTION 3.5. Due Execution, Validity, Etc. The Grantor has full corporate power and authority, and holds all requisite licenses, permits and other approvals of Governmental Authorities, to enter into and perform its obligations under this Agreement. The execution, delivery and performance by the Grantor of this Agreement does not contravene or result in a default under the Grantor’s Organizational Documents or contravene or result in a default under any contractual restriction, Lien or Law binding on the Grantor. This Agreement has been duly authorized by the Grantor, has been duly executed and delivered on behalf of the Grantor and constitutes the legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

ARTICLE IV
COVENANTS
     The Grantor covenants and agrees that, until all the Secured Obligations have been paid in full in cash and all the Commitments have been irrevocably terminated, the Grantor will, perform the obligations set forth in this Section.
     SECTION 4.1. Control. The Grantor will take any and all actions necessary to (a) cause the Administrative Agent to obtain exclusive Control of the Collateral in a manner acceptable to the Administrative Agent and (b) obtain from Persons holding any of the Collateral written confirmation of the Administrative Agent’s Control over the Collateral upon terms and conditions acceptable to the Administrative Agent (the foregoing Control over the Collateral in favor of the Administrative Agent being subject to the first priority security interest and exercise of Control of the Subordinated Administrative Agent therein).
     SECTION 4.2. Transfers and Other Liens. The Grantor shall not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement, or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest created by this Agreement and the first priority security interest in favor of the Subordinated Administrative Agent.
     SECTION 4.3. Further Assurances, etc. The Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will:
          (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby;
          (b) furnish to the Administrative Agent, from time to time at the Administrative Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail;
          (c) if requested by the Administrative Agent, execute and deliver confirmatory written instruments, and obtain any consents, waivers or agreements, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby, but the Grantor’s failure to do so shall not affect or limit the security interest granted hereby or the Administrative Agent’s other rights in and to the Collateral.

     With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Administrative Agent to Authenticate and to file one or more U.C.C. financing or continuation statements for the purpose of perfecting, confining, continuing, enforcing or protecting the security interest granted by the Grantor, without the signature of the Grantor, and naming the Grantor as debtor and the Administrative Agent as secured party. A carbon, photographic, telecopied or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law.
     SECTION 4.4. Additional Covenants. The Grantor agrees that, until all the Secured Obligations have been paid in full in cash on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and all Commitments shall have irrevocably terminated, it will comply with all the terms and provisions of the Credit Agreement and the other Loan Documents that are applicable to it. In addition, the Grantor agrees to comply with all the terms contained in Article IX of the Subordinated Credit Agreement and agrees that, subject to the terms of the Subordinated Intercreditor Agreement, the Administrative Agent may enforce the same directly against the Grantor.
     SECTION 4.5. Termination of Certain Existing Arrangement. The Grantor agrees that it will close Account Number 003283068346 at Bank of America as soon as practicable after the date hereof, and cause all amounts remaining in such account after withdrawals on the date hereof in connection with the consummation of the Transaction, or any amounts deposited in such account on and after the date hereof, to be transferred to the Equity Raise Account. On and after the date hereof, the Grantor will cause all proceeds received from investors in the Grantor with respect to accepted or cleared investments in the Grantor to be deposited in the Equity Raise Account.
ARTICLE V
THE ADMINISTRATIVE AGENT
     SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take, upon the occurrence and during the continuance of any Event of Default, any and all actions and execute any and all documents and instruments that may, in the judgment of the Administrative Agent, be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, after the occurrence and during the continuance of any Event of Default the Grantor hereby gives the Administrative Agent, subject to the terms of the Intercreditor Agreement, the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following:
          (a) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or in respect of any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under or in respect of any Collateral whenever payable;
          (b) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
          (c) execute, in connection with any sale or other disposition provided for in Section 6.1, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
          (d) (i) direct any Person liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) ask or demand for, collect, and receive payment of and give receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (iv) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (v) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (iv) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Lender Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.
The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.
     SECTION 5.2. Administrative Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be payable by the Grantor.
     SECTION 5.3. Access and Examination. In order to give effect to the intent of this Agreement the Administrative Agent may at all reasonable times upon reasonable advance notice (if no Default or an Event of Default has occurred and is continuing) have access to, examine, audit, make extracts from and inspect the Grantor’s records, files and books of account and the Collateral, and may discuss the Grantor’s affairs with the Grantor’s officers and management, in each case to the extent reasonably necessary in order to monitor compliance by the Grantor with its obligations under this Agreement and the other Loan Documents. The Grantor will deliver to the Administrative Agent promptly following its request therefor any instrument necessary for the Administrative Agent to obtain records from any service bureau maintaining records for the Grantor. The Administrative Agent may, at expense of the Grantor, use the Grantor’s personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing the security interest granted hereunder.
     SECTION 5.4. Administrative Agent Has No Duty. (a) The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the U.C.C. or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, nor shall any such Person be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (including the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any loss, damages, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise, except in respect of any damages attributable solely to any such Person’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.
          (b) The Grantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Administrative Agent to take any steps to perfect the security interest granted hereunder or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Grantor from any of its Obligations.
ARTICLE VI
REMEDIES
     SECTION 6.1. Remedies. If any Event of Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreement:
          (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (including, without limitation, as provided in Section 5.1), all the rights and remedies of a secured party on default under the U.C.C. including notifying any or all depository institutions with which any Collateral is maintained to remit the same to the Administrative Agent, for application to the Secured Obligations as provided herein.
          (b) Without limiting clause (a), the Administrative Agent may exercise any and all rights and remedies of the Grantor under or in connection with the Collateral, including the right to sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Grantor for the Obligations or under this Agreement or any other Loan Document and the Assigned Agreements or otherwise in respect of the Collateral, including any and all rights of the Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, any Collateral.
     SECTION 6.2. Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held, to the extent permitted under applicable Law, by the Administrative Agent as additional collateral security for all or any part of the Secured Obligations, and/or then or at any time thereafter shall be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 11.3 of the Credit Agreement and Section 6.3) in whole or in part by the Administrative Agent for the ratable benefit of the Lender Parties against all or any part of the Secured Obligations in accordance with Section 8.6 of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full in cash of all the Secured Obligations (on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent), and the irrevocable termination of all the Commitments, shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.
     SECTION 6.3. Indemnity and Expenses. The Grantor agrees to indemnify and hold harmless the Administrative Agent and its directors, officers, employees, agents, Affiliates and their Related Parties from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from any such Person’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Grantor will promptly following demand pay to the Administrative Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent actually incurs in connection with (a) the administration of this Agreement, (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Administrative Agent or the other Lender Parties hereunder or (d) the failure by the Grantor to perform or observe any of the provisions hereof.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     SECTION 7.1. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 1.3 and Article XI thereof.

     SECTION 7.2. Amendments, etc.; Successors and Assigns.(a) (a) No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Grantor herefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and the percentage of the Lenders as required by Section 11.1 of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
          (b) This Agreement shall be binding upon the Grantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party and their respective successors and assigns; provided, however, that no Grantor may assign its obligations hereunder without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to the provisions of Section 10.10 of the Credit Agreement.
     SECTION 7.3. Protection of Collateral. The Administrative Agent may from time to time, at its option and at the expense of the Grantor, perform any act which the Grantor agrees hereunder to perform and which the Grantor shall fail to perform after being requested to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default), and the Administrative Agent may from time to time take any other action which the Administrative Agent deems necessary or appropriate for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.
     SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in, and subject to the terms of, Section 11.2 of the Credit Agreement. All notices to the Grantor shall be sent care of the Borrowers at its address set forth in the Credit Agreement and all notices to the Administrative Agent shall be sent as provided in the Credit Agreement.
     SECTION 7.5. Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
     SECTION 7.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 7.7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     SECTION 7.8. Waivers. The Grantor hereby waives any right, to the extent permitted by applicable Law, to receive prior notice of a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Administrative Agent to take possession, exercise control over or dispose of any item of Collateral, where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable Law, or of the time, place or terms of sale in connection with the exercise of the Administrative Agent’s rights hereunder. The Grantor waives, to the extent permitted by applicable Law, any bonds, security or sureties required by the Administrative Agent with respect to any of the Collateral. Without limiting the foregoing, the Grantor agrees that it will not invoke, claim or assert any benefit of applicable Law, or take or attempt to take any action that could reasonably be expected to have the effect of delaying, impeding or preventing the Administrative Agent from exercising any of its rights or remedies with respect to the Collateral as herein provided. The Grantor also consents that the Administrative Agent, in connection with the enforcement of the Administrative Agent’s rights and remedies under this Agreement, may enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court.
     SECTION 7.9. Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
     SECTION 7.10. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF, ANY LENDER PARTY OR THE GRANTOR SHALL BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GRANTOR AND LENDER PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER

MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GRANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.
     SECTION 7.11. Waiver of Jury Trial. EACH LENDER PARTY AND GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR THE GRANTOR. THE GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS AGREEMENT.
     SECTION 7.12. Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO GRANTOR SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH LENDER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY INSTRUMENT CONTEMPLATED HEREBY.
     SECTION 7.13. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     SECTION 7.14. Intercreditor Agreement. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE TERMS OF THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT OR ANY LENDER HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF OCTOBER 9, 2007 (AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG THE ADMINISTRATIVE AGENT, WACHOVIA BANK, NATIONAL ASSOCIATION, AS SUBORDINATED ADMINISTRATIVE AGENT, AND THE LOAN PARTIES. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND

THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

     IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date and year first above written.

WELLS TIMBERLAND REIT, INC.
By:
	Name:	Randall D. Fretz
	Title:	Senior Vice President

ACKNOWLEDGED AND ACCEPTED:
COBANK, ACB, as Administrative Agent

By:
Name:
Title:
Wells REIT Security Agreement
Signature Page

EXHIBIT T
TIMBER MANAGER SUBORDINATION AGREEMENT
     THIS TIMBER MANAGER SUBORDINATION AGREEMENT (this “Agreement”), dated as of October 9, 2007, among (i) COBANK, ACB, in its capacity as the administrative agent (in such capacity, the “Senior Administrative Agent”) for the Senior Lenders (such capitalized term and all other capitalized terms used herein shall have the meanings provided in Section 1.1), (ii) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as the administrative agent (in such capacity, the “Subordinated Administrative Agent”) for the Subordinated Lenders, (iii) WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, a Delaware limited liability company (the “Timber Manager”), (iv) TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), and WELLS TIMBERLAND ACQUISITION, LLC, a Delaware limited liability company, as the borrowers (“Wells Acquisition” and, together with Wells Timberland, each a “Borrower” and collectively, the “Borrowers”), and (v) WELLS TIMBERLAND REIT, INC., a Maryland corporation (“Wells REIT”), WELLS TIMBERLAND TRS, INC., a Delaware corporation, and WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company (together with the Borrowers, each a “Loan Party” and collectively, the “Loan Parties”).
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (together with all extensions, modifications, consolidations, supplements, amendments, replacements, renewals, refinancings and restatements thereto and thereof, the “Senior Credit Agreement”), among the Borrowers, various lenders that are or may become parties thereto (each, a “Senior Lender” and collectively, the “Senior Lenders”) and the Senior Administrative Agent, the Senior Lenders have given their several commitments to make senior loans (collectively, the “Senior Loans”) to the Borrowers;
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (together with all extensions, modifications, consolidations, supplements, amendments, replacements, renewals, refinancings and restatements thereto and thereof, the “Subordinated Credit Agreement”), among the Borrowers, various lenders that are or may become parties thereto (each, a “Subordinated Lender” and collectively, the “Subordinated Lenders”) and the Subordinated Administrative Agent, the Subordinated Lenders have given their several commitments to make subordinated loans (collectively, the “Subordinated Loans”) to the Borrowers;
     WHEREAS, the Timber Manager and Wells REIT are parties to the [Management Services Agreement], dated as of                     , 2007 (together with all extensions, modifications, consolidations, supplements, amendments, replacements, renewals and restatements thereto and thereof permitted hereunder, the “Wells Management Agreement”), under which the Timber Manager manages the Property; and
     WHEREAS, a condition precedent to the making of the Senior Loans and the Subordinated Loans is that the Timber Manager and the Loan Parties enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Senior Administrative Agent, on behalf of the Senior Secured Parties, the Subordinated Administrative Agent, on behalf of the Subordinated Secured Parties, the Timber Manager and the Loan Parties agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1 Definitions. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meaning:
     “Agreement” is defined in the preamble.
     “Bankruptcy Code” means Title 11 of the United States Code, as amended, supplemented, restated or otherwise modified from time to time, together with all rules and regulations promulgated thereunder.
     “Borrower” and “Borrowers” are defined in the preamble.
     “Discharge of the Senior Obligations” means, except to the extent otherwise provided in Section 4.3, with respect to the Senior Obligations confirmation by the Senior Administrative Agent (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the Senior Credit Agreement, whether or not such interest would be allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Senior Loan Documents; (b) payment in full in cash of all other Senior Obligations (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether such monetary obligations would be allowed or allowable in such proceeding) other than Unasserted Contingent Obligations; (c) termination or cash collateralization of all Senior Obligations under interest rate agreements entered into by the Borrowers with any Senior Lender (or any of its affiliates) in connection with the Senior Credit Agreement (in an amount satisfactory to the Senior Administrative Agent); and (d) termination of all other commitments of the Senior Lenders under the Senior Loan Documents.
     “Discharge of the Subordinated Obligations” means, except to the extent otherwise provided in Section 4.3, with respect to the Subordinated Obligations confirmation by the Subordinated Administrative Agent (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the Subordinated Credit Agreement, whether or not such interest would be allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Subordinated Loan Documents; (b) payment in full in cash of all other Subordinated Obligations (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether such monetary obligations would be allowed or allowable in such proceeding) other than Unasserted Contingent Obligations; and (c) termination of all other commitments of the Subordinated Lenders under the Subordinated Loan Documents.
     “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to Wells REIT or any other Loan Party; (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to Wells REIT or any other Loan Party or with respect to any part of their respective assets; (c) any liquidation, dissolution, reorganization or winding up of Wells REIT or any other Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Wells REIT or any other Loan Party.
     “Loan Party” and “Loan Parties” are defined in the preamble.
     “Person” is defined in the Senior Credit Agreement, as in effect on the date hereof.
     “Revenue Account” is defined in the Senior Credit Agreement, as in effect on the date hereof.
     “Revenue Waterfall” is defined in the Senior Credit Agreement, as in effect on the date hereof.
     “Senior Administrative Agent” is defined in the preamble.
     “Senior Credit Agreement” is defined in the first recital.
     “Senior Lender” and “Senior Lenders” are defined in the first recital.
     “Senior Loan Documents” means the Senior Credit Agreement, the other Loan Documents (as defined in the Senior Credit Agreement), including interest rate agreements entered into by the Borrowers with any Senior Lender or their affiliates, and each other agreement, document and instrument providing for or evidencing any Senior Obligation, and any other agreement, document or instrument executed or delivered at any time in connection with any Senior Obligation, including any intercreditor or joinder agreement among holders of, replaced, extended or renewed Senior Obligations, as each of the foregoing may be amended, supplemented, restated, modified, replaced, extended or renewed from time to time.
     “Senior Loans” is defined in the first recital.
     “Senior Obligations” means all obligations (monetary or otherwise) of any Senior Loan Party arising under or in connection with the Senior Loan Documents, including principal, interest (including post-default interest and interest accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), reimbursement obligations, fees, indemnities, costs and expenses (including the reasonable fees and disbursements of counsel to the Senior Administrative Agent and each Senior Lender required to be paid by the Senior Borrowers) that are owing under the Senior Loan Documents, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due.
     “Senior Secured Parties” means, collectively, the Senior Administrative Agent and the Senior Lenders.
     “Subordinated Administrative Agent” is defined in the preamble.
     “Subordinated Credit Agreement” is defined in the second recital.
     “Subordinated Lender” and “Subordinated Lenders” is defined in the second recital.
     “Subordinated Loan Documents” means the Subordinated Credit Agreement, the other Loan Documents (as defined in the Subordinated Credit Agreement) and each other agreement, document and instrument providing for or evidencing any Subordinated Obligation, and any other agreement, document or instrument executed or delivered at any time in connection with any Subordinated Obligation, including any intercreditor or joinder agreement among holders of, replaced, extended or renewed Subordinated Obligations, as each of the foregoing may be amended, supplemented, restated, modified, replaced, extended or renewed from time to time.
     “Subordinated Loans” is defined in the second recital.
     “Subordinated Obligations” means all obligations (monetary or otherwise) of any Subordinated Loan Party arising under or in connection with the Subordinated Loan Documents, including principal, interest (including post-default interest and interest accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), reimbursement obligations, fees, indemnities, costs and expenses (including the reasonable fees and disbursements of counsel to the Subordinated Administrative Agent and each Subordinated Lender required to be paid by the Borrowers) that are owing under the Subordinated Loan Documents, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due.
     “Subordinated Secured Parties” means, collectively, the Subordinated Administrative Agent and the Subordinated Lenders.
     “Timber Manager” is defined in the preamble.
     “Unasserted Contingent Obligations” means obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     “Wells Acquisition” is defined in the preamble.
     “Wells Management Agreement” is defined in the third recital.

     “Wells REIT” is defined in the preamble.
     “Wells Timberland” is defined in the preamble.
     SECTION 1.2 Certain Rules of Construction. Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, as the case may be. The words “herein,” “hereof” and “hereunder” and other words of similar import refer, as the context may require, to the relevant agreement as a whole, including all annexes, exhibits and schedules, and not to any particular section, subsection or clause contained in such agreement, annex, exhibit or schedule. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”, and where general words are followed by a specific listing of items, the general words shall be given their widest meaning and shall not be limited by an enumeration of specific matters; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement) or, in the case of any governmental authority, Persons succeeding to the relevant functions of such governmental authority; all references to any law shall include any amendments and successors of the same; all references to any agreement, instrument or document shall refer to each such agreement, instrument or document as amended, restated, supplemented, modified, refinanced, replaced, extended or renewed from time to time (subject to any restrictions regarding the foregoing as may be set forth in this Agreement); and the words “asset” and “property” shall have the same meaning and refer to tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     SECTION 2.1 Wells Management Agreement, etc. The Timber Manager represents and warrants to the Senior Administrative Agent and the Subordinated Administrative Agent, as of the date hereof, that the following are true and correct:
     (a) the Timber Manager has agreed to act as Timber Manager of the Property pursuant to the Wells Management Agreement. The Timber Manager has delivered a true, correct and complete copy of the Wells Management Agreement to each of the Senior Administrative Agent and the Subordinated Administrative Agent;
     (b) the entire agreement between Timber Manager and the Loan Parties for the management of the Property is evidenced by the Wells Management Agreement;
     (c) the Wells Management Agreement constitutes the valid and binding agreement of the Timber Manager, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles;

     (d) the Timber Manager has full authority under all state and local laws and regulations to perform all of its obligations under the Wells Management Agreement; and
     (e) neither the Timber Manager nor Wells REIT is in default in the performance of any of its obligations under the Wells Management Agreement and all payments and fees required to be paid by Wells REIT to the Timber Manager thereunder have been paid to the date hereof.
     SECTION 2.2 Due Authorization, Validity, etc. (a) The Timber Manager is duly formed and validly existing under the laws of its jurisdiction of formation; (b) the Timber Manager has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by the Timber Manager will not violate or conflict with the organizational documents (if any) of the Timber Manager, any material agreement binding upon the Timber Manager or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of the Timber Manager, enforceable against the Timber Manager in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.
ARTICLE III
SUBORDINATION AND COVENANTS
     Notwithstanding the terms of the Wells Management Agreement, the Timber Manager hereby covenants and agrees as follows:
     SECTION 3.1 Subordination of Wells Management Agreement to Liens of Lenders. The Wells Management Agreement and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic’s and materialmen’s liens under applicable law) owed, claimed or held by the Timber Manager in and to the Property (regardless of the date, time, method, manner or order of grant, attachment or perfection of the foregoing and notwithstanding any provisions of the U.C.C. or other applicable law, the terms of the Senior Loan Documents or the Subordinated Loan Documents or any defect or deficiency in, or failure to perfect, the Liens securing the Senior Obligations or Subordinated Obligations or any other circumstance whatsoever (including any liens securing the Senior Obligations or Subordinated Obligations being subordinated, voided, invalidated or lapsed)) are and shall be in all respects subordinate and inferior to the liens and security interests created or to be created for the benefit of the Senior Administrative Agent (on behalf of the Senior Secured Parties) and securing the repayment of the Senior Obligations and the Subordinated Obligations, respectively. In furtherance of the foregoing, the Timber Manager hereby irrevocably appoints the Senior Administrative Agent (and, following the Discharge of the Senior Obligations, the Subordinated Administrative Agent) its attorney-in-fact, with full authority in the place and stead of the Timber Manager and in the name of the Timber Manager or otherwise, to execute and deliver any document or instrument which the Timber Manager may be reasonably required to deliver pursuant to the provisions of this Agreement.

     SECTION 3.2 No Modifications of Wells Management Agreement. Notwithstanding anything to the contrary contained in the Wells Management Agreement, the Timber Manager shall not, without the prior consent of the Senior Administrative Agent and the Subordinated Administrative Agent [(such consent to not be unreasonably withheld, conditioned or delayed)], agree to amend, restate, supplement or otherwise modify (including by consent or waiver) the terms of the Wells Management Agreement [in any material respect].
     SECTION 3.3 Lenders’ Rights to Confirm or Terminate Timber Management Agreement.
     (a) If an Event of Default under the Senior Credit Agreement shall have occurred and be continuing, the Senior Administrative Agent (and, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) shall have the right in its sole discretion to either (i) terminate the Wells Management Agreement or (ii) assume all of the rights and obligations of Wells REIT under the Wells Management Agreement.
     (b) Notwithstanding the termination of the Wells Management Agreement, none of the Senior Secured Parties or the Subordinated Secured Parties shall be liable or responsible for the payment of any management fees or any other amounts due under the Wells Management Agreement. On the effective date of termination of the Wells Management Agreement, the Timber Manager shall turn over to the Senior Administrative Agent (or, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) all books and records relating to the Property, together with such authorizations and letters of direction addressed to tenants, suppliers, employees, banks and other parties as the Senior Administrative Agent (or, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) may reasonably require; and the Timber Manager shall cooperate with the Senior Administrative Agent (or, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) in the transfer of management responsibilities to the Senior Administrative Agent (or, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) or its designee.
     (c) If the Senior Administrative Agent (or, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) elects to assume all of the rights and obligations of Wells REIT under the Wells Management Agreement, the Timber Manager shall, subject to Section 3.7, at the request of the Senior Administrative Agent, continue performance on behalf of the Senior Secured Parties and Subordinated Secured Parties of all of the Timber Manager’s obligations under the terms of the Wells Management Agreement. None of the Senior Secured Parties or the Subordinated Secured Parties shall be liable or responsible for the payment of any management fees or any other amounts due under the Wells Management Agreement for the period prior to the assumption or the same by the Senior Administrative Agent or the Subordinated Agent, as the case may be, which fees and other amounts shall be the sole responsibility of Wells REIT to pay.
     SECTION 3.4 Further Assurances. The Timber Manager agrees to (a) execute such affidavits and certificates as the Senior Administrative Agent or the Subordinated Administrative Agent shall reasonably require to further evidence the agreements herein contained, (b) on request from the Senior Administrative Agent or the Subordinated Administrative Agent, furnish to the Senior Administrative Agent or the Subordinated

Administrative Agent, as applicable, with copies of such information as Wells REIT is entitled to receive under the Wells Management Agreement, (c) cooperate with the each of the Senior Administrative Agent’s and the Subordinated Administrative Agent’s respective representatives in any inspection of all or any portion of the Property as provided in the Senior Loan Documents and the Subordinated Loan Documents, and (d) provide a simultaneous copy to the Senior Administrative Agent and the Subordinated Administrative Agent of any default or other material notice given or received by the Timber Manager under the Wells Management Agreement.
     SECTION 3.5 Assignment of Leases, Contracts, Rents and Profits. The Timber Manager acknowledges that, as further security for the Senior Obligations and for the Subordinated Obligations, the Borrowers and the other Loan Parties have executed and delivered to the Senior Administrative Agent, on a first priority perfected security interest, and to the Subordinated Administrative Agent, a second priority perfected security interest, in the Property, including all amounts payable with respect thereto pursuant to certain leases, timber cutting agreements, stumpage agreements, licenses, permits and other agreements or instruments. The Timber Manager agrees to immediately deposit in the Revenue Account, in the form received upon the receipt thereof, all income, rents, payments and other amounts relating to the Property held from time to time by the Timber Manager.
     SECTION 3.6 No Joint Venture. Neither the Senior Secured Parties nor the Subordinated Secured Parties have any obligation to the Timber Manager with respect to the Senior Loan Documents or the Subordinated Loan Documents. The relationship of each of the Senior Secured Parties and the Subordinated Secured Parties, on the one hand, and the Timber Manager, on the other hand, is one of a creditor to a debtor and none of the Senior Secured Parties or the Subordinated Secured Parties is a joint venturer or partner of the Timber Manager.
     SECTION 3.7 Lenders Not Obligated Under the Wells Management Agreement. The Timber Manager agrees that Senior Secured Parties and the Subordinated Secured Parties shall in no event have any liability or obligation for payment or performance in favor of the Timber Manager under the Wells Management Agreement unless and to the extent the Senior Administrative Agent (or, following Discharge of the Senior Obligations, the Subordinated Administrative Agent) assumes the rights and obligations of Wells REIT under the Wells Management Agreement as provided in clause (c) of Section 3.3, in which case the Senior Secured Parties and the Subordinated Secured Parties agree to jointly and severally pay, as and when required by the terms of the Wells Management Agreement, the amounts owing to the Timber Manager from and after the date of such assumption; provided that following the Discharge of the Senior Obligations neither the Senior Administrative Agent nor the other Senior Secured Parties shall have any continuing obligations under this Section.
     SECTION 3.8 Timber Manager’s Waivers. All of the Senior Obligations and the Subordinated Obligations shall be deemed to have been made, incurred and continued in material reliance upon this Agreement, and the Timber Manager expressly waives all notice of the acceptance by the Senior Secured Parties and the Subordinated Secured Parties. The Timber Manager agrees that: (a) the Senior Secured Parties and the Subordinated Secured Parties have made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Loan Documents or the Subordinated Loan

Documents, or any other documents executed in connection therewith, or the collectibility of the Senior Obligations or the Subordinated Obligations; (b) the Senior Secured Parties and the Subordinated Secured Parties shall have no fiduciary duty to the Timber Manager under this Agreement; (c) the Senior Secured Parties and the Subordinated Secured Parties shall be entitled to manage and supervise their loans and other credit extensions to the Loan Parties in accordance with their usual practices, modified from time to time as they deem appropriate under the circumstances, without regard to the existence of any rights that the Timber Manager may now or hereafter have in or to any of the assets of the Loan Parties; and (d) the Senior Secured Parties and the Subordinated Secured Parties shall have no liability to the Timber Manager for, and the Timber Manager waives any claim which it may now or hereafter have against, the Senior Secured Parties and the Subordinated Secured Parties arising out of, any and all actions which the Senior Secured Parties or the Subordinated Secured Parties, in good faith, take or omit to take with respect to the Senior Obligations or the Subordinated Obligations, as the case may be, or pursuant to this Agreement.
     SECTION 3.9 Compliance With Loan Documents. [The Timber Manager agrees that, notwithstanding anything to the contrary contained in the Wells Management Agreement, it will take all actions necessary or appropriate to cause the Borrowers and the other Loan Parties to comply with the terms of the Loan Documents.] The Timber Manager confirms that it has received copies of the Senior Loan Documents and the Subordinated Loan Documents and is fully familiar with the terms thereof.
     SECTION 3.10 Agreement Not to Contest. The Timber Manager agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Obligations, the Senior Loan Documents, the Subordinated Obligations, the Subordinated Loan Documents or the liens and security interests of the Senior Secured Parties or Subordinated Secured Parties in the Collateral.
     SECTION 3.11 No Waiver of Subordination Provisions. No right of any present or future Senior Secured Party or Subordinated Secured Party to enforce the subordination provisions provided herein shall at any time be prejudiced or impaired in any manner by any act or failure to act on the part of any Loan Party or the Timber Manager, by any act or failure to act by any Senior Secured Party or Subordinated Secured Party, or by any noncompliance by any Loan Party or the Timber Manager with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any Senior Secured Party or Subordinated Secured Party may have or be otherwise charged with.
ARTICLE IV
MODIFICATION; REFINANCINGS
     SECTION 4.1 No Restrictions Regarding Modifications to Loan Documents. The Senior Secured Parties and the Subordinated Secured Parties may at any time and from time to time without the prior consent of the Timber Manager, without incurring liability to the Timber Manager and without impairing or releasing the obligations of the Timber Manager under this Agreement, change the manner or place of payment or extend, release, renew, compromise or postpone the time of payment of or renew or alter any of the terms of the Senior Obligations and the Subordinated Obligations, or amend, restate, supplement or otherwise modify (including by consent or waiver) in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Obligations or the Subordinated Obligations.
     SECTION 4.2 Refinancings. Upon any refinancing of the Senior Obligations or the Subordinated Obligations, (a) the refinanced amount shall constitute the Senior Obligations and the Subordinated Obligations, respectively, (b) the holders of the refinanced amount shall constitute the Senior Lenders and the Subordinated Lenders, as the case may be, (c) the principal documents governing the refinanced amount shall constitute the Senior Credit Agreement and Subordinated Credit Agreement, as the case may be, and the documents and instruments executed in connection therewith shall constitute the Senior Loan Documents and the Subordinated Loan Documents, as the case may be, and (d) the Person to whom liens on the Collateral are granted to secure the refinanced amount shall constitute the Senior Administrative Agent and Subordinated Administrative Agent, as the case may be.
ARTICLE V
MISCELLANEOUS
     SECTION 5.1 Effectiveness; Continuing Nature of this Agreement.
     (a) This Agreement shall become effective when counterparts hereof have been duly executed and delivered among the parties thereto. This is a continuing agreement of subordination and the Senior Secured Parties and the Subordinated Secured Parties may continue, at any time and without notice to the Timber Manager, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers or any other Loan Party constituting Senior Obligations and Subordinated Obligations in reliance hereof.
     (b) The terms of this Agreement, the subordination effected hereby and the rights and the obligations of Timber Manager, the Senior Secured Parties and the Subordinated Secured Parties arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment or modification of or supplement to the Senior Loan Documents or Subordinated Loan Documents, or any refinancing thereof; (ii) the validity or enforceability of any of such documents; or (iii) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Obligations, the Subordinated Obligations or the Junior Obligations. The Timber Manager hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Insolvency or Liquidation Proceeding.
     SECTION 5.2 Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Senior Administrative Agent, the Subordinated Administrative Agent, the Timber Manager and each Loan Party, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

     SECTION 5.3 Notices. Unless otherwise specifically provided herein, any notice or other communication delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 5:00 p.m. (New York City time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.
     Notices shall be addressed as follows:
If to the Senior Administrative Agent:
CoBank, ACB, as Administrative Agent
5500 S. Quebec Street
Greenwood Village, Colorado 80111
Attention: Syndications Coordinator, Corporate Finance Division
Telecopier No. 303-694-5830
If to the Subordinated Administrative Agent:
Wachovia Bank, National Association, as Administrative Agent
[                    ]
[                    ]
Attention: [                    ]
Telecopier No. [                    ]
If to the Timber Manager:
Wells Timberland Management Organization, LLC
6200 The Corners Parkway
Norcross, Georgia 30092
Attention: Don Warden, Manager of Timberland Operations
Telecopier No. 770-243-8286
If to Wells REIT or any other Loan Party:
c/o Wells Timberland REIT, Inc.
6200 The Corners Parkway
Norcross, Georgia 30092
Attention: Don Warden, Manager of Timberland Operations
Telecopier No.: 770-243-8286
or in any case, to such other address as the party addressed shall have previously designated by notice to the serving party, given in accordance with this Section.

     SECTION 5.4 Information Concerning Financial Condition of the Borrowers and the Other Loan Parties. The Senior Secured Parties and the Subordinated Secured Parties, on the one hand, and the Timber Manager, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrowers and the other Loan Parties and all endorsers and/or guarantors of the Senior Obligations or the Subordinated Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Subordinated Obligations. The Senior Secured Parties and the Subordinated Secured Parties shall have no duty to advise the Timber Manager of information known to them regarding such condition or any such circumstances or otherwise. In the event the Senior Secured Parties and the Subordinated Secured Parties, in their sole discretion, undertake at any time or from time to time to provide any such information to the Timber Manager, they shall be under no obligation (i) to make, and the Senior Secured Parties and the Subordinated Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
     SECTION 5.5 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Senior Secured Parties, the Subordinated Secured Parties, the Timber Manager and each Loan Party. The Senior Secured Parties and the Subordinated Secured Parties may, from time to time, without notice to the Timber Manager, assign or transfer any or all of the Senior Obligations or Subordinated Obligations, as the case may be, or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Obligations and Subordinated Obligations, as the case may be, shall, subject to the terms hereof, be and remain Senior Obligations and Subordinated Obligations, as the case may be, for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Obligations and Subordinated Obligations, as the case may be, of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Obligations and Subordinated Obligations, as the case may be, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.
     SECTION 5.6 Relative Rights. This Agreement shall define the relative rights of the Senior Secured Parties and the Subordinated Secured Parties, on the one hand, and the Timber Manager, on the other hand. Nothing in this Agreement shall (a) impair, as among the Senior Secured Parties and the Subordinated Secured Parties, on the one hand, and as among the Loan Parties and the Timber Manager, on the other hand, the obligations of the Loan Parties with respect to the payment of the Senior Obligations and the Subordinated Obligations in accordance with their respective terms or (b) affect the relative rights of the Senior Secured Parties or the Subordinated Secured Parties with respect to any other creditors of the Loan Parties.

     SECTION 5.7 Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of the Wells Management Agreement, on the one hand, and the terms of this Agreement, on the other hand, the provisions of this Agreement shall control and govern.
     SECTION 5.8 Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.
     SECTION 5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     SECTION 5.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 5.11 Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the Discharge of the Senior Obligations and Discharge of the Subordinated Obligations, at which date this Agreement shall terminate without further action on the part of the parties hereto.
     SECTION 5.12 Applicable Law; Entire Agreement. THIS AGREEMENT SHALL EACH BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 5.13 Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN. EACH OF THE TIMBER MANAGER AND THE LOAN PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE TIMBER MANAGER AND THE LOAN PARTIES FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE TIMBER MANAGER AND THE LOAN PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT

IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EACH OF THE TIMBER MANAGER OR ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE TIMBER MANAGER AND THE LOAN PARTIES HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.
     SECTION 5.14 Waiver of Jury Trial. EACH OR THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH PARTY. THE TIMBER MANAGER AND EACH LOAN PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS AGREEMENT.
     SECTION 5.15 Action by Parties Hereto. Any consent, approval, waiver, request, notice or other action permitted or required by this Agreement to be provided by the Senior Secured Parties or Subordinated Secured Parties shall be deemed so provided if evidenced in a writing signed by the Senior Administrative Agent or the Subordinated Administrative Agent, and the Timber Manager shall be entitled to rely upon any such writing as valid, binding and enforceable against the Senior Secured Parties and Subordinated Secured Parties, as the case may be, without any requirement for verification of Senior Administrative Agent’s or the Subordinated Administrative Agent’s authority therefor.
     SECTION 5.16 Cumulative Rights. Each and every right, remedy and power granted to the Senior Administrative Agent and the Subordinated Administrative Agent hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Senior Loan Documents or Subordinated Loan Documents, as the case maybe, or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Senior Administrative Agent and the Subordinated Administrative Agent, from time to time, concurrently or independently and as often and in such order as the Senior Administrative Agent or the Subordinated Administrative Agent in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the Senior Administrative Agent’s and the Subordinated Administrative Agent’s right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the Senior Administrative Agent’s and the Subordinated Administrative

Agent’s rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.
     SECTION 5.17 Specific Enforcement. THIS AGREEMENT IS INTENDED FOR THE BENEFIT OF, AND SHALL BE ENFORCEABLE DIRECTLY BY, THE SENIOR ADMINISTRATIVE AGENT, ON BEHALF OF THE SENIOR SECURED PARTIES, AND THE SUBORDINATED ADMINISTRATIVE AGENT, ON BEHALF OF THE SUBORDINATED SECURED PARTIES. THE TIMBER MANAGER ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS AGREEMENT IS A MATERIAL INDUCEMENT TO THE SENIOR SECURED PARTIES AND THE SUBORDINATED SECURED PARTIES TO MAKE THE SENIOR OBLIGATIONS AND THE SUBORDINATED OBLIGATIONS, AS THE CASE MAY BE, AVAILABLE TO THE LOAN PARTIES, THAT THE SENIOR SECURED PARTIES AND THE SUBORDINATED SECURED PARTIES WOULD NOT HAVE MADE THE SENIOR OBLIGATIONS AND THE SUBORDINATED OBLIGATIONS, AS THE CASE MAY BE, AVAILABLE TO THE LOAN PARTIES WITHOUT THE BENEFIT OF THE PROVISIONS CONTAINED IN THIS AGREEMENT, AND THAT THE TIMBER MANAGER IS RECEIVING SUBSTANTIAL BENEFITS AS A RESULT OF THE SENIOR SECURED PARTIES AND THE SUBORDINATED SECURED PARTIES MAKING THE SENIOR OBLIGATIONS AND THE SUBORDINATED OBLIGATIONS, AS THE CASE MAY BE, AVAILABLE TO THE LOAN PARTIES. ACCORDINGLY, THE SENIOR ADMINISTRATIVE AGENT, ON BEHALF OF THE SENIOR SECURED PARTIES, AND THE SUBORDINATED ADMINISTRATIVE AGENT, ON BEHALF OF THE SUBORDINATED SECURED PARTIES, IS HEREBY AUTHORIZED TO DEMAND SPECIFIC PERFORMANCE OF THE PROVISIONS OF THIS AGREEMENT AT ANY TIME WHEN THE TIMBER MANAGER SHALL HAVE FAILED TO COMPLY WITH ANY OF SUCH PROVISIONS APPLICABLE TO IT. THE TIMBER MANAGER HEREBY IRREVOCABLY WAIVES ANY DEFENSE BASED ON THE ADEQUACY OF A REMEDY AT LAW THAT MIGHT BE ASSERTED AS A BAR TO SUCH REMEDY OF SPECIFIC PERFORMANCE, IT BEING AGREED THAT THE SENIOR SECURED PARTIES AND THE SUBORDINATED SECURED PARTIES WILL SUFFER IRREPARABLE HARM IF THE TERMS OF THIS AGREEMENT ARE NOT STRICTLY ENFORCED IN ACCORDANCE WITH ITS TERMS.
     SECTION 5.18 Effectiveness During Insolvency or Liquidation Proceeding. The provisions of this Agreement shall continue in full force and effect notwithstanding any Insolvency or Liquidation Proceeding.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, as of the day and year first above written.

COBANK, ACB, as Senior Administrative Agent
By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Subordinated Administrative Agent
By:
Name:
Title:

WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC
By:
Name:
Title:

LOAN PARTIES TIMBERLANDS II, LLC
By:
Name:
Title:

Timber Manager Subordination Agreement
Signature Page

WELLS TIMBERLAND ACQUISITION, LLC
By:
Name:
Title:

WELLS TIMBERLAND REIT, INC.
By:
Name:
Title:

WELLS TIMBERLAND TRS, INC.
By:
Name:
Title:

WELLS TRS HARVESTING OPERATIONS, LLC
By:
Name:
Title:

Timber Manager Subordination Agreement
Signature Page